As filed with the Securities and Exchange Commission on August 21, 2026
File No. 000-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ANGEL OAK RESIDENTIAL EVERGREEN TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	42-7091492 (I.R.S. Employer Identification No.)
980 Hammond Drive, Suite 200, Atlanta, GA (Address of principal executive offices)	30328 (Zip Code)
(888) 685-2915
(Registrant’s telephone number including area code)
With copies to:
Scott C. Chase Paul Hastings LLP 200 Clarendon Street, 49th Floor Boston, Massachusetts 02116 (617) 912-1800	Max J. Rosenberg Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Series A common shares of beneficial interest, par value $0.01 per share Series B common shares of beneficial interest, par value $0.01 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Angel Oak Residential Evergreen Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide to future holders of our common shares access to public disclosure regarding our business in the filings we make under the Exchange Act.
When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:
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“we,” “us,” “our,” and the “Company” refer to Angel Oak Residential Evergreen Trust, a Maryland statutory trust, together with its consolidated subsidiaries;

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“Angel Oak” refers to Angel Oak Companies, LP and its affiliates;

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“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently designated as Series A common shares (“Series A shares”) and Series B common shares (“Series B shares”);

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“Limited Partnership Agreement” refers to the limited partnership agreement of the Operating Partnership;

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“Management Agreement” refers to the management agreement expected to be entered into between the Company and the Manager;

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“Manager” refers to Angel Oak Capital Advisors, LLC, a Delaware limited liability company;

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“Operating Partnership” refers to Angel Oak Residential Evergreen Operating Partnership L.P., a Delaware limited partnership;

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“Operative Agreements” refers to the Limited Partnership Agreement and the Management Agreement.

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“Other Angel Oak Accounts” refers to investment funds, REITs, vehicles, accounts (including separate accounts), products and/or other similar arrangements sponsored, advised, and/or managed by the Manager or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds and other entities formed in connection with the Manager or its affiliates side-by-side or additional Manager investments with respect thereto);

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“REIT” means a real estate investment trust; and

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“Special Limited Partner” refers to Angel Oak Residential Evergreen Special Limited Partnership, LLC, an affiliate of the Manager.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
This Registration Statement does not constitute an offer of securities of the Company. Once this Registration Statement becomes effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this Registration Statement constitute forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “project,” “estimate,” “intend,” “seek,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.
The most significant factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements, include, without limitation, those set forth in “Item 1A Risk Factors,” in this Registration Statement.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof or the date referenced herein, and we undertake no obligation to update or revise any such statements, whether as a result of new information, future events or otherwise.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A Risk Factors.”
Some of the more significant risks relating to our business, our private offering of common shares and an investment in our common shares include:
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We are a newly formed entity with no operating history, and there is no assurance that we will achieve our investment objectives.

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We are dependent on the Manager and certain key personnel of Angel Oak that are or will be provided to us through the Manager and may not find a suitable replacement if the Manager terminates the Management Agreement or such key personnel are no longer available to us.

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Valuations and appraisals of our investments are estimates of fair value and may not necessarily correspond to realizable value.

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Your interest in us will be diluted if we issue additional shares.

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Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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Adverse economic conditions and other events or occurrences that negatively affect the general economy in the United States or the residential mortgage or real estate markets may materially and adversely affect our results of operations.

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We face risks associated with the deployment of our capital.

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We are subject to certain risks related to recent developments in the banking industry.

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Inflation may materially and adversely affect us.

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We will face risks associated with hedging transactions.

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Compliance or failure to comply with regulatory requirements could result in substantial costs.

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Investments that we may make in real-estate related assets pose additional risks.

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There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments.

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Debt investments, including debt securities and loans, generally are subject to credit risks such as default and non-payment.

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We depend on the Manager to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Manager could have a material adverse effect on our business and ability to achieve our investment objectives.

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Angel Oak, the Manager and their respective affiliates may face conflicts of interest with respect to services performed for obligors to which we may have exposure in the case we are required to act as landlord due to foreclosures on the properties securing our investments.

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If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

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We may not satisfy our distribution requirements with “preferential dividends.”

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You may be restricted from acquiring or transferring certain amounts of our shares.

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There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

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Your ability to have your shares repurchased is limited. We may choose to repurchase fewer shares (or none at all) than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees (the “board” or “board of trustees”) may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

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Purchases and repurchases of our shares may not be made based on the current net asset value (“NAV”) per share of our shares.

ITEM 1   BUSINESS
(a)
General Development of Business

We are a Maryland statutory trust formed in July 2026. We are externally managed by our Manager, Angel Oak Capital Advisors, LLC, a Delaware limited liability company, which is an affiliate of Angel Oak Companies, LP.
We are conducting a private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to investors that are (i) accredited investors and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). We are offering on a continuous basis any combination of Series A shares and Series B shares. Certain investors may purchase units in the Operating Partnership (“OP Units”) instead of shares of the Company. Such OP Units will have substantially the same terms as the corresponding Series A shares and Series B shares to which such OP Units correspond (the “Series A units,” and “Series B units,” respectively).
(b)
[Reserved]

(c)
Description of Business

The Company
We are structured as a non-listed perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our REIT taxable income to shareholders and maintain our qualification as a REIT. Our principal office is located at 980 Hammond Drive, Suite 200, Atlanta, GA 30328 and our telephone number is (888) 685-2915.
We have not commenced operations and have not made any investments. Subject to and in connection with the initial closing of our ongoing private offering (the “Initial Closing”), we intend to commence operations and acquire to be determined initial assets that are currently owned in investment vehicles managed by Angel Oak for investment funds and accounts managed by Corbin Capital Partners, L.P. (“Corbin”) in exchange for Series A shares of the Company.
While no agreement is in place, the initial assets are expected to primarily consist of junior and subordinated retained bonds across several vintages of Angel Oak securitizations from 2020 to 2024 (“AOMT issuances”). The underlying residential mortgage loans expected to collateralize the securitizations include non-qualified mortgage loans (“Non-QM loans”). The purchase price for such initial investment will be equal to the value of the acquired assets, which value shall be determined by Angel Oak in accordance with its valuation policy and in a manner consistent with its historical valuations of such assets.
Angel Oak
We are managed and advised by our Manager, an alternative credit manager that specializes in mortgage, asset-based, and securitized credit. The Manager is affiliated with Angel Oak Mortgage Solutions, LLC, which provides alternative lending solutions and is a nonbank wholesale and correspondent lender of Non-QM loans. Our Manager is a leading alternative credit manager with $25.1 billion in assets under management represented by the sum of assets managed or serviced and committed but uncalled capital as of March 31, 2026, across private strategies, separately managed accounts, public funds, and permanent capital.
Our Manager is a market leader in the private residential mortgage sector and is vertically integrated with one of the largest non-qualified (“Non-QM”) residential mortgage origination platforms, Angel Oak Mortgage Solutions (“AOMS”). AOMS is a nationwide lender with over 2,300 mortgage broker relationships across the U.S. and has originated over $30 billion of mortgages since inception. Since 2013, the Manager has invested in over 62,000 residential mortgages and been a leading programmatic Non-QM securitization issuer, completing over 75 securitizations. The Manager’s managed entities have retained subordinated bonds from these transactions. The Manager is headquartered in Atlanta and has over 300 dedicated professionals across its enterprise.
On October 1, 2025, Angel Oak Companies, LP (“Angel Oak Companies” and, together with its affiliates, “Angel Oak”), which is an affiliate of the Manager, and Brookfield Asset Management Ltd. (together with Brookfield Corporation and their respective affiliates, “Brookfield”) entered into a strategic partnership whereby Brookfield acquired a majority ownership stake in Angel Oak Companies. Angel Oak Companies believes that this strategic partnership opens new avenues for growth and innovation in providing clients access to residential mortgage credit and sees opportunities to scale its integrated asset management and mortgage operations to better serve those clients. As a result of the partnership, Angel Oak Companies will continue to operate its business independently, retaining its current leadership, including Sreeni Prabhu and Mike Fierman, Angel Oak’s co-founders, as Co-CEOs. For further information, see “Certain Relationships and Related Transactions, and Trustee Independence — Conflicts Relating to Investments by Other Angel Oak Accounts — Conflicts Relating to Acquisition by Brookfield Asset Management.”
Angel Oak joined Brookfield as part of Brookfield’s $365 billion AUM credit business, providing additional origination and investment capabilities to Brookfield’s overall credit offering.2
The Manager is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”). For a detailed description of the Manager, see its Form ADV, Parts 1 and 2A on file with the SEC and publicly accessible on the SEC’s website. The address of the Manager is 980 Hammond Drive, Suite 200, Atlanta, Georgia 30328, United States.
Investment Objective and Strategy
The primary investment strategy is to invest in US residential mortgage loans and residential mortgage-backed securities (“RMBS”). The strategy will target investments in sectors of the mortgage market including, but not limited to, non-qualified mortgages, investor property mortgages, agency eligible mortgages, prime jumbo, home equity lines of credit (“HELOCs”), home equity sharing contracts, manufactured housing loans, non-performing loans, and residential transitional loans (“RTLs”). Mortgage loans may be purchased from loan originators affiliated with Angel Oak, including, but not limited to, AOMS and its affiliates and their respective subsidiaries, and other unaffiliated mortgage companies and similar operating entities. In addition

2
As of March 31, 2026. Assets under management (“AUM”) refers to the total fair value of assets managed by Brookfield Corporation and/or Brookfield Asset Management Ltd. (collectively, “Brookfield”), calculated as follows: (a) investments that Brookfield either: consolidates for accounting purposes (generally, investments in respect of which Brookfield has a significant economic interest and unilaterally directs day-to-day operating, investing and financial activities of), or does not consolidate for accounting purposes but over which Brookfield has significant influence by virtue of one or more attributes (e.g., Brookfield being the largest investor in the investment, Brookfield having the largest representation on the investment’s governance body, Brookfield being the primary manager and/or operator of the investment, and/or Brookfield having other significant influence attributes), are calculated at 100% of the total fair value of the investment taking into account its full capital structure — equity and debt — on a gross asset value basis, even if Brookfield does not own 100% of the investment, with the exception of investments held through Brookfield’s perpetual funds, which are calculated at Brookfield’s proportionate economic share of the investment’s net asset value; and (b) all other Brookfield investments are calculated at Brookfield’s proportionate economic share of the total fair value of the investment taking into account its full capital structure — equity and debt — on a gross asset value basis, with the exception of investments held through Brookfield’s perpetual funds, which are calculated at Brookfield’s proportionate economic share of the investment’s net asset value. Brookfield’s Credit Group AUM as presented here does include AUM attributable to Oaktree Capital Management and Brookfield Public Securities Group. Brookfield’s methodology for determining AUM differs (and in some cases such difference could be significant) from the methodology that is employed by other alternative asset managers as well as the methodology for calculating regulatory AUM that is prescribed for certain regulatory filings (e.g., Form ADV and Form PF).

to primarily focusing on the US residential mortgage market, the strategy will also invest in other sectors on an opportunistic basis or for cash management purposes including commercial real estate loans, consumer loans, real estate equity, synthetic and/or credit risk transfers, asset-backed loans and select corporate credit, other mortgage-backed securities, or structured credit, in each case subject to compliance with the applicable REIT tax requirements. We believe the U.S. residential mortgage market offers a highly scalable opportunity for investors. Certain segments of the U.S. borrower base including small business owners, self-employed individuals, and owners of investment properties, lack adequate access to credit through traditional channels such as banks and mortgage loans eligible for purchase by the Government Sponsored Enterprises (GSEs). Limited credit availability combined with sound fundamentals in the U.S. housing market allow for an investment in newly originated mortgages underwritten to attractive loan to value ratios and high borrower FICO scores on average.
We intend on aggregating mortgages initially with warehouse financing and next to issue securitized debt to fund portions of the mortgage loan portfolio. We believe utilizing a securitization strategy leads to the potential to provide attractive returns largely through the excess spread or difference between the borrowing costs through the securitization and the underlying cash flow of the mortgages. We anticipate we can achieve these returns by retaining investments in the most subordinated interests in the securitization transactions.
The strategy may invest in other residential real-estate investments or non-real estate-backed assets, including equity real estate (both residential and commercial and as a direct investment or REO), mortgage derivatives, participations, RMBS or commercial mortgage-backed securities (“CMBS”). The foregoing investments are referred to herein as the “Target Assets.”
In pursuing our investment objectives or for hedging purposes, we may utilize short selling, borrowing and various types of derivative instruments, including swaps, futures contracts, and options, although not all such derivatives will be used at all times, and the use of derivatives will be subject, in each case, to the requirements for us to qualify as a REIT for tax purposes.
The strategy may incur indebtedness and utilize leverage, including through the use of repurchase agreements, reverse repurchase agreements, warehouse facilities, credit facilities, and other borrowing arrangements.
We believe that access to Angel Oak’s vertically integrated platform and in-house expertise provides our Manager with the resources we believe are necessary to source, acquire, finance, securitize, and manage Non-QM loans and other Target Assets with desired credit and return profiles. Furthermore, we believe that Angel Oak’s platform and mortgage credit resources provide our Manager with the ability to identify trends and to access Angel Oak’s deep market knowledge and operational expertise. Although our strategy is to make credit-sensitive investments primarily in newly-originated first lien Non-QM loans that are primarily made to higher-quality Non-QM loan borrowers and typically sourced from AOMS, we may also acquire Non-QM loans and other Target Assets from unaffiliated third parties, including through the secondary market when market conditions and asset prices are conducive to making attractive purchases.
Angel Oak Programs and Platforms
Bank Statement Program and Investor Cash Flow Program
We believe there is an opportunity to generate attractive risk-adjusted returns by acquiring and investing in mortgage loans that solve the needs of a large population of higher-quality Non-QM loan borrowers currently with limited access to agency and traditional bank origination channels. We pursue Non-QM loans with attractive spreads and downside protection with more limited prepayment risk if interest rates decrease. We will primarily seek to invest in bank statement loans and investor/debt service coverage ratio (“DSCR”) loans within Non-QM, along with other programs at a smaller percentage providing customized solutions for a desirable set of borrowers.
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Bank Statement Loans (Angel Oak’s Bank Statement Program)

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Designed for borrowers that have prime or near-prime credit scores but who are self-employed and need an alternate cash flow income calculation that precludes them from receiving a mortgage through agency or government channels.

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Typical borrower profile: Self-employed business owners, significant cash reserves, substantial income, with significant down payments.

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Investor/DSCR Loans (Angel Oak’s Investor Cash Flow Program)

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Designed for real estate investors who are purchasing, renting, and managing investment properties.

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Typical borrower profile: real estate investors who have an established at least a two-year credit history and at least 24 months of clean housing payment history with no delinquencies but are looking to obtain financing based on the property’s cash flow rather than with standard income documentation. Borrowers are qualified based on a debt service coverage ratio, credit score, loan to value (“LTV”) and other factors.

Proprietary Mortgage Lending Platform
Angel Oak operates a comprehensive mortgage lending platform, AOMS, that is a leading originator of Non-QM loans, which is intended to provide us access to assets to pursue our strategy. The mortgage lending platform was created in 2013 and serves an integral role in Angel Oak’s residential mortgage credit strategy and third-party fund complex by sourcing mortgage assets as well as allowing for transparency and control of the underwriting and origination process.
Through our Manager’s relationship with AOMS, we are able to primarily utilize an “originator model” of sourcing loans, which we believe provides tangible value and differentiation compared to an “aggregator model” that is dependent on third-party origination and underwriting. The originator model allows for verification of the credit underwriting process instead of outsourcing this critical function and provides the ability to create a desired credit and return profile at the source. This model provides for the ability to quickly adapt and customize the collateral profile depending on market conditions. Further, we believe this strategy creates more durable access to Non-QM loan volume since it does not rely on third-party originators to create loans. We believe that the originator model has been well-received by market participants, including rating agencies and senior bond buyers of securitizations sponsored by Angel Oak managed entities, and we believe it demonstrates a strong alignment of interests with regard to credit quality given the retention of junior bonds by Angel Oak managed entities. Furthermore, we believe that our access to AOMS’s origination platform also differentiates us among most other peers by providing us with the ability to pursue our primary strategy focused on Non-QM loans.
AOMS has originated over $30 billion of residential mortgages since inception. The mortgage lending platform has a diverse product offering of Non-QM loans, HELOCs, and other residential mortgage products, as well as a national origination footprint of over 2,300 mortgage brokers and correspondent lenders.
Residential Credit Market Opportunity
We believe that opportunities in the residential credit market include the following factors.
First Lien Non-Agency Residential Mortgages
The private residential mortgage market has experienced significant growth since the great financial crisis of 2007-2008. Currently Non-QM represents approximately 5% of the U.S. residential mortgage market, whereas 10 years ago it was less than 1%. With the increase in consumer awareness of alternative lending programs and the rise of borrower segments, such as self-employed individuals, we believe the private mortgage, Non-QM, market share could grow to approximately $300 to $400 billion annually with 2025 estimated origination of about $120 billion.
Demand for Non-QM mortgages has surged in recent years following years of strong credit performance, familiarity with the lending programs within the mortgage industry, and consumer awareness.
Small business growth has surged over the last 5 years, with over 36 million small businesses in the U.S., according to U.S. Census Bureau data, nearly half of the American workforce is employed by small businesses. The homeownership rate of self-employed borrowers has declined significantly since 2008, according to

Federal Reserve Economic Data as of the first quarter of 2026, as traditional lenders have not been able to underwrite or cater to this growing segment due to the inability to underwrite to traditional tax or income documentation.
Demand for rental properties has also increased with first time home buying age at an all-time high of 40 years.3 Lack of credit and affordability challenges have driven demand for rental properties, another large segment for Angel Oak.
HELOCs and Second Liens
Due to the wide basis between prevailing mortgages rates and the effective rate on outstanding mortgages, many consumers are looking at second liens or HELOCs to access their home equity, rather than refinancing their low-rate first mortgages.
We believe homeowners in the U.S. are sitting on more than $35 trillion of home equity. Of the homeowners in the U.S. with mortgages, approximately 66% have a mortgage rate less than 5% and the majority have LTVs below 80%. The average borrower is sitting on approximately $295,000 in home equity.4
Investment Process
Our investment process is designed to enable us to continuously evaluate and refine our asset base, and is achieved by members of our Manager’s portfolio management team maintaining frequent dialogue with the leadership team of our in-house affiliate originator, AOMS (together its affiliates and their respective subsidiaries, the “Affiliate Originators”). The process results in a constant feedback loop that is facilitated by four key steps: sourcing, underwriting, loan acquisition, and portfolio management and monitoring. We believe risk management is a vital part of each step in the investment process, and we have implemented checks and controls that ensure risk management is integrated throughout the process. Our investment process and risk management capabilities are routinely improved by leveraging Angel Oak’s expertise and resources.
Angel Oak employs a loan-acquisition model that combines affiliate and third-party origination. AOMS provides greater control and transparency throughout the origination process, including a “last look” on production — capabilities not available to stand-alone aggregators or fund managers.
Our Manager will aggregate a pool of mortgages and securitize loans in order to obtain long-term financing with an aim to generate attractive risk-adjusted returns for our investors, through cash distributions and capital appreciation, across interest rate and credit cycles.
Origination and Sourcing
The Manager sources residential mortgages from both its in-house Affiliate Originators and third-party originators. Mortgages that are purchased from third parties are underwritten and originated by the third-party mortgage companies. In select, third-party flow arrangements, third party originators will underwrite mortgages to the Manager’s credit and pricing criteria.
Credit Selection
Our Manager’s philosophy is predicated on what we believe is conservative underwriting and emphasizes credit profiles at the overall pool or portfolio level that we believe can withstand downside scenarios. We believe our sourcing approach, long-standing experience, and commitment to the market, are factors that separate us from our competition. Our core principles and philosophy have been validated in recent years with what we believe is industry-leading credit performance.
The Manager’s whole loans portfolio management team is in constant communication with our Affiliate Originators. The Manager’s portfolio management team creates purchase criteria based on in-house proprietary modeling for each of the loan programs offered. Pricing and loan eligibility is adjusted actively based on the current market landscape and the Manager’s portfolio management views.

3
BofA U.S. Securitized Product Research as of November 2025.

4
Morgan Stanley Research, eMBS, BEA, Freddie Mac as of June 2026.

Financing and Securitization
We intend to finance our assets with what we believe to be a prudent amount of leverage, which will vary from time to time based upon the particular characteristics of our portfolio, availability of financing, and market conditions. We expect to use warehouse financing lines to finance the acquisition and accumulation of mortgage loans or other mortgage-related assets pending their eventual securitization. Upon accumulating an appropriate amount of assets, we expect to finance a substantial portion of our mortgage loans utilizing term securitization funding that provides long-term financing for our mortgage loans and locks in our cost of funding, regardless of future interest rate movements.
The amount of leverage employed on our assets will depend on Manager’s assessment of the credit, liquidity, price volatility, and other risks and availability of particular types of financing at any given time. Moreover, our charter, bylaws and investment guidelines require no minimum or maximum leverage and our Manager will have the discretion to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage and the leverage used for individual asset classes will vary over time. We expect our leverage ratio to increase when the loan portfolio grows and as we securitize more of the loans in the portfolio.
We intend to participate in securitization transactions in which other managed entities of Angel Oak also contribute mortgage loans or other assets. Angel Oak’s securitization platform is referred to as Angel Oak Mortgage Trust (“AOMT”). AOMT’s securitizations are typically structured with a two- or three-year non-call period for the securities issued in the securitization. After such period has ended, AOMT has the option to call the securitization at any point. AOMT would consider exercising this option if the financing marketplace is more attractive, or if the underlying asset values have increased.
AOMT is a leading programmatic issuer of Non-QM securities and had issued approximately $25 billion across over 75 rated deals as of March 31, 2026 — making AOMT among the largest issuers of such securities since 2015. AOMT securitizations are typically structured with approximately 80% of the capital stack consisting of senior bonds (A-1, A-2 and A-3 bonds), approximately 10% of the capital stack consisting of mezzanine bonds (M-1 and M-2 bonds) and the remainder consisting of junior bonds and interest only securities (B-1, B-2 and B-3 bonds and XS IO). Interest payments are made sequentially throughout the stack, with the A-1, A-2, A-3, and M-1 and M-2 bonds receiving a fixed coupon and the B-1, B-2 and B-3 bonds receiving the net weighted average coupon of the collateral pool. Principal is paid on a pro rata basis to the senior bonds and then sequentially to the mezzanine and junior bonds. The interest only tranche receives the excess spread on the transaction between the collateral pool and the coupon on the senior and mezzanine bonds. We anticipate holding (either alone or with other Angel Oak managed entities participating in the applicable securitization) mezzanine, junior and interest only bonds that will be issued through securitization; however, we will have the flexibility to hold vertical slices (as described below) or combinations of bonds based on relative value.
Leverage
We intend to incur indebtedness, directly or indirectly through subsidiaries, and in amounts as deemed appropriate by the Manager in seeking to achieve the Company’s investment strategy, finance investments and to otherwise finance our operations. Such indebtedness may be on a secured or unsecured and recourse or non-recourse basis. Such indebtedness may also be a joint and several basis or cross-collateralized with other of our entities. We may also guarantee debt obligations of any subsidiary, any investment or any joint venture or co-investment. We may sponsor, issue, or otherwise participate in securitization transactions and related warehouse, repurchase and other asset-backed financing arrangements and may retain equity and/or subordinated tranches or other interests in connection with such financing arrangements.
We may borrow funds (on a secured or unsecured basis), directly or indirectly through one or more investment vehicles, to facilitate investments or otherwise in connection with our business, including to pay the Company’s expenses including the management fee. We may obtain one or more credit facilities in order to finance investments or pay expenses with borrowings. Financings may take various forms, and may be entered into with brokers and dealers retained by us. In addition, we may directly or indirectly utilize seller financing when making investments and may be assigned existing indebtedness that is not prepayable. The Manager is under no obligation to arrange for any affiliate to lend money to us; however, we may borrow funds from affiliates of the Manager with the approval of a majority of our board of trustees, including a majority of our independent trustees.
In addition, we may reserve borrowing capacity under a line of credit to borrow against in order to repurchase shares pursuant to our share repurchase plan during periods when we may not have sufficient funds to otherwise satisfy all repurchase requests.
Certain Regulatory Considerations
U.S. Securities Act of 1933
The offer and sale of the shares has not and will not be registered under the Securities Act or any other securities law, including state securities or blue-sky laws. Shares will be offered and sold without registration in reliance upon the Securities Act exemption provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder for transactions not involving a public offering (and will be sold only to “accredited investors,” as defined in Rule 501(a) of Regulation D) and in reliance upon exemptions from registration available under applicable laws of non-U.S. jurisdictions in which the interests are being offered. Each investor in the Company will be required to make customary private placement representations, including that such investor is acquiring shares for its own account for investment and not with a view for resale or distribution. Further, each investor must be prepared to bear the economic risk of the investment in the shares for an indefinite period of time, since the shares cannot be transferred or resold except as permitted under the Securities Act and any applicable state or non-U.S. securities laws pursuant to registration or an exemption therefrom.
U.S. Investment Company Act of 1940
We will not be registered as an investment company under the Investment Company Act in reliance upon one or more exclusions or exemptions therefrom. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
U.S. Investment Advisers Act of 1940
The Manager is registered with the SEC as an investment adviser under the Advisers Act. The Manager is required to comply with the rules and regulations promulgated under the Advisers Act. Among its compliance requirements the Manager must adopt and enforce a code of ethics, monitor the investment activities of its personnel and maintain certain books and records.
We rely on the Manager to provide us with investment advisory services, and the Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers, key personnel and investment professionals of the Manager. For example, personnel of the Manager and its other affiliates will evaluate, negotiate, close and monitor our investments and advise us regarding maintenance of our REIT status and exclusions and exemptions from registration under the Investment Company Act; therefore, our success depends on the continued service of the Manager. The departure of any of the officers, key personnel or investment professionals of the Manager or its affiliates could have a material adverse effect on us and our operations.
We offer no assurance that the Manager will remain our investment manager or that we will continue to have access to the officers, key personnel and investment professionals of the Manager. If the Management

Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our investment strategy, which would materially and adversely affect us.
U.S. Commodity Exchange Act
The U.S. Commodity Futures Trading Commission (“CFTC”) has promulgated a range of regulatory requirements that may affect the pricing, terms and compliance costs associated with the use of hedge agreements. Trading in swaps or commodities contracts may cause an entity to be a “commodity pool” under the Commodity Exchange and any person that, on behalf of such entity, engages in or facilitates such activity to be a commodity pool operating (“CPO”) and/or a commodity trading advisor (“CTA”). Regulation of the Manager (or another transaction party) as a CPO and CTA could cause the Company to be subject to extensive registration and reporting requirements that may involve material costs to us. As a result of these developments, the Company will be permitted to enter into hedge agreements only if certain conditions described herein are satisfied. Accordingly, there may be circumstances where it would otherwise be in the Company’s interest to enter into a hedge agreement to hedge or mitigate certain economic risks, but it will not be able to do so.
We may trade in instruments regulated by the CFTC, and in such event the Manager and/or its affiliates intend to qualify for an applicable exemption from registration with the CFTC as a CPO with respect to the Company. As of the date of this Registration Statement, none of the Manager or any of its affiliates has registered with the CFTC as a CPO or CTA. As such, the Manager would not be required to deliver a Disclosure Document (as defined in, and required under, CFTC regulations) or a certified annual report to investors in the Partnership or to comply with most of the other disclosure, reporting and recordkeeping requirements of the Commodity Exchange Act.
This Registration Statement will not be required to be, and will not be, filed with the CFTC. The CFTC does not pass upon the merits of participating in the Company or upon the adequacy or accuracy of this Registration Statement. Consequently, the CFTC will not review or approve our private offering, this Registration Statement, or any offering memorandum relating to the Company.
Anti-Money Laundering Requirements
As part of the Manager’s responsibility for the prevention of money laundering under the Uniting and Strengthening America by the PATRIOT Act and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Manager may request prospective and existing shareholders to provide documentation verifying, among other things, such shareholder’s identity and the source of funds used to purchase such shares. The Manager may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a shareholder holds shares. The Manager may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the shareholders that the information has been provided.
In addition, each shareholder will be required to represent and warrant to us, among other things, that (a) the proposed investment by such prospective shareholder will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective shareholder will be derived from any illegal or illegitimate activities, (c) such prospective shareholder is not a country, territory, person or entity named on a list promulgated by OFAC prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective shareholder or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations and (d) such prospective shareholder is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each shareholder will be required to promptly notify the Manager if any of the foregoing will cease to be true with respect to such shareholder.
The Manager will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting a shareholder from making further contributions to the Company, depositing distributions to which a shareholder would otherwise be entitled into an escrow account or causing the mandatory redemption of a shareholder’s Shares.
U.S. Foreign Corrupt Practices Act
The Manager and the Company intend to comply with the FCPA and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, we may decline to participate in transactions that present undue risk under such laws or regulations.
Alternative Investment Fund Managers Directive
The Alternative Investment Fund Managers Directive (the “AIFMD”), as implemented in each member state of the European Economic Area (“EEA”) and as implemented and retained by the U.K. following its departure from the EU, regulates the activities of certain private fund managers undertaking fund management activities or marketing fund interests to investors in the EEA and the UK, respectively.
To the extent the Company is actively marketed to investors domiciled or having their registered office in the EEA or the UK: (a) the Company and the Manager will be subject to certain reporting, disclosure and other compliance obligations under the AIFMD, which will result in the Company incurring additional costs and expenses; (b) the Company and the Manager may become subject to additional regulatory or compliance obligations arising under national law in certain EEA jurisdictions or the UK, which would result in the Company incurring additional costs and expenses or may otherwise affect the management and operation of the Company; (c) the Manager will be required to make detailed information relating to the Company and its investments available to regulators and third parties; and (d) the AIFMD will also restrict certain activities of the Company in relation to EEA or UK portfolio investments, including, in some circumstances, the Company’s ability to recapitalize, refinance or potentially restructure a portfolio investment within the first two years of ownership, which in turn may affect operations of the Company generally. In addition, it is possible that some jurisdictions will elect to restrict or prohibit the marketing of non-EEA funds to investors based in those jurisdictions, which may make it more difficult for the Company to sell its shares.
Mandatory Disclosure of Certain Events
Under Rule 506(e) of Regulation D promulgated under the Securities Act, the Company furnishes to each purchaser of shares a description of any matters that would have triggered disqualification under paragraph (d)(1) of Rule 506 but occurred before the rule’s effective date, September 23, 2013, including as a result of such matters associated with a placement agent engaged by the Company with respect to the offering of shares. Descriptions of any such matters of which the Company has been made aware are available for review in the Company’s investor data room and can additionally be provided to any investor upon request to the Manager.
Operating Structure and REIT Considerations
A privately placed, non-listed perpetual-life REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, investors may request that we repurchase their shares on a quarterly basis at a price equal to the Company’s prior month’s NAV per share, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Amended and Restated Declaration of Trust (the “Declaration of Trust”) or otherwise to effect a liquidity event at any time.
Subject to the Initial Closing, including the timing of the Initial Closing, we intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2026, and we intend to operate in a manner consistent with such an election. In general, a REIT is a company that:

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combines the capital of many investors to acquire or provide financing for real estate assets; offers the benefits of a real estate portfolio under professional management; satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and

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is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

We plan to own all or substantially all of our assets through the Operating Partnership. Our wholly-owned subsidiary AO Residential Evergreen OP GP, LLC (the “General Partner”) is the sole general partner of the Operating Partnership, we are the initial limited partner of the Operating Partnership and the Special Limited Partner, an affiliate of the Manager, owns a special limited partner interest in the Operating Partnership. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”).
The following chart shows our anticipated ownership structure and our relationship with Angel Oak, the Manager and the Special Limited Partner and their respective affiliates.
We may from time to time appoint one or more sub-advisors to, among other things, assist the Manager in its efforts to acquire, dispose of and/or manage our investments. We initially intend to appoint Corbin as a sub-advisor (in such capacity, the “Corbin Sub-Advisor”). The Manager expects to enter into a sub-advisory agreement with the Corbin Sub-Advisor pursuant to which the Corbin Sub-Advisor may identify, diligence and potentially recommend investment opportunities for the Company to the Manager and may monitor, and recommend the disposition of, the Company’s investments. Any fees payable to the Corbin Sub-Advisor will be paid by the Manager, but may include sharing portions of the management fee and/or performance participation interest. The term of the sub-advisory agreement is expected to be 24 months subject to successive one-year renewals by mutual consent of the parties.
Our Board of Trustees
We operate under the direction of our board of trustees. Our board of trustees is expected to retain the Manager to manage the acquisition and dispositions of our investments, subject to the board of trustees’ supervision.
Following the Initial Closing, we expect initially to have a four-member board, three of whom are expected to be independent. Our Declaration of Trust provides that the number of trustees may be increased or decreased only by our board of trustees pursuant to our bylaws. Our bylaws provide that the number of trustees may not be fewer than one nor more than fifteen, unless we amend our bylaws. Although our Declaration of Trust does not require a minimum number of independent trustees, we generally anticipate that the board will have a majority of independent trustees, except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the appointment of a successor independent trustee.
For so long as the Manager or its affiliate acts as investment advisor or manager to us, the Manager has the right to designate a number of trustees for election to our board of trustees, which number will initially be one non-independent director; provided, that if the number of trustees constituting our board of trustees is increased or decreased, the number of Manager designees will be increased or decreased proportionately (but in no event will the number of Manager designees be less than one). Our board of trustees must also consult with the Manager in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders for “cause” in accordance with our Declaration of Trust).
Each trustee will serve until his, her or (if the trustee is an entity) its resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the board of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our board of trustees for any reason other than removal for “cause” by the shareholders may be filled only by a vote of a majority of the remaining trustees, or if the vacancy involved an independent trustee, by a majority vote of the remaining independent trustees (if any remaining trustees are independent trustees). A vacancy on our board of trustees resulting from removal by the shareholders for “cause” may be filled only by the shareholders. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Manager and on information provided by the Manager. As part of our trustees’ duties, the board will oversee the relationship between us and the Manager. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees intends to adopt policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will review our investment policies to determine that they are in our best interest.
Management Agreement
The description below of the Management Agreement, which we expect to enter into in connection with the Initial Closing of our ongoing private offering, is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Management Agreement, a form of which is expected to be filed as an exhibit to a future filing of this Registration Statement.
Our board of trustees at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Company and the Operating Partnership. Pursuant to the Management Agreement that we expect to enter into with the Manager, our board of trustees has delegated to the Manager the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our investments, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Manager currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Management Agreement.

Services
Under the terms of the Management Agreement, the Manager is responsible for, among other things, the following:
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serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

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sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s investments, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of trustees;

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with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

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providing us with portfolio management and other related services;

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serving as our manager with respect to decisions regarding any of our financings, hedging activities or borrowings; and

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engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Manager performs for us and it is not intended to include all of the services which may be provided to us by the Manager or third parties.
Term and Termination Rights
The term of the Management Agreement is for an initial period of two years, subject to automatic renewals thereafter for an unlimited number of successive two-year periods unless not renewed by our board of trustees. Our independent trustees will evaluate the performance of the Manager before renewing the Management Agreement. The Management Agreement may be terminated:
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immediately by us (1) for “cause,” (2) upon the bankruptcy of the Manager or (3) upon a material breach of the Management Agreement by the Manager, and such breach continues for a period of 90 days after written notice thereof specifying such breach and requesting that the same be remedied in such 90-day period (or 120 days after written notice of such breach if the Manager takes steps to cure such breach within 90 days of the written notice); or

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upon 60 days’ written notice by the Manager.

“Cause” is defined in the Management Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Manager under the Management Agreement.
If the Management Agreement is terminated, the Manager will be entitled to receive its prorated management fee through the date of termination. No termination fees are payable in connection with the termination of the Management Agreement. In addition, upon the termination or expiration of the Management Agreement, the Manager will cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of trustees must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
The Management Agreement may be assigned by the Manager to an affiliate of the Manager without consent.
Compensation of the Manager
Management Fee.   As compensation for its services provided pursuant to the Management Agreement, we will pay the Manager an annual management fee (payable monthly in arrears) of (i) 0.75% of the aggregate

NAV per annum, payable monthly in arrears for Series A shares, subject to waiver or reduction as agreed by us, the Manager and the Corbin Sub-Advisor by an amount agreed by us, the Manager and the Corbin Sub-Advisor in respect of Series A shares of the funds and accounts managed by Corbin (together with the investment funds and accounts managed by Corbin that receive Series A shares of the Company in exchange for initial assets, “Corbin Investors”), subject to waiver or reduction on the same basis as the Series A shares; and (ii) 1.25% of the aggregate NAV per annum, payable monthly in arrears for Series B shares. Any management fee will be calculated and paid to the Manager on a series-by-series basis, based on the NAV, which will be provided monthly by the Manager, of each applicable series of our shares. Additionally, to the extent that our Operating Partnership issues OP Units to parties other than us, our Manager or its affiliates, our Operating Partnership will pay our Manager an annual management fee (payable monthly in arrears) of 0.75% of the aggregate NAV represented by Series A units and 1.25% of the aggregate NAV represented by Series B units. In calculating the Manager’s management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation interest, any annual shareholder servicing fees or distributions payable on our shares.
The management fee will be paid, at the Manager’s election, in cash, shares of the Company and/or OP Units.
Performance Participation.   So long as the Management Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership (the “Performance Participation Interest”) that entitles it to receive an allocation from our Operating Partnership with regard OP Units equal to 12.5% of the Total Return, subject to a 5.0% Hurdle Amount (8.0% in the case of the Series A units) and a High Water Mark, with a Catch-Up (each as defined below). Such allocation will be measured on a calendar year basis, made annually and accrued monthly.
Distributions on the Performance Participation Interest may be payable in cash, OP Units or any combination thereof at the election of the Manager.
Specifically, the Special Limited Partner will be allocated a Performance Participation Interest in an amount equal to:
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First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amounts (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount paid to the Manager to this clause (this is commonly referred to as a “Catch-Up”); and

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Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end the of the prior calendar year shall equal the sum of:
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All distributions accrued or paid (without duplication) on all of the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year (the “Performance Participation Units”); and

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The change in aggregate NAV of the Performance Participation Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances Performance Participation Units, (y) any Performance Participation Interest accrual and (z) applicable shareholder servicing fee expenses (including any payments to the Company for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5.0% (8.0% in the case of the Series A units) annualized internal rate of return on the NAV of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Interest and applicable shareholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units redeemed during such period, which units will be subject to the performance participation allocation upon redemption as described below.
Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” will initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units redeemed during such year, which units will be subject to the performance participation allocation upon redemption as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation allocation. This is referred to as a “High Water Mark.”
The Special Limited Partner will receive a performance participation with respect to all Performance Participation Units that are redeemed at the end of any quarter in an amount calculated as described herein with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit redemption will be reduced by the amount of any such performance participation.
Allocations on the Performance Participation Interest may be payable in cash or OP Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive OP Units, the Manager may request the Operating Partnership to redeem such units from the Manager. Any such redemption requests will not be subject to repurchase limitations.
Expense Reimbursement.   We expect that the Manager will agree to advance all of our organization and offering expenses on our behalf (but excluding the ongoing shareholder servicing fee) through the first anniversary of the date of the Initial Closing for our private offering. Organizational and offering expenses shall include, without limitation, total underwriting and brokerage discounts and commissions, expenses for drafting, printing and amending our private placement memorandum utilized in connection with our private offering (the “PPM”) or supplementing the PPM, expenses for drafting and amending this Registration Statement and exhibits to be filed with the SEC, travel (including airfare consistent with the Manager’s travel policy, meals, lodging and entertainment), legal (whether in-house or outside counsel), tax professionals (whether in-house or outside tax professionals), salaries of employees while engaged in sales activity, mailing and distributing, telephone and other telecommunications, all advertising and marketing (including design and website expenses and the costs related to investor and broker-dealer sales meetings), capital raising, consulting, accounting, regulatory compliance (including, as applicable, the initial registrations, filings and compliance contemplated by the AIFMD or any similar law, rule or regulation), any administrative or other filings in connection with the structuring, organization, negotiation, funding and start-up of the Company and the Operating Partnership, including printing and document production costs, long distance telephone charges, postage and delivery charges and the preparation of, and negotiations with respect to, our offering documents, investor presentations and other marketing materials, our governing documents, subscription agreements, any side letters or similar agreements, agreements with broker-dealers and any other similar agreements, agreements with any depositary required to be appointed pursuant to the AIFMD or any other applicable law, reasonable bona fide due diligence expenses and other out-of-pocket costs and expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of an intermediary manager in the performance of wholesaling activities, costs in connection with preparing sales materials, design and website expenses, fees, expenses and charges of our escrow agent, transfer agent, registrars, trustees (including the board), subscription processing, depositaries and experts, fees to attend retail seminars sponsored by participating broker-dealers, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws. There will be no cap on organizational or offering expenses.
We will reimburse the Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the date of the Initial Closing for our private offering. After the first anniversary of the date of the Initial Closing for our private offering, we will reimburse the Manager for any organization and offering expenses associated with our private offering that it incurs on our behalf as and when incurred. The Manager may elect to receive all or a portion of such reimbursements in the form of cash, shares of the Company and/or OP Units.
After the first anniversary of the Initial Closing, we will reimburse the Manager for any organization and offering expenses that it incurs on our behalf as and when incurred.
We will also reimburse the Manager for out-of-pocket expenses in connection with the selection, acquisition, origination, sourcing and management of investments, whether or not such investments are made.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Manager for out-of-pocket costs and expenses it incurs in connection with the services it provides to the Company. These costs and expenses include, but are not limited to, (1) the actual costs of goods and services used by the Company and obtained from third parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our investments, whether payable to an affiliate of non-affiliated person, and (3) expenses related to personnel of the Manager performing services for the Company other than those who provide investment advisory services or serve as the Company’s executive officers or trustees; provided, that the Manager may be reimbursed for services performed by an executive officer that are outside the scope of such role.
Except as otherwise disclosed herein, we do not intend to pay the Manager any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Manager) or other similar fees in connection with making investments. The Company may retain third parties, including certain of the Manager’s affiliates, for services relating to its investments or operations. Any fees paid to the Manager’s affiliates for any such services will not reduce the management or other fees payable by the Company. We will also make payments to third parties or certain of the Manager’s affiliates in connection with making investments. We will pay fees and expenses to the Affiliate Originators relating to the origination and sourcing of our investments. For example, but without limitation, the Manager and its affiliates or Brookfield or its affiliates may provide services to (i) us and to our investments and/or (ii) the borrowers or their affiliates with respect to our debt investments held or the properties serving as the underlying collateral therefor, in each case including sourcing, origination, administration, acquisition, brokerage, construction, construction management, data processing, development, development management, investment-level management and servicing, servicing administration, property management, disposition, engineering, environmental, financial advisory, financial (including financing, mortgage financing and brokerage), payroll, accounts payable, expense processing, cash management, reconciliation, underwriting, risk management, insurance and insurance brokerage, hedging, leasing, market research, tax (including real estate tax and assessment appeals and administration) or other services, and the Manager and its affiliates may receive compensation from such persons for such services in addition to that provided for herein and in the Operative Agreements; provided that the fees to be paid to the Manager or its affiliates or Brookfield or its affiliates for such services would not, without approval of a majority of our board of trustees, including a majority of our independent trustees, exceed the fees that we would reasonably expect to pay to unaffiliated third parties for a comparable level of quality and service. All such amounts shall be operating expenses. The Manager and its affiliate or Brookfield and its affiliates may also provide brokerage or other services to third parties in connection with the sale or proposed sale of investments to us; provided that all commissions and fees with respect to such services shall be paid by such third parties.
As described herein, we will regularly engage in transactions with Affiliate Originators and intend to purchase loans originated by the Affiliate Originators, and we may pay origination or other fees to such Affiliate Originators in connection with such transactions (and such fees shall be operating expenses). In some cases, a titling trust is expected to acquire residential mortgage loans from an Affiliate Originator or unaffiliated third parties and securitize such residential mortgage loans into RMBS, CMBS or other securitization structures through an affiliated securitization vehicle. One of our subsidiaries may in turn purchase such RMBS, CMBS or other securitization from the affiliated securitization vehicle. In addition, we expect to pay origination and sourcing fees (including affiliate and third-party origination) and servicing administration fees to the Manager or its affiliates in connection with the purchase and ownership of certain loans, whether or not such loans were originated by the Affiliate Originators.

For the avoidance of doubt, any servicer, including any affiliate of the Manager or Brookfield, acting as servicer or servicing administrator, shall be entitled to retain any interest accrued from funds on deposit in interest-bearing deposit accounts maintained by the servicer pending payment or certain ancillary income arising from investments.
To the extent required by law or deemed advisable by the Manager in its discretion, transactions between us and the Affiliate Originators and any other affiliates of the Manager or Brookfield and any fees payable by us to any affiliate of the Manager or Brookfield in connection with such transactions will be approved by a majority of our board of trustees, including a majority of our independent trustees, it being understood and agreed that no consent of the trustees is intended in connection with engaging in securitization transactions involving AOMT.
Operating Partnership Agreement
The description below of the Operating Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, a form of which is filed as an exhibit to this Registration Statement.
Management of Our Operating Partnership
The Operating Partnership will acquire and hold assets on our behalf.
We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
The General Partner is and expects to continue to be the sole general partner of the Operating Partnership. As of the date of this Registration Statement, the General Partner is the sole general partner of the Operating Partnership, we are a limited partner of the Operating Partnership and the Special Limited Partner, owns a special limited partner interest in the Operating Partnership.
As the sole general partner of the Operating Partnership, the General Partner has the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. The General Partner may not be removed as general partner by us or the other limited partners. Our board of trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Management Agreement, we have delegated to the Manager authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.
We and the Special Limited Partner have expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that the General Partner, as general partner, is acting on behalf of the Operating Partnership, and our shareholders, collectively. Neither the General Partner nor our board of trustees is under any obligation to give priority to our interests, the separate interests of the other limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. Under the terms of the partnership agreement of our Operating Partnership, if there is a conflict between the interests of our shareholders on one hand and any limited partners on the other, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or any limited partners; provided, however, that at such times as we own a controlling economic interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or any limited partners shall be resolved in favor of our shareholders. The General Partner is not liable under the partnership agreement to the Operating Partnership or to us or any of its other limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by us or any such limited partners in connection with such decisions, provided that the General Partner has acted in good faith.
The partnership agreement generally requires that the Operating Partnership be operated in a manner that will enable us to (a) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (b) avoid any U.S. federal income or excise tax liability and (c) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”
Capital Contributions
We intend to contribute the net proceeds from our private offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our private offering and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, the purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of trustees concludes in good faith that such admittance is in our best interest.
Description of Units
In general, the Series A and Series B units are intended to correspond on a one-for-one basis with our Series A and Series B shares, respectively. When we receive proceeds from the sale of common shares, we will contribute such proceeds to the Operating Partnership and receive OP units that correspond to the series of our shares sold.
In general, the OP units will share in distributions from the Operating Partnership when such distributions are declared by the General Partner, the general partner of the Operating Partnership, which decision will be made in its sole discretion. In the case of a redemption of OP units for our shares, the holder of such OP units will receive the corresponding share series of the Company. Upon the Operating Partnership’s liquidation, OP units may convert to a single series corresponding to the series into which shares of the Company are converted, in each case in proportion to the NAV per unit of each series, and the resulting OP units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any Operating Partnership preferred units and payment of the portion distributable to the holder of the Special Limited Partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each OP unit, regardless of whether any distributions are made by the Operating Partnership.
In addition, as agent for the holders of OP Units other than the Company or its affiliates and who opt in to participating in the plan, the Operating Partnership will apply all distributions declared and paid in respect of the OP Units held by each holder to the purchase of shares for such holder having the same series designation as the applicable series of OP Units to which such distributions are attributable.
For each OP unit, investors generally will be required to contribute money or property, with a net equity value determined by the General Partner. OP unit holders will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP units without the General Partner’s consent.
Each series of units may be subject to a management fee as set forth above and a performance participation allocation as set forth above.

The Manager may elect to receive its management fee in cash, shares of the Company and/or OP Units, and distributions on the Special Limited Partner’s Performance Participation Interest may be payable in cash or OP Units at the election of the Special Limited Partner. See “Special Limited Partner Interest” below.
For holders other than us, the Manager or the Special Limited Partner, after owning an OP unit for one year, OP unit holders generally may, subject to certain restrictions, exchange OP units for a corresponding number and series of our common shares. Such exchange may be effected in either cash or shares at our election. Additionally, any exchange for shares is expected to be made on a one-for-one basis at the most recently determined monthly NAV. The most recently determined monthly NAV is generally based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) exchange. Furthermore, the General Partner may at any time, in its sole discretion as the general partner of the Operating Partnership, elect to redeem all or any portion of any series of a unitholder’s OP units in exchange for a corresponding series of our shares; provided, however, generally if a corresponding series of our shares does not exist for an OP unit, such Operating Partnership units shall be redeemed for a series of our shares as determined by the General Partner in its discretion so long as the economic terms applicable to such series of our shares are not materially less favorable than the economic terms of the applicable series of OP units.
The Manager and the Special Limited Partner may exchange OP units for the corresponding number of shares of the Company at any time. The Manager and the Special Limited Partner will have the option of exchanging Series A shares for an equivalent aggregate NAV amount of any other respective series of shares.
Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, the General Partner will have the ability to cause the Operating Partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities, including OP units with different rights and expense structures.
Our Operating Partnership allows us to be organized as an UPREIT. A transfer of property directly to a REIT is generally a taxable transaction to the transferring property owner. In an UPREIT structure, an owner of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer an owner the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired assets relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in our common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.
Special Limited Partner Interest
So long as our Management Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a Performance Participation Interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5.0% (8.0% in the case of the Series A units) Hurdle Amount and a High Water Mark, with a Catch-Up. Such allocation will be measured on a calendar year basis, made annually and accrued monthly. Distributions on the Special Limited Partner’s performance participation interest may be payable in cash or OP Units at the election of the Special Limited Partner.
Transferability of Interests
The General Partner may not transfer all or any portion of its interest in the Operating Partnership or withdraw as general partner of the Operating Partnership except as provided, or in connection with a transaction contemplated, by the partnership agreement. Except as otherwise provided herein or in the partnership agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless the consent of limited partners of the Operating Partnership holding more than 50% of the “percentage interests” (as defined below) of the limited partners is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a general or limited partner to the Operating Partnership by (ii) the sum of the capital contributions of all general or limited partners to the Operating Partnership.
Notwithstanding the foregoing, (i) the General Partner may transfer all or any portion of its interest in the Operating Partnership to (A) its wholly owned subsidiary or (B) the owner of all of its ownership interests, and following a transfer of all of its interest in the Operating Partnership, it may withdraw as general partner of the Operating Partnership; and (ii) the General Partner may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our shareholders.
We and the other limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without the General Partner’s written consent.
Exculpation
The General Partner, as general partner, is not liable to the Operating Partnership, us or the other limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of the General Partner, as general partner, as well as its officers, directors, employees and such other persons as it may designate, by the Operating Partnership for liabilities incurred in dealings with third parties related to the operations of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Material U.S. Federal Tax Considerations
The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “— Taxation of Tax-Exempt Holders of Our Common Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass- through entities or U.S. holders of common shares whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.
Prospective shareholders are urged to consult with their tax advisors with respect to the impact of regulatory or administrative developments and proposals and their potential effect on investment in our common shares.
No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Our Taxation as a REIT
We intend to qualify and elect to be subject to tax as a REIT under the Code commencing with our taxable year ending December 31, 2026. We believe that we will be organized, and expect to operate in such a manner as to qualify for taxation as, a REIT. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels, and diversity of share ownership. Accordingly, no assurance can be given that we will be organized and operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent distributed to our shareholders as a dividend, is taxed only at the shareholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on our taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

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If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest corporate income tax rate.

•
If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•
If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification as a REIT.”

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If we fail to distribute during each calendar year at least the sum of:

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85% of our ordinary income for such calendar year;

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95% of our capital gain net income for such calendar year; and

•
any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

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We will be required to pay a 100% excise tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined taxable REIT subsidiary (or “TRS”) service income” resulting from non-arm’s-length transactions involving our taxable REIT subsidiaries.

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If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets, we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or trustees;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)
that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither condition (5) nor (6) applies to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our shares are described in “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.   In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Tax liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. If any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
If a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries.   A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our shareholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary or a REIT. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.
Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. We also use a TRS to earn income related to conduct asset management and mortgage origination activities, and to hold certain other assets.
Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale of real property or mortgage loans;

•
abatements and refunds of taxes on real property;

•
income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.
Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities that need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— Taxation of REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends.   We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
We will invest in U.S. residential mortgage loans and collateralized mortgage obligations (“CMO”) representing interests in pass-through certificates or RMBS that are not issued or guaranteed by a U.S. Government agency. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. In the case of CMOs and RMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the stockholder of the related REMIC securities. We expect that substantially all of our income from RMBS and other mortgage loans will be qualifying income for purposes of the REIT gross income tests. See below under “— Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

To the extent that we hold mortgage participations or RMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is unsecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions.   We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.   We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Rents from Real Property.   Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
Prohibited Transactions Tax.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning assets that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gain from the sale of assets that are held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.   Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.
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At least 75% of the value of our total assets must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property;

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interests in personal property that generates rents from real property;

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stock in other REITs and debt instruments issued by publicly offered REITs;

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cash and cash items (including certain receivables);

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government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

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Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

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Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

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Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.
Notwithstanding the general rule, as noted above, that for purposes of the gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset-value test, as explained below) where such REIT is a publicly offered REIT.
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% asset-value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the value of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset-value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset-value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.
We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.
We will invest in U.S. residential mortgage loans and RMBS that are not issued or guaranteed by a U.S. Government agency. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.
To the extent that we hold mortgage participations or RMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.
We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may nevertheless maintain its qualification if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:
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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

If we are not a “publicly offered REIT” for U.S. federal income tax purposes, then in order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs, and to give rise to a tax deduction by us, the distributions must not be “preferential dividends.” We expect to be a “publicly offered REIT” for U.S. federal income tax purposes as of the Initial Closing. A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with any preferences among different classes of shares as set forth in our organizational documents. There is no controlling authority addressing a REIT that has different classes of shares that bear different management fees such as the Series A shares and Series B shares, and if we are not a “publicly offered REIT”, the IRS could assert that such differences cause distributions to be preferential dividends. Although we believe we will be a “publicly offered REIT” as of the Initial Closing, no assurance can be given that regard. If we are not a “publicly offered REIT” as of the Initial Closing and the IRS were to successfully assert that our distributions are preferential dividends, we could fail to qualify for taxation as a REIT or could be required to pay penalty taxes or additional distributions and interest charges in order to maintain our qualification for taxation as a REIT.
Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.
If in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our shareholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through to or used by our shareholders.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, or the actual payment of deductible expenses and (b) our inclusion of items in income or deduction, as applicable, for U.S. federal income tax purposes. For example, the Code contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash. Other potential sources of non-cash taxable income include:
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loans or RMBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash;

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loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash;

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real estate securities that are financed through securitization structures; and

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“residual interests” in REMICs or taxable mortgage pools.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. If we so elect, accrued market discount will be recognized as taxable income over our holding period in the instrument in advance of the receipt of cash. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
In addition, we may acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
Moreover, in the event that any debt instruments or RMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate RMBS at the stated rate regardless of whether corresponding cash payments are received.
We may elect to retain rather than distribute all or a portion of our net capital gain and pay the tax on the gain. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gain in income as long-term capital gain and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. If such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short- term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, our own shares).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for that year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) contains provisions that may change the way we calculate our REIT taxable income and our subsidiaries calculate their taxable income. Under the Tax Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the One Big Beautiful Bill (“OBBA”) limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to the Operating Partnership, underlying partnerships and our TRS. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Act will not apply to property used in an electing real property trade or business and less favorable depreciation methods will apply. In addition, under amendments made by the Tax Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:
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substantially all of its assets consist of debt obligations or interests in debt obligations;

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more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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the entity has issued debt obligations (liabilities) that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that are classified as TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
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cannot be offset by any net operating losses otherwise available to the stockholder;

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is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

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results in the application of U.S. federal income tax withholding at the maximum rate, without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders.

See “— Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Penalty Tax for Non-Arm’s-Length Transactions with TRSs
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s- length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.
Recordkeeping Requirements
We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests, we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our shareholders, and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of the Operating Partnership and any Subsidiary Partnerships
General.   Substantially all of our assets will be held through the Operating Partnership that initially will be treated as a disregarded entity for federal income tax purposes but may become treated as a partnership in the future. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under “Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.
Entity Classification.   Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay a corporate income tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effects of our failure to meet the asset and gross income tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Under the rules for U.S. federal income tax audits of partnerships, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If a partnership elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any partnership in which we hold an interest will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment.
Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to the Operating Partnership in exchange for Operating Partnership interests. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the Manager under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Non-U.S. Investors in Operating Partnership.   Non-U.S. persons are generally exempt from U.S. federal income tax on a net basis if their activities consist solely of investing or trading in securities. A Non-U.S. person is, however, generally subject to U.S. net income taxation to the extent such Non-U.S. person is engaged in a U.S. trade or business and the relevant income is “effectively connected” to such U.S. trade or business as “effectively connected income” (“ECI”). The Operating Partnership intends to follow protocols established by the Manager to reduce the likelihood of the Operating Partnership from being treated as engaged in a U.S. trade or business or incurring ECI as a result of its investments and Non-U.S. holders of OP units are generally not expected to incur ECI as result of such investments. However, the treatment of its investment activities would be based on all the facts and circumstances and there can be no assurances that the IRS may not challenge the Operating Partnership’s treatment of its investment activities. However, it is possible that the Operating Partnership’s position be successfully challenged by the IRS or there may be changes of law such that the Operating Partnership may be treated as engaged in a U.S. trade or business even if the protocols are followed.
To the extent the Operating Partnership is not engaged in a U.S. trade or business or such income is not ECI, U.S.-source income paid to the Operating Partnership that is allocable to a Non-U.S. holder of OP units generally will be subject to a 30% withholding tax unless a lower rate or exemption applies pursuant to an applicable income tax treaty. Interest paid on investments held by the Operating Partnership is generally expected to qualify for the “portfolio interest” exemption contained in Section 881 of the Code. To the extent interest income qualifies for the “portfolio interest” exemption, such interest should generally be exempt from U.S. withholding tax. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a U.S. Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In the unexpected event that an investment pays interest that does not so qualify, it is possible that certain Non-U.S. OP unit holders (under the terms of an applicable income tax treaty) may be entitled to a reduced rate or complete exemption with respect to interest on such investments. Any Non-U.S. OP unit holder that is a governmental entity qualifying for the exemption from U.S. taxation under Section 892 of the Code with respect to certain investment income, or is a qualifying non-U.S. tax-exempt entity, may be exempt from the 30% withholding tax.
It is possible that the Operating Partnership may conduct activities or make investments that would result in the Operating Partnership being treated as engaged in a U.S. trade or business and give rise to ECI. If the Operating Partnership were engaged in a U.S. trade or business or otherwise realizes ECI, the Operating Partnership generally will be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. OP unit holder’s share of the Operating Partnership’s net ECI, and each Non-U.S. OP unit holder would be required to file U.S. tax returns and pay U.S. tax on its share of the Operating Partnership’s net ECI. ECI realized by a Non-U.S. OP unit holder generally will be subject to U.S. income tax on a net basis at graduated rates. A Non-U.S. OP unit holder that is a non-U.S. corporation that is (or is deemed to be) engaged in a trade or business also may be subject to an additional branch profits tax of 30% (subject to reduction by any applicable tax treaty) on its effectively connected earnings and profits (which generally will include any ECI realized with respect to its investment in the Operating Partnership), adjusted as provided by law.
Under certain provisions of the Code commonly referred to as FIRPTA, Non-U.S. OP unit holder generally will be taxed on their allocable share of gain derived from the disposition of U.S. real property interests (“USRPIs”) by the Operating Partnership, as well as gain realized on the disposition of their OP units to the extent attributable to the Onshore Partnership’s USRPIs. Under FIRPTA, Non-U.S. OP unit holders treat gain or loss from dispositions of USRPIs as ECI to the extent that the gain or loss is attributable to USRPIs held by the Operating Partnership and, therefore, are required to pay U.S. federal income taxes at regular U.S. rates on such gain or loss. Also, such gain may be subject to a 30% branch profits tax in the case of non-U.S. corporations. Gain realized by a Non-U.S. OP unit holder upon a disposition of its OP units in the will be treated as ECI subject to U.S. federal income tax to the extent attributable to USRPIs held by the Operating Partnership at the time of disposition. The Operating Partnership does not expect that its investments will be USRPIs, but the Operating Partnership may acquire USRPIs through foreclosures or otherwise.
Gain realized on the disposition (including by redemption) by a Non-U.S. OP unit holder of its OP units will be treated as ECI to the extent such gain is attributable to assets of the Operating Partnership that generate ECI or USRPIs, including for this purpose gain that is attributable to stock of a U.S. real property holding corporation, and may be subject to U.S. withholding tax under certain circumstances. Gain that is not attributable to assets that generate ECI or USRPIs generally would not be subject to U.S. federal income tax, except in the case of a Non-U.S. OP unit holder that is an individual and is present in the United States for 183 days or more in the taxable year of the sale and has a tax home for U.S. federal income tax purposes in the United States.
Taxation of U.S. Holders of Our Common Shares
U.S. Holder.   As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.   As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or qualified dividend income will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gain rates that currently generally apply to qualified dividend income distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, non-corporate U.S. holders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to qualified dividend income received by us) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified REIT dividends, but may be less than 20% of the amount of the U.S. holder’s qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. In addition, Treasury regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and

(ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the U.S. holder’s shares. Rather, such distributions will reduce the U.S. holder’s adjusted basis in the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long- term capital gain their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our shares will increase its basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed herein.
We must classify portions of our designated capital gain dividend into the following categories:
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a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a federal rate of up to 20%; or

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an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares consist proportionately of dividends of a particular type.
Qualified Dividend Income.   Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate and are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our undistributed REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States or is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or if the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividends are paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the shares becomes ex-dividend.
Sales of Our Common Shares.   Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
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the amount of cash and the fair market value of any property received on such disposition; and

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the U.S. holder’s adjusted basis in such common shares for tax purposes.

Gain or loss will be capital gain or loss if the common shares has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.
In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Shares.   A repurchase of our common shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then-outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “— Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Passive Activity Loss, Excess Business Loss and Investment Interest Limitation.   Dividends that we distribute and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common shares. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Medicare Tax.   Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common shares and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for qualified REIT dividends discussed above is not taken into account in computing net investment income.
Taxation of Non-U.S. Holders of Our Common Shares
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common shares, including any reporting requirements.
Ordinary Dividends.   The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains, and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where dividend income from a non-U.S. holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at the same rates and in the same manner as domestic holders with respect to such dividends, and such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. Such income may also be subject to the 30% branch profits tax, unless reduced or eliminated by an applicable income tax treaty, in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions.   Unless our common shares constitute a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (a) the holder’s proportionate share of our earnings and profits, plus (b) the holder’s basis in its common shares, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type, and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.
Capital Gain Dividends.   Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (“USRPI capital gains”) will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. In addition, we will be required to withhold tax at a rate equal to the maximum corporate income tax rate (currently 21%) on the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax, unless reduced or eliminated by treaty, in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on capital gains.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain dividend is received with respect to a class of shares that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of shares at any time during the year ending on the date on which the capital gain dividend is received. It is not anticipated that our common shares will be regularly traded on an established securities market.
Dispositions of Our Common Shares.   Unless our common shares constitute a USRPI, a sale of our common shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property held solely in a capacity as a creditor. Because we invest principally in mortgage loans and RMBS and hold such interests solely as a creditor, it is not currently anticipated that our common shares will constitute a USRPI. However, we cannot assure you that our common shares will not become a USRPI.
Even if the foregoing 50% test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT less than 50% of the value of which is treated as held directly or indirectly by non-U.S. holders at all times during a specified testing period, after applying certain presumptions regarding the ownership of our common shares as described in Section 897(h)(4)(E) of the Code. We cannot assure you that we will qualify as a domestically controlled qualified investment entity.
If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, and the purchaser of our common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, and a non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30%, unless reduced or eliminated by treaty, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.
Special FIRPTA Rules.   Special rules under FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. holders, including qualified foreign pension funds and their wholly-owned foreign subsidiaries and certain widely held, publicly traded qualified collective investment vehicles. Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common shares.
U.S. Federal Income Tax Returns.   If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common shares, including any reporting requirements.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% is required on dividends paid in respect of shares of our common shares to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of shares after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury Regulations are issued. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common shares.
Taxation of Tax-Exempt Holders of Our Common Shares
Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.
To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxation of REITs in General — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association or supplemental unemployment benefit trust exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, or a single-parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set-aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•
it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that shares owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•
either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look-through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participants and will retain the character and U.S. federal income tax consequences applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Our Common Shares.   In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Broker-dealers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common shares sold, in which case your broker-dealer will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Common Shares.   We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends,

regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non- U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common shares.
State and Local Taxes
We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.
Tax Shelter Reporting
If a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to each series of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Material U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The purchase price for shares purchased under our distribution reinvestment plan is equal to the transaction price at the time the distribution is payable (calculated using the most recently determined monthly NAV). The most recently determined monthly NAV is generally based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) prior to the distribution. Shareholders do not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan. Any annual shareholder servicing fees with respect to our shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of such series, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, any series specific management fees, intermediary manager fees or accruals/allocations of the performance participation interest may also reduce the NAV, or alternatively, the distributions payable with respect to shares of a series, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that series purchased in our private offering. In addition, as agent for the holders of OP Units other than the Company or its affiliates and who opt in to participating in the plan, the Operating Partnership will apply all distributions declared and paid in respect of the OP Units held by each participant, to the purchase of shares for such participant having the same series designation as the applicable series of OP Units to which such distributions are attributable.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders; provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.
Share Repurchase Plan
We adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their shares. We expect to begin the share repurchase plan on the last calendar day of the first full calendar quarter following the date of the Initial Closing. We may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “Item 11 Description of Registrant’s Securities to be Registered — Share Repurchases.”
Human Capital
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Manager or its affiliates pursuant to the terms of the Management Agreement and Declaration of Trust. See “Item 1 Business — Management Agreement.”

Our Private Offering
Angel Oak Residential Evergreen Trust is conducting an ongoing private offering of its common shares in reliance on an exemption from the registration requirements of the Securities Act to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). We are offering on a continuous basis an unlimited number of common shares of beneficial interest, par value of $0.01 per share (i) unlimited common shares designated as Series A shares and (ii) unlimited common shares designated as Series B shares. Certain investors will invest in OP units in the Operating Partnership instead of shares of the Company.
Initially, we are offering to suitable investors a combination of our Series A and Series B shares. The Initial Closing of the private offering will occur in the sole discretion of the Company and on the timing determined by the Company. The Initial Closing is not expected to occur prior to the time this Registration Statement has become effective although the timing of the Initial Closing is subject to our discretion.
The minimum initial investment in Series A and Series B shares is $1,000 subject to waiver by the Company or an affiliate of the Company in their sole discretion, and the minimum subsequent investment in such shares is $500 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, the Manager may elect to accept smaller investments in its discretion.
Once this Registration Statement becomes effective, we will become obligated to file annual, quarterly and current reports and other documents with the SEC.
The Company does not currently intend to register any common shares under the Securities Act. The common shares of the Company will not be listed for trading on a stock exchange or other securities market.
Following the Initial Closing, we intend to continue our private offering of any combination of Series A and Series B shares.
The per share purchase price for our common shares initially will be $20.00. After the Initial Closing, each series of shares will be sold at the then-current transaction price, which is generally based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) prior to the subscription date, plus upfront selling commissions, if any, applicable to the series of common shares. Although the offering price for our common shares will generally be based on the most recently determined monthly NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such share more appropriately than the most recently determined monthly NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the month of such most recently determined monthly NAV. Each series of shares may have a different NAV per share and/or distributions because annual shareholder servicing fees differ with respect to each series.
Initially, the shares are being offered to investors either directly by the Company, Angel Oak or an affiliate, or through one or more financial intermediaries engaged by the Manager for such purpose and not through an intermediary manager. However, we may engage an intermediary manager to fulfill that role as contemplated herein in the future, and that intermediary manager may be a registered broker-dealer affiliated with the Manager or unaffiliated with the Manager. There is no guarantee when this engagement will occur, if at all. In the event we engage an intermediary manager, such intermediary manager will offer the shares on a “best efforts” basis. In the event we engage an intermediary manager in the future, the intermediary manager would manage our relationships with participating broker-dealers and financial advisors, and coordinate marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the private offering, our investment strategies, material aspects of our operations and subscription procedures. To the extent we engage an intermediary manager, such intermediary manager may receive payments from the Manager in respect of various activities that are not directly attributable to the private offering or any other offering conducted by an Angel Oak affiliate. Without limitation, these payments may relate to a periodic retainer for administrative support services, which may focus on supervision of the FINRA registered representatives and their sales practices, including related compliance oversight activities. The intermediary manager may also be entitled to reimbursement from the

Manager for out-of-pocket costs incurred in connection with the foregoing services. In addition, certain employees of Angel Oak could become registered representatives of the intermediary manager and could be compensated by the Manager or an affiliate of Angel Oak based on a variety of factors, including the amount of capital they raise for Angel Oak private funds and Other Angel Oak accounts. In the event we engage an intermediary manager in connection with the private offering, we may pay to the intermediary manager intermediary manager fees, annual shareholder servicing fees and upfront fees with respect to certain series of shares purchased by investors. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Because any engagement with an intermediary manager for the private offering would be on a “best efforts” basis, any such intermediary manager and the participating broker-dealers would be required to use only their best efforts to sell the shares and they would have no firm commitment or obligation to purchase any of the shares, which means that no underwriter, broker-dealer or other person would be obligated to purchase any shares.
We do not currently expect to pay any fees to an intermediary manager in connection with the private offering, but such fees may be paid in the future with respect to existing share classes or series or new share classes or series and vary among different classes or series. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
From time to time, we or the Manager may enter into agreements with placement agents or broker-dealers to offer our common shares.
All investors must make customary representations, including those needed to show that the investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The share series have different management fees and may in the future have different Upfront Sales Loads, annual shareholder servicing fees and intermediary manager fees.
The minimum initial investment in Series A and Series B shares is $1,000 subject to waiver by the Company or an affiliate of the Company in their sole discretion, and the minimum subsequent investment in such shares is $500 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, the Manager may elect to accept smaller investments in its discretion.
If you are eligible to purchase each series of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and any fees attributable to each series of shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the one or more series of common shares you may be eligible to purchase.
We reserve the right to terminate the private offering at any time and to extend our offering term to the extent permissible under applicable law. We may offer additional classes or series of our common shares and OP Units in the future, with each class or series having a different Upfront Sales Load and expense structure.
The Manager has agreed to advance all of our organization and offering expenses on our behalf (but excluding the ongoing shareholder servicing fee) through the first anniversary of the date of the Initial Closing for the private offering. Organizational and offering expenses shall include, without limitation, total underwriting and brokerage discounts and commissions, expenses for drafting, printing and amending the PPM or supplementing the PPM, expenses for drafting and amending the Registration Statement and exhibits to be filed with the SEC, travel (including airfare consistent with the Manager’s travel policy, meals, lodging and entertainment), legal (whether in-house or outside counsel), tax professionals (whether in-house or outside tax professionals), salaries of employees while engaged in sales activity, mailing and distributing, telephone and other telecommunications, all advertising and marketing (including design and website expenses and the costs related to investor and broker-dealer sales meetings), capital raising, consulting, accounting, regulatory compliance (including, as applicable, the initial registrations, filings and compliance contemplated by the AIFMD or any similar law, rule or regulation), any administrative or other filings in connection with the structuring, organization, negotiation, funding and start-up of the Company and the Operating Partnership, including printing and document production costs, long distance telephone charges, postage and delivery charges and the preparation of, and negotiations with respect to, our offering documents, investor presentations and other marketing materials, our governing documents, subscription agreements, any side letters or similar agreements, agreements with broker-dealers and any other similar agreements, agreements with any depositary required to be appointed pursuant to the AIFMD or any other applicable law, reasonable bona fide due diligence expenses and other out-of-pocket costs and expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of an intermediary manager in the performance of wholesaling activities, costs in connection with preparing sales materials, design and website expenses, fees, expenses and charges of our escrow agent, transfer agent, registrars, trustees (including the board), subscription processing, depositaries and experts, fees to attend retail seminars sponsored by participating broker-dealers, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws. There will be no cap on organizational or offering expenses.
We will reimburse the Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the date of the Initial Closing for the private offering. After the first anniversary of the date of the Initial Closing for the private offering, we will reimburse the Manager for any organization and offering expenses associated with the private offering that it incurs on our behalf as and when incurred. The Manager may elect to receive all or a portion of such reimbursements in the form of cash, shares of the Company and/or OP Units.
After the first anniversary of the Initial Closing, we will reimburse the Manager for any organization and offering expenses that it incurs on our behalf as and when incurred.
Certain ERISA and Related Considerations
The discussion below summarizes certain aspects of ERISA and the Code that may affect a decision by a Plan to invest in the Company. The following discussion is general in nature and not intended to be all-inclusive. The discussion is based on law in effect on the date of this Registration Statement and is subject to any subsequent changes therein. Investors should not look to the following discussion as legal advice. Rather, each prospective investor in the Company should seek advice regarding ERISA, the Code and the potential fiduciary obligations and prohibited transactions and exposure to liability thereunder from each such investor’s independent ERISA and tax counsel. The sale of shares to a Plan is in no respect a representation or recommendation by the Company, Angel Oak or any other person associated with the private offering that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
General Fiduciary Matters
ERISA is a broad statutory framework that governs most U.S. employee benefit plans. ERISA and the rules and regulations of the U.S. Department of Labor (“DOL”) under ERISA contain provisions that should be considered by fiduciaries of Plans subject to ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Company satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that (i) the investment satisfy the prudence and diversification standards of ERISA, (ii) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (iii) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (iv) the investment not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
In considering an investment in the Company of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Company, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code or any Similar Laws relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws, the role that an investment in the Company has in the Plan’s investment portfolio, taking into account the Plan’s purposes, the risk of loss and the potential return in respect of such investment, the composition of the Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cashflow needs of the Plan and the projected return of the portfolio relative to the Plan’s funding objectives.

It should be noted that the Company will invest its assets in accordance with the investment strategy expressed herein and that neither the Company, Angel Oak nor any of their affiliates has any responsibility for developing an overall investment strategy for any Plan or for advising any Plan as to the advisability or prudence of an investment in the Company. Rather, it is the obligation of the appropriate fiduciary for each Plan to consider whether such an investment by the Plan, when judged in light of the overall portfolio of the Plan, will meet the prudence, diversification, prohibited transaction and other applicable requirements of ERISA, Section 4975 of the Code and any applicable Similar Laws.
Prohibited Transaction Issuers
ERISA and Section 4975 of the Code generally prohibit a fiduciary from causing a Benefit Plan Investor to engage in a broad range of transactions involving the assets of the Benefit Plan Investor and persons having a specified relationship to the Benefit Plan Investor (“parties in interest” under ERISA and “disqualified persons” under the Code) unless a statutory or administrative exemption applies. Section 4975 of the Code may impose an excise tax on disqualified persons in respect of non-exempt prohibited transactions involving the assets of the Benefit Plan Investor. Generally speaking, parties in interest for purposes of ERISA also qualify as disqualified persons under Section 4975 of the Code.
The acquisition of the shares with “plan assets” of a Benefit Plan Investor with respect to which the Company, the Manager or any of their respective affiliates is considered a party in interest or a disqualified person could result in a prohibited transaction, unless the acquisition complies with an applicable statutory, regulatory or administrative exemption. The DOL has issued a number of prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition of shares. These class exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts), and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief for certain transactions from the prohibited transaction provisions of ERISA and Section 4975 of the Code, provided that neither the party in interest or the disqualified person, as applicable, nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction, and provided further that the Benefit Plan Investor receives no less, and pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring shares in reliance on any of these exemptions or any other exemption should carefully review the exemption in consultation with their legal advisors to assure its applicability. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
PROSPECTIVE INVESTORS THAT ARE SUBJECT TO THE PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE SHOULD CONSULT WITH THEIR COUNSEL AND ADVISORS (I) REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE THAT ARE RELEVANT TO AN INVESTMENT IN THE COMPANY AND (II) TO CONFIRM THAT SUCH AN INVESTMENT WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION OR ANY OTHER VIOLATION OF AN APPLICABLE REQUIREMENT OF ERISA OR SECTION 4975 OF THE CODE.
Governmental and Other Plans
“Governmental plans,” certain “church plans,” and non-U.S. plans, while not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws. Decision-makers for any such plans should consult with their counsel before making an investment in the Company.
Plan Asset Issues
Additionally, the DOL has promulgated a final regulation under ERISA, 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”), which, as modified by Section 3(42) of ERISA, specifies circumstances under which the underlying assets of an entity in which a Benefit Plan Investor invests will be considered to be assets of the Benefit Plan Investor for purposes of applying the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction restrictions of Section 406 of ERISA and the related prohibited transaction and excise tax provisions of Section 4975 of the Code (the “Look Through Rule”). If the assets of the Company were deemed assets of a Benefit Plan Investor, the persons who manage the Company might be deemed fiduciaries of the investing Benefit Plan Investor for purposes of ERISA Title I or Section 4975 of the Code, and the operation of the Company would become subject to ERISA and Section 4975 of the Code.
Under the Plan Asset Regulations, the Look Through Rule will not apply and, therefore, the assets of the Company will not be deemed assets of any investing Benefit Plan Investor if (i) the shares of the Company are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations or (ii) either (x) the Company qualifies as an “operating company,” including a “venture capital operating company” (a “VCOC”) or a “real estate operating company” (a “REOC”), or (y) equity participation in the Company by Benefit Plan Investors is not “significant” (i.e., less than 25% of each class of the outstanding shares in the Company are held by Benefit Plan Investors, as calculated in accordance with the Plan Asset Regulations) (the “25% Limit”).
Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) either (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) part of a class of securities that is registered under Section 12 of the Exchange Act.
In general, the Plan Asset Regulations provide that an entity qualifies as a VCOC if (1) on the date of the entity’s first long-term investment (that is not a short-term investment pending long-term commitment), and on at least one day during each subsequent annual valuation period thereafter, at least 50% of the entity’s assets, valued at cost, are invested in operating companies (including REOCs but excluding VCOCs) with respect to which the entity obtains direct contractual rights to substantially participate in, or substantially influence, the conduct of the management of the operating company, and (2) the entity, in the ordinary course of its business, actually exercises such management rights with respect to one or more of the operating companies in which it invests. In general, the Plan Asset Regulations provide that an entity qualifies as a REOC if (A) on the date of the entity’s first long-term investment (that is not a short-term investment pending long-term commitment), and on at least one day during each subsequent annual valuation period thereafter, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is being managed or developed with respect to which the entity has the right to substantially participate directly in such property management or development activities, and (B) the entity, in the ordinary course of its business, actually exercises such property management or development rights.
Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (any such person, a “Controlling Person”).
During such times as the shares of the Company are not considered “publicly-offered securities” under the Plan Asset Regulations, we intend to use reasonable efforts to either (a) organize and operate the Company so as to qualify as a VCOC or a REOC or (b) limit investment in the Company by Benefit Plan Investors to comply with the 25% Limit. Consequently, we intend to proceed on the basis that assets of the Company will not constitute “plan assets” as defined in the Plan Asset Regulations and that, therefore, the Company will not be subject to ERISA or Section 4975 of the Code. If the Company elects to comply with the 25% Limit, no subscriptions for common shares made by Benefit Plan Investors will be accepted, and no transfers of common shares will be permitted, to the extent that such investment or transfer would cause the Company to exceed the 25% Limit. In addition, because the 25% Limit is to be calculated upon every subscription to or redemption from the Company, we will have the authority, in our sole discretion, to require the withdrawal of all or some of the common shares held by any Benefit Plan Investor if the continued holding of such common shares could cause the Company to be subject to ERISA or Section 4975 of the Code and to take any action to avoid having the assets of the Company characterized as “plan assets” of any Benefit Plan Investor.
Reporting Obligations
ERISA Plans may be required to report certain compensation paid by the Company (or by third parties) to the Company’s service providers as “reportable indirect compensation” on Schedule C to their Form 5500 Annual Returns (“Form 5500”). To the extent that any compensation arrangements described herein constitute reportable indirect compensation, the disclosures in this Registration Statement are intended, to the extent permitted under applicable DOL guidance, to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for the purposes of Schedule C to the Form 5500.
ACCEPTANCE OF INVESTMENT OF ANY PLAN INVESTOR IS IN NO RESPECT A RECOMMENDATION OR REPRESENTATION BY THE COMPANY, THE MANAGER OR ANY OTHER PARTY THAT SUCH INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO SUCH PLAN INVESTOR OR THAT THE INVESTMENT IS APPROPRIATE OR SUITABLE FOR SUCH PLAN INVESTOR. EACH PLAN INVESTOR FIDUCIARY SHOULD CONSULT WITH ITS OWN LEGAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THE SPECIFIC REQUIREMENTS APPLICABLE TO SUCH PLAN INVESTOR.

ITEM 1A   RISK FACTORS
Risks Related to Our Business and Operations
We are a newly formed entity with no operating history, and there is no assurance that we will achieve our investment objectives.
We are a newly formed entity with no operating history and we may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Manager or its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our common shares may entail more risk than an investment in a REIT or other entity with a substantial operating history.
You will not have the opportunity to evaluate our future investments before we make them, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, which makes your investment more speculative.
We have not yet acquired or identified all of the investments we may make. We are not able to provide you with any information to assist you in evaluating the merits of any specific investments, except for investments that may be described in this Registration Statement or in one or more supplements to this Registration Statement. We seek to invest substantially all of the net offering proceeds from our private offering, after the payment of fees and expenses, in accordance with our investment objectives and strategy. However, because you are unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Manager to select suitable and successful investment opportunities. Further, we may not have the opportunity to evaluate or approve investments made by entities in which we invest. You will likewise have no opportunity to evaluate our future transactions and investments made by us. The Manager has broad discretion in selecting the types of investments we will make. These factors may increase the risk of your investment.
We are dependent on the Manager and certain key personnel of Angel Oak that are or will be provided to us through the Manager and may not find a suitable replacement if the Manager terminates the management agreement or such key personnel are no longer available to us.
We are externally managed by the Manager and all of our officers are employees of Angel Oak. We have no separate facilities and are substantially reliant on the Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on the Manager’s access to the professionals and principals of Angel Oak as well as information and loan originations generated by Angel Oak Mortgage Solutions. The employees of Angel Oak and the Manager identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the members of the senior management team of the Manager, or of a significant number of investment professionals or principals of Angel Oak, could have a material adverse effect on us. We can offer no assurance that the Manager will remain our manager or that we will continue to have access to Angel Oak’s, including the Manager’s, senior management. We are subject to the risk that the Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.
The Angel Oak personnel provided to the Manager, as our external manager, are not required to dedicate a specific portion of their time to the management of our business.
Neither the Manager nor Angel Oak is obligated to dedicate any specific personnel exclusively to us nor is the Manager or its personnel obligated to dedicate any specific portion of their time to the management of our business. Key personnel provided to us by the Manager may become unavailable to us as a result of their departure from Angel Oak or for any other reason. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business, and Angel Oak, including the Manager, may have conflicts in allocating their time, resources and services among our business and any other entities they manage, and such conflicts may not be resolved in our favor. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The

Manager and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.
The Manager manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.
Our board of trustees will approve very broad investment guidelines that delegate to the Manager the authority to execute and manage investments on our behalf, in each case so long as such investments are consistent with the investment guidelines and our Declaration of Trust. There can be no assurance that the Manager will be successful in applying any strategy or discretionary approach to our investment activities. Our board of trustees reviews our investment guidelines and our investment portfolio periodically. Our board will review our investment guidelines and investment portfolio periodically. The prior approval of our board or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with the Manager and its affiliates) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees rely primarily on information provided to them by the Manager. Furthermore, transactions entered into on our behalf by the Manager may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of trustees.
Valuations and appraisals of our investments are estimates of fair value and may not necessarily correspond to realizable value.
The Manager will calculate the fair value of our investments based on factors it considers relevant, such as data obtained from the Manager’s experience in the market, the most recent values provided by third-party independent appraisers, pricing services or brokers, where applicable, and input from real estate brokerage firms and/or real estate debt consulting professionals. The Manager may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Manager. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the estimated fair value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between the estimated fair value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of our common shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Manager and an intermediary manager, if applicable, to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price an investor will pay for our common shares in our private offering and the price at which an investor’s shares may be repurchased by us pursuant to our share repurchase plan are generally based on our NAV as of the last calendar day of the month that is generally 2 months (approximately 60 days) prior to the subscription or repurchase date, an investor may pay more than realizable value or receive less than realizable value for its investment.

Adverse economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate sector, could cause our shareholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets, and our cash flow could be materially adversely affected. These economic events could result from war or other conflicts, trade policy (including the impact of tariffs), actual or perceived instability in the U.S. banking system, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies and may adversely affect the global economy and our investments. In addition, if we determine to sell investments to satisfy repurchase requests, we may not be able to realize the return on such investments that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.
Your interest in us will be diluted if we issue additional shares.
Holders of our common shares will not have preemptive rights to any shares we issue in the future. Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited common shares designated as Series A shares, unlimited common shares designated as Series B shares, and an unlimited number of shares designated as preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”). After you purchase our common shares in our private offering, our board of trustees may elect, without shareholder approval, to, among other things: (1) sell additional common shares (of existing classes or such classes as may be designated by our board of trustees from time to time) in this or any future offering; (2) issue common shares upon the exercise of the options we may grant to our independent trustees or future employees; (3) issue common shares to the Manager, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or for the management fee or performance interest or expense reimbursements; or (4) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares in the future after your purchase of common shares in our private offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid registering as an investment company. See “Item 1 Business — Operating and Regulatory Structure — Investment Company Act Considerations.”
We presently intend to conduct our business primarily through our wholly owned subsidiaries. Thus, we believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities; rather, we will be primarily engaged in the business of owning and operating our subsidiaries. Similarly, we intend to conduct our operations so that we do not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We expect that the majority of our business will be conducted through our primary subsidiary. To the extent that, on an unconsolidated basis the value of its investment securities, which may include subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7), were to exceed 40% of the value of its total assets, exclusive of cash and U.S. government securities, then we believe that it will not be deemed an investment company because to the extent it is able to rely on Section 3(c)(6) of the Investment Company Act. It will in turn primarily engage in the origination, acquisition, financing of a portfolio of primarily real estate debt investments through subsidiaries of its own, the majority of which will be able to individually rely upon Section 3(c)(5)(C). Accordingly, because we will own a majority of the outstanding voting securities of the subsidiary, we believe that we will not be deemed an investment company under Section 3(a)(1)(A) or 3(a)(1)(C) of the Investment Company Act so long as it is able to maintain its exemption under Section 3(c)(6). Additionally, if the Company in the future directly invests in real estate-related debt securities rather than indirectly through our subsidiaries, we may also rely on Section 3(c)(6) of the Investment Company Act.
Section 3(c)(6) of the Investment Company Act excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. In the context of a parent company conducting its business through its majority owned subsidiaries relying upon the Section 3(c)(5)(C) exclusion, we interpret the “primarily engaged” element of the 3(c)(6) exclusion to generally depend on where the parent deploys its assets and on where the parent derives its income.
Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of “Qualifying Interests” and at least 80% of its portfolio must be comprised of Qualifying Interests and “Real Estate-Related Interests” (and no more than 20% comprised of non-qualifying or non-real estate-related assets).
As a consequence of our subsidiaries seeking to maintain compliance with Sections 3(c)(6) or Section 3(c)(5)(C) of the Investment Company Act on an ongoing basis, our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. In particular, a change in the value of any of our assets could negatively affect our ability to maintain an exclusion from registration under the Investment Company Act and cause the need for a restructuring of our investment portfolio.
For example, these restrictions may limit our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. We and our subsidiaries may, however, invest in such securities to a certain extent so long as we maintain compliance with the applicable tests.
In addition, seeking to maintain an exclusion from registration under the Investment Company Act may cause us and/or our subsidiaries to acquire or hold additional assets that we might not otherwise have acquired or held or dispose of investments that we and/or our subsidiaries might not have otherwise disposed of, which could result in higher costs or lower proceeds to us than we would have paid or received if we were not seeking to comply with such requirements. Thus, maintaining an exclusion from registration under the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.
We assess our subsidiaries’ compliance with Section 3(c)(5)(C) by reference to SEC staff no-action positions and other guidance. No-action positions are based on specific factual situations that may be substantially different from the factual situations our subsidiaries may face, and a number of the no-action positions relevant to our business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.
To the extent that the SEC or its staff provide new specific guidance the exemptions under Section 3(c)(5)(C) or 3(c)(6) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Adverse economic conditions and other events or occurrences that negatively affect the general economy in the United States or the residential mortgage or real estate markets may materially and adversely affect our results of operations.
Our operations may be materially affected by conditions in the residential mortgage and real estate markets, the financial markets and the economy generally. In recent years, concerns about the mortgage market, significant declines in home prices, increases in home foreclosures, high unemployment, the availability and cost of credit and rising government debt levels, as well as inflation, energy costs, U.S. budget debates, global economic lethargy, geopolitical unrest across various regions worldwide and European sovereign debt issues, have from time to time contributed to increased volatility and uncertainty in the economy and financial markets. The mortgage market continues to be adversely affected by tightened lending standards and decreased availability of credit since the 2008 financial crisis. This has an impact on new demand for homes, which may compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates (or losses) and mortgage loan delinquencies. Any stagnation in or deterioration of the mortgage or real estate markets may limit the Company’s ability to acquire mortgage loans on favorable terms. Declines in the market values of the Company’s investments may adversely affect its results of operations and credit availability and cost, which may reduce earnings and, in turn, cash available for distribution.
Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.
Our operations may be materially affected by conditions in the mortgage market, the residential and commercial real estate markets, the financial markets and the economy generally. Ongoing concerns about the mortgage market and real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, continue to contribute to market volatility. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The disruption in the mortgage market may contribute to a decline in demand for homes, which may compress the homeownership rate and weigh heavily on home prices. There is a strong correlation between home price growth rates and mortgage loan delinquencies.
Additionally, risks associated with the Company’s business may be more severe during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. Therefore, if a recession is combined with declining real estate values, as was the case in the 2008 economic downturn, defaults on mortgages may increase dramatically. adversely affecting the performance and market value of mortgage-backed securities and issuers backed by mortgage-backed securities.
In the event of a default on a mortgage underlying a Non-Agency RMBS (as defined below) in the Company’s portfolio, it will bear the risk of loss as a result of the potential deficiency between the value of the collateral and the debt owed on the mortgage, as well as the costs and delays of foreclosure or other remedies including the costs of maintaining and ultimately selling a property after foreclosure.
“Non-Agency RMBS” are securitized bonds backed by residential mortgages from across the United States. Any sustained period of increased payment delinquencies, defaults, foreclosures or losses on non-Agency RMBS could adversely affect the Company’s revenues, results of operations, financial condition and business prospects.
Wars and international conflicts, such as the Israeli-Palestinian conflict, the ongoing military conflict between Russia and Ukraine, and the conflict between the U.S., Israel, and Iran, among other countries in the Middle East have caused disruption to global financial systems, trade and transport, among other things. In response, the U.S. and multiple other countries have put in place sanctions and other severe restrictions and prohibitions in certain of the countries involved, as well as related individuals and businesses. While the Company’s investments are principally in U.S. residential mortgage-related assets, international conflicts may indirectly affect the Company’s performance through their impact on U.S. interest rates, employment levels, consumer confidence, housing demand, and the broader macroeconomic environment. The severity and duration of these conflicts and their impacts on global economic and market conditions are impossible to predict, and as a result, could present material uncertainty and risk with respect to the Company and the performance of its investments and operations, and the ability of the Company to achieve its investment objectives. Similar risks will exist to the extent that any service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, Israel, the State of Palestine, Iran or the immediate surrounding areas or rely on inputs and/or outputs of such areas.
We may face risks associated with the escalation of political tensions between the United States and other countries.
Political tensions between the United States and other counties, including the People’s Republic of China have escalated at times, including as a result of new and increased tariffs on goods imposed by the United States. Rising political tensions could reduce levels of trade, investments, technological exchanges and other economic activities between, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on securities prices and the liquidity of our investments.
We face risks associated with the deployment of our capital.
In light of the nature of our private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares in our private offering or any future private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering net proceeds, and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.
The business of identifying, structuring and completing attractive investments is highly competitive and involves a high degree of uncertainty. In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. For example, we will continue to pay the Manager the management fee based on our NAV, which includes cash, money market accounts and other similar temporary investments. This could cause a substantial delay in the time it takes for a shareholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to our shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall investment returns and dividend distribution yields. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, we may be materially and adversely affected.
We operate in a highly competitive market for investment opportunities.
The success of the Company depends, in large part, on the availability of a sufficient number of investment opportunities that fall within the Company’s investment objectives and the ability of the Manager to identify, negotiate, close, manage and exit those investment opportunities. The activity of identifying, completing and realizing attractive investments is highly competitive and involves a high degree of uncertainty, especially with respect to timing. There can be no assurance that the Manager will be able to locate and complete investments which enable the Company to invest all of its committed capital in opportunities that satisfy the Company’s investment objectives or realize the value of these investments, nor can there be any assurance that the Company will be able to make investments on favorable terms and conditions. Failures in identifying or consummating investments on satisfactory or favorable terms could reduce the number of investments that are completed, reduce the Company’s returns, and slow the Company’s growth.
We will compete for the right to make investments with an ever-increasing number of other parties, including other consortia and companies, other private investment funds as well as individuals, financial institutions and other institutions, some of which may have greater resources than the Company. As a result of such competition, the Company may have difficulty in making certain investments or, alternatively, the Company may be required to make investments on economic terms less favorable than anticipated. If the Company fails to make new investments or makes investments on less favorable terms, the Company’s financial condition and results of operations could be materially and adversely affected and the objective of the Company may not be achieved.
We are subject to certain risks related to recent developments in the banking industry.
We rely upon third-party banks or other custodians to hold and safeguard client assets and provide credit facilities that may be used to pay expenses and purchase new investments. While the we carefully select and monitor our custodians, there is no guarantee that such custodians will not experience financial difficulties or otherwise fail, which could prevent us from accessing client funds, securities, or credit facilities. In addition, we would expect the Company’s operations to be adversely impacted in the event that one or more credit facilities closed or experienced distress. In those circumstances, the bank or financial institution might not be in a position to honor its obligations, and the Company might not be able to secure replacement financing or capabilities at all or on similar terms. The Manager could be prevented from making timely distributions in the event a banking counterparty is shut down by regulators. These events could negatively impact our operations.
Furthermore, the Company regularly maintains cash balances at banks or other custodians in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. The Company’s access to cash in amounts adequate to pay expenses, purchase new investments and otherwise operate its business could be significantly impaired by the financial institutions with which it maintains cash balances to the extent such financial institutions face liquidity constraints or failures. In addition, investor concerns regarding the U.S. or international financial systems may increase the risk of default of particular investments, negatively impact market value, increase market volatility and cause credit spreads to widen and reduce liquidity, all of which could have a material adverse effect on the performance of the Company’s investments, returns and the ability of the Company to make and/or dispose of investments. No assurance can be given as to the effect of any such events on the value of, or markets for, investments, or the Company’s ability to recover therefrom. In addition, while it is not possible at this time to predict the extent of the impact that the failure of any bank or other financial institution, or any related high market volatility and instability of the banking sector resulting from any such failure, could have on economic activity and Angel Oak in particular, any such failure and the measures taken by governments, businesses and other organizations in response to such events could adversely impact Angel Oak, the Company and its investments.
The lack of liquidity in our assets may have a material adverse effect on us.
The investments made or to be made by us in our target assets may be or may become illiquid. Market conditions could significantly and negatively impact the liquidity of these investments. Illiquid assets typically experience greater price volatility, as a ready market may not exist, and can be more difficult to value. It may be difficult or impossible to obtain third-party pricing on the assets that we acquire. If third-party pricing is obtained, validating such pricing may be more subjective than it would be for more liquid assets due to the uncertainties inherent in valuing assets for which reliable market quotations are not available. Any illiquidity of our assets may make it difficult for us to sell such assets on favorable terms or at all. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the intrinsic value of the assets and/or the value at which we previously recorded such assets.
Assets that are illiquid are more difficult to finance. When we use leverage to finance assets and such assets subsequently become illiquid, we may lose or be subject to reductions on the financing supporting our leverage. Assets tend to become less liquid during times of financial stress, which is often when liquidity is most needed. As a result, our ability to sell assets or vary our portfolio in response to changes in economic and other conditions may be limited by liquidity constraints, which could have a material adverse effect on us.
Additionally, we have engaged, and intend to continue to engage, in securitizations to finance the acquisition and accumulation of mortgage loans or other mortgage-related assets that are expected to be subject to the credit risk retention rules of the SEC that generally require the sponsor of asset-backed securities to retain not less than 5% of the credit risk of the assets collateralizing the issuer’s securities (“U.S. Risk Retention Rules”). Securitizations for which we act as “sponsor” (as defined in the U.S. Risk Retention Rules), or for which we act as co-sponsor and are selected to be the party obligated to comply with the U.S. Risk Retention Rules, generally require us (or a “majority-owned affiliate” within the meaning of the U.S. Risk Retention Rules) to retain a 5% interest in the related securitization issuing entity (the “Risk Retention Securities”). The Risk Retention Securities are generally required to be (1) a first loss residual interest in the issuing entity representing 5% of the fair value of the securities and other interests issued as part of the securitization transaction (a “horizontal slice”), (2) 5% of each class of the securities and other interests issued as part of the securitization transaction (a “vertical slice”) or (3) a combination of a horizontal slice and a vertical slice that, in the aggregate, represents 5% of the transaction. Regardless of the form of risk retention selected, it is expected that we or a majority-owned affiliate will be required to hold the Risk Retention Securities until the end of the time period required under the U.S. Risk Retention Rules (i.e., the respective risk retention holding period). We are expected to be generally prohibited from hedging the credit risk of the Risk Retention Securities or from financing the Risk Retention Securities except on a “full recourse” basis in accordance with the U.S. Risk Retention Rules. Accordingly, some of our securitizations will require us to hold Risk Retention Securities for an extended period and contribute to the lack of liquidity in our assets, which may have a material adverse effect on us. In addition, in certain cases, we may also covenant to retain an interest, and to take certain other action, with respect to such securitizations for purposes of the Regulation (EU) 2017/2402 (the “EU Securitization Rules”), and we may covenant to retain an interest, and to take certain other action, with respect to certain future securitizations for purposes of the EU Securitization Rules and the UK securitization rules under the relevant sections of the UK Financial Services and Markets Act 2000, the Securitisation Regulations 2024 (SI 2024/102) made on 29 January 2024, the securitization part of the rulebook of published policy of the UK Prudential Regulation Authority and the securitization sourcebook of the Financial Conduct Authority (together the “UK Securitization Rules” and together with the EU Securitization Rules, the “EU/UK Rules”); and, in each case, this has subjected us, or will subject us, to certain risks, including risks, such as the requirement to comply with risk retention obligations specified by the EU/UK Rules similar in part to those that arise under the U.S. Risk Retention Rules as well as certain transparency and reporting obligations.
We may face risks associated with our target jurisdictions.
The mortgage loans which the Company purchases and in which the Company directly and indirectly invests through RMBS, CMBS or other investments may be concentrated in a specific state or states. Weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time. Properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters. Declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios. Any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans. Natural disasters, such as wildfires, hurricanes, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans. In addition, certain areas in the United States may be considered at risk with respect to terrorist attacks, which could affect property values and rates of loan default and delinquency.
We are subject to risks investing outside of the United States, including business uncertainties, currency exchange risks and political, social and economic uncertainty.
We may invest a portion of our net assets in assets located, or secured by properties located, outside the United States. In addition to business uncertainties and currency exchange risks, such investments may be affected by political, social and economic uncertainty affecting a country or region. Many foreign markets are not as developed or as efficient as those in the United States, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly as to bankruptcy and reorganization. Financial accounting and auditing standards and practices may differ, and there may be less publicly available information in respect of such companies. For a company that keeps accounting records in local currency, inflation accounting rules in some countries require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of real estate and companies. Accordingly, our ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.
We may be subject to additional risks which include possible adverse political and economic developments, possible seizure or nationalization of foreign deposits and possible adoption of governmental restrictions which might adversely affect payment to investors located outside the country of the obligor, whether from currency blockage or otherwise. Furthermore, some of the investments and/or the income they generate may be subject to taxes levied by governments which have the effect of increasing the cost of such investments and reducing the realized gain or increasing the realized loss on such investments at the time of sale. Income received by us from sources within some countries may be reduced by withholding and other taxes imposed by such countries. Any such taxes paid by us will reduce our net income or return from such investments and our ability to make distributions. While we may take these factors into consideration in making our investment decisions, no assurance can be given that we will be able to fully avoid these risks.
Inflation may materially and adversely affect us.
Inflation in the United States has accelerated in the past and may continue to do so in the future. It remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, any may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. For example, wages and prices of inputs increase during periods of inflation, which negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.
Moreover, as inflation increases, the real value of our investments and distributions therefrom can decline. If we are unable to increase the revenue and profits of our investments at times of higher inflation, we may not be able to pay out higher distributions to shareholders to compensate for the relative decrease in the value of money, thereby affecting the expected return of investors.
We could be subject to misconduct and unauthorized conduct from third party providers, which could result in litigation or serious financial harm.
Misconduct by employees of the Manager or its affiliates or by our third-party service providers could cause us significant losses. Employee misconduct may include binding us to transactions that present unacceptable risks and unauthorized activities or concealing unsuccessful activities (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including failing to record transactions or improperly performing custodial, administrative and other responsibilities. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting our business prospects. There can be no assurance that the measures that we, the Manager and its affiliates expect to implement to prevent and detect employee misconduct and to select reliable third-party providers will be effective in all cases.
Our access to external sources of capital is subject to factors outside of our control and could materially and adversely affect our growth prospects and our ability to take advantage of strategic opportunities, satisfy debt obligations and make distributions to our shareholders.
To maintain our qualification as a REIT, we generally are required under the Code to distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to U.S. federal corporate income tax to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition financing, from operating cash flow due to differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of non-deductible capital expenditures, the creation of reserves, certain restrictions on distributions under loan documents or required debt or amortization payments. Consequently, to meet the REIT distribution requirements and maintain our REIT status and to avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings.
Therefore, we may need to rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. In addition, any additional debt we incur will increase our leverage and debt service obligations. Our access to third-party sources of capital depends, in part, on:
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general market conditions;

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the market’s perception of our growth potential;

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our current debt levels;

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our current and expected future earnings;

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our cash flow and dividends; and

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the NAV of our shares.

If we cannot obtain capital from third-party sources, we may not be able to acquire assets when strategic opportunities exist, meet the capital and operating needs of our existing properties or satisfy our debt service obligations.
To the extent that capital is not available to acquire additional assets, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors or a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period. Such a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have an adverse effect on our financial condition and on the NAV of our shares.
We are exposed to potential climate change-related risks.
Climate change and regulations intended to control its impact may affect the value of the Company’s investments. The Manager’s current evaluation is that the near-term effects of climate change and climate change regulation on the Company’s investments are not likely to be material, but the Company and the Manager cannot predict the long-term impacts on the Company or its investments from climate change or related regulations. Although the Manager does not believe it is likely, laws enacted to mitigate climate change could increase energy costs, could make some buildings of property owners obsolete or cause such owners to make material investments in their properties, which could materially and adversely affect the value of the underlying assets (if older properties) of the Company’s investments. Climate change may also have indirect effects on an investment’s underlying property owners by increasing the cost of (or making unavailable) property insurance. Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes or tenant preferences for “green” buildings, may cause the underlying assets to incur additional costs when renovating older properties. There can be no assurance that climate change will not have a material adverse effect on the underlying properties, operations or business of the Company’s investments.
Sustainability risks may have a greater impact on us than that assessed by the Manager.
We may be affected by the impact of a number of sustainability factors, also referred to as ESG factors, on real estate assets securing or related to loans originated by us or other investments in which we invest. The reach of sustainability themes may be broad and this subsection is therefore not an exhaustive list of all risks related to ESG factors which could have a negative impact (whether or not material) on the value of an underlying or related real estate asset and therefore adversely impact our returns.
The real estate assets securing or related to our loans and investments may be negatively affected by the exposure to environmental conditions such as droughts, famines, floods, storms and other climate change and environmental-related events; although a number of these risks may be insurable, it is not guaranteed that the insurance coverage may in all cases be adequate and losses connected to these events may be material. In addition, the actions taken on the real estate assets securing or related to our loans to improve such real estate asset’s sustainability profile, such as energy efficiency, clean energy production and consumption, waste reduction and water treatment typically impose significant short-term costs. Similarly, social initiatives and the adherence to high governance standards, for example in the areas of transparency, corporate governance, management of conflicts of interest and fair remuneration principles may require material investments and effort where economic returns may be uncertain. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns.
Prospective investors should consider the adverse impacts that our investments may have on sustainability themes: the failure to support assets which provide a positive contribution to the sustainability factors or to support the generation of a negative impact may result in a number of negative fallouts ranging from reputational damages and, in some circumstances, fines and direct economic consequences from ESG related regulatory requirements that range from energy performance standards to mandatory disclosure.
We may also be negatively impacted (e.g., from a reputational point of view) if we do business with parties who fail to meet key ESG targets or make misleading statements with respect to ESG related objectives. In the event a counter-party of ours, or the real estate securing an investment of ours, uses manipulation or misinformation to bolster its ESG claims, we could be negatively impacted through no fault of our own.
Shareholders may differ in their views of whether or how ESG matters should be addressed and, as a result, we may invest in investments or manage our investments in a manner that does not reflect the beliefs and values of any particular investor. In considering investment opportunities and making ongoing decisions with respect to our investments, including decisions relating to follow-on investments, the Manager may consider certain ESG factors. We may forego particular investments that do not meet certain ESG criteria or present material ESG risk that we may otherwise have made if we were seeking to make investments solely on the basis of financial returns. Further, it is possible that our investments are unable to obtain or realize the intended ESG outcomes.
Climate change and regulations intended to control its impact may affect the value of the real estate assets securing or related to loans we originated or in which we invest. We and the Manager cannot predict the long-term impacts on real estate-related assets from climate change or related regulations. Laws enacted to mitigate climate change could increase energy costs, could make some buildings of property owners obsolete or cause such owners to make material investments in their properties to meet carbon or energy performance standards, which could materially and adversely affect the value of older properties underlying or relating to our investments. Climate change may also have indirect effects on property owners by increasing the cost of (or making unavailable) property insurance. Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes or tenant preferences for “green” buildings, may cause property owners to incur additional costs when renovating older properties. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns. There can be no assurance that climate change will not have a material adverse effect on our assets, operations or business.
There can be no guarantee that the actual impact of the sustainability factors on our returns will not be materially greater than the impact assessed or expected by the Manager.
Any unforeseeable governmental interventions and political environment could have a material adverse effect on the Company’s results of operations, cash flows and profitability.
Since 2008, the global financial markets have undergone disruptions, including recently, further disruptions as a consequence of the spread of COVID-19 and the distress in the banking industry, that led to certain governmental intervention. Such intervention in certain cases was implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions were typically unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies. If governmental intervention programs are unwound, there could likewise be uncertainty and adverse effects on the markets. It is impossible to predict what additional interim or permanent governmental restrictions (or easing of restrictions) may be imposed on the markets or the effect of such restrictions on the Company’s strategies.
Additionally, the current global economic and political climate is one of uncertainty. There is increased uncertainty regarding future political, legislative and administrative changes in the United States that may impact the Company, the Manager and the Company’s investments. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions under each new congressional and presidential administration remain highly uncertain. Such uncertainty may be further exacerbated by future events, including the results of future U.S. state and federal elections. Any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the countries or types of investments in which the Company may invest, and any negative sentiments towards the United States as a result of such changes, could also adversely affect the performance of the Company’s investments. In addition, media (including social media) has and continues to influence public sentiment and escalate tensions both within the United States and in international relations, which has caused and could continue to cause social unrest and could negatively impact markets and general economic conditions around the globe.
Changes in U.S. trade policy, including the imposition of significant tariffs on imported goods and retaliatory measures by trading partners, may indirectly affect the Company and its investments. Trade disruptions and tariff escalation can contribute to inflationary pressures, higher interest rates, reduced consumer spending and business investment, and increased economic uncertainty — each of which may adversely affect borrower creditworthiness, residential property values, and the performance of the Company’s mortgage-related investments.
In addition, prior acts of terrorism in the United States, UK and elsewhere, the threat of additional terrorist strikes, the fear of a prolonged global conflict and the introduction or amendment by certain jurisdictions of anti-money laundering, embargo and/or trade sanctions, or other similar laws, regulations, requirements or regulatory policies, have materially exacerbated volatility in the financial markets and can cause consumer, corporate, and financial confidence to weaken, increasing the risk of a ‘self-reinforcing’ economic downturn. Debt investments can be expected to be sensitive to the global economic and political climate, with instability in one or the other potentially having a negative impact on the global economy and global business activity (including in North America), and therefore could adversely affect the performance of debt investments. Instability in the global economic environment (including credit, securities, currency, commodity and other markets) and in global politics may increase the risks inherent in investments and the Company’s activities. A continued negative impact on economic fundamentals and consumer and business confidence would likely increase market volatility, stifle investment, and reduce liquidity, each of which could have a material adverse effect on the performance of the debt investments and the Company’s ability to generate returns.
We face risks relating to tariffs and trade wars.
The imposition of substantial tariffs by the United States on other countries, along with retaliatory measures by such other countries, has created a period of increased economic volatility. The future of the trading relationships between the United States and such other countries is uncertain, and the failure of those countries to resolve their current disputes could have material adverse effects on the global economy. In addition, any future global economy downturns, introduction of significant trade barriers or bilateral trade frictions between the United States and its trading partners could adversely affect our financial performance.
We may face risks associated with use of artificial intelligence, data analytics and similar tools.
From time to time, Angel Oak (including the Manager) may utilize or permit the utilization of artificial intelligence technologies, including generative artificial intelligence technologies, machine learning, data analytics and similar tools that collect, aggregate and analyze data (collectively, “Data Tools”) in connection with the management of the Company’s portfolio and/or individual investments. The use of Data Tools is still in its early stages, and there are significant risks involved in utilizing Data Tools. No assurance can be provided that the usage of such Data Tools will enhance the Company’s portfolio or assist the Company or our investments in being more efficient or profitable. In fact, ineffective or inadequate development or deployment of Data Tools presents risks to Angel Oak (including the Manager) and could result in unintended consequences. For example, certain Data Tools may utilize historical market or sector data in their analytics. To the extent that such historical data is biased, outdated, insufficient, collected in violation of applicable laws or not indicative of the current or future conditions in the applicable market or sector, or the Data Tools have undisclosed inherent limitations, are flawed, contain errors, or fail to filter biases in the underlying data or collection methods, the usage of Data Tools may lead Angel Oak (including the Manager) to make determinations on behalf of the Company, including potentially purchase and sale decisions, that have an adverse effect on the Company’s investments. While Data Tools may improve the efficiency of data analytics and reduce investment costs, there is no assurance that returns from investments utilizing Data Tools will be higher than they would be if investment decisions were made solely using human analytics or that the expenses related to Data Tools directly or indirectly borne by the Company will outweigh such reduced investment costs or outweigh such risks. Data Tools may also be subject to data herding and interconnectedness (i.e., multiple market participants utilizing the same data), which may adversely impact the markets in which the Company invests, and in turn, the Company’s investments. In addition, the use of Data Tools may enhance cybersecurity risks and operational and technological risks, as any latency, disruption or failure in artificial intelligence systems or infrastructure could result in errors in analyses and compromise the integrity, security or privacy of generated content. The technologies underlying Data Tools and their use cases are rapidly developing, and remain subject to existing laws, including privacy, consumer protection and federal equal opportunity laws. As a result, it is not possible to predict all of the legal, operational or technological risks related to the use of Data Tools. Moreover, Data Tools are the subject of evolving review by various regulatory agencies, including the SEC and the U.S. Federal Trade Commission, and changes in the regulation of the use of Data Tools may adversely affect the ability of Angel Oak and the Company to use Data Tools to manage the Company and its investments.
We are subject to cybersecurity risks.
The Manager, the Company and any of their respective service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. For example, the Company expects to provide investors all statements, reports, notices, updates, requests and any other communications required under the Operative Agreement or under any side letter in electronic form, such as e-mail or otherwise posting on a dedicated web-based reporting site or other internet service, in lieu of or in addition to sending such communications as hard copies via fax, mail or in person. These systems are subject to a number of different threats or risks that could adversely affect the Company and the investors, despite the efforts of the Manager, the Company and any of their respective service providers to adopt technologies, processes and practices intended to mitigate these risks and protect the security of their computer systems, software, networks, e-mail and other technology assets, as well as the confidentiality, integrity and availability of information belonging to the Company and the investors. Cyber incidents refer to both intentional attacks and unintentional events including, but not limited to: processing errors, human errors, technical errors including computer glitches and system malfunctions, inadequate or failed internal or external processes, market-wide technical-related disruptions, unauthorized access to digital systems (through “hacking” or malicious software coding), computer viruses, and cyber-attacks which may shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality (including denial of service attacks). For example, unauthorized third-parties may attempt to improperly access, modify, disrupt the operations of or prevent access to the systems of the Manager, the Company or any of their respective service providers or counterparties or data within those systems without the knowledge of system users. Third-parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of the Manager’s, the Company’s or any of their respective service providers’ systems to disclose sensitive information in order to gain access to their data or that of the Company’s investors. A successful penetration or circumvention of the security of the Manager’s, the Company’s or any of their respective service providers’ systems could result in the loss or theft of an investor’s data or funds, the inability to access electronic systems, disruption of its business, loss or theft of proprietary information or corporate data, physical damage to a computer or network system or costs associated with system repairs. Such incidents could cause the Manager, the Company or any of their respective service providers to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, liability to clients or third- parties, regulatory intervention or financial loss. The Manager and the Company make no assurances, representations or warranties in relation to these matters, and have not obtained representations or warranties in relation to these matters from all of their respective service providers. In addition, substantial costs may be incurred related to remediation of a cybersecurity breach, forensic analysis of the origin and scope of a cybersecurity breach, increased and upgraded cybersecurity to prevent future cyber incidents, identity theft, unauthorized use of proprietary information, adverse investor reaction or litigation. Substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Company’s respective service providers have established business continuity plans in the event of, and risk management systems to prevent, such cyber incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Company cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Company.
In addition, jurisdictions in which Angel Oak operates have laws that include stringent operational requirements for entities processing personal information and significant penalties for non-compliance, such as the EU General Data Protection Regulation, the U.K. General Data Protection Regulation and the U.K. Data Protection Act 2018, California Consumer Privacy Act (as amended by the California Privacy Rights Act), the New York SHIELD Act, and a range of effective and proposed additional laws at the U.S. federal and state level.
We are subject to costs and risks related to electronic disclosure.
The Company and the Manager (unless stated to the contrary in the Operative Agreements and/or any side letters) may provide (a) each investor (i) statements, reports and other communications relating to the Company, (ii) notices and communications required or contemplated to be delivered to such investor by the Company, the Manager or any of their respective affiliates, (iii) notices and communications relating to the Manager (including the Manager’s Form ADV, Part 2, privacy policy and any other communication required under the Advisers Act or otherwise) and (iv) funding notices, distribution notices, and any other requests, demands or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to such investor under the Operative Agreements or under any side letter with such investor or (b) prospective investors with materials in connection with marketing and offering of the Company in electronic form, such as e-mail or posting on a dedicated web-based reporting site or other Internet service, in lieu of or in addition to sending such communications as hard copies via fax, mail or in person.
There are certain costs (e.g., software) and possible risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, the Manager cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an Internet-based system. E-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with or without the knowledge of the sender or the intended recipient. The Company and the Manager make no assurances, representations or warranties in relation to these matters. The Manager and Angel Oak reserve the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law. See also “We are subject to cybersecurity risks” above.
Covenants in the agreements governing our indebtedness could restrict our ability to make distributions to our shareholders necessary to qualify as a REIT, which could materially and adversely affect us and the NAV of our shares.
We intend to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, each year to our shareholders. If we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, including net capital gains, then we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute or are deemed to have distributed to our shareholders in a calendar year is less than a minimum amount specified under the Code. Our credit facilities are expected to contain, and certain of the agreements governing our existing and future indebtedness may contain, restrictions on our ability to make distributions to our shareholders, and we may be unable to make distributions necessary for us to avoid U.S. federal corporate income and excise taxes and maintain our qualification as a REIT without breaching such agreements. If we default under covenants that restrict our ability to make distributions and are unable to cure the default, refinance the indebtedness or meet payment obligations, our business, financial condition, results of operations and cash flows generally and, in particular, the amount of our distributable cash flow could be materially and adversely affected.
Failure to hedge effectively against interest rate changes may materially and adversely affect our financial condition, results of operations, cash flows, cash available for distribution and our ability to service our debt obligations.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
We will face risks associated with hedging transactions.
The Company may engage in hedging transactions intended to hedge various risks to its portfolio, including the exposure to adverse changes in interest rates. The Company’s hedging activity will vary in scope based on, among other things, the level and volatility of interest rates, the type of assets held and other changing market conditions. Although these transactions are intended to reduce exposure to various risks, hedging may fail to protect or could adversely affect the position of the Company, because, among other things:
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hedging can be expensive, particularly during periods of volatile or rapidly changing interest rates;

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available hedges may not correspond directly with the risks for which protection is sought;

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the duration of the hedge may not match the duration of the related liability;

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the credit quality of a hedging counterparty may be downgraded to such an extent that it impairs the Company’s ability to sell or assign its side of the hedging transaction; and

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the hedging counterparty may default on its obligation to pay.

Hedging transactions could require the Company to fund large cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or a demand by a counterparty that the Company make increased margin payments). The Company’s ability to fund these obligations will depend on the liquidity of its assets and access to capital at the time. The need to fund these obligations could adversely impact the Company’s financial condition. Further, hedging transactions, which are intended to limit losses, may actually result in losses, which would adversely affect earnings and could in turn reduce cash available for distribution to shareholders.
Hedging instruments involve risk because they often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty will most likely result in its default. Default by a hedging counterparty may result in the loss of unrealized profits and force us to cover the Company’s commitments, if any, at the then current market price. Although generally the Company will seek to reserve the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and it may not be able to enter into an offsetting contract in order to cover its risk. There is no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses. The ability of the Company to hedge successfully will depend on the ability of the Manager to predict pertinent market movements, which cannot be assured.
In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements of the investments being hedged may vary. Moreover, for a variety of reasons, the Company may not have established a perfect correlation between hedging instruments and the investments being hedged. This imperfect correlation may prevent the Company from achieving the intended hedge or expose it to risk of loss. For the avoidance of doubt, any related expenses, risks and/or gains related to any hedging transactions will generally be allocated pro rata between the Company and any subsidiaries or other entities employed by the Company in connection with such transaction.
In addition, there is no limit on the exposure that may be incurred to any single counterparty with over- the-counter (“OTC”) derivative instruments, exchange listed securities, options, repurchase agreements or other similar transactions and, as a result, if any such counterparty becomes unable to pay amounts due on such instruments or transactions, the financial losses to the Company would be greater than if such limits were imposed.
Furthermore, the creditworthiness of a counterparty to any hedging transaction entered into by the Company may change over time and, while such counterparty may have been creditworthy at the time such transaction was entered into, there is no guarantee such counterparty will remain creditworthy throughout the duration of the Company or that such counterparty will be able to perform its obligations under, or pay amounts due on, such hedging transactions. This risk is also subject to, and heightened by, commodity price fluctuations.
Moreover, the CFTC and other federal and global financial regulators have adopted margin requirements for uncleared derivatives which may present significant challenges and additional risks for the Company, including increased costs, reduced access to dealer counterparties, potential decreases in market liquidity and other unforeseen consequences. These requirements also may result in the Company being unable to adequately hedge its investments, which may have an adverse impact on the performance of the Company. It is likely that the Company will leave unhedged certain currency exchange rates, interest rates and public security prices and in any such case, the Company will be exposed to risk that such fluctuation of prices thereof will decline during the term of the investments such that the results of such investments will be worse in U.S. dollar terms than the results based upon the local currency.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially and adversely affect us.
Registration with the CFTC as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC.
Compliance or failure to comply with regulatory requirements could result in substantial costs.
The Committee on Foreign investment in the United States (“CFIUS”) is an interagency committee authorized to review certain transactions involving foreign investment in the U.S. by a foreign person. If a particular proposed transaction falls within CFIUS’s jurisdiction, the Company may be required to make a filing to CFIUS or risk CFIUS intervention. CFIUS may block or delay transactions, impose conditions on transactions, or order the Company to divest all or a portion of a U.S. business that the Company acquired without first obtaining CFIUS approval. Additionally, failure to notify CFIUS where required could expose the Company to legal penalties, financial costs, and/or other adverse effects. A set of reform measures known as the Foreign investment Risk Review Modernization Act (“FIRRMA”) broadened the jurisdiction of CFIUS, including over certain real estate transactions and non-passive investments in businesses involving critical technologies, critical infrastructure, or sensitive personal data. While the Company’s investment strategy is focused on U.S. residential mortgage debt and related assets rather than the acquisition of controlling interests in U.S. businesses or critical infrastructure, CFIUS jurisdiction may nonetheless be implicated depending on the composition of the Company’s investor base — for example, if a foreign-government-controlled entity holds a substantial interest in the Company. The implementation of FIRRMA may increase the scope of CFIUS’s jurisdiction over transactions in which the Company participates and may impact the ability of non-U.S. limited partners to participate in the Company’s investments. The outcome of CFIUS’s process may be difficult to predict, and there is no guarantee that, if applicable to a portfolio entity, the decisions of CFIUS would not adversely impact the Company’s investment in such entity.
In addition to CFIUS and FIRRMA, certain countries and U.S. states have enacted and are enforcing, or may enact and may enforce, national security and foreign investment laws that may restrict or negatively impact the Company’s ability to invest in all or certain assets or asset classes in such jurisdictions. Investments in certain assets or asset classes in certain jurisdictions may require regulatory clearance, including in some cases national security clearances and related disclosures, and could impact the Company’s ability to acquire such assets and grow its presence in those markets or could increase the cost and time required to make such investments.
In a similar vein, many U.S. states have enacted or are considering legislation that would prohibit, restrict or regulate foreign investment in real property in such states. It is possible that some or all of these states may prohibit, restrict or regulate (including requiring disclosure) of the Company’s investments, including based on the composition of its limited partner base. Collectively, these laws also elevate the likelihood that the Company will be required to disclose to U.S. federal and/or state regulators information about the Company, its structure and its beneficial ownership and control. Any changes in the regulatory framework applicable to the Company’s business, including the changes described above, may impose additional compliance and other costs, increase the likelihood for regulatory investigations of the investment activities of the Company, affect the manner in which the Company conducts its business and adversely affect the Company’s profitability.
Insurance on loans and real estate-related securities collateral may not adequately cover all losses and uninsured losses could materially and adversely affect us.
The Company’s investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic, or any other serious public health concern, war, trade war, cyber security breaches terrorism, riot, looting and vandalism that may result from civil unrest and labor strikes). Some force majeure events may adversely affect the ability of a party (including an investment or a counterparty to the Company or an investment) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost of repairing or replacing damaged collateral or properties securing one or more of the Company’s investments resulting from such force majeure event could be considerable and, as a result, may impact the ability of borrowers to repay the applicable loan made by the Company. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the collateral or properties securing one or more of the Company’s investments are located specifically. For example, the Company’s investments could be affected by pandemics, epidemics and outbreaks that may arise in the future. The severe spread and prolonged duration of an infectious disease outbreak may cause factory closings, business shut downs and have damaging effects on economic activity, including but not limited to disruptions or restrictions in supply chains, closures of facilities or decreases in demand for products and services. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more investments or its assets, could result in a loss to the Company, including if its investment in such investment is canceled, unwound or acquired (which could be without what the Company considers to be adequate compensation). Any of the foregoing would therefore adversely affect the value and performance of the Company and its investments as well as the ability of the Company to achieve its investment objectives.
We may change our investment and operational policies or our investment guidelines without shareholder consent.
We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. Our board of trustees also approved very broad investment guidelines with which the Manager must comply, but these guidelines provide the Manager with broad discretion and can be changed by our board of trustees. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.
General Risks Related to Investment Activities
Investments that we may make in real-estate related assets pose additional risks.
The Company’s investments are subject to the risks generally incidental to the ownership of real estate and real estate-related assets. The Company’s exposure to these risks is primarily indirect through the real estate collateral securing its mortgage investments, and direct only to the extent the Company acquires equity interests in real estate. Real estate values are affected by a number of factors, including: (i) the illiquidity of real estate assets; (ii) changes in economic conditions affecting real estate ownership directly or the demand for real estate; (iii) changes in the general economic climate or in national or international economic climate; (iv) the need for unanticipated expenditures in connection with environmental matters; (v) changes in tax rates and other operating expenses; (vi) adverse changes in laws, governmental rules (including those governing usage, improvements, zoning and taxes) and fiscal policies; (vii) acts of God, including earthquakes and fire (which may result in uninsured losses); (viii) environmental and waste hazards; (ix) energy and supply shortages; (x) uninsured losses or delays from casualties or condemnation; (xi) risks from operating problems arising out of the presence of certain construction materials; (xii) structural or property level latent defects; (xiii) local conditions (such as an oversupply of space or a reduction in demand for space); (xiv) changes in interest rate levels and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; and (xv) other factors that are beyond the Company’s control. Our principal risk in connection with the foregoing factors is that they may impair borrowers’ ability to make timely payments on their mortgage obligations or may reduce the value of the real estate collateral securing those obligations. investments in existing entities (e.g., buying out a distressed partner or acquiring an interest in an entity that owns a real property) could also create risks of successor liability.
There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments.
The real estate loans backing the mortgage-backed securities (“MBS”) and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
There are certain risks associated with MBS interest shortfalls.
Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when

90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.
Originators and servicers of mortgage-related securities may experience financial difficulties.
Pools of mortgage-backed securities acquired by the Company may be affected by originators and servicers of mortgage-related securities and of whole loans experiencing serious financial difficulties and, in some cases, entering bankruptcy proceedings. These difficulties have resulted in part from: (i) declining markets for mortgage-related securities held on their balance sheets; (ii) increasing claims for repurchases of mortgage-related securities previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding quality; (iii) increasing costs of servicing a delinquent portfolio without a corresponding increase in servicing compensation; (iv) declining value of any residual interests retained by sellers of mortgages in the securitization market; and (v) declining real estate values, which reduces the number of borrowers seeking or able to refinance their mortgages and results in a decrease in overall originations.
The terms of certain mortgage-backed securities or whole mortgage loans may also provide that the servicer is required to make advances in respect of delinquent mortgages. However, servicers experiencing financial difficulties may not be able to perform these obligations. Even if a servicer were able to advance amounts in respect to delinquent mortgages, its obligations to make such advances may be limited to the extent that it does not expect to recover such advances due to the deteriorating credit of the delinquent mortgages. In addition, a servicer’s obligations to make such advances may be limited to the amount of its servicing fee.
Any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers, while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgages that are experiencing increased delinquencies and defaults and to maximize recoveries on sales of underlying properties following foreclosure.
Investors in RMBS will be entitled to remove and replace the existing servicer under certain circumstances, including a failure to perform its servicing obligations, a bankruptcy of the servicer, and in some cases, if certain loss and/or delinquency triggers are exceeded. While non-agency mortgage- backed securities transactions typically enlist a reputable “backup servicer,” there is no guarantee that a suitable servicer could be found.
The transition of servicing responsibilities to a replacement servicer could have an adverse effect on performance of servicing functions during or following a transition period and result in an increase in delinquencies and losses and a decrease in recoveries.
The Company may purchase a portion of mortgage-backed securities consisting of RMBS that were originated or are serviced (or both) by mortgage companies that are currently in bankruptcy proceedings or subject to regulatory enforcement actions which have restricted the ability of such mortgage companies or its affiliates to originate mortgage-related securities and/or affect their ability to service or subservice such securities. Servicers who have sought bankruptcy protection may, due to the application of applicable bankruptcy laws, no longer be required to make service advances.

We may invest in structured products or similar products that may include structural and legal risks.
We may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related interests. These investments may include debt or equity securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, and/or certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans or other interests. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We may invest in debt instruments that are subject to additional risks.
We will invest in securities and instruments. It is likely that many of the debt instruments in which the Company invests may be unrated, and whether or not rated, the debt instruments may have speculative characteristics. The issuers of such instruments (including sovereign issuers) may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal. Such instruments are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, an economic disruption or recession could severely disrupt the market for most of these instruments and may have an adverse impact on the value of such instruments. It also is likely that any such economic downturn could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon and increase the incidence of default for such instruments.
These investments may include secured or unsecured debt at various levels of an issuer’s capital structure, which may be subordinated to substantial amounts of senior indebtedness. In addition, the debt securities in which the Company may invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations, and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. The Company’s investments may be subject to early redemption features, refinancing options, pre-payment options, or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Company earlier than expected, resulting in a lower return to the Company than anticipated or underwritten. Accordingly, there can be no assurance that the Company’s rate of return objectives will be realized.
Any deterioration of market fundamentals generally could negatively impact the performance of the Company. Changes in general economic conditions and financial resources will affect the creditworthiness of borrowers. Further, the value of the underlying collateral relating to the Company’s investments may be affected by the series of factors that are beyond the control of the Manager and its affiliates. Market conditions relating to debt investments have also evolved over time, resulting in modifications to certain loan structures or market terms. For example, it has become increasingly difficult for debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. Any such changes in loan structures or market terms may make it relatively more difficult for the Company to monitor and evaluate investments.
The RTLs in which we may invest may be subject to a greater risk of loss than conventional mortgage loans.
Our portfolio will include RTLs to borrowers who are typically seeking relatively short-term funds to be used in the acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a RTL often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the RTL, and we bear the risk that we may not recover some or all of our investment.
In addition, borrowers usually use the proceeds of a conventional mortgage to repay a RTL. RTLs therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the RTL. In the event of any default under RTLs that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the RTL. To the extent we suffer such losses with respect to RTLs, it may materially and adversely affect us.
Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.
The renovation, refurbishment or expansion of a property by a RTL borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the RTL borrower may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.
We will invest in RMBS, which will expose us to additional risks.
RMBS are subject to particular risks because they have yield and maturity characteristics corresponding to their underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on certain RMBS include both interest and a partial payment of principal. This partial payment of principal may be comprised of a scheduled principal payment, as well as an unscheduled payment from the voluntary prepayment, refinancing, or foreclosure of the underlying assets. As a result of these unscheduled payments of principal, or prepayments on the underlying assets, the price and yield of RMBS can be adversely affected. For example, during periods of declining interest rates, prepayments can be expected to accelerate, and the Company would be required to reinvest the proceeds at the lower interest rates then available. Prepayments of mortgages that underlie securities purchased at a premium could result in capital losses because the premium may not have been fully amortized at the time the obligation is prepaid. In addition, like other interest-bearing securities, the values of RMBS generally fall when interest rates rise, but when interest rates fall, their potential for capital appreciation is limited due to the existence of the prepayment feature.
The performance of any RMBS and the results of hedging arrangements entered into with respect thereto will be affected by (i) the rate and timing of principal payments on the underlying assets related thereto; and (ii) the extent to which such principal payments are applied to reduce, or otherwise result in the reduction of, the principal or notional amount of such RMBS. The rate of principal payments on a pool of RMBS will in turn be affected by the amortization schedules of the assets (which, in the case of assets with an adjustable-rate feature, may change periodically to accommodate adjustments to the mortgage rates thereon) and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and prepayments resulting from liquidations of RMBS due to defaults, casualties or condemnations affecting the related properties).
The extent of prepayments of principal of the assets underlying RMBS may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the underlying assets, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors. In general, any factors that increase the attractiveness of selling a mortgaged property or refinancing enhance a borrower’s ability to sell or refinance or increase the likelihood of default under a mortgage-related security, would be expected to cause the rate of prepayment in respect of a pool of mortgage-related securities to accelerate. In contrast, any factors having an opposite effect would be expected to cause the rate of prepayment of a pool of mortgage- related securities to slow. At any one time, a portfolio of RMBS may be backed by assets with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, RMBS may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage-related securities having more diverse property locations.
The rate of prepayment on a pool of mortgage-related securities is likely to be affected by prevailing market interest rates for mortgages of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower generally has an increased incentive to refinance. Even in the case of assets with an adjustable-rate component, as prevailing market interest rates decline, and without regard to whether the mortgage rates on such assets decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate security and thereby “locking in” such rate; or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate note. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.
Increases in monthly payments on adjustable rate mortgages due to higher interest rates may result in greater future delinquency rates. Borrowers with adjustable payments may be exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers subject to adjustable rates.
Borrowers seeking to avoid these increased monthly payments by refinancing may no longer be able to find alternatives at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods may find that they cannot sell their properties for an amount equal to or greater than their unpaid principal balances. These events, alone or in combination, may contribute to higher delinquency rates and therefore potentially higher losses on RMBS.
Our investment in lower rated Non-Agency RMBS resulting from the securitization of our assets or otherwise, exposes us to the first loss on the mortgage assets held by the securitization vehicle.
We invest in secured pools of RMBS that are not guaranteed by the U.S. government in any manner whatsoever (referred to herein as non-agency RMBS). Non-agency RMBS are secured only by cash flows of the underlying mortgages; in contrast, agency mortgages backed by QM or Non-QM mortgage loans carry the implicit, and in some cases the explicit, guarantee of the U.S. government. Investing in RMBS involves a high degree of risk.
RMBS performance may be affected by the recent increase of delinquencies, defaults and foreclosures on underlying mortgages. These non-agency RMBS are generally made to borrowers with lower credit scores, incomplete application documentation, higher security balances and higher loan-to-value ratios. Also, fraudulent mortgage applications, below normal equity contributions, equity contributions with “piggy-back” mortgages and mortgages supported by properties acquired for investment, may increase the likelihood of defaults, delinquencies and losses on mortgage portfolios. In addition, adjustable rate mortgages and hybrid mortgages that have or will enter their adjustable period where the borrower is likely to experience an increase in their monthly payments could increase the likelihood of default. Moreover, higher loan-to-value ratios may result in lower recoveries upon foreclosure and an increase in net losses. A decline in property values is likely to impact recoveries on any second lien position included in the mortgage pools underlying certain RMBS.
We face a risk that the underlying RMBS collateral may be distressed or underperforming.
The collateral underlying the RMBS assets purchased for the Company’s portfolio may be distressed and not performing as anticipated when the securities were originated. Also, these securities may have lost their initial investment grade rating because of changes in the credit performance of the underlying collateral. For example, the Manager may invest in “super senior” RMBS structures that were originally rated “AAA” by S&P or an equivalent rating by a nationally recognized statistical rating organization without ratings enhancement. Such assigned credit ratings may decline to a rating that is below investment grade if losses in the underlying collateral are in excess of the rating agencies’ initial assumptions; this has occurred in the case of many RMBS recently. Despite any decline in credit ratings, the Manager may continue to deem such securities as suitable investments if the collateral losses are less than those projected by the Manager and it determines the credit enhancements offered by the structure of those RMBS provide sufficient protection against further losses.
Investments of this type involve substantial financial business risks that can result in substantial or total losses. Among the problems involved in investments in troubled issuers is the fact that it frequently may be difficult to obtain information as to the conditions of such issuers. The market prices of such securities are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and ask prices of such securities may be greater than normally expected. It may take a number of years for the market price of such securities to reflect their intrinsic value. It is anticipated that some of the portfolio securities of the Company may not be widely traded, and that the Company’s position in such securities may be substantial in relation to the market for the securities.
These types of securities require active monitoring and may, at times, require participation in bankruptcy or reorganization proceedings by the Manager on behalf of the Company. To the extent that the Manager becomes involved in such proceedings, the Company may have a more active participation in the affairs of the issuer than that assumed generally by an investor. We, however, do not make investments for the purposes of exercising day-to-day management of any issuer’s affairs.
We may occasionally make certain speculative purchases of securities. Such purchases may include securities which the Manager believes to be undervalued, or where a significant position in the securities of the particular company has been taken by one or more other persons or where other companies in the same or related industry have been the subject of acquisition attempts. If the Company purchases securities in anticipation of an acquisition attempt or reorganization, and an acquisition attempt or reorganization does not in fact occur, the Company may sell the securities at a material loss. Further, when securities are purchased in anticipation of an acquisition attempt or reorganization, a substantial period of time may elapse between the Company’s purchase of the securities and the acquisition attempt or reorganization. During this period, a portion of the Company’s funds would be committed to the securities purchased, and the Company may finance such purchases with borrowed funds on which it will have to pay interest. In liquidations and other forms of corporate reorganizations, there is a risk that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security with a value less than the Company’s purchase price of the underlying security.
The Manager will generally attempt to assess all of the foregoing risk factors, and others, in determining the nature and extent of the investment the Company will make in specific securities. However, many risks, such as the outcome of governmental approvals or the outcome of pending or threatened litigation, cannot be quantified.
We may invest in CMBS, which will expose us to additional risks.
The Company’s portfolio may include CMBS, which are securities backed by obligations (including certificates of participation in obligations) that are principally secured by interests in real property having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are issued in public and private transactions by a variety of public and private issuers using a variety of structures, including senior and subordinated classes. CMBS generally lack standardized terms, tend to have shorter maturities than RMBS and may provide for the repayment of all or substantially all of the principal only at maturity. All of these factors increase the risk involved with commercial real estate lending. Commercial properties tend to be unique and are more difficult to value than single-family residential properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single borrower than residential one-to-four family lending. Commercial mortgage lenders typically look to the debt service coverage ratio of a mortgage secured by income-producing property as an important measure of the risk of default on a mortgage. Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related mortgage at any given time. The repayment of mortgages secured by income-producing properties is typically dependent upon the successful operation of the related real estate project as well as upon the liquidation value of the underlying real estate. The value of commercial real estate is also subject to a number of laws and regulations, such as regulations and laws regarding environmental clean-up and limitations on remedies imposed by bankruptcy laws and state laws regarding foreclosures and rights of redemption.
Most CMBS are effectively non-recourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgages, payments on the subordinated classes of the related mortgage-backed securities are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of mortgage-backed securities may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed-in-lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks, and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related mortgage-backed securities. Revenues from the assets underlying such mortgage-backed securities may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court-appointed receiver to control collateral cash flow.
A CMBS may pay fixed or floating rates of interest. A fixed-rate CMBS, like all fixed income securities, generally declines in value as rates rise. Moreover, although generally the value of fixed income securities increases during periods of falling interest rates, the inverse relationship may not be as marked in the case of CMBS due to the increased likelihood of prepayments during periods of falling interest rates. This effect is mitigated to some degree for CMBS providing for a period during which no prepayments may be made. Certain CMBS lack regular amortization of principal, resulting in a single “balloon” payment due at maturity. If the underlying mortgage borrower experiences business problems, or other factors limit refinancing alternatives, such balloon payment mortgages are likely to experience payment delays or even default.
Our investments in commercial mortgage loans may be subject to increased risks of delinquency, foreclosure and loss.
Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income- producing property can be affected by a number of factors over which the Company has no control, including the following: (i) real estate conditions, such as an oversupply of or a reduction in demand for real estate space in an area; (ii) tenant mix and the success of tenant businesses; (iii) property management decisions; (iv) property location and conditions; (v) property operating costs, including insurance premiums, real estate taxes and maintenance costs; (vi) the perceptions of the quality, convenience, attractiveness and safety of the properties; (vii) competition from comparable properties; (viii) declines in occupancy rates, and the rental rates charged at, the properties; (ix) the ability to collect on a timely basis all rent; (x) the expense of leasing, renovation or construction; (xi) the effects of any bankruptcies or insolvencies; (xii) changes in laws, including laws that increase operating expenses or limit rents that may be charged; (xiii) changes in local, state, or national economic conditions, including market disruptions caused by regional concerns, political upheaval and other factors; (xiv) the impact of present or future environmental legislation and compliance with environmental laws, including costs of remediation and liabilities associated with environmental conditions affecting properties; (xv) cost of compliance with the Americans with Disabilities Act of 1990, as amended, and applicable regulations promulgated thereunder (“ADA”); (xvi) adverse changes in state and local laws, governmental rules and fiscal policies; and (xvii) social unrest and civil disturbances, acts of nature, including earthquakes, hurricanes and other natural disasters, and terrorism. In the event of any default under a commercial mortgage loan held directly by the Company, the Company bears a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the Company’s cash available for distribution. In addition, any delay in the Company’s ability to liquidate the collateral, which could be an expensive and lengthy process, could have a negative effect on the Company’s return on its investment. In the event of defaults on the commercial mortgage loans that underlie the Company’s investments and the exhaustion of any underlying or any additional credit support, the Company may not realize its anticipated return on its investments and the Company may incur a loss on these investments.
Investments in home equity contracts (“HEI”) and reverse mortgages will be subject to additional risks and uncertainties.
We may invest in HEI, which are agreements pursuant to which the Company acquires an interest in the future appreciation (or depreciation) of a residential property in exchange for an upfront payment to the homeowner. HEI investments are subject to unique risks, including that the Company’s return is contingent upon the future value of the property at the time of settlement or sale, which may be lower than the value at the time of the initial investment. HEI investments generally do not provide current cash flow to the Company, and the timing of any realization is uncertain because it is typically tied to the homeowner’s decision to sell or refinance the property or to a contractual maturity event. Unlike traditional mortgage loans, HEI investments may not be secured by a first lien on the property and may be subordinate to existing mortgage debt, increasing the risk of loss in a foreclosure or distressed sale scenario. In addition, the legal and regulatory framework governing HEI products is evolving, and future legislation or regulation could restrict the Company’s ability to enter into, enforce or realize upon HEI investments. Homeowners may dispute the terms or enforceability of HEI agreements, and the costs associated with resolving such disputes could be significant. The valuation of HEI investments may be difficult due to the lack of a liquid secondary market and the inherent uncertainty in projecting future home price appreciation or depreciation.
Additionally, the Company may invest in reverse mortgages, which are loans made to homeowners (typically aged 62 or older) that allow the borrower to convert a portion of the equity in the borrower’s home into cash without requiring monthly mortgage payments. The loan balance, including accrued interest and fees, becomes due and payable upon the occurrence of a maturity event, such as the borrower’s death, the sale of the property, or the borrower’s failure to maintain the property or pay property taxes and insurance. Reverse mortgages are subject to unique risks not present in traditional forward mortgage loans. Because borrowers are not required to make periodic payments, the loan balance increases over time, and there is a risk that the loan balance may exceed the value of the property at the time of maturity, resulting in a loss to the Company. The timing of cash flows from reverse mortgages is uncertain and depends on the occurrence of a maturity event, which may not occur for an extended period. Reverse mortgages are subject to extensive federal and state regulation, including requirements under the Home Equity Conversion Mortgage (“HECM”) program administered by the Federal Housing Administration, and changes in such regulation could adversely affect the Company’s reverse mortgage investments. In addition, the servicer of a reverse mortgage may be required to make property tax and insurance advances on behalf of the borrower, increasing the costs associated with such investments. Reverse mortgage borrowers or their heirs may challenge the enforceability or terms of the reverse mortgage, and any resulting litigation could be costly and time consuming.

Conditions in the residential mortgage market may adversely affect the performance of the Company.
We intend to invest in assets involving the U.S. residential mortgage market. In the recent past, the residential mortgage market has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance of the Company. In recent years, rising interest rates, housing affordability pressures, fluctuations in mortgage origination volumes, and regional disparities in home price appreciation have contributed to uncertainty in the residential mortgage market. In addition, changes in remote work patterns, shifts in household formation rates, and evolving underwriting standards may affect borrower behavior and the performance of residential mortgage assets. The performance of residential mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner behavior.
It is possible that delinquencies, defaults and foreclosures on residential mortgage loans will increase in the future. Market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. These risks could be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who are unable to make the minimum monthly payments on their mortgage loans and intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. While some mortgage loan originators and servicers have created or otherwise are participating in general proprietary modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.
Unfavorable economic conditions could increase the likelihood of delinquencies and defaults. A general unavailability of credit also affects the overall economy in ways that could result in increased delinquencies and defaults on residential mortgage loans.
Another factor that may in the future result in higher delinquency rates in residential mortgage markets is the increase in monthly payments on adjustable-rate mortgage loans (“ARMs”) or pay option ARMs, each of which presents special default and prepayment risks.
Borrowers with ARMs are being exposed to increased monthly payments (1) when the related mortgage interest rate adjusts upward from the then-current rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans that are still in an interest-only period (an “Interest-Only Mortgage Loan”), from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance, including amounts of deferred interest on such loans.
Pay option ARMs permit a borrower, for a limited period of time, to elect to make a monthly payment that may be insufficient to pay the full amount of interest due on the loan. Borrowers with pay option ARMs are exposed to even greater increases in monthly payments due to the negative amortization of the principal balances of their loans. These increases in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with ARM loans. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Many borrowers who might otherwise qualify for refinancing have been unable to obtain new loans due to conditions in the credit markets. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed-rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, or that prospective buyers of their homes are unable to obtain financing. These events, alone or in combination, may contribute to higher delinquency rates or defaults on the mortgages underlying the Company’s RMBS or other investments.

Mortgage loan origination and servicing regulations may affect our business.
The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) also prohibits lenders from originating residential mortgage loans unless the lender makes a reasonable, good-faith determination, at or before consummation, of a mortgagor’s ability to repay a loan utilizing the following underwriting factors: (i) current or reasonably expected income or assets (other than the value of the property that secures the loan) that the mortgagor will rely on to repay the loan, (ii) current employment status (if the originator relies on employment income when assessing the mortgagor’s ability to repay), (iii) monthly mortgage payment for the loan, (iv) monthly payment on any simultaneous loans secured by the same property, (iv) monthly payments for property taxes and required insurance, and certain other costs related to the property such as homeowners association fees or ground rent, (vi) debts, alimony, and child-support obligations, (vii) monthly debt-to-income ratio or residual income, calculated using the total of all of the mortgage and non-mortgage obligations listed above, as a ratio of gross monthly income and (viii) credit history (collectively, the “ATR Rules”). Under the Dodd-Frank Act, a lender and its assignees will not have liability under the ATR Rules with respect to any “qualified mortgage.” The Consumer Finance Protection Bureau (“CFPB”) issued a final rule amending Regulation Z promulgated under the Federal Truth-in-Lending Act (“TILA”), which became effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose (the “Original QM Rule”). On December 10, 2020, the CFPB issued a final rule amending the Original QM Rule (the “Revised QM Rule” and each of the Original QM Rule and the Revised QM Rule, the “QM Rules”), which generally became applicable on July 1, 2021, although the CFPB formally delayed the mandatory compliance date for the Revised QM Rule to October 1, 2022 (with voluntary compliance permitted as early as March 2021), to help ensure access to responsible, affordable mortgage credit, and preserve flexibility for consumers affected by the COVID-19 pandemic and its economic effects. Prior to the implementation of the Revised QM Rule, interest-only loans, certain “hybrid” mortgage loans and most balloon loans, as well as loans with a debt-to-income ratio exceeding 43% or loans where the borrower’s debt-to-income ratio was calculated without strict compliance with Appendix Q of Regulation Z (“Appendix Q”) or loans made for business purposes (i.e., investment properties), in general were among the loan products that did not constitute “qualified mortgages.” The Revised QM Rules (i) removed the debt-to-income ratio and replaced it with price-based thresholds, (ii) removed Appendix Q and (iii) clarified the “consider and verify” requirements under Regulation Z. With respect to qualified mortgages, the Revised QM Rule provides a safe harbor from liability if certain requirements are satisfied, or a rebuttable presumption from such liability if only certain of the requirements for safe harbor treatment are satisfied. In addition, the Revised QM Rule also created a new category of a qualified mortgage, referred to as a “Seasoned QM,” which consists of first-lien, fixed rate loans that met certain performance requirements over a seasoning period of at least 36 months, are held in portfolio until the end of the seasoning period by the originating creditor or first purchaser, comply with general QM restrictions on product features and points and fees, and meet certain underwriting requirements. Although the QM Rules apply only to mortgage loans originated after the effective date in 2014, many mortgages may not satisfy the requirements for a “qualified mortgage” under any set of requirements described above. Possible liabilities that could be required to be paid by an assignee of a mortgage loan originator include actual damages suffered by the borrower, litigation costs, statutory damages and special statutory damages. Various state and local legislatures may adopt similar or more onerous provisions in the future. The Revised QM Rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of servicers to utilize refinancing as a loss mitigation option with respect to certain loans. No assurances are given as to the effect of the QM Rules (or liabilities with respect thereto) on the value of mortgage loans acquired by the Company. In addition, the QM Rules may adversely affect the market generally for mortgage-backed securities and whole loans, if investors are not willing to invest in pools of mortgage loans that do not satisfy the QM Rules, thereby reducing the value or marketability of the mortgage loans subject to the QM Rules acquired by the Company and adversely affecting the Company. For the avoidance of doubt, as described herein, the Company may invest in loans that will not be subject to, or do not meet the requirements of, the QM Rules.
The Revised QM Rule provides creditors significant flexibility in considering and verifying the factors described above and provide for a safe harbor if the creditor follows the verification standards in specified single-family underwriting manuals of the Federal National Mortgage Association (“Fannie Mae”), Freddie Mac, the Federal Housing Administration (“FHA”), the Department of Veterans Affairs or the Department of Agriculture. If an agency updates its standards from the versions in the Revised QM Rule, a creditor still may rely on the updated standards so long as they are substantially similar. However, a creditor does not have to follow those safe harbor agency standards, so long as it complies with the obligation in the Revised QM Rule to verify the amounts on which it relies.
Additionally, scrutiny of mortgage servicers has been increased and certain governments and regulatory bodies have imposed, or are seeking to impose, requirements on servicers to substantially revise their servicing practices, including the establishment of national servicing standards that would be applicable to all residential mortgage servicers, which may also include monetary incentives for servicers that perform well and penalties for those that do not. For example, such regulatory action may require servicers to make several enhancements to their servicing operations, including implementation of a single point of contact model for borrowers throughout the loss mitigation and foreclosure processes; adoption of measures designed to ensure that foreclosure activity is halted once a borrower has been approved for a modification unless the borrower fails to make payments under the modified loan; implementation of enhanced controls over third-party vendors that provide default servicing support services; and retention of an independent consultant to conduct a review of all foreclosure actions pending, or that have occurred within a specified period. Any changes to the servicers’ servicing procedures could cause delays in payments and adversely affect the ability to effect the investment program of the Company which could increase losses to the Company.
The Dodd-Frank Act also contains the Mortgage Reform and Anti-Predatory Lending Act (the “Mortgage Act”). The Mortgage Act imposes a number of additional requirements on servicers of residential mortgage loans by amending certain existing provisions, adding new sections to TILA and the Real Estate Settlement Procedures Act and increasing penalties for noncompliance therewith. Many of these provisions in the Mortgage Act will not be effective until regulations are issued. When fully implemented, the Mortgage Act will prevent servicers of residential mortgage loans from taking certain actions that could lead to increased servicing costs.
In addition to the foregoing, federal, state and local legislators increasingly are regulating the management of properties securing delinquent mortgage loans, in many cases even prior to foreclosure of other disposition of the related mortgage loan, which may result in increased risks and costs to the owner of the related mortgage loan or real property acquired in respect thereof. One aspect of this increased regulation relates to property maintenance. Municipalities have been targeting not just the owners of such properties but also the mortgagees for additional regulation and the possibility of penalties.
On September 5, 2019, the U.S. Department of Housing and Urban Development (“HUD”) and the Treasury Department released proposals for extensive changes to the federal regulation of housing finance, in response to a presidential memorandum to those departments in March 2019 directing the proposal of reforms for Fannie Mae and Freddie Mac to end their conservatorship, promote competition and encourage sustainable homeownership. Among other things, the Treasury Department plan calls for the private recapitalization of Fannie Mae and Freddie Mac, their exit from conservatorship, a re- chartering through the Federal Housing Finance Agency (“FHFA”) and a limit on their role in the mortgage market. In addition, the Treasury Department plan would allow other potential guarantors of RMBS to be chartered by the FHFA and would replace the implicit Fannie Mae and Freddie Mac guarantee of qualifying RMBS with an explicit, paid-for guarantee of qualifying RMBS covered by Ginnie Mae that would be available to Fannie Mae, Freddie Mac or any other guarantor chartered by the FHFA. Among other things, the HUD plan calls for the FHA to be restructured as a government corporation within HUD and several changes to HUD’s various lending programs. Although neither plan was implemented under the previous administration, there can be no assurances that future administrations will not seek to implement either or both plans, or that future administrations will not propose alternative plans for Fannie Mae and Freddie Mac. These actual and proposed reforms may have significant effects on real estate values and prevailing mortgage rates for residential properties. Such changes could lead to increases or decreases in housing inventories based on fluctuations in residential real estate values as well as fluctuations in residential mortgage rates, which could have a significant impact on affordability. In addition, there is considerable uncertainty as to which of these policies, if any, will ultimately be implemented. Finally, ongoing questions with regard to various administration policies could reduce future business investment and consumption patterns, which in turn could adversely affect the borrowers and, consequently, the investment of the Company.
The Non-QM Loans and other residential mortgage loans in which we invest are subject to a risk of default, among other risks.
We will purchase certain types of mortgage loans (or related RMBS), including, but not limited to, mortgage loans that do not meet the requirements of the QM Rules. Such Non-QM Loans are not expected to have the benefit of either a safe harbor from liability under the ATR Rules or a rebuttable presumption of compliance with the ATR Rules. The CFPB’s rules may result in a reduction in the availability of these types of loans and may adversely affect the ability of mortgagors to refinance certain of their loans. Non-QM Loans are subject to the potential for increased challenges in the ATR analysis used in qualifying a mortgagor. Even if the mortgagor does not succeed in the challenge, additional costs may be incurred in connection with challenging and defending such claims. These mortgagor claims may be more likely and more costly in judicial foreclosure jurisdictions than in non-judicial foreclosure jurisdictions, and there may be more of a likelihood such claims are made since the mortgagor is already exposed to the judicial system to process the foreclosure.
There are greater risks involving certain property types that we may invest in.
We may invest in residential, non-performing and re-performing whole loans. Mortgage loans secured by multi-family property or mixed use property may incur higher losses as a result of delinquency, foreclosure or repossession than mortgage loans secured by single-family residential property.
We face a higher risk of loss on loans secured by non-owner occupied properties.
We may invest in mortgage loans that are secured by multi-family or mixed use properties, or by properties, including improved and unimproved land, held by borrowers for investment, or by second homes. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers (i) may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by a primary residence of a borrower, and may more readily abandon such property, and (ii) may not have an incentive to maintain and upkeep a second home or a property held for investment to the same degree as the borrower’s primary residence. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize or later disappear, it is possible the borrower would not have sufficient resources to make payments on the mortgage loan.
In addition to the foregoing, there are various risks associated with mortgage loans that are investor loans and a large number of factors may adversely affect the successful management and operation of the related investment properties and their value. The performance of an investment property is highly dependent on the ability of the borrower to lease the property and the amount the borrower is able to charge for rent will be subject to market factors, such as the availability of similar rental properties in the market. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rental rates, lower operating costs, more favorable locations or better facilities. It will also be affected by the borrower’s skill in finding renters, whether through personal relationships, advertising or the use of a broker. The expense of renting properties will be affected by several factors including the amount paid under the related mortgage loan, real estate taxes, insurance premiums, and the cost of maintaining the related property.
While a borrower under an investment property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow, or such renovation or expansion may impair or impede access to the mortgaged property. In addition, such renovation, refurbishment or expansion may not be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the related mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. The failure by the borrower to maintain an investment property may materially impair the investment property’s ability to generate cash flow. In addition to general maintenance, over time, an investment property may require renovation and capital improvements to remain competitive. Further, to the extent the leases are short-term, a mortgagor may have to incur the expense of maintenance and renovation more frequently. The cost of necessary maintenance, renovation or capital improvements may be substantial. There can be no assurance that any rental income from an investment property will generate sufficient cash flow to cover these increased costs.

Rental payment defaults by tenants could reduce or eliminate cash flow from mortgaged properties and the servicer may experience delays in enforcing its rights as landlord and may be forced to incur costs in protecting and re-leasing such mortgaged property. The credit profile of renters is generally worse than mortgagors as they may not have the credit score, job stability or reserves necessary to acquire a home. They may be employed in short-term or part-time jobs or may be required to move frequently from location to location. Although generally renters provide a security deposit, there can be no assurance that the deposit will be sufficient to cover the rent in the event of a default.
If a tenant is not paying rent, causing problems for other tenants, damaging a property, or whose conduct otherwise makes it unwise to continue renting to such tenant, the servicer may need to institute eviction proceedings and may incur unexpected costs in evicting the tenant, costs associated with repairing any damage to the property caused by the tenant, delays in removing the tenant from the property, loss of income during the eviction process and damages for a potential wrongful eviction.
The borrower may be forced to incur costs in protecting the mortgaged property. Tenants may not have the same interest as an owner in maintaining a mortgaged property and its contents and do not benefit in any appreciation of the value of property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A property may need repairs or improvements after each tenant vacates the premises, the costs of which may exceed any security deposit provided by the tenant when the property was originally leased. Therefore, the cost of maintaining rental properties can be higher than the cost of maintaining owner-occupied properties. In the event of a default and a foreclosure, the amount realized in the foreclosure sale may be materially reduced by damage to the property, or, if the servicer acquires the related property as REO, the amount that the servicer has to spend to repair the property, may be material.
In addition, the physical attributes of an investment property (such as its age, condition, design and appearance), the location of the property, the prevailing level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing), the presence of competing properties and residential developments in the local market, the mix of tenants available in the applicable area, adverse local, regional or national economic conditions, state and local regulations and national, state or local politics may all adversely affect the value and successful operation of the related investment properties.
Numerous tenants’ rights and consumer rights organizations exist throughout the country and a borrower may become a target of legal demands or litigation. Many such consumer rights organizations have become more active and better funded in connection with mortgage foreclosure related issues, and with the large settlements and the increased market for residential rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against a mortgagor, or may lobby state and local legislatures to pass new laws and regulations to constrain its business operations. If they are successful in any such endeavors, they could directly limit and constrain a borrower’s business operations, and may impose significant litigation expenses, including settlements, to avoid continued litigation or judgments for damages or injunctions.
We may face the risk of fraud in the origination process.
Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify. In addition, increasingly frequent incidences of identity theft involving borrowers may result in an increased number of fraudulent mortgage loans that are not secured by mortgaged properties. Investors should consider the potential effect of fraud by borrowers and other third parties on their investment in the Company.
First-Time homebuyers and Interest-Only Mortgage Loans present risks to our investments.
Borrowers that have not previously owned a principal residence are often younger, have shorter credit histories, may be more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of mortgage loans to first-time homebuyers in the Company’s portfolio may increase the number of defaults on the mortgage loans.
Additionally, following the applicable interest-only period on an Interest-Only Mortgage Loan, the related monthly payment will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.
Borrowers may view the absence of any obligation to make a payment of principal during the interest- only period following origination as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments. After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely. In addition, Interest-Only Mortgage Loans will not have the benefit of the safe harbor or rebuttable presumption protections under the ATR Rules.
During the interest-only period, the payment due from the related borrower will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be paid to the Company from these mortgage loans during their interest-only period except in the case of a prepayment.
Failure to enforce certain aspects of the mortgage loans may result in delays in payments on the notes.
Certain investor mortgage loans will be secured in part by an assignment of leases and rents pursuant to which each of the related borrowers typically assigns its right, title, and interest as landlord under the leases on the related mortgaged property, and the income derived therefrom, to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the related rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender in such circumstances take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. Investors in the Company should be aware that increased levels of inflation and rising market interest rates could increase the risk of bankruptcy or similar proceedings with respect to the borrowers of these mortgage loans.
Homesharing could present unique risks with respect to the mortgaged properties.
There may be mortgage loans secured by properties that are not true investor properties, but are rented out on a limited basis through homesharing platforms such as the platform operated by Airbnb, Inc. even if the occupancy status of the related mortgaged property at origination was a primary residence or second home and not investment property. Although such mortgage loans share some of the same risks as investor properties, they present additional risks created by the unregulated nature of homesharing practices. For example, borrowers who regularly rent out their properties risk having their primary homeowner’s insurance policies invalidated if additional business or landlord coverage is not obtained.
Although some homesharing services offer secondary coverage, homeowners must first file a claim with their primary homeowner’s insurance policy. In addition, unregulated homesharing or subletting for a term of less than 30 days is generally not permitted by most localities and could result in significant penalties for repeated violations. In some jurisdictions, an unpaid penalty may give rise to a special assessment lien on a property which could take priority over a first-lien mortgage or result in foreclosure. In the event of a foreclosure, guests who are legally classified as tenants may need to be evicted through court proceedings. Additionally, mortgage loans secured by properties rented through homesharing platforms are generally rented for separate short periods of time and such properties may be subject to higher maintenance costs due to higher turnover. Properties rented through homesharing platforms may also be sensitive to travel demand due to the shorter nature of leases. Certain jurisdictions regulate short-term rentals and others may do so in the future, which could have the effect of making the short-term rental market in such jurisdictions more costly and less appealing to property owners.

Appraisals may not accurately reflect the value or condition of a mortgaged property.
In general, appraisals of mortgagee loans represent the subjective analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, past, present or future value. We cannot assure investors that another person would not have arrived at a different, and perhaps substantially different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached separately by any originator based on its internal review of such appraisals. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different persons performing valuations at different points in time. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.
The appraisals obtained in connection with the origination of mortgage loans seek to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. An appraisal does not reflect the insurance replacement value of a particular home. In addition, in some real estate markets, property values may have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. Investors should note that, in certain parts of the United States, home prices have reached historically high levels, due in part to people leaving areas of high density for suburban and rural areas. There is no assurance that such home prices in such areas will continue to appreciate at the same rate or remain at the same level. Therefore, current market value of the mortgaged properties could be lower, and in some cases significantly lower, particularly with respect to the mortgage loans that are considerably seasoned, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this Registration Statement.
Performing valuation and risk analysis of high-value properties (such as certain of the mortgaged properties) can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-value market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-value home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time. In addition, because many of the mortgage loans are considerably seasoned, the values of the related mortgaged properties may have declined since the dates of any applicable appraisals used to determine the loan- to-value at origination of the mortgage loans, and such declines may have been substantial.
Mortgage loans with high original loan-to-value ratios may present a greater risk to our business.
Mortgage loans with original loan-to-value ratios in excess of 80% may reflect weaker credit characteristics of the related borrowers, such as greater difficulty in saving to make a down payment or the propensity to extract equity during refinancing. Historically, borrowers with high original loan-to-value mortgage loans pay higher rates of interest, which results in higher monthly payments for the borrower, leaving less disposable income. Rising unemployment, higher mortgage rates or a decline in housing prices generally or in particular regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of mortgage loans with high original loan-to-value ratios than on those mortgage loans with lower original loan-to-value ratios. Mortgage loans with high original loan-to-value ratios leave the related borrower with little equity or negative equity in the related mortgaged property if real estate property values decline, and such high loan-to-value mortgage loans may be more likely to experience default and foreclosure (and losses upon liquidation) than mortgage loans with lower original loan-to-value ratios. In addition, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the related servicer will not be required to make any advance in respect of such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Company.

ARMs in which we may invest present increased risk of default.
After the applicable fixed-rate period, the mortgage interest rate on all of the ARMs will adjust semi-annually to equal the sum of the applicable index and a gross margin. Except with respect to the mortgage loans that are not subject to the ATR Rules and are not qualified mortgages, the related originator’s underwriting guidelines require that each adjustable-rate mortgage loan be underwritten based on the greater of the fully-indexed rate or the initial fixed rate. In addition, the mortgage interest rate for each ARM will be subject to an overall maximum mortgage interest rate, minimum mortgage interest rate and initial and subsequent periodic rate caps. Investors should note that borrowers may be unable to make their monthly payments to the extent that the mortgage interest rate on their ARMs increases due to increases in the related index. As a result, the ARMs may experience increased delinquency, foreclosure, bankruptcy and loss as compared with fixed-rate mortgage loans.
Non-conforming loans may experience higher delinquency rates.
Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by the government sponsored agencies Fannie Mae and Freddie Mac due to credit characteristics that do not satisfy the Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy the Fannie Mae and/or Freddie Mac underwriting guidelines and borrowers who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items.
Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and nonconforming mortgage loans include:
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the applicable loan-to-value ratios;

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the credit and income histories of the related borrowers;

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the documentation required for approval of the related mortgage loans;

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the borrower’s net worth and annual income;

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the types of properties securing the mortgage loans;

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the loan sizes; and

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the borrowers’ occupancy status with respect to the mortgaged properties.

As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.
Borrowers may be subject to increased individual tax burdens.
A large percentage of non-conforming mortgage loans (i.e., mortgage loans that are not eligible for purchase by Fannie Mae or Freddie Mac) are originated with balances that exceed the conforming loan limits of the government- sponsored enterprises. Increasing U.S. federal, state and local individual income tax burdens, marginal income tax rate or payroll tax increases, itemized deduction limitations or capital gains tax rate increases may have the effect of reducing disposable income or after-tax investment gains or other funds that may have otherwise been available to the borrowers when these mortgage loans were originated. These same concerns may also apply to borrowers under conforming mortgage loans. In connection with the origination of a mortgage loan, the debt-to-income ratios use a prospective borrower’s gross income, without giving effect to any tax burden, including but not limited to the potential impact of increased tax burdens on the related borrowers. In addition, any further increases in marginal tax rates or, as described below, the elimination or further restriction on certain deductions, including the limitation of the mortgage-interest tax deduction and the state and local tax deduction (including but not limited to property taxes), may reduce a borrower’s ability to make monthly mortgage payments on the mortgage loans and result in increased delinquencies and defaults, which could negatively impact the Company. In addition, these changes may potentially impact the economy broadly, including home prices specifically in those regions or states (and in particular the states with higher state and local tax (including but not limited to property tax) burdens and potentially those states with higher home values) where these changes result in a higher increase in marginal tax rates or a greater impact of any limits on the deductibility of mortgage interest and state and local taxes (including but not limited to property taxes) relative to other states where these impacts may be less severe. Furthermore, increased marginal tax rates may negatively impact the ability of tenants at the mortgaged properties to pay their rent, which in turn may reduce the related borrower’s ability to make monthly mortgage payments on the applicable mortgage loans.
The legislation commonly referred to as the Tax Act and the OBBA made significant changes to the Code that could have an adverse impact on the U.S. residential housing market and potentially impact the Company. The legislation, among other changes, reduces the home mortgage interest deduction threshold and limits the deduction for state and local taxes, which could reduce home affordability and adversely affect home prices nationally or in local markets, specifically in those higher tax and higher home value markets or states including but not limited to California, New York, New Jersey and other similar states. In addition, such changes could increase taxes payable by certain borrowers, thereby reducing their available cash and adversely impacting their ability to make payments on the mortgage loans, which in turn could cause a loss to the Company. Any such changes could also negatively affect the U.S. housing market, the market value of residential mortgage loans and the value of the Company’s investments.
The Manager cannot predict the impact of any changes in the tax laws, including the Tax Act and the OBBBA, or whether, when or to what extent any new U.S. federal tax bills, laws, regulations, interpretations or rulings will be issued or become law, or the long-term impact of any such bills, laws, regulations, interpretations or rulings on the value of the Company’s investments or the impact on the national economy generally and the housing or mortgage markets specifically. Prospective investors are urged to consult their tax advisors on the effect of recent and potential changes to the U.S. federal tax laws prior to investing in the Company.
The mortgage loans may have limited recourse to the related borrower, which may result in losses with respect to these mortgage loans.
Some or all of the mortgage loans in which we may invest will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable or permitted by applicable law, or that the other assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. In addition, a servicer has no obligation, and may be reluctant in certain regulatory environments, to pursue deficiency judgments, even where permitted by applicable law. If a deficiency is pursued, a subservicer may be employed and the related servicer would generally be entitled to receive a significant percentage, and possibly a majority, of any potential recoveries. Any risks associated with mortgage loans with no or limited recourse may affect the Company’s investments to the extent losses caused by these risks are not covered by credit enhancement or covered by the remedies with respect to breaches of representations and warranties.
Insurance related to the mortgaged properties may not be sufficient to compensate for losses.
Although the mortgaged properties may be covered by insurance policies, such as hazard insurance or flood insurance, no assurance can be made that the proceeds from such policies will be used to repay any amounts owed in respect of the mortgage loans or will be sufficient to make improvements to the mortgaged property that have a value that is commensurate with the value of the mortgaged property before the damage occurred In addition, even though an insurance policy may cover the “replacement cost” of the improvements on any mortgaged property, the proceeds of such insurance policy may not be sufficient to cover the actual replacement cost of such improvements or the appraised value of the improvements on any mortgaged property. Furthermore, no assurance can be given that the insurer related to any insurance policy will have sufficient financial resources to make any payment on any insurance policy or that any such insurer will not challenge any claim made with respect to any such insurance policy resulting in a delay or reduction of the ultimate insurance proceeds.

Modifications of the mortgage loans and forgiven amounts may cause cash shortfalls.
In response to increased delinquencies and losses with respect to mortgage loans, many servicers may modify or contemplate modifying the terms of mortgage loans with borrowers suffering financial distress or anticipated financial distress. A modification of a mortgage loan resulting from a borrower’s financial distress indicates that the related borrower was having difficulty satisfying its payment obligations with respect to such mortgage loan prior to modification. A mortgage loan that was previously subject to a modification may be more likely to default or require subsequent modifications. To minimize losses on delinquent mortgage loans, each servicer may use various loss mitigation techniques, including modification agreements and pre-foreclosure sales. Modifications of mortgage loans in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage interest rate, forgiving payments of interest, principal or prepayment charges, extending the final maturity date, capitalizing delinquent interest and other amounts owed under the mortgage loans or any combination of these or other modifications (including in connection with entering into any forbearance plan).
If a servicer reduces the mortgage interest rate of a mortgage loan in connection with a modification, the resulting reduced interest collections will result in less funds available to make payments to the Company. A modification to the term of a mortgage loan will slow the rate of principal payments thereon and may adversely affect the Company.
In some cases, the inability of a servicer to timely modify the terms of a delinquent or defaulted mortgage loan serviced by it may reduce and/or delay amounts available for payment to the Company. The ability of each servicer to modify delinquent or defaulted mortgage loans serviced by it may be limited due to the difficulty in contacting at-risk borrowers or creating modifications that are acceptable to both the related servicer and the affected borrowers. In addition, a servicer may not be able to individually address the needs of each borrower if they are forced to confront an overwhelming number of requests for modifications.
If a servicer fails to modify a delinquent or defaulted mortgage loan serviced by it, the Company may acquire the related mortgaged property in satisfaction of such mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise. The liquidation proceeds from the sale of such REO properties will be greatly impacted if a substantial portion of the mortgage loans are “underwater,” meaning that the value of the related mortgaged property is less and, in many cases, substantially less, than the stated principal balance of the related mortgage loan. Under certain scenarios, the Company could suffer a significant loss of principal or fail to recoup its initial investment.
We may invest in mortgage loans made to self-employed borrowers, which may present a greater risk of default.
Mortgage loans made to borrowers who are self-employed may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because, among other potential adverse factors, self-employed borrowers frequently have less predictable income and self-employed borrowers who are small business owners may be personally liable for their business debt.
The related originator for mortgage loans made to self-employed borrowers may not have obtained tax returns from the borrower in order to verify income and, instead, permitted those self-employed borrowers to demonstrate income through use of the borrower’s personal or business bank account statements for the 12 or 24 months preceding origination. With respect to the self-employed borrowers where the related originator used the borrower’s business bank account statements to verify income, such originator may have used fixed expense ratios, a third-party prepared business expense letter, a third-party prepared profit and loss statement and/or a borrower-prepared profit and loss statement to determine such expense factor. Additionally, no expense factor may have been used to calculate the income when such originator used the borrower’s personal bank statements. Alternatively, the income used to qualify self-employed borrowers may be based on tax returns that only indicate the income for the related borrower during the prior year which may not be reflective of that borrower’s income at the time the mortgage loan was made to the borrower. Any determination of “business income” from the use of such bank statements or prior year tax return may not be a reliable indicator of the personal employment income of the business owner. In addition, there may be additional risks associated by (i) using a borrower-prepared profit and loss statement, (ii) by using a fixed expense ratio or (iii) using no expense ratio to calculate the income of a borrower using personal bank statements to the extent no proof of specific business parameters (separate business accounts) was received to calculate the personal income of the borrower using the business or personal bank statements.
Use of alternative documentation, such as bank statements instead of tax returns or verification through the borrower’s assets, may provide less certainty as to a borrower’s actual income, and mortgage loans underwritten using such alternative documentation may experience an increased level of default. The reasonableness of reliance on bank statements could depend upon a variety of facts and circumstances that would vary from borrower to borrower that could include seasonality of the business, the incurrence of irregular income or expense, deposits or withdrawals attributable to capital disposition or expenditures and other factors. Further, there is significant uncertainty regarding the documentation required for self-employed persons when subject to the ATR Rules. The income of self-employed borrowers may vary significantly depending on expenses incurred in the operation of the borrower’s business. If the business incurs significant expenses without a commensurate increase in revenue, that will reduce the amount of the business’s revenue that is distributable to the borrower. In addition, self- employed borrowers frequently have less predictable income since the borrower’s amount of income is dependent on the business having sufficient revenue to cover all of its expenses, and any shortfall in cash flow may result in the borrower receiving less income. Further, many self-employed borrowers are small business owners who may be personally liable for their business debt, and if the business has insufficient revenue to make all ongoing debt payments when due, the borrower may use personal funds (or reduce distributions from the business) to ensure that all indebtedness related to the business is paid when due. Any reserves that may have been used to qualify the related borrower for the related mortgage loan may be used by the borrower to fund expenses of, or investments by, the borrower’s business. In addition, creditors of the borrower’s business may seek to enforce the borrower’s obligation to pay the related business debt, which may result in the creditor having insufficient income to make payments on the related mortgage loan or result in the borrower filing for bankruptcy. Creditors of a self-employed borrower, including holders of that borrower’s mortgage loan, are exposed to any business risks related to the borrower’s business as any adverse change in the borrower’s business will likely have an adverse effect on the ability of the borrower to continue making full and timely payments on the related mortgage loan. Investors should consider that a higher number of self- employed borrowers may result in increased defaults on the mortgage loans, as well as the risk of non- compliance with the ATR Rules.
Mortgage loans may experience delays in liquidation and liquidation proceeds may be less than the stated principal balance of the mortgage loans.
Even assuming the mortgaged properties provide adequate security for the mortgage loans, substantial delays could result in connection with the liquidation of defaulted mortgage loans. These delays could increase as a servicer confronts a rising number of requests for modifications and requests for determinations of a borrower’s eligibility for current modification programs. See “— Modifications of the Mortgage Loans and Forgiven Amounts May Cause Cash Shortfalls.” This could result in corresponding delays in the receipt of the related proceeds by the related servicer. Additionally, breaches of representations and warranties may not be discovered until a mortgage loan is liquidated. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation available for payment to the Company. If the applicable mortgaged property fails to provide adequate security for a mortgage loan, under certain loss scenarios, principal and interest received on the mortgage loans may be insufficient to pay the Company all principal and interest to which it is entitled.
Liquidation expenses with respect to defaulted mortgage loans do not correlate directly with the stated principal balance of the mortgage loans at the time of default.
Liquidation expenses with respect to defaulted mortgage loans do not correlate directly with the stated principal balance of the mortgage loans at the time of default. Therefore, assuming that the related servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining stated principal balance as it would have taken in the case of a defaulted mortgage loan having a large remaining stated principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the stated principal balance of the small balance mortgage loan than would be the case with the defaulted mortgage loan having a large remaining stated principal balance.

The mortgage loan origination process is dependent on data provided by third parties.
Information (or verification of information) regarding borrowers’ income, assets and credit history and the related mortgaged property is obtained from third parties. If third parties provide inaccurate or misleading information that is used by an originator of a mortgage loan to make a lending decision, that may result in a mortgage loan being approved where it would not have been, or only on other terms, had the applicable originator been provided with accurate data. Consequently, mortgage loans that were approved in such circumstances are more likely to default than mortgage loans that were approved based on accurate and complete data provided by third parties. No assurance can be given that an originator received accurate and complete information from each third party involved in supplying information to such originator in connection with the approval of any mortgage loan. In addition, information regarding borrowers’ income, assets and credit history and the related mortgaged property used in the origination of the mortgage loan may be outdated.
Investments by the Company in second lien mortgage loans may result in higher losses.
In certain instances, a default may be declared on a second lien mortgage loan, even though the first lien mortgage loan is current, which could constitute a default on the first lien mortgage loan. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the related first lien mortgage loan is successful in foreclosure on the related mortgaged property, because no liens or encumbrances will survive such foreclosure. Investors should also consider that holders of first lien mortgage loans generally may foreclose on mortgaged properties securing applicable second lien mortgage loans without the consent of the holders of any related second lien mortgage loan or the related servicer. Due to the priority of the related senior lien mortgage loan, the holder of a second lien mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the related mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received in respect of foreclosure action associated with a second lien mortgage loan will be available to satisfy unpaid amounts owed to such second lien mortgage loan only to the extent that the claim of the holder of the related first lien mortgage loan has been satisfied in full (including any foreclosure costs). Under certain circumstances, there may not be enough proceeds remaining after the satisfaction of the claim of the holder of the first lien mortgage loan to satisfy the claim of the holder of the second lien mortgage loan. Moreover, mortgagors with little equity, no equity, or, in certain circumstances, negative equity, may not have the ability to sell their home or to refinance, and a second lien holder would be unlikely to foreclose if there is little to no chance of recovering the claim of such second lien holder. If, after satisfaction of the full claim of a first lien mortgage loan following the liquidation of the related mortgaged property, the remaining liquidation proceeds are insufficient to satisfy the claim of the holder of the related second lien mortgage loan, the investors may incur a loss on investment if the available credit enhancement is insufficient to cover such loss.
Investors should consider that borrowers who have little equity, no equity, or, in certain circumstances, negative equity in their properties may be more likely to default and may be more likely to submit to foreclosure proceedings.
It is expected that a servicer will not make servicing advances in respect of the second lien mortgage loans serviced by it, except in limited circumstances where such servicer has determined recoveries of such servicing advances may be achievable, or until such servicer has become aware that any related first lien mortgage loan has been satisfied and such mortgage loan has become a first lien mortgage loan, in which case such servicer will service the related mortgage loan as a first lien mortgage loan pursuant to the terms of the related servicing agreement, including the making of servicing advances when appropriate.
Mortgage loans that are secured by investor properties may have higher rates of default and other risks.
An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower’s primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize or later disappear, it is possible the borrower would not have sufficient resources to make payments on the mortgage loan. In addition, even though a borrower may make certain representations regarding such borrower’s intent with respect to utilizing a property primarily for a business purpose, the borrower may have misrepresented the intended purpose of the mortgage loan or have changed circumstances such that the proceeds of the loan may ultimately be used for personal, family, or household purposes. Therefore, a mortgage loan may be originated in accordance with applicable law and not be considered a breach of any representation and warranty even if such mortgage loan proceeds and the property are used for a consumer purpose. Moreover, loss severities on liquidated loans may be higher for investment properties because such properties may not be as well maintained as a primary residence or second home. In addition, given that the mortgage loans are within conforming limits, losses on smaller balance loans tend to be higher than on larger balance loans due to fixed costs of foreclosure and liquidation.
Certain mortgage loans in which the Company may invest were underwritten in accordance with investor property programs using rental income or expected rental income of the investment property to service (e.g. DSCR) the related mortgage loans, and may not have considered the borrower’s personal income or indebtedness, which may have a negative effect on the performance of those mortgage loans. Due to the lack of income documentation on such mortgage loans, a higher level of delinquency is likely to occur relative to mortgage loans where income, whether a DSCR or the borrower’s income and employment, was documented in the underwriting process.
In addition, the physical attributes of an investment property (such as its age, condition, design and appearance), the location of the property, the prevailing level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing), the presence of competing properties and residential developments in the local market, the mix of tenants available in the applicable area, adverse local, regional or national economic conditions, state and local regulations and national, state or local politics may all adversely affect the value and successful operation of the related investment properties. Furthermore, there are a large number of factors that may adversely affect the value and successful operation of the related mortgaged properties that are rental properties, including (as applicable), (i) the level of sophistication of the borrower as an investor in real estate, (ii) the criteria used by the borrower to select tenants, (iii) the experience of the borrower or the property manager, if any, engaged by the borrower to handle collecting rents, maintenance and repair issues, responding to tenant complaints and pursuing evictions, if necessary, (iv) the physical attributes of an investment property (such as its age, condition, design and appearance), (v) the ability of the borrower to control costs associated with the maintenance and improvement of the property, (vi) the location of the property (its proximity to employment, transportation, schools and other amenities), (vii) the prevailing level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing), (viii) the presence of competing rental properties and residential developments in close proximity to the mortgaged property, (ix) the mix of tenants available in the applicable area, (x) adverse local, regional or national economic conditions, (xi) state and local regulations and (xii) national, state or local politics, among other factors, may all adversely affect the value and successful rental operation of the related mortgaged properties. Rental payment defaults by tenants could reduce or eliminate cash flow from mortgaged properties and thereby increase the probability of default on the related mortgage loans. The credit and financial profile of renters is generally weaker than the credit and financial profile of borrowers because renters may not have sufficient credit, job stability or reserves necessary to acquire a home. Renters may be employed in short-term or part-time jobs, or may be required to move frequently from location to location, thereby increasing the probability of vacancies and the need of the borrower to make repairs more frequently. Although generally renters provide a security deposit, there can be no assurance that, in the event of a rental payment default, the amount of security deposit will be sufficient to cover the rent during any vacancy period or to make any repairs to maintain the value of the related mortgaged property. In addition, the costs of evicting a tenant who defaults on a lease may be considerable and eviction may not take place for a long period of time. The incurrence of considerable costs while not receiving rental income could cause the related borrower to default on the mortgage loan. In the case of longer term leases, the costs of maintaining the related mortgaged property may rise rapidly while the rental payment made by the related tenant does not increase over the term of the lease, which may result in financial distress for the borrower and a default on payments on the related mortgage loan.
Loss severities on liquidated loans may be higher for the mortgage loans due to property maintenance differences for investment properties relative to owner-occupied properties. Tenants may not have the same interest as an owner in maintaining a mortgaged property and its contents, in part, because tenants do not benefit from any appreciation in the value of the mortgaged property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing such damage completely or at all. Accordingly, the cost of maintaining rental properties can be higher than the cost of maintaining owner-occupied properties. In the event of a default and a subsequent foreclosure, the amount realized in the foreclosure sale may be materially reduced by damage to the property, or, if the related servicer acquires the related property as REO, the amount that such servicer has to spend to repair the property, may be material. Generally, each servicer will be entitled to be reimbursed for all unreimbursed servicing advances made by it from payments with respect to all of the mortgage loans serviced by it prior to payments to the Company or the Investors.
The failure by the borrower to maintain an investment property may materially impair the investment property’s ability to generate cash flow. In addition to general maintenance, over time, an investment property may require renovation and capital improvements to remain competitive. Further, to the extent the leases are short-term, a borrower may have to incur the expense of maintenance and renovation more frequently. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that any rental income from an investment property will generate sufficient cash flow or that any borrower will have sufficient financial resources to cover these increased costs. In the event an investment property is unable to generate income or the amount of income is less than expected, the borrower may not have sufficient funds to meet its obligations with respect to the related mortgage loan. As a result, such mortgage loan is more likely to become delinquent than would otherwise be the case.
The borrower of a mortgage loan related to an investment property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the rental property, to fund capital improvements and to service the mortgage loan and any other outstanding debt or obligations. There can be no guarantee that tenants will renew leases upon expiration. The income of the borrowers under such mortgage loans will be adversely affected if tenants are unable to pay rent or if space cannot be rented on favorable terms or at all. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels, and may be reflected in the rental rates offered for comparable space. There will be existing leases that expire during the term of the related mortgage loans and there can be no assurance that such leases will be renewed. In addition, some of the mortgaged properties securing the mortgage loans may have only month-to-month leases, some of which may be verbal, and there can be no assurance that such leases will be renewed each month. Certain other tenants may be permitted to terminate their leases on or after a specified date upon giving notice and/or payment of certain amounts specified in the applicable lease. There can be no assurance that such termination rights will not arise in the future. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. To the extent that leases to tenants in mortgaged properties expire and are unable to be renewed, the related borrowers may be unable to continue to make payments on the related mortgage loans which would adversely affect the Company’s investments.
Certain states regulate the relationship of a landlord and its tenants. Commonly, these laws may require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules and retaliatory evictions. Property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states there are provisions that limit the basis on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s property.
In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on rental investment properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.
In addition, investment properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular rental housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time.

Because rental housing properties are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative rental properties with more desirable amenities or locations once a lease expires and high turnover may result in increased costs to the related borrower.
Numerous tenants’ rights and consumer rights organizations exist throughout the country and a borrower may become a target of legal demands or litigation. Many such consumer rights organizations have become more active and better funded in connection with mortgage foreclosure related issues, and with the large settlements and the increased market for residential rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against a borrower, or may lobby state and local legislatures to pass new laws and regulations to constrain its business operations. If they are successful in any such endeavors, they could directly limit and constrain a borrower’s business operations, and may impose significant litigation expenses, including settlements, to avoid continued litigation or judgments for damages or injunctions.
Investment property loans are generally exempt from compliance with the CFPB TILA-RESPA Integrated Disclosure (“TRID”) rule and certain other regulations if such loans are made for a business purpose. However, investment property loans are covered by the TRID rule and certain other regulations if the transaction is primarily for a consumer purpose. For example, a cash-out refinance transaction secured by an investment property may not be exempt from the TRID rule where the cash proceeds are used for a consumer purpose. No assurance can be given that each mortgage loan secured by an investment property will be deemed to be for a business purpose and not subject to the TRID rule and other regulations related to consumer loans. For more information regarding the risks associated with the recharacterizing business purpose loans made with respect to non-owner occupied mortgaged properties (“Investor Loans”) as consumer-purpose loans subject to TRID, ATR and other consumer protection requirements.
Mortgage loans made to borrowers for a business purpose may become subject to the ATR rules.
The TILA provides that subsequent purchasers of mortgage loans originated in violation of certain requirements specified in TILA, that require lenders to consider consumers’ “ability to repay” before extending them credit, may have liability for such violations. The CFPB has issued implementing regulations, which became effective January 10, 2014, for mortgage loans for which the application from the related borrower was taken on or after January 10, 2014, specifying the standards for a “qualified mortgage” that would have the benefit of a safe harbor from such liability if certain requirements are satisfied or a rebuttable presumption of compliance with respect to such liability if certain requirements are satisfied and the annual percentage rate of the loan exceeds certain thresholds. The regulations apply to mortgage loans made for a personal, family, or household purpose secured by a one-to-four unit dwelling. Investor Loans in the Company’s portfolio may have been represented to be an extension of credit primarily for a business purpose. An assessment of the borrower’s ability to repay comparable to that required under the ATR Rules may not have been made because of this representation. Even though a borrower may make certain representations regarding such borrower’s intent with respect to utilizing a property for a business purpose, the borrower may have misrepresented the intended purpose of the mortgage loan or have changed circumstances such that the proceeds of the loan may ultimately be used primarily for personal, family, or household purposes. In such a case, the Investor Loan may not have been originated in compliance with TILA (including the ATR Rules), the borrower’s ability to repay the Investor Loan may be impaired if such property is not income producing, and the liquidation value of the related mortgaged property may be adversely affected. There can be no assurance that the Investor Loans are secured by investment properties or that the proceeds were not used primarily for personal, family or household purposes. Moreover, no diligence has been conducted by any entity to confirm each borrower’s representations regarding the purpose of the related mortgage loan.
In addition, given that there is no precise test under TILA for what constitutes credit offered or extended primarily for personal, family, or household purposes or for what constitutes a loan’s primary purpose, a regulatory authority could find that an Investor Loan was originated as a consumer loan and therefore subject to various consumer protection laws, including TILA, which is more likely for mortgage loans that have a “cashout” component where the borrower receives any cash proceeds in connection with the related mortgage loan. Violations of TILA and other consumer protection laws may limit the ability of the Company to collect all or part of the principal of or interest on these Investor Loans, may result in a defense to foreclosure or an “unwinding” or rescission of the related Investor Loans, or may entitle the borrower to a refund of amounts previously paid. In the event of violation of the ATR Rules, if and when an assignee initiates a foreclosure or other action to collect the debt, the borrower may assert the violation as a matter of defense by recoupment or set off in an amount including actual damages suffered by the borrower, litigation costs, statutory damages and special statutory damages. The foregoing could subject the Company to damages and administrative enforcement and adversely affect the value of the Company and its investments.
There are many aspects of credit risks associated with mortgage loans that the Company cannot control.
Despite the Company’s efforts to manage credit risk related to the mortgage loans the Company acquires and securitizes, there are many aspects of credit risk that the Company cannot control. The Company’s due diligence, underwriting, quality control and loss mitigation policies and procedures may not be effective at preventing or limiting compliance violations or borrower delinquencies and defaults, and the loan servicing companies that service the mortgage loans may not comply with applicable servicing regulations or investor requirements. Prior to acquiring loans, the Company will perform due diligence and the Company will rely on resources and data available to it from the seller, which may be limited. The Company’s due diligence efforts may not detect matters that could lead to losses. If the Company’s due diligence processes are not adequate, and the Company fails to detect certain loan defects or compliance issues related to origination, the Company may incur losses. We could also incur losses if a counterparty that sold the Company a loan is unwilling or unable (e.g., due to its financial condition) to repurchase that loan or asset or pay damages to the Company if the Company determines subsequent to purchase that one or more of the representations or warranties made to the Company in connection with the sale was inaccurate. As a result, the Company could incur losses that would materially and adversely affect its financial condition and results of operations.
We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.
We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.
Our investments in real estate-related corporate credit are subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in, and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.
Litigation and litigation outcomes may have an adverse impact on us.
In connection with the Company’s anticipated securitizations, the Company will prepare disclosure documentation, including term sheets and offering memorandums, which will contain disclosures regarding the securitization transactions and the assets being securitized. If such disclosure documentation is alleged or found to contain inaccuracies or omissions, the Company may be liable under federal securities laws, state securities laws or other applicable laws for damages to third parties that invest in these securitization transactions, including in circumstances in which the Company relied on a third party in preparing accurate disclosures, or the Company may incur other expenses and costs in connection with disputing these allegations or settling claims. We may also sell or contribute mortgage loans to third parties who, in turn, securitize those loans. In these circumstances, the Company may also prepare disclosure documentation, including documentation that is included in term sheets and offering memorandums relating to those securitization transactions. We could be liable under federal securities laws, state securities laws, or other applicable laws for damages to third parties that invest in these securitization transactions, including liability for disclosures prepared by third parties or with respect to loans that the Company did not sell or contribute to the securitization.
In recent years, there has also been debate as to whether there are defects in the legal process and legal documents governing transactions in which securitization trusts and other secondary purchasers take legal ownership of residential mortgage loans and establish their rights as first priority lien holders on underlying mortgaged property. To the extent there are problems with the manner in which title and lien priority rights were established or transferred, securitization transactions that the Company will sponsor and third-party sponsored securitizations that the Company will hold investments in, the Company may experience losses.
Defending a lawsuit can consume significant resources and may divert the Manager’s attention from the Company’s operations. We may be required to establish reserves for potential losses from litigation, which could be material. To the extent the Company is unsuccessful in its defense of any lawsuit, the Company could suffer losses which could be in excess of any reserves established relating to that lawsuit and these losses could be material.
We are subject to risks associated with claims and investigations involving Angel Oak.
Given the broad spectrum of operations of Angel Oak and its affiliates, claims (or threats of claims) and governmental investigations, examinations, requests for information, audits, inquiries, subpoenas and other regulatory or civil proceedings can and do occur in the ordinary course of its and its affiliates’ (including the Manager’s) business. Such investigations, actions and proceedings may impact the Company, including by virtue of reputational damage to Angel Oak (including the Manager), or otherwise. The unfavorable resolution of such items could result in criminal or civil liability, fines, settlements, charges, penalties or other monetary or non-monetary remedies or sanctions that could negatively impact Angel Oak (including the Manager). In addition, such actions and proceedings may involve claims of strict liability or similar risks against the Company in certain jurisdictions or in connection with certain types of activities. While Angel Oak (including the Manager) has implemented policies and procedures designed to protect against non-compliance with applicable rules and regulations, there is no guarantee that such policies and procedures will be adequate or will protect Angel Oak in all instances.
Future legislative, regulatory or judicial action present risks to our operations.
There can be no assurance as to what actions might be taken by any U.S. federal, state or municipal legal authority that may adversely affect investments held by the Company. Such actions could include, by way of example, further restrictions on the ability of the holder of a mortgage loan to foreclose upon default by the borrower or delays in the foreclosure process, encouragement of modification of the terms of mortgage loans in ways that may be adverse to the interests of the holder of the loans or of related securities, and judicial determinations as to whether particular types of mortgage loans are “unfair” under applicable law.
Actions by mortgage loan originators could cause losses.
We intend to acquire residential mortgage loans from the Affiliate Originators and third-party mortgage originators. We rely on these originators to originate mortgage loans that comply with applicable law. Mortgage loan originators and brokers are subject to strict and evolving consumer protection laws and other legal obligations with respect to the origination of residential mortgage loans. These laws and regulations include the CFPB’s “ability-to-repay” and “qualified mortgage” regulations as well as the CFPB’s integrated TRID regulations. In addition, there are various other federal, state, and local laws and regulations that are intended to discourage predatory lending practices by residential mortgage loan originators. For example, the federal Home Ownership and Equity Protection Act of 1994, or HOEPA, requires lenders to make certain disclosures and comply with certain limitations with respect to loans that are considered to be “high cost” loans, and the Dodd-Frank Act’s prohibition on unfair, deceptive, or abusive acts or practices, or UDAAP, which makes it illegal for covered persons or service providers to commit such acts or practices in the course of originating or collecting consumer debt, including mortgage debt. These laws may be highly subjective and open to interpretation and, as a result, a regulator or court may determine that that there has been a violation where an originator or servicer of mortgage loans reasonably believed that the law or requirement had been satisfied. Failure or alleged failure of originators or servicers to comply with these laws and regulations could subject the Company, as an assignee or purchaser of these loans or securities backed by these loans, to, among other things, delays in foreclosure proceedings, increased litigation expenses, monetary penalties and defenses to foreclosure, including by recoupment or setoff of finance charges and fees collected, and in some cases could also result in rescission of the affected residential mortgage loans, which could adversely impact the Company’s business and financial results.
While some of these laws may not explicitly hold the Company responsible for the legal violations of these third parties, federal and state agencies and private litigants have increasingly sought to impose such liability. Various regulators and plaintiffs’ lawyers have also sought to hold assignees of mortgage loans liable for the alleged violations of the originating lender under theories of express or implied assignee liability. Accordingly, the Company may be subject to fines, penalties or civil liability based upon the conduct of the mortgage lenders that originated the mortgage loans the Company holds.
We are subject to risks related to loans purchased from affiliates of the Manager.
The Company intends to invest in mortgage loans originated by an Affiliate Originator (“Affiliate Originated Loans”), and the Company’s portfolio is expected to consist primarily of such Affiliate Originated Loans, as well as loans originated by third party mortgage originators, RMBS acquired from third parties and, RMBS acquired from affiliated securitization vehicles. Although the Manager believes that the Company’s investment in Affiliate Originated Loans is in the best interests of the Company, the Company’s investment in such Affiliate Originated Loans, and the Company’s investment in RMBS originated by affiliated securitization vehicles, creates certain conflicts of interest. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence — Conflicts of Interest — Decisions Made and Actions Taken That May Raise Potential Conflicts of Interest — Terms of Transactions Relating to Loans Purchased from Affiliates of the Manager.”
In addition, investing in Affiliate Originated Loans may be subject to bias or lack of independence, potentially resulting in the Company acquiring loans at above-market prices or on less favorable terms. There is a risk that the quality or performance of Affiliate Originated Loans may not meet the standards that would be applied by an independent third-party originator, potentially leading to higher default rates or lower returns for the Company. Transactions with affiliates may be subject to heightened scrutiny by regulators and investors, and any perception of impropriety or self-dealing could negatively impact the Company’s reputation or result in regulatory action. To address and mitigate these risks, the Company has implemented a process whereby if required by law or requested by the Manager, the purchase of Affiliate Originated Loans may be reviewed and approved by the board of trustees, including the independent trustees. This process is designed to ensure that all such transactions are conducted on terms that are fair and in the best interests of the Company and its investors.
Due to general market conditions, the performance of the related loans, the performance of prior Affiliate Originated Loans, RMBS originated by affiliates of the Company or other reasons, the Company’s consummation of the securitization utilizing those loans may be on significantly less advantageous terms than the Company had anticipated. In such a case, the securities that are issued in the related securitization (including those that are retained by the Company) may be issued on terms that are less advantageous to the Company than it had anticipated.
Debt investments, including debt securities and loans, generally are subject to credit risks such as default and non-payment.
Debt investments, including debt securities and loans, generally are subject to credit risk. Credit risk relates to the ability of the issuer of a debt security or a borrower under a note or a loan to make interest and principal payments on the security or loan as they become due. If the issuer fails to pay interest, the Company’s income might be reduced and the value of the debt investment may be reduced. If the issuer fails to repay principal, the value of that investment and the Net Asset Value of the Interests may be reduced. Debt investments that are below investment grade are particularly subject to risks of default. While the Company does not intend to purchase debt investments that are in default, there is a risk that debt investments will subsequently go into default or the Company will acquire debt investments in default through restructuring or another similar mechanism.
While the Company’s investments generally will be secured by collateral, the Company may have difficulty liquidating the collateral or enforcing its rights under the terms of the investments if an issuer defaults. In the event of a default on a non-recourse loan, the Company will only have recourse to the real estate- related assets collateralizing the loan. If the underlying collateral value is less than the loan amount, the Company will suffer a loss. Collateral may be insufficient or the Company’s right to the collateral may be set aside by a court. Also, the Company can invest part of its assets in other debt obligations that are not collateralized. Collateral will generally consist of assets that may not be readily liquidated including, for example, equipment, inventory, work in the process of manufacture, real property and payments to become due under contracts or other receivable obligations. There is no assurance that the liquidation of those assets would satisfy an issuer’s obligations under an investment. Non-affiliates and affiliates of issuers of investments may provide collateral in the form of secured and unsecured guarantees and/or security interests in assets that they own, which may also be insufficient to satisfy an issuer’s obligations under an investment.
Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.
Credit ratings of debt securities are not a guarantee of quality. A credit rating represents only the applicable rating agency’s opinion regarding credit quality based on the rating agency’s evaluation of the safety of the principal and interest payments. In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value. As a result, a credit rating may not fully reflect the risks inherent in the relevant security. Rating agencies may fail to make timely changes to credit ratings in response to subsequent events. In addition, to the extent that a rating agency rates a security at the request of an issuer, the rating agency has a conflict of interest in providing such rating.
Increases in interest rates could adversely affect the value of our assets, cause our interest expense to increase, increase the risk of default on our assets and cause a decrease in the volume of certain of our target assets, which could materially and adversely affect us.
The prices of certain investments tend to be sensitive to interest rate fluctuations. Thus unexpected fluctuations in interest rates could cause the corresponding prices of the long and short portions of a position to move in directions which were not initially anticipated. In addition, interest rate increases generally will increase the interest carrying costs to the Company of borrowed securities and leveraged investments. To the extent that interest rate assumptions underlie the hedge ratios implemented in hedging a particular position, fluctuations in interest rates could invalidate those underlying assumptions and expose the Company to losses. In addition, the value of the fixed-income securities in which the Company invests changes as the general levels of interest rates fluctuate. When interest rates decline, the value of the Company’s fixed-income securities are generally expected to rise. Conversely, when interest rates rise, the value of such securities is generally expected to decline. To the extent that the cash flow from a fixed income security is known in advance, the present value (e.g., the discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Callable or prepayable investments, such as certain mortgage-backed securities, may react very differently from other fixed income securities: their durations can vary dramatically as interest rates move, making them more difficult to hedge. Some investments can have unusually high durations (rising dramatically in price when rates fall, and falling dramatically in price when rates rise); others can have highly negative durations (falling dramatically in price when rates fall, and rising dramatically in price when rates rise). The Manager may not seek to hedge against such risks and there is no guarantee that any hedging strategies employed by the Manager will be successful to hedge such risks.
Certain actions by the U.S. Federal Reserve could materially and adversely affect us.
Changing benchmark interest rates, and the Federal Reserve’s actions and statements regarding monetary policy, can affect the fixed income and mortgage finance markets in ways that could adversely affect the Company’s future business and financial results and the value of, and returns on, real estate-related investments and other assets the Company owns or may acquire. Statements by the Federal Reserve regarding monetary policy and the actions it takes to set or adjust monetary policy may affect the expectations and outlooks of market participants in ways that disrupt the Company’s business and adversely affect the Company’s financial results and the value of, and returns on, its portfolio of residential mortgage loans that it owns or may acquire.
Such statements can have a significant impact on, among other things, benchmark interest rates, the value of residential mortgage loans, and, more generally, the fixed income markets. These statements, the actions of the Federal Reserve, and other factors also can significantly impact many market participants’ expectations and outlooks regarding future levels of benchmark interest rates and the expected yields these market participants would require to invest in fixed income instruments, including most residential mortgages and RMBS.
Although the Federal Reserve decreased the federal funds rate multiple times in 2024, the rate continues to be elevated and there can be no assurance that the rate will continue to decrease or that it will not be increased in 2025 and beyond. While lower market rates and increased capital markets liquidity supports commercial real estate property transactions and values, regulated lending institutions are adjusting their business models to increase capital requirements for direct loans to real estate and thus continue to be constrained in providing capital for commercial real estate properties. Additionally, rising operating costs, such as property insurance and raw material costs for property development and improvements, have further pressured cash flow performance across many real estate property types. Changes in the federal funds rate as well as the other policies of the Federal Reserve affect interest rates, which have a significant impact on the Company’s financial condition.
We may be unable to source loans.
The success of the Company’s investment strategy depends upon sourcing a large volume of desirable mortgage loans. We may be unable to do so for many reasons. Affiliate Originators have no obligation to sell loans to the Company and the Company may be unable to locate other originators that are able or willing to originate mortgage loans that meet the Company’s standards. Furthermore, if any of the Affiliate Originators or other originators face dissolution or for any other reason are unable to provide mortgage loans for sale, the Company may not be able to source acquisitions of bulk pools of mortgage loans from other originators, banks and other sellers, in either case, on terms and conditions favorable to the Company. Additionally, competition for mortgage loans may drive down supply or drive up prices, making it uneconomical to purchase the loans. General economic factors, such as recession, declining home values, unemployment and high interest rates, may limit the supply of available loans. As a result, the Company may incur additional costs to acquire a sufficient volume of mortgage loans or be unable to acquire mortgage loans at a reasonable price. If the Company cannot source an adequate volume of desirable loans on desirable terms, the Company’s investment strategy may not be profitable.
Inability to Successfully Securitize Mortgage Loans. The Company’s ability to securitize mortgage loans is affected by a number of factors, including:
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conditions in the securities markets, generally;

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conditions in the asset-backed securities markets, specifically;

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yields on the Company’s portfolio of mortgage loans;

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the credit quality of the Company’s portfolio of mortgage loans; and

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the Company’s ability to obtain any necessary credit enhancement.

As a result of the 2008 financial crisis, the mortgage-backed securitization markets experienced significant disruptions and reductions in securitization volumes. While conditions have improved in recent years, the securitization markets are impacted by reduced liquidity, increased risk premiums for issuers, reduced investor demand, financial distress among financial guaranty insurance providers, and a general tightening of credit. Conditions such as these may from time to time result in a delay in the timing of when the Company securitizes mortgage loans or reduce or even eliminate the Company’s ability to securitize mortgage loans and sell securities in the mortgage-backed securities market, any of which would increase the cost of funding the Company’s mortgage loan portfolio. Further, the Company’s lending facilities may not be adequate to fund the Company’s mortgage loan purchasing activities until such time as disruptions in the securitization markets subside, which would require the Company to hold the mortgage loans it expects to acquire on its balance sheet and significantly impact its ability to fund the acquisition of additional mortgage loans or use that equity capital to acquire other target investments. Such disruptions in the securitization market or any adverse change, delay or inability in accessing the market could have a material adverse effect on the Company’s financial condition, liquidity and results of operations. Low investor demand for asset-backed securities could force the Company to hold mortgage loans until investor demand improves, but the Company’s capacity to hold such mortgage loans in the Company’s portfolio is not unlimited. Adverse market conditions could also result in increased costs and reduced margins earned in connection with the Company’s expected securitization transactions.
The Company’s ability to execute securitizations may be impacted, delayed, limited, or precluded by legislative and regulatory reforms applicable to asset-backed securities and the institutions that sponsor, service, rate, or otherwise participate in, or contribute to, the successful execution of a securitization transaction. If the Company elects to participate in securitization transactions, these factors could limit, delay, or preclude the Company’s ability to execute securitization transactions and could also reduce the returns the Company would otherwise expect to earn in connection with securitization transactions.
The Dodd-Frank Act imposed significant changes to the legal and regulatory framework applicable to the asset-backed securities markets and securitizations, directing various federal regulators to engage in rulemaking actions aimed at dramatically reforming regulation of U.S. financial markets. Included among these changes were the adoption of several new rules by the SEC as part of Regulation AB II, which set forth new disclosure requirements for securitization transactions, and the establishment of a credit risk retention rule by a joint committee of federal regulators, which requires that the sponsors of securitizations retain a minimum of five percent of the credit risk of the assets collateralizing any securitization transaction they bring to market. While many of the rulemakings required by the Dodd-Frank Act have been finalized and are either effective or pending effectiveness, others remain to be finalized or even proposed. Further, many of the rules that have been finalized have been subject to modification or interpretation since their effective date, often times in order to clear up ambiguities present in the final rules. Accordingly, it is difficult to predict with certainty how the Dodd-Frank Act and the other regulations that have been proposed, finalized or recently implemented will affect the Company’s ability to execute securitizations of mortgage loans.
In addition to the Dodd-Frank Act, its related rules and Regulation AB II, other federal or state laws and regulations that could affect the Company’s ability to execute securitization transactions may be proposed, enacted, or implemented. These laws and regulations could effectively preclude the Company from executing securitization transactions, could delay the Company’s execution of these types of transactions, or could reduce the returns the Company would otherwise expect to earn from executing securitization transactions.
Other matters, such as (i) accounting standards applicable to securitization transactions and (ii) capital and leverage requirements applicable to banks and other regulated financial institutions that traditionally purchase and hold asset-backed securities, could result in less investor demand for securities issued through securitization transactions the Company plans to execute or increased competition from other institutions that execute securitization transactions.
We may be unable to profitably execute securitizations transactions.
There are a number of factors that can impact whether a securitization transaction that the Company executes or participates in is profitable. One of these factors is the price the Company pays for the mortgage loans that the Company securitizes, which in the case of mortgage loans, is impacted by the level of competition in the marketplace and the relative desirability to originators of retaining mortgage loans as investments or selling them to third parties such as the Company. Another factor that impacts the profitability of a securitization transaction is the cost of the short-term debt used to finance the Company’s holdings of mortgage loans prior to securitization. Such cost is affected by a number of factors, including the availability of this type of financing, interest rates, the duration of the financing, and the extent to which third parties are willing to provide short-term financing.
After the Company acquires mortgage loans that the Company intends to securitize, the Company can also suffer losses if the value of those loans declines prior to securitization. Such declines can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. To the extent the Company seeks to hedge against a decline in loan value due to changes in interest rates, there is a cost of hedging that also affects whether a securitization is profitable.
Rating agencies have historically played a central role in the securitization markets. Many purchasers of asset-backed securities require that a security be rated by the agencies at or above a specific grade before they will consider purchasing it. The rating agencies could adversely affect the Company’s ability to execute securitization transactions by deciding not to publish ratings for the Company’s securitization transaction, deciding not to consent to the inclusion of those ratings in the prospectuses the Company may file with the SEC relating to securitization transactions, or by assigning ratings that are below the thresholds investors require. Further, rating agencies could alter their ratings processes or criteria after the Company has accumulated loans for securitization in a manner that reduces the value of previously acquired loans or that requires the Company to incur additional costs to comply with those processes and criteria.
The price that investors will pay for securities issued in the Company’s securitization transactions also has a significant impact on the profitability of the transactions to the Company. In addition, transaction costs incurred in executing transactions impact the profitability of the Company’s securitization transactions and any liability that the Company may incur, or may be required to reserve for, in connection with executing a transaction can reduce the profitability of a transaction or cause a loss to the Company. To the extent that the Company is not able to profitably execute future securitizations of mortgage loans, it could materially and adversely impact the Company’s business and financial condition.
Public health emergencies may impact our investments.
Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic diseases, or the threat thereof, could have a significant adverse impact on the Company and its investments and could adversely affect the Company’s ability to fulfill its investment objectives.
The extent of the impact of any public health emergency on the operational and financial performance of the Company will depend on many factors, including the duration and scope of such public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. The effects of a public health emergency may materially and adversely impact the value and performance of the Company’s investments as well as the ability of the Company to source, manage and divest investments and achieve its investment objectives, all of which could result in significant losses to the Company. In addition, the operations of each of the Company, its investments, the Manager may be significantly impacted, or even halted, either temporarily or on a long-term basis, as a result of government quarantine and curfew measures, voluntary and precautionary restrictions on work, travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel.
Further, the widespread outbreak of infectious disease such as COVID-19 and containment efforts may adversely affect the ability, or the willingness, of a party (including the Company, the Manager, a tenant or borrower or a counterparty or service provider to the Company or a tenant or borrower) to perform its obligations under its contracts and has led to uncertainty over whether such failure to perform (or delay in performing) might be excused under so called “material adverse change,” force majeure and similar provisions in such contracts. As a result, tenants and borrowers and counterparties and service providers to the Company may fail to perform (or delay the performance of) their obligations to the Company, pending transactions may not close on time or at all, the Company, the Manager, tenant or borrower may be forced to breach (or may determine not to perform its obligations under) certain agreements and litigation is likely to ensue, any of which could have a material adverse effect on the Company and its investments.
We may fail to maintain the capability and accuracy in actuarial analysis.
The amount, type and nature of insurance policies, subordination, letters of credit and other credit support, if any, with respect to certain mortgage-backed securities are based upon actuarial analysis. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage-related securities accurately predicts the delinquency, foreclosure or loss experience of any particular pool of such securities.
The Company expects to use leverage in executing its business strategy, which may adversely affect the return on its assets and may reduce cash available, as well as increase losses when economic conditions are unfavorable.
We intend to use leverage to finance our investment operations and to enhance our financial returns. Leverage may take the form of borrowings pursuant to repurchase agreements, credit facilities (including commitment-based and asset-based facilities) and other forms of direct and indirect borrowings, including securitizations. The amount of leverage employed by the Company at any time will be determined by the Manager in its sole discretion, will depend on various considerations (including the number and types of opportunities available to the Company, the Company’s access to borrowing facilities at attractive rates and terms, and other factors deemed relevant by the Manager) and may vary materially over time.
Through the use of leverage, the Company may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. The Manager anticipates that the Company may deploy significant leverage on its mortgage investments. However, there is no specific limit on the amount of leverage that the Company may use. The use of significant leverage increases the exposure of the investments to adverse economic factors such as rising interest rates, severe economic downturns or deteriorations in the market.
Leverage will magnify both the gains and the losses. Leverage will increase the Company’s returns as long as it earns a greater return on investments purchased with borrowed funds than its cost of borrowing such funds. However, if the Company uses leverage to acquire an asset and the value of the asset decreases, the leverage will increase its losses. Even if the asset increases in value, if the asset fails to earn a return that equals or exceeds the Company’s cost of borrowing, the leverage will decrease its returns.
We may be required to post large amounts of cash as collateral or margin to secure its leveraged positions. In the event of a sudden, precipitous drop in the value of its financed assets, the Company might not be able to liquidate assets quickly enough to repay its borrowings, further magnifying losses. Even a small decrease in the value of a leveraged asset may require the Company to post additional margin or cash collateral. This may decrease the cash available to the Company for distributions to investors.
Any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, could materially and adversely affect us.
Fannie Mae and Freddie Mac are a major source of financing for rental housing real estate in the United States. We may utilize loan programs sponsored by these entities as a key source of capital to finance the Company’s growth and operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for rental housing more generally may adversely affect interest rates, capital availability, development of rental housing communities and the value of rental housing assets and, as a result, may adversely affect the Company’s future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the rental housing sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of rental housing assets, which could impair the value of a significant portion of rental housing communities. Specifically, the potential for a decrease in liquidity made available to the rental housing sector by Fannie Mae and Freddie Mac could (i) make it more difficult for the Company to secure new takeout financing for any of its rental housing development projects; (ii) hinder the Company’s ability to refinance any completed rental housing assets; (iii) decrease the amount of available liquidity and credit that could be used to broaden the Company’s investment portfolio through the acquisition of rental housing assets; and (iv) require the Company to obtain other sources of debt capital with potentially different terms.
We may acquire subordinate securities, which pose additional risks for us.
We may invest in securities that are subordinate to one or more senior classes. Generally, such subordinated securities bear the first risk of loss on the collateral underlying such securities. As a result, changes in the value of the performance of subordinated securities are expected to be greater than the change in the value or payment performance of the underlying collateral. In the event of a default, proceeds from any realization on the underlying collateral will first be allocated to the senior classes of securities in accordance with the priority of payments prior to any allocation to the subordinated securities held by the Company.
Repurchase agreements may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.
We may enter into repurchase agreements. Repurchase agreements involve either the sale of an investment by the Company and its agreement to repurchase the investment at a specified time and price (thereby financing the Company’s acquisition of such investment) or the purchase by the Company of an investment with an agreement to resell it to the seller at a specified time and price. Such transactions afford an opportunity for the Company to invest temporarily available cash or to leverage its assets. If the party to whom such investment is sold should default, as a result of bankruptcy or otherwise, the Company may not be able to recover the investments sold, which could result in a loss to the Company if the value of such investments has increased over their repurchase price. If the Company acts as the purchaser under a repurchase agreement, a risk exists that the seller will not pay to the Company the agreed upon sum on the delivery date at which point the Company would generally be entitled to sell the relevant investments that it purchased. However, if the value of such investments declined, then the Company may be unable to recover the full repurchase price and which could result in a loss to the Company.
The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.
We have entered into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
Cash investments may reduce the overall appreciation of the assets.
We may also hold cash or invest in cash equivalents for short-term investments (including in times of usual or adverse conditions and for temporary defensive purposes). While the Company holds cash or has investments in cash equivalents, the overall appreciation of the assets in the Company may be less than if all the assets of the Company were invested fully in accordance with the relevant investment strategy.
Our hedging strategy may not be effective in reducing all risks.
We may invest in various securities, derivatives, indexes and cash equivalents and related instruments both to hedge its portfolio positions and to seek to meet the Company’s investment objectives opportunistically as more fully described above. The success of any hedging strategy by the Company is subject to the Manager’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments in the portfolios being hedged. Since the characteristics of many instruments change as markets change or time passes, the success of the instances when the Company hedges portfolio positions is also subject to the Manager’s ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. While the Company may enter into certain hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Company than if they had not engaged in any such hedging transactions. For a variety of reasons, the Manager may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Company from achieving the intended hedge or expose the Company to risk of loss. Moreover, the portfolio will always be exposed to certain risks that may not be hedged. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of the Company’s portfolio holdings. We will not be required to hedge any particular risk in connection with a particular transaction or their portfolios generally.
We are required to make critical accounting estimates and judgments, and our financial statements may be materially affected if our estimates or judgments prove to be inaccurate.
Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from time to time. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then the Company faces the risk that charges to income will be required. In addition, because the Company has no operating history in some of these areas and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if it had more experience in these areas. Any such charges could significantly harm the Company’s business, financial condition, results of operations and the price of the Company’s securities.
Changes in accounting treatment may adversely affect our profitability.
In February 2008, the Financial Accounting Standards Board (“FASB”) issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of RMBS, residential mortgage loans and other financial assets from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. If the Company is not able to comply with the criteria under this final guidance for same party transactions, it would be precluded from presenting RMBS residential mortgage loans and other financial assets and the related financings, as well as the related interest income and interest expense, on a gross basis in its financial statements. Instead, the Company would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase RMBS, residential mortgage loans and other financial assets as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, the Company would record the cash portion of its interest in RMBS residential mortgage loans and other financial assets as a mortgage-related receivable from the counterparty on its balance sheet. Although this change in presentation would not be expected to have a material impact on net income, it could have an adverse impact on the operations of the Company. It could have an impact on the Company’s ability to include certain RMBS, residential mortgage loans and other financial assets purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption from registration as an investment company under the 1940 Act. It could also limit the Company’s opportunities as it may then need to limit its purchases of RMBS, residential mortgage loans and other financial assets that are simultaneously financed with the same counterparty.
Our operating results are dependent upon the Manager’s ability to source a large volume of desirable Non-QM loans and other target assets for our investment on attractive terms.
The Company’s potential for capital appreciation and interest for its investors will depend, in large part, on the Manager’s ability to acquire investments for the Company on advantageous terms. We will purchase newly originated, performing, non-prime, Non-QM residential mortgage assets from affiliates of the Manager and from other unaffiliated mortgage companies. In acquiring such mortgage assets from unaffiliated mortgage companies, the Company will compete with a broad spectrum of institutional investors, many of which have greater financial resources, than the Company. Increased competition for, or a reduction in the available supply of, qualifying investments could result in higher prices for, and thus lower yields on, such investments, which could further narrow the yield spread over borrowing costs. Consequently, it is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Company and adversely affecting the terms upon which investments can be made. We may incur bid, due diligence or other costs on investments which may not be successful or may not be completed at all. As a result, the Company may not recover all of its costs, which would adversely affect returns. There can be no assurance that investments of the type in which the Company may invest will continue to be available for the Company’s investment activities or that available investments will meet the Company’s investment strategy. Further, to the extent suitable investments are available, there can be no assurance that if such investments are made, the target return of the Company will be achieved.
Our portfolio is concentrated, and may continue to be concentrated, by asset type and by region, increasing our risk of loss if there are adverse developments or greater risks affecting the particular concentration, including due to natural disasters, terrorist events, climate change, or any other adverse event specific to those regions.
We may hold a few relatively large positions in relation to the capital attributable to the Company. Consequently, a loss in any such position could result in a proportionately higher reduction in the NAV of the Company than if the Company’s capital had been spread among a wider number of instruments. Unlike many other investment funds which, as a matter of investment policy, diversify portfolio holdings so that no more than a fixed percentage of their assets are invested in any one issuer or industry or group of industries, the Company does not have fixed guidelines for diversification other than that the Company. We do not, or are not required to, apply diversification rules over and above the rules described in this Registration Statement. Since a relatively high percentage of the Company’s assets may be invested in a limited number of instruments, the Company’s portfolio may be more susceptible to any single economic, political or regulatory occurrence, and may be more volatile, than the portfolio of a diversified investment company.
Terrorist attacks, other acts of violence or war, civil unrest, or a pandemic, or U.S. consumers’ fear of such events may cause a prolonged economic slowdown, which would affect the real estate industry generally and our business, financial condition, and results of operations.
In the current environment, there is a risk that one or more of the Company’s investments or the collateral or properties underlying such investments will be directly or indirectly affected by terrorist attack. An attack could have a variety of adverse effects on the business and performance results of one or more of the Company’s investments or subsequent investments, including risks and costs related to the destruction of collateral or properties underlying such investment, inability to use one or more properties underlying such investment for their intended uses for an extended period, decline in rents achievable or property value and injury or loss of life, as well as litigation related thereto. Such risks may not be insurable or subject to increased insurance premiums and deductibles that the Manager believes are not appropriate. In addition to the potential direct impact of any such future act, future terrorist attacks and the anticipation of any such attacks could have an adverse impact on the U.S. financial and insurance markets and economy, thus harming leasing demand for and the value of the certain collateral and properties underlying the Company’s investments. It is not possible to predict the severity of the effect that any such future events would have on the financial and insurance markets and economy or the Company’s investments. In addition to the potential direct impact of any such future act, future terrorist attacks and the anticipation of any such attacks could have an adverse impact on the financial and insurance markets and U.S. and global economy, thus harming demand for and the value of the Company’s investments. The foregoing may impact the borrower’s ability to make timely payments to the Company or could result in the borrower being unable to repay its loan from the Company.
We face risks associated with material misrepresentations or omissions on the part of a borrower.
Of paramount concern in investing in loans is the possibility of material misrepresentation or omission on the part of a borrower. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect our ability to perfect or effectuate a lien on the collateral securing the loan. While the Manager may take precautions to validate information provided by the borrower or seller in conjunction with making investments, it may sometimes rely upon the accuracy and completeness of representations made by borrowers and cannot guarantee that such representations are accurate or complete. Under certain circumstances, payments to the Company may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Loans originated or acquired by the Company may be limited in terms of lender remedies.
Loans originated or acquired by the Company will be limited in certain respects by anti-deficiency and “one form of action” laws that can, in certain circumstances, reduce or eliminate a lender’s right to collect a deficiency judgment if the lender’s collateral is insufficient to repay a loan. Furthermore, under state law, certain actions taken by a lender can cause a loss of lien or subordination of lien priority.
The Company could be subject to claims of lender liability and equitable subordination.
Because of the nature of certain of the Company’s investment practices, the Company could be subject to allegations of lender liability or “equitable subordination.” The common law principle of lender liability is based upon the premise that an institutional lender has violated an implied or contractual duty of good faith and fair dealing owed to the borrower or a fiduciary duty owed to the borrower, its other creditors or shareholders as a result of the lending institution assuming a certain degree of control over the borrower through any loans that it has made. Moreover, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence to dominate or control a borrower to the detriment of other creditors of such borrower, a court, in its discretion, may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
An investment in the Company is subject to the risk that one of the Company’s banks, brokers, hedging counterparties, lenders or other custodians of some or all of the Company’s assets (each, a “Financial Institution”) fails to perform its obligations or experiences insolvency, closure, receivership or other financial distress or difficulty (each, a “Distress Event”).
An investment in the Company is subject to the risk that one of the Company’s Financial Institutions fails to perform its obligations or experiences a Distress Event. Distress Events can be caused by factors including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance or accounting irregularities. In the event a Financial Institution experiences a Distress Event, the Manager, the Company and/or its related entities may not be able to access deposits, borrowing facilities or other services for an extended period of time or ever. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the FDIC, in the case of banks, or the Securities Investor Protection Corporation (“SIPC”), in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose increased risk of loss. Although in recent years governmental intervention has resulted in additional protections for depositors, there can be no assurance that governmental intervention will be successful or avoid the risk of loss, substantial delays or negative impact on banking or brokerage conditions or markets.
Any Distress Event has a potentially adverse effect on the ability of the Manager to manage the Company and its investments, and on the ability of the Manager, the Company and/or its related entities to maintain operations, which in each case could result in significant losses and unconsummated investment acquisitions and dispositions. Such losses have the potential to require the Company to pay fees and expenses in the event the Company is not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, the inability of investors to make capital contributions or otherwise), as well the inability of the Company to acquire or dispose of investments at prices that the Manager believe reflect the fair value of such investments. Although the Manager expects to exercise contractual remedies under the agreements with Financial Institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses or delays.
Many Financial Institutions require, as a condition to using their services or otherwise, that the Manager and/or the Company maintain all or a set amount or percentage of their respective accounts or assets with custodians, which heightens the risks associated with a Distress Event with respect to such custodians. Although the Manager seek to do business with custodians that they believe are creditworthy and capable of fulfilling their respective obligations to the Company, the Manager are under no obligation to use a minimum number of custodians with respect to the Company, or to maintain account balances at or below the relevant insured amounts.
Compliance with the ADA and other changes in governmental rules and regulations could substantially increase our cost of doing business and adversely affect our operating results.
Under the ADA, all public accommodations in the U.S. must meet U.S. federal requirements related to access and use by disabled persons. If one or more of the collateral or properties underlying the Company’s investments does not comply with the ADA, then the borrower may be required to incur costs to bring such collateral or property into compliance, which may or may not have been foreseen at the time of acquisition. Future changes to U.S. federal, state, local and non-U.S. laws also may require modifications to such collateral or properties, or restrict the property owner’s ability to renovate its properties. We cannot predict how the ultimate cost of compliance with the ADA or other legislation will impact a borrower’s ability to repay its loan from the Company. If a property owner incurs substantial costs to comply with the ADA and any other similar legislation, such property owner’s financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy its debt service obligations could be materially adversely affected. The foregoing may impact the borrower’s ability to make timely payments to the Company or could result in the borrower being unable to repay its loan from the Company.
Our investments may be subject to prepayments and calls, increasing re-investment risk.
The Company’s investments may be subject to prepayments, which are affected by a number of factors. If prevailing rates for similar loans fall below the interest rates on the Company’s investments, the likelihood of a voluntary prepayment would generally be expected to increase. Conversely, if prevailing rates for similar loans increase above the interest rates on the Company’s investments, the likelihood of a voluntary prepayment would generally be expected to decrease. Certain of the Company’s investments may have lockout periods during which prepayment is prohibited or require prepayment penalties or premiums. However, the Company’s investments may permit prepayment after such lockout periods or the periods for such prepayment penalties or premiums may have expired. Prepayments on the Company’s investments are also affected by the value of the related collateral, the borrower’s equity in the collateral, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the collateral, competition, general economic conditions and other factors.
The Company may face risks associated with purchasing participation interests in debt instruments.
Certain debt instruments purchased by the Manager for the Company may be non-performing and possibly in default. Furthermore, the obligor or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments, if any, with respect to these debt obligations. Certain of these investments may be unrated, and whether or not rated, the debt instrument may have speculative characteristics. Securities in the lower-rated categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominately speculative with respect to the issuer’s capacity to pay interest and repay principal. Moreover, the market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. Adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities. The issuers of such instruments may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. As a result, the prices of such investments can be subject to abrupt and erratic movements in price and liquidity and the spread between the bid and ask prices of such investments may be greater than those prevailing in other investments markets. Companies that issue such investments are often highly leveraged and may not have available to them more traditional methods of financing. It is possible that a major economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such investments. In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such investments to repay principal and pay interest thereon and increase the incidence of default of such investments. Finally, if the Company invests in bonds of issuers that do not have publicly traded equity securities, it will be more difficult to hedge the risks associated with such investments.
We may face market risks upon enforcement.
In the event of an enforcement action in respect of any of the Company’s investments, it may be necessary to sell the underlying assets. Sale proceeds could be insufficient to pay accrued interest, principal repayments, exit fees, profit shares and other amounts due on the relevant investments in full, in which case the Company may ultimately suffer a loss.
The failure of servicers to effectively service the loans and/or pools thereof in which the Company has an investment would materially and adversely affect the Company.
The failure of servicers (including affiliated servicers) to effectively service the loans or pools thereof in which the Company has an investment would materially and adversely affect the Company. Most loans and securitizations thereof require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. The servicer quality is of significant importance in the management of real estate backed loans and mortgage loans (or pools thereof) and default issues related thereto. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest payments may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the related trust (and, therefore, to the holders of the related securities thereof) may be greater than the outstanding principal balance of that loan.
There is no guarantee the Manager will be able to successfully identify undervalued securities.
The identification of investment opportunities in undervalued securities is a difficult task, and there are no assurances that such opportunities will be successfully recognized or acquired. While investments in undervalued securities offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated from the Company’s investments may not adequately compensate for the business and financial risks assumed.
Unlisted securities may involve higher risks than listed securities.
Unlisted securities may involve higher risks than listed securities. Because of the absence of any trading market for unlisted securities, it may take longer to liquidate (as compared to publicly traded securities), or it may not be possible to liquidate, positions in unlisted securities. Companies whose securities are not publicly traded may not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities.
The Company will be subject to increased regulation of the mortgage industry and the Dodd-Frank Act.
During the financial crisis, there were various adverse developments in the financial markets, which have resulted in the merger and failure of several major investment banks and commercial banks. In response to such developments, the United States government implemented certain programs intended to stabilize its financial system, including sweeping financial and regulatory reform legislation. These developments heightened an overall level of uncertainty in the securitization market and the financial markets, generally, particularly with respect to mortgage-related investments.
Securities, futures and credit markets, and originators and servicers of residential mortgage loans are subject to comprehensive statutes and extensive regulation by U.S. federal, state and local governmental authorities. The loans, and their related origination and servicing practices, are highly regulated consumer finance products and are subject to U.S. federal, state and local laws, including (i) the Equal Credit Opportunity Act, as amended, and Regulation B promulgated under that act, which both require certain disclosures to the mortgagors regarding the terms of the residential loans; (ii) the Real Estate Settlement Procedures Act, as amended, and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by mortgagors; (iii) the Fair Credit Reporting Act, as amended, which regulates the use and reporting of information related to the mortgagor’s credit experience; and (iv) the Home Equity Loan Consumer Protection Act of 1988, as amended, which requires additional disclosures and limits changes that may be made to the loan documents without the mortgagor’s consent, and restricts the mortgagee’s ability to declare a default or to suspend or reduce a mortgagor’s credit limit to certain enumerated events. Violations or alleged violations of U.S. federal, state or local laws could result in a reduction in the amount available from a mortgage loan, and could otherwise affect the performance of the Company’s other investments.
In the past few years, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage certain lending practices, including those now deemed abusive or predatory. Some of these state laws are extremely rigorous and a violation could lead to statutory, punitive, consequential, and actual damages or administrative enforcement. A mortgage loan may also be rescinded or voided in certain instances. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, modification, servicing and collection of mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for alleged violations of both federal and state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.
In addition, the Dodd-Frank Act made extensive changes to the laws regulating financial services firms. The Dodd-Frank Act includes significant changes to the regulation of financial institutions such as the creation of (1) the CFPB within the Federal Reserve to regulate consumer financial services and products and (2) the Financial Stability Oversight Council to identify, monitor and address emerging systemic risks posed by the activities of financial services firms and make recommendations to the Federal Reserve to alleviate those risks. The CFPB has sole rulemaking and interpretive authority under existing and future consumer financial services laws and supervisory, examination and enforcement authority over institutions subject to its jurisdiction. The law also provides for enhanced regulation of derivatives and securitization transactions (including the addition of risk retention requirements), third-party due diligence disclosure requirements, expanded asset-level data requirements and new standards relating to eligibility of securities as “mortgage-related securities” under the Exchange Act, restrictions on executive compensation and enhanced oversight of credit rating agencies. In addition, the law provides for the elimination of prepayment penalties for mortgage loans and expanded consumer protection in respect of high-cost loans. In many cases, the provisions of the statute will take effect only after regulations are adopted by the applicable federal agencies. Since its establishment, the constitutionality of the organizational structure and funding of the CFPB has been the subject of several federal lawsuits in various jurisdictions. As a result of these judicial and legislative actions, there is, and will continue to be, uncertainty regarding the nature of the going-forward impact of the Dodd-Frank Act and the CFPB on the residential mortgage lending and mortgage-backed securities markets.
Credit scores may not accurately predict the performance of the mortgage loans.
The Manager may rely on credit scores as part of its due diligence process. Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party that analyzed data on consumers in order to establish patterns that are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. In addition, credit scores are subject to manipulation and can be inflated by taking certain actions, and recent reports have indicated that a significant percentage of loan applicants attempt to artificially inflate their credit scores prior to submitting a loan application. Credit scores may be based on limited information since all of a mortgagor’s creditors may not report to the relevant credit reporting organizations or those creditors may report a limited amount of information to the credit reporting organizations. Creditors may also report information to a credit reporting organization on a delayed basis or on an infrequent basis. Applicable law also requires third- party credit reporting organizations to exclude certain aged data from credit reports after a specified period of time (e.g., bankruptcy), and credit reporting organizations may exclude aged data prior to the date on which applicable law requires such aged data to be excluded. Consequently, credit scores may not take into account all prior credit history of a mortgagor, and consequently, credit scores may be higher than would otherwise be the case. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans.
A large number of risk factors may affect the value and successful operation of multifamily properties.
We may invest in equity interests in real estate assets, which may include investments in multifamily properties. A large number of risk factors may affect the value and successful operation of multifamily properties, including (1) physical attributes of the property such as its age, condition, design, appearance, access to transportation and construction quality; (2) location of the property; (3) ability of management to provide adequate maintenance and insurance; (4) the types of services or amenities that the property provides; (5) the property’s reputation; (6) the level of mortgage interest rates and availability of government incentives, which may encourage tenants to purchase rather than lease housing; (7) presence of competing properties; (8) the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local industrial unit; (9) adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; (10) state and local regulations, which may affect the building owner’s ability to increase rent to the level of market rents for an equivalent apartment; (11) government assistance/rent subsidy programs; and (12) the inventory of unsold condominium units and investor-owned homes in the local market that are being rented until economic conditions in the condominium and housing markets improve. If any of such risk factors are heightened or the conditions associated with such risk factors deteriorate, the Company’s investments in multifamily properties may incur losses.
In addition, various laws and regulations regulate the relationship of an owner and its tenants. These laws and regulations, to a greater or lesser extent, provide certain protections or rights for tenants or limit the landlord’s ability to take action against a tenant in certain circumstances, including consumer protection statutes that prohibit certain landlord practices. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely due to the sale of the building.
In addition to U.S. federal, state and/or local regulation of the landlord-tenant relationship, some counties and/or municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.
Renters impose additional risks with respect to owning real property. Renters do not have the same interest as an owner in maintaining a property and its contents and generally do not participate in any appreciation of the property. Accordingly, renters may damage a property and its contents and may not be forthright in reporting damages or amenable to repairing them. A rental property may need repairs and/or improvements after each resident vacates the premises, the costs of which may exceed any security deposit. Accordingly, the cost of maintaining rental properties can be higher than the cost of maintaining owner-occupied homes.

Investments in single family homes are subject to many of the same risks associated with investments in real property generally and certain of the risks with respect to multifamily properties and tenants.
We may also invest in equity interests in real estate assets, which may include investments in the single-family residential sector. investments in single family homes are subject to many of the same risks associated with investments in real property generally and certain of the risks with respect to multifamily properties and tenants. In particular, a downturn or slowdown in the demand for single-family housing, including seasonal fluctuations in demand, or as caused by adverse economic, regulatory or environmental conditions in local markets or in the national and economic markets more generally may negatively impact the value of the Company’s single-family investments. There is also significant competition (i) for the acquisition of single-family properties in certain markets, including from other funds, individual home owners and small-scale investors, as well as among homebuilders for land that is suitable for single family development, which may limit strategic opportunities and increase the cost to acquire properties and (ii) in the leasing market for quality tenants, which may limit the Company’s ability to rent single-family homes under desirable terms or at all. The purchase of bulk portfolios may also present certain problems, since certain properties may not fit the target investment criteria (and, as such, the Manager may determine to sell, rather than renovate and rent, such properties, which could take an extended period of time and may not result in a sale at an attractive price) or may not be available for interior inspection prior to sale, which may cause the Manager or the operating partner to exceed timing and budgeting estimates due to the need to either sell the property(ies) or exceed estimated renovation costs. Properties that are part of homeowners’ associations, which are private entities that regulate the activities of, and levy assessments on properties in, a residential subdivision and may increase periodic assessments, may have or enact onerous or arbitrary rules that restrict the Company’s ability to renovate, market or lease properties or require the Company to renovate or maintain such properties at standards or costs that are in excess of planned operating budgets, and the boards of directors of such homeowners’ associations may not make important disclosures about the properties or may restrict the Company’s ability to rent or sell properties, which may result in selling properties at a loss or otherwise reducing cash flow from properties.
In addition, some of the properties may be occupied by renters and the Company may not have an opportunity to evaluate the qualifications of such renters prior to acquisition, and such renters may be eligible to continue to rent such properties through certain government programs, including those offered by federal government sponsored enterprises. Finally, single-family rental investments are premised on assumptions about leasing activity, rental rates and other factors and, if those assumptions prove to be inaccurate, cash flows from the Company’s properties and profitability will be reduced. Any strengthening of the United States economy and job growth, coupled with existing and/or future government programs designed to promote home ownership and/or keep homeowners in their homes and/or other factors, are expected to contribute to an increase in home ownership rather than renting. A softening in the rental market would reduce rental revenue and profitability.
The success of the Company’s single-family investments is also highly dependent on the Company’s operating partners and other third-party service providers of the Company’s investments (including property managers, independent contractors and trade professionals hired to manage, develop or renovate the properties).
Future third-party involvement in investments could be adversely affected by our lack of sole decision-making authority, our reliance on third-party partners’ financial condition and liquidity and disputes between us and our partners.
We may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring less than 100% of the ownership interests in certain investments. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that: (i) the Company and such co-venturer may reach an impasse on a major decision that requires the approval of both parties; (ii) the co-venturer or partner may at any time have economic or business interests or goals that are inconsistent with those of the Company; (iii) the co- venturer or partner may encounter liquidity or insolvency issues or may become bankrupt; (iv) the co- venturer or partner may be in a position to take action contrary to the Company’s investment objective; (v) the co-venturer or partner may take actions that subject the property to liabilities in excess of, or other than, those contemplated; or (vi) in certain circumstances the Company may be liable for actions of its co- venturers or partners. In addition, the Company may rely upon the abilities and management expertise of a co-venturer or partner. It may also be more difficult for the Company to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments. We may grant co-venturers or partners joint approval rights with respect to major decisions concerning the management and disposition of the investment, which would increase the risk of deadlocks. A deadlock could delay the execution of the business plan for the investment or require the Company to engage in a buy-sell of the venture with the co-venturer or partner or conduct the forced sale of such investment. As a result of these risks, the Company may be unable to fully realize its expected return on any such investment.
The Company’s results of operations, including its ability to make payments on any indebtedness, depend in large part on the ability of these third-party managers to operate and lease the properties on economically favorable terms.
Although the Manager monitors the performance of each investment, it is primarily the responsibility of third-party property managers to manage the properties on a day-to-day basis. In certain cases, a subsidiary of the Company may act as the property manager for an investment and engage a third-party sub-property manager to manage the property. The Company’s results of operations, including its ability to make payments on any indebtedness, depend in large part on the ability of these third-party managers to operate and lease the properties on economically favorable terms. There can be no assurance that the third-party management firms employed by the Company will be able to operate each investment successfully. Moreover, the risks of dependence on third- party management firms are different by property type and by investment stage (for example, properties in development or redevelopment have a greater dependence on the leasing abilities of a third-party manager or leasing agent).
Property managers may receive a base management fee based upon gross revenues. Such fee arrangements with a property manager may create an incentive for the relevant investment to be managed in a manner that is not consistent with the Company’s objectives.
Real property pledged as security for a mortgage loan may be subject to certain environmental risks.
Under the laws of certain jurisdictions, countries and states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the U.S. Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.
A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have recently been subject to liability claims associated with mold.
In some jurisdictions it is possible that the first lien of a mortgage or a security agreement may be extinguished by super priority liens of homeowners associations (“HOAs”), potentially resulting in a loss of the outstanding principal balance of the mortgage loan.
In some jurisdictions it is possible that the first lien of a mortgage or a security agreement may be extinguished by super priority liens of HOAs, potentially resulting in a loss of the outstanding principal balance of the mortgage loan. In a number of states, HOA or condominium association assessment liens can take priority over first-lien mortgages in certain circumstances. The number of these so-called “superlien” jurisdictions has increased in the past few decades and may increase further. Depending on the jurisdiction, the priority may be limited to a payment priority or may be a true priority allowing the first lien to be extinguished. Moreover, the type of priority may not be explicitly stated in the law, may be subject to judicial interpretation, and may change. Recent rulings by the highest courts in several jurisdictions have held that the related superlien statute provides the HOA or condominium association with a true lien priority rather than a payment priority from the proceeds of the sale, creating the ability to extinguish the existing senior mortgage and greatly increasing the risk of losses on mortgage loans secured by homes whose owners fail to pay HOA or condominium fees.
The laws of these superlien jurisdictions that provide for HOA superliens vary in terms of (a) the duration of the priority period (which in some cases may be unlimited), (b) the assessments secured by the HOA lien (charges can include not only unpaid HOA assessments but also late charges, collection costs, attorney fees, foreclosure costs, fines and interest), (c) whether the HOA must give lenders with liens encumbering the mortgaged property notice of the failure by the homeowner to pay the assessment and (d) the statute of limitations on HOA foreclosure rights.
There is currently no efficient mechanism available to loan servicers to track the status of payments of HOA assessments that are governed by superlien statutes. There is no unified database for HOA information nor is there a centralized place for HOAs and loan servicers to contact one another. Consequently, in some superlien jurisdictions there is often no practical, systemic method for a servicer to determine when an HOA assessment is unpaid or when the HOA initiates foreclosure of its lien. In some circumstances, a servicer may make a servicing advance to pay (i) delinquent HOA fees or (ii) the costs of determining whether any mortgaged property is subject to an HOA or related lien.
If an HOA, or a purchaser of an HOA superlien, completes a foreclosure in respect of an HOA superlien on a mortgaged property, the related mortgage loan may be extinguished. In those circumstances, the Company could suffer a loss of the entire principal balance of such mortgage loan. The servicer might be able to attempt to recover, on an unsecured basis, by suing the related borrower personally for the balance, but recovery in these circumstances will be problematic if the related borrower has no meaningful assets against which to recover.
We will face risks related to our investments in collateralized debt obligations (“CDOs”).
We may also invest from time to time in CDOs. CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Risks Related to Our Relationship with the Manager and the Management Agreement
We depend on the Manager to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Manager could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Manager in the acquisition and management of our portfolio and our corporate operations, as well as the persons and firms the Manager retains to provide services on our behalf. The Manager may suffer or become distracted by adverse financial or operational problems in connection with the Manager’s businesses and activities unrelated to us and over which we have no control. Should the Manager fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The Manager’s inability to retain the services of key professionals could hurt our performance.
The Manager’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with Manager. Accordingly, our success depends to a significant degree upon the contributions of certain key professionals employed by the Manager, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with the us or the Manager, particularly in light of our perpetual-life nature, or that replacements will perform well. If any of these persons were to cease their association with us, our operating results could suffer. Although there are key professionals employed by the Manager, we believe the “key person” concept to be inapplicable to our structure as a perpetual-life REIT and do not maintain key person life insurance on any person. Our future success depends, in large part, upon the Manager’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Manager loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
We pay management fees and expenses to the Manager and allocations on the performance participation interest to the Special Limited Partner, which payments increase the risk that you will not earn a profit on your investment.
Pursuant to the Management Agreement, we pay significant fees to the Manager, and the Special Limited Partner holds a significant performance participation interest. These payments may reduce our total return.
The management fee payable to the Manager pursuant to the Management Agreement is payable regardless of the performance of our portfolio, which may reduce the Manager’s incentive to devote the time and effort increasing our total return.
Because the management fee and performance participation are based on our NAV, the Manager may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the Manager and/or the intermediary manager, if any, may also be incentivized to sell more of our common shares to increase aggregate NAV, which would, in each case, increase amounts payable to the Manager and the Special Limited Partner, but may make it more difficult for us to efficiently deploy new capital. In addition, we are required to reimburse the Manager or its affiliates for certain costs and expenses incurred by it and its affiliates on our behalf, except those specifically required to be borne by the Manager under our Management Agreement. Accordingly, to the extent that the Manager retains other parties to provide services to us, expenses allocable to us will increase.

There are conflicts of interest in our relationships with the Manager, which could result in outcomes that are not in our best interests.
We are subject to conflicts of interest arising out of our relationship with the Manager. Pursuant to the Management Agreement, the Manager is obligated to supply us with our management team. However, the Manager is not obligated to dedicate any specific personnel exclusively to us. The personnel provided to us by the Manager are not obligated to dedicate any specific portion of their time to the management of our business.
We may acquire or sell assets in which Angel Oak, Brookfield or one of their affiliates have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions, subject to any requirements in our organizational documents or investment guidelines.
Additionally, we may engage in transactions directly with Angel Oak, Brookfield, the Manager or their affiliates, including the acquisition of initial assets from Corbin, subject to any requirements in our organizational documents or investment guidelines. When we acquire an asset from Angel Oak, Brookfield, the Manager, Corbin or their affiliates, or sell an asset to Corbin, Brookfield, Angel Oak, the Manager or one of their affiliates, the purchase price we pay to Corbin, Angel Oak, Brookfield, the Manager or their affiliates or the purchase price paid to us, Angel Oak, Brookfield, the Manager, Corbin or their affiliates, may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’-length negotiations with an unaffiliated third party. Angel Oak, Brookfield, the Manager, Corbin or their affiliates will face conflicts of interest in determining this purchase price and there is no assurance that any conflict will be resolved in our favor.
Additionally, Angel Oak, Brookfield and Corbin sponsor investment funds and intend to sponsor investment funds in the future, and the economic terms of such funds may be more advantageous to Angel Oak, Brookfield or Corbin than the economic terms received by the Manager. As such, Angel Oak, Brookfield and Corbin may be incentivized to prioritize the acquisition or disposition of any assets by such future funds over those of the Company.
Angel Oak also faces conflicts of interest with respect to our continuous offering. As our NAV grows the Manager’s management fee will grow as well and there will also be the potential for a larger allocation with respect to the performance participation interest. This may incentivize Angel Oak to continue our offering even at times when it is not otherwise beneficial to us.
The Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify the Manager against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which the Manager would not be liable.
Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of trustees in following or declining to follow its directives. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us. Under the terms of the Management Agreement, the Manager, its officers, members and personnel, any person controlling or controlled by the Manager and any person providing sub- advisory services to the Manager will not be liable to us, any subsidiary of ours, our trustees, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except those resulting from acts or omissions by such persons constituting gross negligence, willful misconduct, bad faith or reckless disregard of the Manager’s duties under the Management Agreement.
In addition, we have agreed to indemnify the Manager and each of its officers, trustees, members, advisors and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Management Agreement, except where attributable to criminal conduct, willful misfeasance, bad faith, gross negligence in or reckless disregard of the performance of the Manager’s duties under the Management Agreement. As a result, we could experience unfavorable operating results or incur losses for which the Manager would not be liable.

Termination of the Management Agreement without cause could be difficult and costly and may cause us to be unable to execute our business plan, which could materially and adversely affect us.
If we fail to renew the Management Agreement or the Management Agreement is terminated, the Manager’s obligation to provide us with personnel upon whom we rely for the operation of our business will end. As a result, the termination of the Management Agreement could materially and adversely affect us and may inhibit change of control transactions that may be in the interest of our non-Angel Oak affiliated shareholders.
If the Manager ceases to be our Manager pursuant to the Management Agreement, counterparties to our agreements may cease doing business with us.
If the Manager ceases to be our Manager, it could constitute an event of default or early termination event under financing and other agreements we may enter into in the future, upon which our counterparties may have the right to terminate their agreements with us. If the Manager ceases to be our Manager for any reason, including upon the non-renewal of the Management Agreement, our business and our ability to make distributions to our shareholders may be materially and adversely affected.
The Manager and its affiliates, including our officers and some of our trustees, may face conflicts of interest caused by payment arrangements with us and our affiliates, which could result in increased risk-taking by us.
Certain investment advisers and other indirect subsidiaries of the Manager will receive substantial fees from us in return for their services, including certain incentive fees based on the amount of appreciation of our investments. These fees could influence the advice provided to us. Generally, the more equity we sell in offerings and the greater the risk assumed by us with respect to our investments, including through the use of leverage, the greater the potential for growth in our assets and profits, and, correlatively, the fees payable by us to the intermediary manager, if any, and the Manager. These payment arrangements could affect the Manager’s or its affiliates’ judgment with respect to offerings of equity and investments made by us, which allow the Manager or its affiliates to earn increased fees.
The time and resources that individuals associated with the Manager devote to us may be diverted, and we may face additional competition due to, among other things, the fact that neither the Manager nor its affiliates is prohibited from raising money for or managing another entity that makes the same types of investments that we target.
The Manager is not prohibited from raising money for and managing future investment entities, in addition to Angel Oak’s clients, that make the same or similar types of investments as those we target. As a result, the time and resources that the Manager devotes to us may be diverted, and during times of intense activity in other investment programs they may devote less time and resources to our business than is necessary or appropriate. In addition, we may compete with any such investment entity also managed by the Manager or its affiliates for the same investors and investment opportunities. Furthermore, certain members of the investment committee are officers of Angel Oak and will devote a portion of their time to the operations of Angel Oak the Manager, including with respect to public company compliance, investor relations and other matters.
Angel Oak, the Manager and their respective affiliates may face conflicts of interest with respect to services performed for obligors to which we may have exposure in the case we are required to act as landlord due to foreclosures on the properties securing our investments.
Angel Oak, the Manager and their respective affiliates may provide a broad range of financial services to companies that may be tenants of the properties securing our investments, including providing arrangement, syndication, origination, structuring and other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any payment received by the Manager or its affiliates for providing these services will not be shared with us and may be received before we realize a return on our investment. While Angel Oak will seek to resolve any such conflicts in a fair and equitable manner in accordance with its current policies and procedures with respect to conflicts resolution among the Other Angel Oak Accounts, such transactions are not required to be presented to our board for approval

(unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.
The Manager or its affiliates may have incentives to favor their respective other accounts and clients over us, which may result in conflicts of interest that could be harmful to us.
Because the Manager and its affiliates manage assets for, or may in the future manage assets for, other investment companies, pooled investment vehicles and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), certain conflicts of interest are present. For instance, the Manager and its affiliates may receive asset management, performance-based or other fees from certain accounts that are higher than the fees received by the Manager from us. In these instances, a portfolio manager for the Manager may have an incentive to favor the higher fee and/or performance-based fee accounts over us. In addition, a conflict of interest exists to the extent the Manager, its affiliates, or any of their respective executives, portfolio managers or employees have personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Manager’s or its affiliates’ employee benefit plans. In these circumstances, the Manager has an incentive to favor these other investment companies or accounts over us. Finally, the Manager will face conflicts of interest in connection with the acquisition of our initial assets from Other Accounts. In particular, although the initial investment was approved by our board of trustees based in part on independent appraisals, the purchase price paid and the timing of the various acquisitions will impact the performance-based fees that the Manager is entitled to receive from such Other Angel Oak Accounts, which could incentivize the Manager to cause us to acquire such assets at higher prices or acquire assets at inopportune times. Our board of trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will mitigate any such conflicts.
Our fee structure may create incentives for the Manager to make speculative investments.
The performance participation allocation payable by us to the Special Limited Partner may create an incentive for the Manager to make investments on our behalf that are risky or more speculative than would be the case in the absence of such payment arrangements. The way in which the performance participation allocation is determined may encourage the Manager to use leverage to increase the leveraged return on our investment portfolio.
We may compete for capital and investment opportunities with other entities managed by the Manager or its affiliates, subjecting the Manager to certain conflicts of interest.
The Manager will experience conflicts of interest in connection with the management of our business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by the Manager and its affiliates; payment to the Manager; services that may be provided by the Manager and its affiliates to issuers in which we may invest; investments by us and other clients of the Manager; the formation of additional investment funds managed by the Manager; differing recommendations given by the Manager to us versus other clients; the Manager’s use of information gained from issuers in our portfolio for investments by other clients, subject to applicable law; and restrictions on the Manager’s use of “inside information” with respect to potential investments by us.
Specifically, we may co-invest in and/or compete for investments with the Other Angel Oak Accounts, subjecting the Manager and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending investments on our behalf. To mitigate these conflicts, the Manager will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and reasonable basis and in accordance with the Manager’s investment allocation policy in effect at the time (and subject to change), taking into account such factors as the relative amounts of capital available for new investments; cash on hand; existing commitments and reserves; the investment programs and portfolio positions of the participating investment accounts, including portfolio construction, diversification and concentration considerations; the investment objectives, guidelines and strategies of each client; the clients for which participation is appropriate; each client’s life cycle; targeted leverage level; targeted asset mix and any other factors deemed appropriate.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.
We, directly or through the Manager, may obtain confidential information about the companies that become tenants of the properties securing our investments or be deemed to have such confidential information. The Manager may come into possession of material non-public information through its members, officers, directors, employees, principals or affiliates. In addition, Angel Oak’s clients may invest in entities that manage companies that are tenants of the properties securing our investments and, as a result, may obtain additional confidential information about such companies. The possession of such information may, to our detriment, limit the ability of us and the Manager to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Manager or its affiliates may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Manager or Angel Oak come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Manager’s and Angel Oak’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of our management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Manager to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Manager in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Manager will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Manager or Angel Oak.
The recommendations given to us by the Manager may differ from those rendered to their other clients.
The Manager and its affiliates may give advice and recommend an investment to other clients which may differ from advice given to, or investments recommended or bought for, us even though such other clients’ investment objectives may be similar to ours, which could have an adverse effect on our business, financial condition and results of operations.
Risks Related to Our Organization and Structure
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (a) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (b) a merger, consolidation, conversion (other than a Conversion Event or as otherwise provided in our Declaration of Trust), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (c) removal of a trustee for “cause” and the election of a successor trustee to the extent provided in our Declaration of Trust, (d) in the event that there are no trustees, the election of trustees and (e) such other matters that our board of trustees have submitted to our shareholders for approval or ratification.
The affirmative vote of a plurality of the total votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee for “cause”, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter).
All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.

Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.
Under the Maryland Statutory Trust Act (the “MSTA”) and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting or any other regularly scheduled meeting of shareholders. Rather, we anticipate that meetings of shareholders will only be called as special meetings, if, as and when necessary. Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders (unless the trustee so removed was designated by the Manager pursuant to the Declaration of Trust) or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter in accordance with our Declaration of Trust.
Our bylaws provide that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for “cause” or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Independent trustee vacancies shall be filled by a majority of the remaining independent trustees, except where removed for cause by the shareholders. For so long as the Manager or its affiliate acts as investment advisor or manager to us, the Manager has the right to designate a number of trustees for election to our board of trustees, which number will initially be one non-independent director; provided, that if the number of trustees constituting our board of trustees is increased or decreased, the number of Manager designees will be increased or decreased proportionately (but in no event will the number of Manager designees be less than one). Our board of trustees must also consult with the Manager in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders for “cause” in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a trustee for “cause” was a trustee designated by the Manager, the Manager has the exclusive right to designate a successor trustee for election to our board of trustees.
These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.
The ownership limits that apply to REITs, as prescribed by the Code and by our Declaration of Trust, may restrict our business combination opportunities.
Our Declaration of Trust, with certain exceptions, authorizes our board of trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exception is granted by our board of trustees, no person may own more than 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares, or 9.8% in value or in number, whichever is more restrictive, of the aggregate of all our shares of beneficial interest. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, or an extraordinary transaction (such as a merger, tender offer or transfer of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders.
Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.
Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our board of trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.

Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Maryland law and our Declaration of Trust also provide that we shall indemnify each trustee, each officer, the Manager and each equityholder, member, manager, trustee, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, we shall have received (a) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification and (b) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (i) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (A) approved or authorized by our board of trustees or (B) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (ii) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
Our bylaws designate the Circuit Court for Baltimore City, Maryland or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to bring a claim in a judicial forum that the shareholders believe is a more favorable judicial forum for disputes with us or our trustees, officers or other employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law; (b) any derivative action or proceeding brought on our behalf, other than actions arising under United States federal securities laws; (c) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders; (d) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or bylaws; or (e) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes is more favorable for disputes against us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees.
Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP Units in our Operating Partnership, which may impede business decisions that could benefit our shareholders.
Conflicts of interest could arise as a result of the relationships between us, on the one hand, and our Operating Partnership, the General Partner or any limited partner thereof, on the other. Our trustees and officers have certain legal duties to us under applicable Maryland law. At the same time, the General Partner, as the sole general partner of our Operating Partnership, has fiduciary duties and obligations to our Operating Partnership, us and the other limited partners under Delaware law and the partnership agreement of our Operating Partnership in connection with the management of our Operating Partnership. The duties of the General Partner, as the sole general partner of our Operating Partnership, our duties and the duties of the other limited partners may come into conflict with the duties of our trustees and officers to the Company.
Unless otherwise provided for in a partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. Under the terms of the partnership agreement of our Operating Partnership, if there is a conflict between the interests of our shareholders on one hand and any limited partners on the other, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or any limited partners; provided, however, that at such times as we own a controlling economic interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or any limited partners shall be resolved in favor of our shareholders. The partnership agreement further will provide that to the extent that the General Partner, in its capacity as the general partner of our Operating Partnership, has duties (including fiduciary duties) and liabilities relating thereto to the Operating Partnership or the limited partners of the Operating Partnership, the General Partner, as the general partner, shall not be liable to the Operating Partnership or to any other partners for all actions taken in good faith.
The Corbin Sub-Advisor may face conflicts of interest with respect to the allocation of investment opportunities and competition between us and other real estate programs affiliated with Corbin.
The Corbin Sub-Advisor, in its discretion, will identify and recommend potential investments to us which are consistent with our investment guidelines. The Corbin Sub-Advisor or its affiliates will advise other investment programs affiliated with Corbin (“Other Corbin Accounts”) that have or will have investment mandates that overlap in whole or in part with ours, therefore, the Corbin Sub-Advisor could face conflicts of interest in determining which investments to recommend to us as they become available. The Corbin Sub-Advisor may be incentivized to recommend opportunities to the vehicles that may maximize the benefit to the Corbin Sub-Advisor or its affiliates. As a result, other investment programs advised by the Corbin Sub-Advisor or its affiliates may compete with us with respect to certain investments that we may want to acquire. The Corbin Sub-Advisor may also face conflicts of interest with respect to recommending the acquisition of investments by us from Other Corbin Accounts or the disposition of investments by us to Other Corbin Accounts.
Our Declaration of Trust contains a provision that expressly permits the Manager and its affiliates and our trustees and officers affiliated with the Manager to pursue transactions that may be competitive with, or complementary to, our business.
Our Declaration of Trust provides that if the Manager, any of its affiliates or any of our trustees or officers who is also an officer, employee or agent of the Manager or any of its affiliates, acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity. Accordingly, the Manager and its affiliates and our trustees and officers who is also an officer, employee or agent of the Manager or any of its affiliates may exploit any business opportunity or direct such opportunity to any person or entity other than us, including acquisition opportunities that may be competitive with, or complementary to, our business. As a result, those acquisition opportunities may not be available to us and could materially and adversely affect us.
Our board of trustees may change our major corporate, investment and financing policies without shareholder approval and those changes may materially and adversely affect our business, financial condition, results of operations and cash flows.
Our board of trustees will determine and may alter or eliminate our major corporate policies, including our acquisition, investment, financing, growth, operations and distribution policies and whether to maintain our status as a REIT. While our shareholders have the power to remove trustees in certain situations, our shareholders will have limited direct control over changes in our policies and those changes could materially and adversely affect our business, financial condition, results of operations, cash flows, the NAV of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
We may enter into side letter agreements in connection with our operations.
The Manager, the Company and/or the Operating Partnership may from time to time enter into letter agreements or other similar agreements (collectively, “Side Letters”) with certain investors that have the effect of establishing rights under, or altering or supplementing the terms of the Operative Agreements. As a result of such Side Letters, certain investors would receive additional benefits (which may include expanded informational rights, preferential economic terms, arrangements with respect to waivers, rebates, reductions or other modifications of the management fee and/or performance allocations; minimum and additional subscription amounts; “most favored nation” rights (i.e., the right to receive favorable rights or economic arrangements that may be afforded to other shareholders); notice periods; consent rights; modifications to the applicable shareholder’s subscription agreement; and certain other rights and privileges) which other investors will not receive. Except as required by applicable law, the Manager, the Company and the Operating Partnership will not be required to notify all investors of any such Side Letters or any of the rights or terms or provisions thereof, nor will be required to offer such additional or different rights or terms to all investors.
Risks Related to our REIT Status and Certain Other Tax Items
If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
We believe that we will operate in a manner that enables us to meet the requirements for qualification and taxation as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:
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we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to shareholders in computing taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax rates;

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any resulting tax liability could be substantial and could have a material adverse effect on our book value;

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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

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we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our common shares.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possible with retroactive effect, by legislative, administrative or judicial action at any time.
We cannot assure shareholders that further changes to the tax laws will not adversely affect the taxation of our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Shareholders are urged to consult with their tax advisors with respect to the impact of these legislative changes on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a “C” corporation rather than as a REIT. As a result, our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.
We may not satisfy our distribution requirements with “preferential dividends.”
If we are not a “publicly offered REIT” for U.S. federal income tax purposes, then in order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs, and to give rise to a tax deduction by us, the distributions must not be “preferential dividends.” We expect to be a “publicly offered REIT” for U.S. federal income tax purposes as of the Initial Closing. A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with any preferences among different classes of shares as set forth in our organizational documents. There is no controlling authority addressing a REIT that has different classes of shares that bear different management fees such as the Series A shares and Series B shares, and if we are not a “publicly offered REIT”, the IRS could assert that such differences cause distributions to be preferential dividends. Although we believe we will be a “publicly offered REIT” as of the Initial Closing, no assurance can be given that regard. If we are not a “publicly offered REIT” as of the Initial Closing and the IRS were to successfully assert that our distributions are preferential dividends, we could fail to qualify for taxation as a REIT or could be required to pay penalty taxes or additional distributions and interest charges in order to maintain our qualification for taxation as a REIT.
To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify as a REIT, we generally must distribute annually to our shareholders dividends equal to at least 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Our taxable income will include our allocable share of any taxable income from partnerships (including investment funds and joint ventures that are treated as partnerships for federal income tax purposes) without regard to the amount, if any, of distributions we receive from such partnerships. We will be subject to regular corporate income taxes on any undistributed taxable income each year including undistributed net capital gain. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our shareholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.
Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our shares and the amounts we distribute to our shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries), generally cannot include more than 10% of the voting securities (other than securities that qualify for the “straight debt” safe harbor) of any one issuer or more than 10% of the value of the outstanding securities. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries, and no more than 25% of our assets may be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.
Our Declaration of Trust does not permit any person or group to own more than 9.8%, in value or number of shares, whichever is more restrictive, of our outstanding common shares or of our outstanding shares of beneficial interest of all classes or series, and attempts to acquire our common shares or our shares of beneficial interest of all other classes or series in excess of these 9.8% limits would not be effective without an exemption (effective prospectively or retroactively) from these limits by our board of trustees.
For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly, by five or fewer individuals (including entities treated as individuals for this purpose) at any time during the last half of each taxable year after the first year for which we elect to be taxed as a REIT. Our Declaration of Trust prohibits beneficial or constructive ownership by any person or group of more than 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of beneficial interest of all classes or series, which we refer to as the “ownership limits.” Our Declaration of Trust permits our board of trustees to grant exemptions from the ownership limits and establish alternative ownership limits if various conditions designed to ensure our continuing ability to qualify as a REIT are satisfied. The constructive ownership rules under the Code and our Declaration of Trust are complex and may cause shares owned by a group of related persons to be treated as owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common shares or our shares of beneficial interest by a person could cause another person to be treated as owning in excess of 9.8% of our common shares or our shares of beneficial interest, respectively, and thus violate the ownership limits. There can be no assurance that our board of trustees, as permitted in the Declaration of Trust, will not decrease the ownership limits in the future. Any attempt to own or transfer our common shares or shares of beneficial interest in excess of an ownership limit without the consent of our board of trustees will result either in the shares in excess of the ownership limits being transferred by operation of the Declaration of Trust to a charitable trust or in the transfer being void.
The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our shareholders or would result in receipt of a premium to the price of our common shares (and even if such change in control would not reasonably jeopardize our REIT status).
If our common shares were considered a U.S. real property interest, Non-U.S. holders would be subject to U.S. federal income tax under FIRPTA.
Because we invest principally in mortgage loans and RMBS and hold such interests solely as a creditor, we do not anticipate that our common shares will constitute a USRPI, within the meaning of FIRPTA. Accordingly, we do not anticipate that non-U.S. holders will be subject to U.S. federal income tax under FIRPTA on gains from the disposition of our common shares or on distributions attributable to gains from dispositions of USRPIs.
If our common shares were considered a USRPI, a non-U.S. holder that disposes of our common shares, or that receives a distribution from us attributable to gains from the disposition of a USRPI, would generally be subject to U.S. federal income tax under FIRPTA on the amount received from, or attributable to gains from, such disposition. Such tax does not apply, however, to gain on the disposition of shares in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its shares, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire time period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify and our common shares were considered a USRPI, amounts received by a non-U.S. holder on certain dispositions of our common shares (including repurchases) would be subject to tax under FIRPTA, unless (1) our common shares were regularly traded on an established securities market and (2) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common shares. We do not expect our shares to be regularly traded on an established securities market. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.
We seek to act in the best interests of our company as a whole and not in consideration of the particular tax consequences to any specific holder of our shares. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of our common shares.
We may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. Similarly, if we were to fail a gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the gross income test requirements. It is possible that we may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax we paid on the amount of undistributed capital gain that we designate. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
Restrictions on deduction of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes.
Rules enacted as part of the Tax Act and the OBBA may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses and any deductions for “qualified business income” and any deduction allowable for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.
Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of trustees has fiduciary duties to us and could only cause such changes in our tax treatment if it determines that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.
You may have current tax liability on distributions you elect to reinvest in our common shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our common shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares. However, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT dividends (which are dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us). You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may invest in mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
If the Operating Partnership failed to qualify as a partnership or is not disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes and treat it as taxable as a corporation, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate income tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Our TRSs are subject to special rules that may result in increased taxes.
We may conduct certain activities and invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a TRS may generally engage in any business, including the provision of services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation.
No more than 25% of the value of our total assets may consist of stock or securities of one or more TRSs. This requirement limits the extent to which we can conduct our activities through TRSs. The values of some of our assets, including assets that we hold through TRSs, may not be subject to precise determination, and values are subject to change in the future. In addition, as a REIT, we must pay a 100% penalty tax on certain IRS adjustments to payments that we make or receive if the economic arrangements between us and any of our TRSs are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above; however, the IRS may successfully assert that the economic arrangements of any of our inter-company transactions are not comparable to similar arrangements between unrelated parties.
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate risk will be excluded from gross income for purposes of the 75% and 95% gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Material U.S. Federal Income Tax Considerations — Gross Income Tests” and “— Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.
REIT distribution requirements limit our available cash.
As a REIT, we will be subject to annual distribution requirements. The Operating Partnership will pay distributions intended to enable us to satisfy our distribution requirements. This will limit the amount of cash available for other business purposes, including amounts to fund our growth. We will generally be required to distribute annually at least 90% of our “real estate investment trust taxable income,” which is generally equivalent to net taxable ordinary income, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for our distributed earnings not to be subject to U.S. federal corporate income tax. In addition, we will be required to distribute 100% of our taxable income and capital gains in order not to be subject to corporate-level tax on undistributed income. We intend to make distributions to our shareholders to comply with the requirements applicable to REITs under the Code and to generally avoid corporate-level tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to make such distributions.
We may have phantom income from our acquisition and holding of subordinated RMBS.
The tax accounting rules with respect to the timing and character of income and losses from our acquisition and holding of subordinated RMBS may result in adverse tax consequences. We will be required to include in income accrued interest, original issue discount (“OID”) and, potentially, market discount (each of which will be ordinary income), with respect to subordinated RMBS we hold, in accordance with the accrual method of accounting. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the underlying loans, except to the extent it can be established that such losses are uncollectible. Accordingly, we may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency, but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While we generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until our investments in subordinated RMBS are disposed of in a taxable transaction or become worthless. Despite not receiving payments of interest from such borrowers, we may nevertheless be required to continue to accrue the related interest income to the extent that it may ultimately be collectible.
Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on a shareholder’s investment.
Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our Operating Partnership, but excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.
Risks Related to our private offering and Ownership of Our Shares
The cash available for distribution to shareholders may not be sufficient to pay dividends at expected levels, nor can we assure you of our ability to make distributions in the future. We may use borrowed funds to make distributions.
All distributions will be made at the discretion of our board of trustees and will depend on our earnings, our financial condition, maintenance of our REIT qualification, limitations under Maryland law and other factors as our board of trustees may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital generally is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. To the extent that such distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such shares. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of Our Common Shares — Distributions Generally.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.
You may be restricted from acquiring or transferring certain amounts of our Shares.
The share ownership restrictions of the Code for REITs and the 9.8% share ownership limits in our Declaration of Trust may inhibit market activity in our shares and restrict our business combination opportunities.
To qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
Our Declaration of Trust, with certain exceptions, requires our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, our Declaration of Trust prohibits any person from beneficially or constructively owning (a) more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding common shares or (b) more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our shares of all classes or series, or such other percentages determined by our board of trustees in accordance with our Declaration of Trust. Our board of trustees may not grant an exemption from this restriction to any person if such exemption would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. This as well as other restrictions on transferability and ownership will not apply, however, if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.
Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units. Holders of our shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, including an unlimited number of common shares, of which an unlimited number of shares are designated as Series A shares, an unlimited number of shares are designated as Series B shares, and an unlimited number of shares are designated as preferred shares. In addition, our board of trustees may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. After you purchase shares in our private offering, our board of trustees may elect, without shareholder approval, to: (a) sell additional shares in this or future offerings; (b) issue common shares or OP Units in private offerings or in transactions; (c) issue common shares or OP Units upon the exercise of the options we may grant to our independent trustees, officers, or future employees; (d) issue common shares or OP Units to the Manager or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; or (e) issue equity incentives to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive arrangements. To the extent we issue additional common shares after your purchase in our private offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional OP Units after you purchase in our private offering, your percentage ownership interest in our assets will be diluted. Because certain series of the OP Units may, at the discretion of our board of trustees, be exchanged for common shares, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of common shares, thereby diluting the percentage ownership interest of other shareholders. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. OP Units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common shares held by our shareholders. Certain OP Units may have different and preferential rights to the terms of the common Operating Partnership units which correspond to the common shares held by our shareholders.
There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for our shares, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. An investment in the Company should be viewed as an illiquid investment. We expect to continue to repurchase shares at a price equal to the transaction price of the series of shares being repurchased on the date of repurchase (which will generally be equal to the NAV as of the last calendar day of the month that is generally 2 months (approximately 60 days) prior to the subscription or repurchase date), and not based on the price at which you initially purchased your shares, except that, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases — Early Repurchase Deduction.”

Your ability to have your shares repurchased is limited. We may choose to repurchase fewer shares (or none at all) than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding calendar quarter). Shares or OP Units issued to the Manager and its affiliates under our management fee or as reimbursements of expenses, or for the Special Limited Partner’s performance participation interest are not subject to the Early Repurchase Deduction and are not subject to the 5% quarterly repurchase limitation to the extent of the cash value of such shares or OP Units as of the date of issuance.
Further, our board of trustees may make exceptions to, modify, or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all our shares requested to be repurchased in any given quarter are not repurchased, funds will be allocated pro rata based on the total number of shares being repurchased without regard to series and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
Economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our shareholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.
The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. We have not commenced operations and as a result, do not have a track record and may not generate sufficient income to make distributions to our shareholders. Our board of trustees (or a committee of our board of trustees) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
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our inability to invest the proceeds from sales of our shares on a timely basis in income-producing investments;

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our inability to realize attractive risk-adjusted returns on our investments;

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high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

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defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our shares or OP Units), the sale of our assets, and repayments of our real estate debt investments. We may also defer operating expenses or pay expenses (including the fees of the Manager or distributions to the Special Limited Partner) with our shares or OP Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem OP Units from the Manager or the Special Limited Partner shortly after issuing such units or shares. Shares or OP Units issued to the Manager and its affiliates as payment of our management fee or as reimbursements of expenses, and OP Units issued as an allocation on the Special Limited Partner’s Performance Participation Interest are not subject to the Early Repurchase Deduction and are not subject to the 5% quarterly repurchase limitation to the extent of the cash value of such shares or OP Units as of the date of issuance limitations, however, such issuance shall not be more than an amount equal in value to that certain amount that would have been paid. The payment of expenses in our shares or with OP Units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Manager and Special Limited Partner are under no obligation to receive future fees or distributions in our shares or OP Units and may elect to receive such amounts in cash.
Purchases and repurchases of our shares may not be made based on the current NAV per share of our shares.
Generally, our transaction price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable series as of the last calendar day of the month that is generally 2 months (approximately 60 days) prior to the subscription or repurchase date, plus any selling commissions or intermediary manager fees, if any. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however the previously-determined NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share of such shares more appropriately than the previous NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the month as of which the NAV was most recently determined and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each series of our common shares may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each series, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share for such series until such time as the financial impact is quantified and our NAV is appropriately adjusted in a subsequent month and in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who repurchase their shares, or shareholders who buy new shares, or existing shareholders, depending on whether our published NAV per share for such series is overstated or understated.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by the Manager to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our shares, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our shares and the amount of the Manager’s management fee and the Special Limited Partner’s performance participation interests. The Manager has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Manager, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our shares were sold or repurchased or on the amount of the Manager’s management fee or the Special Limited Partner’s performance participation interests, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Manager’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
You may have current tax liability on distributions you elect to reinvest in our shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

ITEM 2   FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a Maryland statutory trust formed in July 2026. Our primary investment strategy is to invest in performing QM and Non-QM residential mortgage assets as well as HELOCs or other non-agency mortgage loans, second liens, investor property loans, reverse mortgages, consumer loans, equity, and other securities, including collateralized loan obligation securities MH loans, home equity sharing contracts, non-performing loans, synthetic and/or credit risk transfers, and short-term and long-term commercial mortgage loans which may be purchased from loan originators affiliated with Angel Oak, including, but not limited to, AOMS and its affiliates and their respective subsidiaries, and other unaffiliated mortgage companies and similar operating entities, in each case subject to compliance with the applicable REIT tax requirement.
We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, and generally will not be subject to U.S. federal income taxes on our REIT taxable income that we distribute annually to our shareholders so long as we qualify as a REIT. As a perpetual-life REIT, our common shares are intended to be sold monthly on a continuous basis at a price generally equal to our prior month’s NAV per share.
We have not commenced operations and have not made any investments. Subject to and in connection with the Initial Closing, we intend to commence operations and acquire initial assets that are currently owned in investment vehicles managed by Angel Oak for affiliates of Corbin in exchange for Series A shares of the Company.
Subject to the Initial Closing, including the timing of the Initial Closing, we intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026.
Our board of trustees at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Company and the Operating Partnership. Pursuant to the Management Agreement that we expect to enter into with the Manager, our board of trustees has delegated to the Manager the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our investments, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Manager currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Management Agreement.
Basis of Presentation
Our financial statements are prepared in accordance with U.S. GAAP, which, upon commencement of operations, will require the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
We have not commenced operations nor generated any revenues. In addition, we have neither acquired nor entered into any arrangements to acquire any investments with the net proceeds from our ongoing private offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in the ongoing private offering and other circumstances existing at the time we are acquiring such assets.
Expenses
Management Fee
For a discussion of the management fees payable to the Manager, see “Item 1 Business — Description of Business — Management Agreement.”

Performance Participation
For a discussion of the performance participation distribution interest held by the Special Limited Partner in the Operating Partnership, see “Item 1 Business — Description of Business — Management Agreement.”
Organizational and Offering Expenses and Other Fees and Expenses
For a discussion of the organizational and offering expense reimbursement and other expense reimbursements to the Manager and fees and expenses payable in connection with our investments, see “Item 1 Business — Management Agreement.”
Financial Condition, Liquidity and Capital Resources
We have not yet commenced operations or made any investments. Subject to and in connection with the Initial Closing, we intend to commence operations and acquire initial assets in exchange for Series A shares of the Company.
We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.
Our primary use of cash will be for (i) origination or acquisition of mortgage loans and other debt investments, including RMBS and CMBS, (ii) the cost of operations (including the management fee and performance participation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions (if any) to the holders of our common shares to the extent declared by our board of trustees.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, credit spreads, counterparty exposures, credit, market values and liquidity. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our net interest income is exposed to interest rate volatility primarily as a result of the interest bearing nature of the investments we hold and the financing we place on them. Additionally, we may use company-level facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate debt securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the demand for loans and the availability of financing needed to expand our investment portfolio.
A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate investments we hold and to declines in the value of any fixed rate investments we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the investments, triggering borrower liquidity covenants. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate investments.
A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate investments we may hold, decreases in the interest income earned on any floating rate investments we hold, and increases in the value of any fixed rate investments we hold.
Credit Spread Risk
Mortgage basis measures the spread between the yield on current coupon mortgage-backed securities and benchmark rates including treasuries and swaps. The level of mortgage basis is driven by demand and supply of mortgage-backed instruments relative to other rate-sensitive assets. Changes in the mortgage basis have an impact on prepayment rates driven by the ability of borrowers underlying our portfolio to refinance. A lower mortgage basis would imply a lower mortgage rate which would increase prepayment speeds due to higher refinance activity and, therefore, would lower the fair value of our mortgage portfolio. The mortgage basis is also correlated with other spread products such as corporate credit.
Counterparty Risk
We may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk.
Credit Risk
We are exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance with the terms of the loan agreement. We are also exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments.
Market Value Risks
We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities, and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.
Property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.
Liquidity Risk
Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in available short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring us to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.
Prepayment Risk
The frequency at which prepayments occur on loans held and loans underlying RMBS will be affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Generally, mortgage obligors tend to prepay their mortgage loans when prevailing mortgage rates fall below the interest rates on their mortgage loans.
Generally, whole mortgage loans and RMBS purchased at a premium are adversely affected by faster than anticipated prepayments, and whole mortgage loans and RMBS purchased at a discount are adversely affected by slower than anticipated prepayments. The adverse effects of prepayments may impact us in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to the financial instruments that the Manager may have constructed to reduce specific financial risks for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many whole mortgage loans and RMBS to their principal or par amounts, whereas their corresponding hedges, if any, often have the potential for unlimited loss.

ITEM 3
PROPERTIES

Our principal office is located at 980 Hammond Drive, Suite 200, Atlanta, GA 30328. The Manager is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced operations and there are no common shares outstanding as of the date of this Registration Statement.

ITEM 5
TRUSTEES AND EXECUTIVE OFFICERS

Board of Trustees
We operate under the direction of our board of trustees. Our board of trustees is expected to retain the Manager to manage the acquisition and dispositions of our investments, subject to the board of trustees’ supervision.
Following the Initial Closing, we expect initially to have a four-member board, three of whom are expected to be independent of and the Manager. Our Declaration of Trust provides that the number of trustees may be increased or decreased only by our board of trustees pursuant to our bylaws. Our bylaws provide that the number of trustees may not be fewer than one nor more than fifteen, unless we amend our bylaws. Although our Declaration of Trust does not require a minimum number of independent trustees, we generally anticipate that the board will have a majority of independent trustees, except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the appointment of a successor independent trustee.
For so long as the Manager or its affiliate acts as investment advisor or manager to us, the Manager has the right to designate a number of trustees for election to our board of trustees, which number will initially be one non-independent director; provided, that if the number of trustees constituting our board of trustees is increased or decreased, the number of Manager designees will be increased or decreased proportionately (but in no event will the number of Manager designees be less than one). Our board of trustees must also consult with the Manager in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders for “cause” in accordance with our Declaration of Trust).
Each trustee will serve until his, her or (if the trustee is an entity) its resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the board of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our board of trustees for any reason other than removal for “cause” by the shareholders may be filled only by a vote of a majority of the remaining trustees, or if the vacancy involved an independent trustee, by a majority vote of the remaining independent trustees (if any remaining trustees are independent trustees). A vacancy on our board of trustees resulting from removal by the shareholders for “cause” may be filled only by the shareholders. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Manager and on information provided by the Manager. As part of our trustees’ duties, the board will oversee the relationship between us and the Manager. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees intends to adopt policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will review our investment policies to determine that they are in our best interest.

Trustees and Executive Officers
Our expected trustees and executive officers are set forth below.
Name	Position
Namit Sinha	Chief Executive Officer and Non-Independent Trustee
Chris Price	Chief Financial Officer
John Kohler	Independent Trustee
Lawrence Hirsh	Independent Trustee
Charles Song	Independent Trustee
Trustees
Our trustees have been divided into two groups — Independent Trustees and Non-Independent Trustees.
Non-Independent Trustee
Namit Sinha.   Mr. Sinha is a managing director and chief investment officer at Angel Oak Capital. He has extensive mortgage-credit expertise and focuses on managing non-qualified mortgage and commercial investment strategies. Namit also focuses on opportunities in other areas such as prime jumbo mortgages, reperforming loan strategies, and mortgage servicing rights. He has over 15 years of experience in fixed income products including structured credit. Prior to Angel Oak, Namit spent four years as Senior Vice President at Canyon Capital and established the residential loan trading business in addition to covering its structured products operations. Prior to joining Canyon Capital, Namit worked at Nomura Securities as Executive Director of Mortgage Trading and was involved in the acquisition and financing of non-performing loans, reperforming loans, non-qualified mortgages, and prime jumbo loans. Prior to that, Namit worked at both Lehman Brothers and Barclays as a non-agency whole loan trader. Namit holds an M.S. from Rutgers University and a B. Tech degree from the Indian Institute of Technology Bombay in Mumbai, India.
Independent Trustees
John Kohler.   Mr. John Kohler has more than 35 years of experience in mortgage finance, capital markets, and credit investment management. Over the course of his career, he has held senior executive roles with publicly traded mortgage REITs, investment banks, and specialty lending platforms. Drawing on his experience as a company executive, investment banker, and attorney, he brings a broad perspective to the governance, capital formation, asset finance, securitization and risk management considerations facing credit-focused investment platforms.
Mr. Kohler most recently served as Managing Director at our Manager, where he managed the firm’s Non-QM residential mortgage loan acquisition conduit supporting Angel Oak’s private credit funds, and expanded institutional loan acquisition channels while strengthening credit, operational, and counterparty risk management frameworks that supported the firm’s securitization and investment activities.
Earlier in his career, Mr. Kohler served as Managing Director and Co-Head of Asset- and Mortgage-Backed Finance at Cantor Fitzgerald and held senior capital markets leadership roles at non-agency mortgage origination, securitization and investment platforms, including ECC Capital Corp. and Aames Financial Corporation. He began his career as a structured finance attorney at Brown & Wood and Stinson, Mag & Fizzell. Mr. Kohler holds a J.D. from the University of Kansas School of Law and a B.S. from Kansas State University.
Lawrence Hirsh.   For over 35 years, Mr. Lawrence Hirsh has served as an advisor, interim officer, and board member for companies that have faced operational and financial challenges. He has helped these companies assess their business problems and then develop and implement action plans to restructure their operations, cash flows, and capital structure to return these companies to financial viability.
Mr. Hirsh has worked in a variety of industries, including finance, construction, real estate, building products, industrial services, transportation and logistics, and manufacturing. His broad industry background, coupled with diverse experiences in numerous corporate restructurings, provides him a wide vantage point for leading successful corporate restructurings.
Mr. Hirsh has served on the boards of numerous companies, including for other investment funds managed by Angel Oak, either as chairman or a lead independent director, many of which have involved companies in distress. In addition, Mr. Hirsh spent 19 years as a Managing Director at Alvarez & Marsal, leading the Corporate Restructuring Practice for the Southern United States. Prior to his tenure at Alvarez & Marsal, he spent 18 years at Arthur Andersen in several roles, including leadership and client service roles in Corporate Restructuring, Business Valuation, and Litigation Support. Mr. Hirsh graduated with honors from the University of Florida, earning a B.S. in Accounting.
Charles Song.   Mr. Charles Song is the President and Chief Investment Officer for Tishman Investment Group and Tishman Capital Partners. During his time at Tishman, he has seeded and scaled a 3PL company, seeded and scaled an investment firm focused on tax loss harvesting solutions, launched a distressed credit fund and launched and manages a qualified opportunity zone fund.
Mr. Song currently serves as an advisor for Outerspace Ops Inc., Quantinno Capital Management, ExBorder Partners and also serves as an independent trustee for other investment funds managed by Angel Oak. Mr. Song also serves on the Board of Directors for Per Scholas, a workforce development non-profit. Prior to Tishman, he was a Managing Director at Bank of America Merrill Lynch in New York and has worked as a portfolio manager at Moon Capital, Macquarie and Dividend Capital. Mr. Song started his career at Lehman Brothers in New York. Mr. Song holds a B.A. in Government from Cornell University.
Executive Officers
For information concerning the background of Namit Sinha, see “— Trustees and Executive Officers —  Non-Independent Trustees” above.
Chris Price.   Mr. Price has served as our Chief Financial Officer since July 2026. He has served as Chief Accounting Officer at Oak Mortgage REIT, Inc. since May 2026, where he oversees the firm’s accounting and financial reporting functions.
Prior to joining Angel Oak, Mr. Price was the Vice President of SEC Reporting and Internal Controls at Sharecare, Inc. (NASDAQ: SHCR), a digital healthcare company. Before that, he spent a decade at Ernst & Young, where he advanced to Senior Manager in Assurance, primarily focusing on audits of publicly traded companies.
Mr. Price holds a B.S. degree in Accounting from Florida State University and is a Certified Public Accountant (CPA) licensed in the state of Georgia.
Our executive officers have certain legal duties to us under applicable Maryland law. In addition, although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Manager or its affiliates, they have certain responsibilities as executive officers of the Company arising from our Declaration of Trust and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of trustees from time to time.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all responsibilities incident to their offices and such other responsibilities as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.
We may appoint additional executive officers in the future.
Committees of the Board of Trustees
Our entire board of trustees is responsible for supervising our business. However, pursuant to our bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by the board of trustees, provided that each committee consists of at least a majority of independent trustees. In connection with the Initial Closing, we expect that the board of trustees will appoint members of the audit committee of the board of trustees (the “Audit Committee”).
Audit Committee.
Following the Initial Closing, we expect to have an Audit Committee. The Audit Committee operates pursuant to its charter, which will be approved by the board. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the board of trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting.
Compensation of Trustees
We initially intend to compensate each of our non-employee trustees who are not affiliated with the Manager, Angel Oak or their affiliates with an annual retainer of $20,000.
The Manager
We are externally managed by the Manager, Angel Oak Capital Advisors, LLC, a Delaware limited liability company, which is an affiliate of Angel Oak. The Manager is registered with the SEC as an investment adviser under the Advisers Act.
Pursuant to the Management Agreement, the Manager has contractual responsibilities to us and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our investments, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We or the Manager may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Manager will seek to leverage its resources to achieve our investment goals and objectives.
ITEM 6
EXECUTIVE COMPENSATION

(a)
Compensation of Executive Officers

We are externally managed by the Manager and all of our officers are employees of Angel Oak. The Management Agreement provides that the Manager is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Manager. In addition, we do not reimburse the Manager for compensation it pays to our executive officers. The Management Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Manager’s obligations to us under the Management Agreement. Accordingly, the Manager has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Manager does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
A description of the Management Agreement and fees that we pay to the Manager and the services and other transactions that may occur between us and the Manager and its affiliates is found in “Item 1 Business — Management Agreement” and below.
Compensation of the Manager
Management Fee.   As compensation for its services provided pursuant to the Management Agreement, we will pay the Manager an annual management fee (payable monthly in arrears) of (i) 0.75% of the aggregate

NAV per annum, payable monthly in arrears for Series A shares, subject to waiver or reduction as agreed by us, the Manager and the Corbin Sub-Advisor by an amount agreed by us, the Manager and the Corbin Sub-Advisor in respect of Series A shares of the Corbin Investors, subject to waiver or reduction on the same basis as the Series A shares; and (ii) 1.25% of the aggregate NAV per annum, payable monthly in arrears for Series B shares. Any management fee will be calculated and paid to the Manager on a series-by-series basis, based on the NAV, which will be provided monthly by the Manager, of each applicable series of our shares. Additionally, to the extent that our Operating Partnership issues OP Units to parties other than us, our Manager or its affiliates, our Operating Partnership will pay our Manager an annual management fee (payable monthly in arrears) of 0.75% of the aggregate NAV represented by Series A units and 1.25% of the aggregate NAV represented by Series B units. In calculating the Manager’s management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation interest, any annual shareholder servicing fees or distributions payable on our shares.
The management fee will be paid, at the Manager’s election, in cash, shares of the Company and/or OP Units.
Performance Participation.   So long as the Management Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership with regard OP Units equal to 12.5% of the Total Return, subject to a 5.0% Hurdle Amount (8.0% in the case of the Series A units) and a High Water Mark, with a Catch-Up (each term as defined under “What fees do you pay to the Manager and its affiliates and with respect to the shares?”). Such allocation will be measured on a calendar year basis, made annually and accrued monthly.
Expense Reimbursement.   The Manager has agreed to advance all of our organization and offering expenses on our behalf (but excluding the ongoing shareholder servicing fee) through the first anniversary of the date of the Initial Closing for our private offering. Organizational and offering expenses shall include, without limitation, total underwriting and brokerage discounts and commissions, expenses for drafting, printing and amending the PPM or supplementing the PPM, expenses for drafting and amending the Registration Statement and exhibits to be filed with the SEC, travel (including airfare consistent with the Manager’s travel policy, meals, lodging and entertainment), legal (whether in-house or outside counsel), tax professionals (whether in-house or outside tax professionals), salaries of employees while engaged in sales activity, mailing and distributing, telephone and other telecommunications, all advertising and marketing (including design and website expenses and the costs related to investor and broker-dealer sales meetings), capital raising, consulting, accounting, regulatory compliance (including, as applicable, the initial registrations, filings and compliance contemplated by the AIFMD or any similar law, rule or regulation), any administrative or other filings in connection with the structuring, organization, negotiation, funding and start-up of the Company and the Operating Partnership, including printing and document production costs, long distance telephone charges, postage and delivery charges and the preparation of, and negotiations with respect to, our offering documents, investor presentations and other marketing materials, our governing documents, subscription agreements, any side letters or similar agreements, agreements with broker-dealers and any other similar agreements, agreements with any depositary required to be appointed pursuant to the AIFMD or any other applicable law, reasonable bona fide due diligence expenses and other out-of-pocket costs and expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of an intermediary manager in the performance of wholesaling activities, costs in connection with preparing sales materials, design and website expenses, fees, expenses and charges of our escrow agent, transfer agent, registrars, trustees (including the board), subscription processing, depositaries and experts, fees to attend retail seminars sponsored by participating broker-dealers, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws. There will be no cap on organizational or offering expenses.
We will reimburse the Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the date of the Initial Closing for our private offering. After the first anniversary of the date of the Initial Closing for our private offering, we will reimburse the Manager for any organization and offering expenses associated with our private offering that it incurs on our behalf as and when incurred. The Manager may elect to receive all or a portion of such reimbursements in the form of cash, shares of the Company and/or OP Units.

After the first anniversary of the Initial Closing, we will reimburse the Manager for any organization and offering expenses that it incurs on our behalf as and when incurred.
We will also reimburse the Manager for out-of-pocket expenses in connection with the selection, acquisition, origination, sourcing and management of investments, whether or not such investments are made.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Manager for out-of-pocket costs and expenses it incurs in connection with the services it provides to the Company. These costs and expenses include, but are not limited to, (1) the actual costs of goods and services used by the Company and obtained from third parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our investments, whether payable to an affiliate of non-affiliated person, and (3) expenses related to personnel of the Manager performing services for the Company other than those who provide investment advisory services or serve as the Company’s executive officers or trustees; provided, that the Manager may be reimbursed for services performed by an executive officer that are outside the scope of such role.
Except as otherwise disclosed herein, we do not intend to pay the Manager any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Manager) or other similar fees in connection with making investments. The Company may retain third parties, including certain of the Manager’s affiliates, for services relating to its investments or operations. Any fees paid to the Manager’s affiliates for any such services will not reduce the management or other fees payable by the Company. We will also make payments to third parties or certain of the Manager’s affiliates in connection with making investments. We will pay fees and expenses to the Affiliate Originators relating to the origination and sourcing of our investments. See “Item 1 Business — Compensation of the Manager — Expense Reimbursement” above.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our board of trustees because we do not directly compensate our executive officers or reimburse the Manager for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Compensation of Trustees
We initially intend to compensate each of our non-employee trustees who are not affiliated with the Manager, Angel Oak or their affiliates with an annual retainer of $20,000.

ITEM 7
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE

INDEPENDENCE
(a)
Transactions with Related Persons, Promoters and Certain Control Persons

Management Agreement; Operating Partnership Agreement
We intend to enter into the Management Agreement with the Manager, pursuant to which we pay the management fee. We also intend to enter into the Operating Partnership Agreement, pursuant to which the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership. In addition, pursuant to the Management Agreement and the Operating Partnership Agreement, we will reimburse the Manager for certain expenses as they occur. See “Item 1 Business — Management Agreement” and “Item 1 Business — Operating Partnership Agreement.” The Management Agreement will be approved by our board of trustees, including our independent trustees.
Indemnification Agreements with Trustees and Officers
We intend to enter into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also intend to maintain a trustees and officers insurance policy.
Conflicts of Interest
Investors should be aware that there will be occasions when actual or potential conflicts of interest may arise from our activities and those of Angel Oak, the Manager, their affiliates and respective employees. If any matter arises that we determine in good faith judgment constitutes an actual or potential conflict of interest, we may take such actions as we determine in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions, we, Angel Oak, the Manager, their affiliates and respective employees will be relieved of any liability of such conflict to the fullest extent permitted by law and will be deemed to have satisfied their fiduciary duties related thereto to the fullest extent permitted by law). Notwithstanding the foregoing, any exculpation or indemnification provisions or other limitations of liability described herein, for the avoidance of doubt, the Manager will not interpret any such provisions or limitations as a waiver of any party’s nonwaivable federal fiduciary duty to the Company under the Advisers Act. While the Manager will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Angel Oak Accounts, such transactions are not required to be presented to the Company’s board of trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor.
By acquiring shares or OP Units, each investor will be deemed to have acknowledged the existence of, and to have consented to, any such actual or potential conflicts of interest between the proposed activities of the Company and the business activities of Angel Oak and its affiliates, and to have waived any claim with respect to the existence of any such conflict of interest, regardless of when it arises. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts.
Marketing of Shares
One or more affiliates of Brookfield or Angel Oak, including without limitation, Brookfield Private Advisors LLC (“BPAL”), a broker-dealer registered under the Exchange Act and a member of the Financial Industry Regulatory Authority, Inc. and Brookfield Private Capital (UK) Limited (“BPC”), which are authorized and regulated by the United Kingdom’s Financial Conduct Authority (authorization number 730073), and their representatives and affiliates, may be engaged in the placement of shares of the Company and OP Units in the Operating Partnership (including acting as dealers in respect of such equity interests) in the United States, United Kingdom and potentially other jurisdictions (including Australia). Further, Brookfield Investment Management (Canada) ULC (“BIMC”) may act as the dealer in respect of the purchases of shares of the Company and OP Units in the Operating Partnership by Canadian investors. Certain other affiliates of Brookfield may be involved in the distribution of the shares of the Company and OP Units in the Operating Partnership, including Brookfield Singapore Pte. Ltd (“BSP”), Brookfield Advisors (Hong Kong) Ltd (“BAHK”) and Brookfield Capital Securities Ltd. (“BCS”) which may be engaged in the placement of shares of the Company and OP Units in the Operating Partnership (including acting as dealers in respect of such equity interests) in Singapore, Hong Kong and Australia, respectively, and Brookfield Oaktree Wealth Solutions LLC (“BOWS”). BPAL, BPC, BIMC, BSP and BAHK are 100% owned by Brookfield, which has a significant indirect ownership interest in the Manager.
None of BPAL, BPC, BIMC, BSP, BAHK, BCS or BOWS (collectively, the “Brookfield Placement Agents”) are expected to receive compensation in connection with the sale of interests but would be expected to be entitled to be reimbursed by the Company or the Operating Partnership for reasonable costs and expenses incurred in connection therewith. The Brookfield Placement Agents played no direct role in the formation of the Company or the Operating Partnership, in the decision to offer shares of the Company and OP Units in the Operating Partnership or in determining the terms of the offering of the Interests or the terms of the Operative Agreements.
Allocation of Investment Opportunities
Angel Oak provides investment advice and performs related services, including investment sourcing and investment management services, for Other Angel Oak Accounts (including, amongst others, accounts that are being seeded and/or incubated), which are similar to the advice to be provided and services to be performed by Angel Oak for the Company. Moreover, Angel Oak currently acts, and will act in the future, as general partner and/or manager to, and otherwise participates in, Other Angel Oak Accounts, which, in certain cases, have or will have overlapping investment mandates, or participation rights, with the Company and/or priority over the Company with respect to investment opportunities that meet both the Company’s and such Other Angel Oak Accounts’ investment mandates. For the avoidance of doubt, Other Angel Oak Accounts include public and private investment vehicles, programs and accounts that provide seed capital and/or participate in certain investments on behalf of an Other Angel Oak Account that is being established or expected to be established.
In addition, the Corbin Sub-Advisor or its affiliates advise Other Corbin Accounts that have or will have investment mandates that overlap in whole or in part with those of the Company. Therefore, the Corbin Sub-Advisor could face conflicts of interest in determining which investments to recommend to us as they become available. The Corbin Sub-Advisor may be incentivized to recommend opportunities to the vehicles that may maximize the benefit to the Corbin Sub-Advisor or its affiliates. As a result, other investment programs advised by the Corbin Sub-Advisor or its affiliates may compete with us with respect to certain investments that we may want to acquire. The Corbin Sub-Advisor may also face conflicts of interest with respect to recommending the acquisition of investments by us from Other Corbin Accounts or the disposition of investments by us to Other Corbin Accounts.
Investment opportunities generally will be allocated pursuant to (and in accordance with) the Company’s and Other Angel Oak Accounts’ investment priorities (if any) under applicable governing documents. Under certain circumstances, where the investment mandate of the Company overlaps with the investment mandate of one or more Other Angel Oak Accounts, investment opportunities are expected to be allocated in a manner that is fair and equitable to the Company and such Other Angel Oak Accounts over time and in accordance with the Manager’s allocation policy, as updated from time to time.
The determination of whether an investment is within the scope of the Company’s investment mandate or more suitable for an Other Angel Oak Account will be made at the discretion of the Manager.
From time to time, in applying the principles described above, Angel Oak could determine that an investment opportunity will be shared among two or more Other Angel Oak Accounts by causing one Other Angel Oak Account to acquire certain portions of the investment opportunity while one or more Other Angel Oak Accounts acquire other portions. In such cases, Angel Oak will value the portion of the opportunity allocated to each Other Angel Oak Account (which will impact the purchase price paid by such Other Angel

Oak Account) and allocate transaction expenses among such Other Angel Oak Accounts in accordance with its fiduciary duties to the Other Angel Oak Accounts, consistent with each Other Angel Oak Account’s governing documents and Angel Oak’s internal policies and procedures, in particular those relating to the underwriting and valuation of investment opportunities and allocation of fees and expenses. Notwithstanding the foregoing, Angel Oak generally will not, unless otherwise required to pursuant to applicable law and/or regulation, seek independent review, opinion, support and/or appraisal for such allocation and/or valuation determinations, including in situations where Angel Oak has different economic interests in the participating Other Angel Oak Account(s). For example, if one Other Angel Oak Account is unable to make an additional investment in a particular asset in which it has previously invested, such investment opportunity may be allocated to the Company. In such circumstances, the liabilities (including certain expenses related to the investment) may be allocated across such Other Angel Oak Account and the Company, though there may not be a clear delineation between the expenses and liabilities attributable to such Other Angel Oak Account’s portion and the Company’s portion, and as a result, the Company may be responsible for more than its share of any shared expenses.
The process for making allocation determinations is inherently subjective and the factors considered by the Manager and Angel Oak in allocating investments among the Company and Other Angel Oak Accounts are expected to change over time (including to consider new, additional factors) and one or more different factors are likely to be emphasized or be considered less relevant with respect to different investments depending on the then-existing facts and circumstances deemed relevant by Angel Oak and taking into account the broader facts and circumstances and portfolio construction considerations applicable to each Other Angel Oak Account. In some cases, this will result in certain transactions being shared among two or more Other Angel Oak Accounts (including, for example on a rotational, pro rata or other basis), while in other cases it will result in one or more Other Angel Oak Accounts being excluded from an investment entirely.
Both the Company and an Other Angel Oak Account may have capital available to make new investments. In making any allocation decisions, Angel Oak may allocate an investment opportunity to an Other Angel Oak Account even if such opportunity could have been allocated entirely to the Company, or may, in its discretion, allocate an investment opportunity to both the Company and the Other Angel Oak Account on a shared basis. In that regard, the Manager will determine the extent to which the Company will reinvest its recyclable capital in new investments, which may result in investments being allocated to an Other Angel Oak Account rather than the Company recycling prior distributions in order to make such investments. Decisions to allocate an investment opportunity to the Company or the Other Angel Oak Account (or to both) will be made at the time investment opportunities arise, and, in Angel Oak’s discretion, may or may not be revisited in the event of further developments in investment diligence, pipeline attrition, changes in available capital and other factors.
In addition, it is possible that both the Company and one or more predecessor fund(s) managed by Angel Oak have capital available to make new investments, particularly because such predecessor fund(s) will have recycled capital available to invest. In such instances, Angel Oak will determine the extent to which such predecessor fund(s) will invest such available capital (including reinvest its recycled capital) in new investments, which could result in investments being allocated to such predecessor fund(s), rather than the Company using its available capital in order to make such investments. In making such allocation decisions, Angel Oak may allocate an investment opportunity to such predecessor fund(s) even if such opportunity could have been allocated entirely to the Company, or may, in its discretion, allocate an investment opportunity to both the Company and such predecessor fund(s) on a shared basis. Decisions to allocate an investment opportunity to the Company or such predecessor fund(s) (or both) will be made at the time the investment opportunity arises, and, in Angel Oak’s discretion, may or may not be revisited in the event of further developments in investment diligence, pipeline attrition, changes in available capital and other factors.
Moreover, it is possible that prospective investment opportunities may be re-allocated (in whole or in part) among the Company, one or more predecessor fund(s) or an Other Angel Oak Account in circumstances that, due to timing (e.g., a delay of certain regulatory approvals or other third-party consents) or other considerations, such prospective investment opportunity becomes more suitable for any of the Company, a predecessor fund or an Other Angel Oak Account, as determined by the Manager in its discretion. In such circumstances, if any of the Company, such predecessor fund(s) or such Other Angel Oak Account is ultimately allocated the full investment opportunity, and such investment is completed, then the Company, such predecessor fund(s) or such Other Angel Oak Account, as applicable, will reimburse the fund(s) that such investment was originally allocated to for deposits or other costs or expenses incurred. However, in the instance that such prospective investment opportunity is not completed, each of the Company, such predecessor fund(s) and/or such Other Angel Oak Account will bear the costs actually borne by such fund in connection with such prospective investment opportunity.
Furthermore, Angel Oak may be offered a future investment opportunity related to, or arising from, an existing investment (including opportunities that align with and/or are otherwise synergistic with investments), and such future investment opportunity may be allocated to an Other Angel Oak Account, instead of being allocated to the Company because of timing, portfolio construction considerations (e.g., concentration considerations), priority or other considerations. These subsequent investments may dilute or otherwise adversely affect the interests of the previously invested Other Angel Oak Accounts (including the Company).
As a result of the foregoing, opportunities sourced by Angel Oak that would otherwise be suitable for the Company may not be available to the Company in their entirety and/or the Company may receive a smaller allocation of such opportunities than would otherwise have been the case if there were no Other Angel Oak Accounts.
From time to time, the Company may fund deposits or incur other costs and expenses in respect of an investment opportunity that is ultimately shared with or made entirely by Other Angel Oak Accounts. In such cases, such Other Angel Oak Account would be expected to reimburse the Company for such deposits or other costs or expenses. In other cases, an Other Angel Oak Account may fund deposits or incur other costs and expenses in respect of an investment opportunity that is ultimately shared with or made entirely by the Company, in which case the Company will similarly be expected to reimburse such Other Angel Oak Account for such deposits or other costs or expenses. Any such reimbursements are expected, but not guaranteed, to include expenses (including other amounts related to borrowings) incurred by the Company or such Other Angel Oak Account, and Angel Oak will determine in its reasonable discretion whether such reimbursements will include any interest or other compensation for making any deposits or funding such other costs or expenses, which interest would generally be set at a rate aligned with such Other Angel Oak Account’s credit facility, the preferred return of such Other Angel Oak Account or another rate determined by Angel Oak to be reasonably applicable (which rate may be higher or lower than the rate applicable to the reimbursing Other Angel Oak Account’s credit facility). Investor approval will not be required in connection with such transactions.
Incentive to Allocate Investment Opportunities Among the Company and Other Angel Oak Accounts
Angel Oak will generally have different economic interests in Other Angel Oak Accounts, including, among other things, because Angel Oak makes different capital commitments to different Other Angel Oak Accounts; certain Other Angel Oak Accounts pay carried interest or incentive management fees at different rates, and/or are more (or less) likely to generate any carried interest or incentive management fees at all (or to generate carried interest or incentive management fees earlier (or later) in time); and/or because certain Other Angel Oak Accounts charge management fees that are calculated based on their amount of capital deployed. As a result, there could be circumstances in which the aggregate economic benefit to the Manager and its affiliates from allocating an investment opportunity in whole or in part to an Other Angel Oak Account is (or is expected to be) greater than if the particular investments were made solely by the Company. Similarly, given its varying economic interests in different Other Angel Oak Accounts, Angel Oak will face conflicts of interests in valuing portions of an investment opportunity that is allocated among different Other Angel Oak Accounts, in particular where a portion of the opportunity is to be allocated to an Other Angel Oak Account in which Angel Oak has a significantly larger economic interest relative to the Other Angel Oak Account that is participating in the opportunity. Notwithstanding the foregoing, Angel Oak will make allocation and valuation decisions in accordance with its fiduciary duties to Other Angel Oak Accounts, consistent with each Other Angel Oak Account’s governing documents and Angel Oak’s internal policies and procedures.
Allocation of Co-Investments
Investing in the Company does not entitle any investor to allocations of co-investment opportunities and investors will not have any right to receive co-investments. To the extent the Manager determines, in its discretion, that an investment opportunity that is to be offered to and executed by the Company, exceeds the amount appropriate for the Company (which will, in some cases, as determined by the Manager in its discretion), the Manager may, in its sole and absolute discretion, offer to one or more investors and/or one or more third parties including, in each case, Other Angel Oak Accounts or Angel Oak affiliates the ability to participate in such opportunity as a co-investor on such terms and conditions as the Manager determines.
Where the Manager determines to offer a co-investment opportunity to one or more investors and/or one or more third parties (including, in each case, Other Angel Oak accounts or Angel Oak affiliates), the Manager has broad discretion in determining to whom and in what relative amounts to allocate co-investment opportunities. Decisions regarding whether and to which investors to offer co-investment opportunities are made at the discretion of the Manager and will be based on a number of factors and then-existing facts-and-circumstances and then-existing factors deemed relevant by the Manager in its sole discretion (including factors that require subjective decision-making by the Manager), and could be different from those used in determining the allocation of any other co-investment opportunity, including based on tax, regulatory, legal and similar considerations.
The allocation of a co-investment opportunity may give rise to certain additional potential conflicts of interest, including that the Manager may allocate such co-investment opportunity in a manner that benefits Angel Oak other than as a result of receiving fees and/or incentive compensation from a co-investor (including by allocating such co-investment opportunity to a person in order to encourage such person to enter into a relationship with, or expand its relationship with, Angel Oak) and that, if the co-investment opportunity is granted with respect to an existing investment, the amount paid directly or indirectly by investors participating in such co-investment opportunity to the Company in respect of such investment will be determined by the Manager. Historical allocation decisions are not necessarily indicative of future allocation decisions and the actual number of co-investment opportunities made available to investors may be significantly higher or lower than those made available in connection with Other Angel Oak Accounts.
There is no requirement that any co-investment be made or disposed of at the same time or on the same terms as that of the Company. For example, investors may participate in co-investment opportunities at a different time than the Company (e.g., where the Company provides interim debt or equity financing or otherwise facilitates a co-investment in advance of co-investors’ participation in such co- investment opportunity), which will also impact returns realized by co-investors. Furthermore, in the event that Angel Oak participates in co-investment opportunities, Angel Oak may determine to not dispose of its portion of such co-investment at the same time or on the same terms as the Company, which may create conflicts of interest. For example, if Angel Oak determines to sell later than the Company, when selecting a potential purchaser of the applicable investment for the Company, Angel Oak may be incentivized (as a result of its interest as a co-investor) to take into consideration any such purchaser’s strategic value to the applicable investment and the impact on the future value of the investment rather than solely obtaining the highest purchase price in respect of the Company’s interests. Angel Oak may also determine to sell or redeem its interest earlier than the Company, which could impact the value of the Company’s investment. Further, Angel Oak determining to hold its interest in an investment for longer than the Company may result in a smaller pool of potential buyers or a decreased purchase price as a result of potential buyers being required to buy less than all of the applicable investment and to have a large minority owner post-acquisition. While Angel Oak believes that such conflicts are mitigated by its significant commitment to the Company and its potential entitlement to Performance Participation Interest that is tied to the performance of the Company, such conflicts of interest are nonetheless present.
Client and Other Relationships
Angel Oak and Brookfield each have long-term relationships with a significant number of developers, institutions and corporations and their advisors (“Angel Oak Client Relationships”). These Angel Oak Client Relationships may hold or may have held investments similar to the investments intended to be made by the Company, including certain investments that may represent appropriate investment opportunities for the Company. These Angel Oak Client Relationships may compete with the Company for investment opportunities. Angel Oak will, and expects Brookfield to, continue to maintain such Angel Oak Client Relationships after the establishment of the Company. In determining whether to pursue a particular opportunity on behalf of the Company, the Manager may consider these relationships, and there may be certain potential opportunities which would not be pursued on behalf of the Company in view of such relationships. In addition, the Company may invest or enter into joint ventures or other similar arrangements with clients of Angel Oak or Brookfield in particular investments, and the relationship with such clients may influence the decisions made by the Manager with respect to such investments.
Pursuit of Investment Opportunities by Certain Non-Controlled Affiliates
Certain companies affiliated with Angel Oak (a) are controlled, in whole or in part, by persons other than Angel Oak or entities controlled by it, including, for example, joint ventures or similar arrangements with third parties where Angel Oak does not have complete control or (b) do not coordinate or consult with the Manager with respect to investment decisions (together, “Non-Controlled Affiliates”). Such Non-Controlled Affiliates are likely to have investment objectives which overlap with the Company’s investment objectives and conflicts are likely to arise therefrom. For example, from time to time such Non-Controlled Affiliates or investment vehicles managed by such Non-Controlled Affiliates will pursue investment opportunities which are suitable for the Company, but which are not made available to the Company since such Non-Controlled Affiliates do not consult with and/or are not controlled by Angel Oak.
Conflicts Relating to Investments by Other Angel Oak Accounts
Advice to Other Angel Oak Accounts May Conflict with the Company’s Interests.   It is expected that (a) Angel Oak (including through the Manager, its personnel or one of its affiliates) will give advice, and take actions, with respect to current or future Other Angel Oak Accounts (including proprietary accounts of Angel Oak) that will compete or conflict with the advice the Manager gives to the Company, or will involve a different timing or nature of action than that taken with respect to the Company, and (b) investments by Other Angel Oak Accounts may have the effect of diluting or otherwise disadvantaging the values, prices, or investment strategies of the Company. When an Other Angel Oak Account either manages or implements a portfolio decision ahead of, or contemporaneously with, portfolio decisions for the Company, market impact, liquidity constraints, or other factors could result in the Company receiving less favorable results, paying higher transaction costs, or being otherwise disadvantaged.
In making certain decisions with regard to the Company’s investments that compete with or differ from the interests of one or more Other Angel Oak Accounts or the Manager could face certain conflicts of interest between the interests of the Company and the interests of such Other Angel Oak Accounts. These potential conflicts will be exacerbated in situations where Angel Oak is entitled to higher fees from Other Angel Oak Accounts than from the Company, where portfolio managers making an allocation decision are entitled to performance-based compensation from an Other Angel Oak Account or where there are capacity constraints with respect to a particular strategy or opportunity as a result of, for example, position limits and/or regulatory reporting obligations applicable to the Manager. In addition, as an investment changes over time, additional conflicts of interest are expected to arise, including as a result of earlier investment allocation decisions. Angel Oak (including in its capacity as the general partner or investment manager of an Other Angel Oak Account) will determine the appropriate investment decision for each of the Company and an Other Angel Oak Account and Angel Oak, taking into account the mandate and interests of the Company or such Other Angel Oak Account (where applicable) and, when applicable, in accordance with Angel Oak’s investment allocation protocols and such Other Angel Oak Account’s governing documents. The investment and divestment decisions made with respect to Other Angel Oak Accounts may be made without regard to the interests of the Company, even where such decisions are informed by the Company’s investment activities and/or adversely affect the Company.
In addition, certain Other Angel Oak Accounts (and/or portfolio companies of such Other Angel Oak Accounts) may provide investment banking and other advisory services to third parties with respect to assets in which the Company may be invested or seeking to invest. The interests of such Other Angel Oak Accounts (and/or portfolio companies of such Other Angel Oak Accounts) in such circumstances may conflict with those of the Company, and the Company may compete with such Other Angel Oak Accounts (and/or portfolio companies of such Other Angel Oak Accounts) in pursuing certain investments.
Different business units and teams within the Manager and Angel Oak may take views, and make decisions or recommendations, that are different than other areas of the Manager and Angel Oak. Different portfolio management teams within the Manager and Angel Oak may make decisions or take (or refrain from taking) actions with respect to Other Angel Oak Accounts they advise in a manner that may be different than or adverse to the Company. Such teams might not share information with the Company’s portfolio management team, including as a result of certain information barriers. See “Data and Information Sharing” below.
Allocation of Personnel.   The Manager and its teams will devote such time as they deem necessary to conduct the business affairs of the Company in an appropriate manner. However, the various teams and personnel working on the Company will also work on matters related to Other Angel Oak Accounts. Accordingly, conflicts may arise in the allocation of personnel among the Company and such other strategies. For example, certain of the investment professionals who are expected to devote their business time to the Company are also contractually required to, and will, devote substantial portions of their business time to the management and operation of predecessor funds, Angel Oak and Other Angel Oak Accounts, and such circumstances may result in conflicts of interest for such portfolio managers and/or other personnel who are in a similar position. For avoidance of doubt, Brookfield teams and personnel will not work directly on the management and operations of the Company.
Other Activities of the Manager and Investment Committee.   The members of the investment committee and Other Angel Oak employees who will play key roles in managing the Company will all spend a portion of their time on matters other than or only tangentially related to the Company. Time will be spent on managing and exiting investments of Other Angel Oak Accounts, including investments made on behalf of Angel Oak, and on providing services to and effecting transactions on behalf of other groups within Angel Oak and accounts other than the Company. Such obligations of these individuals could conflict with their responsibilities to the Company. These potential conflicts may be exacerbated in situations where employees may be entitled to greater incentive compensation or other remuneration in connection with certain responsibilities than in connection with other responsibilities (including responsibilities in connection with the Company).
Data and Information Sharing.   In light of the extensive scope of Angel Oak’s activities, Angel Oak often has or obtains data and information that are utilized by Angel Oak, Other Angel Oak Accounts and/or their portfolio companies across multiple strategies, businesses and operations that it would not otherwise have or obtain in the ordinary course. For example, information relating to business operations, trends, budgets, customers or users, assets, funding and other metrics that Angel Oak has or acquires through its management of Other Angel Oak Accounts and/or its own business and investment activities is used by Angel Oak to identify and/or evaluate potential investments for the Company and to facilitate the management of investments, including through operational improvements. Conversely, Angel Oak uses data and information that it has or acquires in connection with the Company’s activities for the benefit of its own business and investment activities as well as those of Other Angel Oak Accounts and their portfolio companies. From time to time, Angel Oak expects to commission third-party research, at the Company’s expense, in connection with its diligence of a Company investment opportunity or in connection with its management of an investment, and such research is expected to subsequently be available to Other Angel Oak Accounts (who will generally not be required to compensate the Company for the benefit they receive from such research). Such benefits could be material and Angel Oak will have no duty, contractual, fiduciary or otherwise, to keep such information confidential from, or not use such information in connection with the business and investment activities of itself, Other Angel Oak Accounts and/or their portfolio companies.
This practice gives rise to conflicts of interest, however, because in some cases, this will result in Angel Oak, an Other Angel Oak Account or its portfolio company taking a position that is different from, and potentially adverse to, a position taken by the Company or its investments, or result in Angel Oak, an Other Angel Oak Account or its portfolio company benefiting from the business and investment activities of the Company (or vice versa). Such investments can be expected to provide a material benefit to Angel Oak (and/or Other Angel Oak Accounts or their portfolio companies) without compensation or other benefits to, or participation by the Company or the investors, and the benefits received by Angel Oak (and/or Other Angel Oak Accounts or their portfolio companies) will not offset management fees or otherwise be shared with the Company or the investors. In certain cases, portfolio companies of Other Angel Oak Accounts will compete with, or provide services to competitors of, the Company or its investments.
Regardless of the existence of information barriers, Angel Oak will not have any obligation or other duty to make available for the benefit of the Company any information regarding Angel Oak’s investment activities, strategies or views, or the activities, strategies or views used for Other Angel Oak Accounts. Angel Oak may share any information relating to the Company and its investments with its affiliates, including those that are managed independently (in accordance with information barriers and related protocols). Furthermore, to the extent that the Manager has access to analyses, models and/or information developed by other parts of Angel Oak and/or its personnel, the Manager will not be under any obligation or other duty to effect transactions on behalf of the Company in accordance with such analysis and models and in some cases (such as research) may be prohibited from disseminating information between areas within Angel Oak, including to the Company. In the event Angel Oak or the Manager does not share certain information with the Manager, the Company may make investments or other decisions that differ from those it would have made if the Manager had such information, which may be disadvantageous to the Company.
Data Management.   To the extent it deems necessary or appropriate, in its sole discretion, Angel Oak may provide data management services to the Company and its investments and/or Other Angel Oak Accounts and their portfolio companies (collectively, “Data Holders”). Such services could include, among other things, assistance with obtaining, analyzing, curating, processing, packaging, organizing, mapping, holding, transforming, enhancing, marketing and selling data for monetization through licensing and/or sale arrangements with third parties and/or directly with Data Holders. To the extent provided, these services would be subject to the limitations discussed below and applicable contractual and/or legal obligations or limitations, including on the use of material non-public information. Moreover, where an arrangement is with the Company or its investments, the Company would directly or indirectly bear its appropriate share of related compensation. In addition, in Angel Oak’s sole discretion, data from one Data Holder may be pooled with data from other Data Holders, subject to applicable laws and regulations (including privacy laws and regulations), and any revenues arising from such pooled data sets would be allocated among Angel Oak and the applicable Data Holders on a fair and equitable basis as determined by Angel Oak in its sole discretion, with Angel Oak able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable.
Angel Oak’s compensation for any data management services could include a percentage of the revenues generated through any licensing and/or sale arrangements, fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). This compensation will not offset the management fees or otherwise be shared with the Data Holders, the Company, Other Angel Oak Accounts, their portfolio companies or any investors. Angel Oak may share the products from its data management services within Angel Oak (including Other Angel Oak Accounts and/or their portfolio companies) at no charge and, in such cases, the Data Holders are not expected to receive any financial or other benefit from having provided their data to Angel Oak. The provision of data management services will create incentives for Angel Oak to pursue and make investments that generate a significant amount of data, including on behalf of the Company. While all investments will be within the Company’s investment mandate and consistent with the Company’s investment objectives, they could include investments that Angel Oak might not otherwise have made or investments on terms less favorable than Angel Oak otherwise would have sought to obtain had it not been providing data management services.
Terms of an Investment by one Other Angel Oak Account May Benefit or Disadvantage another Other Angel Oak Account.   From time to time, in making investment decisions for the Company or an Other Angel Oak Account or the Manager will face certain conflicts of interest between the interests of the Company, on the one hand, and the interests of the Other Angel Oak Account, on the other hand. For example, subject to applicable law and any limitations contained in the Company Agreement, the Manager from time to time could cause the Company to invest in assets, securities, bank loans or other obligations of companies affiliated with or advised by Angel Oak or in which Other Angel Oak Accounts have an equity, debt or other interest, or to engage in investment transactions that result in Other Angel Oak Accounts getting an economic benefit, being relieved of obligations or divested of investments. For example, from time to time, the Company could make debt or equity investments in entities which are expected to use the proceeds of such investment to repay loans from an Other Angel Oak Account. Depending on the circumstance, such Other Angel Oak Account would benefit if the Company invested more money, thus providing sufficient funds to repay such Other Angel Oak Account, or it would benefit if the loans remained outstanding and such Other Angel Oak Account continued to receive payment under the existing loans, if the loans were on attractive terms (including an attractive interest rate) from the perspective of such Other Angel Oak Account. Alternatively, from time to time an Other Angel Oak Account is in the position of making an investment that could be used to repay loans from the Company (which could occur earlier than otherwise expected for the Company), which would present the opposite conflict. Similarly, such conflicts are also present in other situations. For example, in certain circumstances, an Other Angel Oak Account will pursue a take-private, asset purchase or other material transaction with an issuer in which the Company is invested, which could result in the Company being paid out earlier than otherwise expected. Additionally, the Company may provide loans to one or more third parties that are intending to purchase a portfolio company or other investment of an Other Angel Oak Account. Conflicts of interests will potentially arise with respect to the terms and conditions of the loans being offered by the Company to such third-party purchaser(s). As a result of the Company’s involvement, such Other Angel Oak Account may receive benefits, such as a higher sale price or a more competitive sales process, which may not have inured to such Other Angel Oak Account had the Company not been involved. In situations where the activities of the Company enhance the profitability of Other Angel Oak Accounts with respect to their investment in and activities relating to companies, the Manager could take the interests of such Other Angel Oak Accounts into consideration in connection with actions it takes on behalf of the Company. See “Investments with Related Parties,” below.
Additionally, there may be instances where the Company or an Other Angel Oak Account or one of their investments enters into agreements with third parties (or invest in assets or portfolio companies that have pre-existing agreements with third parties) that restrict the ability of Other Angel Oak Accounts (including the Company) to engage in potentially competitive actions, such as developing competing assets within a defined geographical area. These agreements could adversely impact the Company’s ability to pursue attractive investment opportunities. In cases where the Company or one of its investments has entered into such a restriction, the Company may from time to time seek to induce its counterparty to waive such restriction for the benefit of an Other Angel Oak Account. No consent or notification will be provided to investors in these situations.
Investments with Related Parties.   In certain circumstances, subject to the limitations set forth in the investment guidelines, the Company could participate in investments in assets or companies in which Angel Oak or an Other Angel Oak Account(a) holds an equity or debt position, (b) invests (either in equity or debt positions) subsequent to the Company’s investment, or (c) otherwise has an interest. For example, from time to time, Angel Oak and/or an Other Angel Oak Account will: (a) enter into a joint transaction with the Company; (b) in their discretion, invest alongside the Company in order to facilitate an investment (e.g., to the extent there is excess capacity or to facilitate compliance with specific legal, regulatory or similar requirements); or (c) be borrowers of certain investments or lenders in respect of the Company or an asset in which it invests.
Angel Oak and Other Angel Oak Accounts invest in a broad range of asset classes throughout the corporate capital structure, including debt positions (either junior or senior to the Company’s positions) and equity securities (either common or preferred). The Company may hold an interest in one part of an issuer’s capital structure while Angel Oak, an Other Angel Oak Account or its portfolio company holds an interest in another. In situations where such issuer or asset is experiencing distress or bankruptcy, such conflicts of interest will be exacerbated. In such scenarios, Other Angel Oak Accounts or other consortiums, including Angel Oak, Brookfield, or accounts managed by Brookfield, could hold interests that are more senior in priority to that of the Company and could seek to take over such company or asset. In such circumstance, Angel Oak, Other Angel Oak Accounts, Brookfield and/or accounts managed by Brookfield that participate in such company or asset could take actions that are adverse to the interests of the Company. Alternatively, the Company could make an investment in an asset or a company in which Angel Oak or an Other Angel Oak Account invests and such asset or company may already be experiencing (or may in the future experience) distress or bankruptcy. The Company could foreclose on the underlying company or asset and, as a result, become the equity owner of such company or asset. The Company may, or may not, be successful in managing it out of such distress. Alternatively, the Company could cause an investment to enter into default with respect to a company or asset in which Angel Oak or Other Angel Oak Accounts are lenders or otherwise represent all or a portion of interests in such company or asset more senior to the Company’s, and therefore such a default could result in Angel Oak or Other Angel Oak Accounts taking over the company or assets. The conflicts between such parties and the Company will be more pronounced where the asset is near default on existing loans and the Company may not have the ability to call additional capital or use reserves or other sources of capital in order to sustain its position in the asset (either because the Company is out of available Commitments or other limitations). In this case, Angel Oak, Other Angel Oak Accounts, Brookfield and/or accounts managed by Brookfield could, for a relatively small investment, obtain a stake in such company or asset or take over the management of (and risk relating to) such company or asset to the detriment of the Company. Conflicts of interest could also arise for other reasons (including reasons other than the company or asset experiencing financial distress), including for example in connection with refinancings, restructurings and/or other negotiation or renegotiation of a company’s or asset’s debt structure and/or debt instruments. Angel Oak will seek to resolve these situations in a manner that is fair and equitable to all of its client accounts that have an interest in the matter taking into account relevant facts and circumstances.
The interests of Other Angel Oak Accounts and other consortium members in certain investments could differ from those of the Company and could be acquired at different times, at different prices, with a different view (including different investment objectives and other considerations) and be subject to different terms and conditions. Furthermore, to the extent that the Company acquires an interest in assets or companies subsequent to an Other Angel Oak Account, it is possible that participation by the Company could result in a direct or indirect financial benefit to such Other Angel Oak Account which would not have otherwise been obtained. In addition, Angel Oak Accounts and other consortium members could dispose of their interests in applicable investments at different times and on different terms than the Company, including in situations where Other Angel Oak Accounts facilitated an investment with a view to reselling their portion of such investment to third parties following the closing of the transaction (which could, in certain situations, result in the Other Angel Oak Account receiving compensation for (or related to) such sale) or where Other Angel Oak Accounts and/or such consortium members seek to reallocate capital to other opportunities, de-risk their exposures, or otherwise manage their investments differently than the Company, which, in each case, could have an adverse effect on the value and/or liquidity of the Company’s investment. In any such circumstances, such Other Angel Oak Accounts or other consortium members will likely sell interests at different values, and possibly higher values, than the Company will be able to when disposing of the applicable investment. Where the Company invests alongside an Other Angel Oak Account, the Company may desire to manage its investment differently than such Other Angel Oak Account, but may be restrained from doing so because of the Other Angel Oak Account.
Moreover, from time to time, it is expected that the Company and Other Angel Oak Account(s) will jointly acquire a portfolio of assets with a view to dividing up the assets between them in accordance with their investment mandates. In this circumstance, Angel Oak will determine the terms and conditions relating to the investment, including the purchase price associated with each asset, which price may not represent the price the Company would have paid if the transaction had involved the acquisition of only those assets the Company ultimately retains. In certain circumstances, the Company could have residual liability for assets that were allocated to an Other Angel Oak Account, including potential tax liabilities. Additionally, from time to time, Angel Oak will seek to sell assets on behalf of the Company and one or more Other Angel Oak Accounts together, including because Angel Oak deems it to be in the best interests of the Company and each participating Other Angel Oak Account to do so and/or because it believes the Company and each applicable Other Angel Oak Account would generate excess value as part of a joint portfolio or platform sale. In this circumstance, Angel Oak will determine the terms and conditions relating to such disposition, including the manner of sale, the ultimate sale price associated with each property and/or other asset and the allocation of the sale price among the Company and the other participating Other Angel Oak Accounts, which will be based on one or more factors, as deemed appropriate by Angel Oak in its discretion taking into account relevant facts and circumstances, including among others internal carrying values of the relevant assets, appraisals and/or valuations of the relevant assets, the advice of external consultants and/or advisers, and/or the values attributed to the various assets by one or more of the bidders for the portfolio. Angel Oak’s ultimate allocation of the sale price among the Company and the other participating Other Angel Oak Accounts could be different than any one particular factor utilized in its determination, including the values attributed to the various assets by the ultimate purchaser of the assets. In addition, Angel Oak could rely on similar and/or different factors to facilitate its determination in different (including similar) situations taking into account facts and circumstances that it deems relevant. Furthermore, from time to time the Company and an Other Angel Oak Account will likely jointly enter into a binding agreement to acquire an investment. If such Other Angel Oak Account is unable to consummate such investment, the Company will likely be subject to additional liabilities, including the potential loss of any deposit or the obligation to fund the entire investment. Similarly, to the extent that indebtedness in connection with an investment is structured such that both the Company and an Other Angel Oak Account are jointly responsible on a cross-collateralized, joint borrower, joint guarantor or similar basis for the repayment of the indebtedness, the failure of the Other Angel Oak Account to repay such indebtedness or meet other obligations may result in the Company and/or the investors being required to fund more than their pro rata share of the indebtedness, and, in certain circumstances, an investor may be called upon to fund its entire Commitment to repay indebtedness.
In situations in which Angel Oak and/or an Other Angel Oak Account holds an interest in an investment that differs from that of the Company or in which Angel Oak and/or an Other Angel Oak Account invest alongside one another, conflicts of interest will arise in connection with, among other things, the following: (i) the nature, timing and terms of each Other Angel Oak Account’s investment, (ii) the allocation of control and other governance rights among the Other Angel Oak Accounts, (iii) the strategic objectives and/or timing underlying each Other Angel Oak Account’s investments, (iv) differing disposition rights, views and/or needs for all or part of an investment, (v) resolution of liabilities in connection with an investment among the Other Angel Oak Accounts, (vi) allocation of jointly held resources (e.g., intellectual property, pooled funds, etc.), and/or (vii) other considerations related to the investment. In certain situations, the Company will invest in follow-on investments of the predecessor funds, or Other Angel Oak Accounts (and vice versa). Where Angel Oak, an Other Angel Oak Account and/or the Company hold different interests in an investment, there will be conflicts from various factors, including, among other things, investments in different levels of the capital structure, different measurements of control, different risk profiles, different rights with respect to disposition alternatives, different investment objectives, strategies and horizons, different target rates of return, rights in connection with other factors. Angel Oak will resolve these matters in a fair and reasonable manner consistent with its fiduciary duty to each account. However, there can be no assurance that Angel Oak seeks to resolve these matters in any particular manner or that it would resolve these matters in the same manner that it would have resolved them had these conflicts considerations not arisen.
As a result of the various conflicts and related issues described above, the Company could sustain losses during periods where an Other Angel Oak Account achieves profits generally or with respect to particular holdings, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed.
In order to mitigate potential conflicts of interest in these situations, Angel Oak could but will not be obligated to take one or more actions on behalf of itself, the Company or an Other Angel Oak Account, including one or more of the following (as it determines in its sole discretion): (i) forbearance of rights, such as causing Angel Oak, the Company or an Other Angel Oak Account to remain passive in a situation in which it is otherwise entitled to vote, which could mean that the Company (or Angel Oak or an Other Angel Oak Account, as applicable) defers to the decision or judgment of an independent, third-party investor in the same class of securities with respect to decisions such as those regarding defaults, foreclosures, workouts, restructurings, and/or similar matters, including actions taken by a trustee or administrative or other agent of the investment, such as a release, waiver, forgiveness or reduction of any claim for principal or interest, extension of maturity date or due date of any payment of any principal or interest, release or substitution of any material collateral, release, waiver, termination or modification of any material provision of any guaranty or indemnity, subordination of any lien, and release, waiver or permission with respect to any covenants; (ii) causing Angel Oak, the Company or an Other Angel Oak Account to hold only a non-controlling interest in any such investment; (iii) referring the matter to one or more persons that is not affiliated with Angel Oak, such as a third-party loan servicer, administrative agent or other agent to review and/or approve of an intended course of action; (iv) establishing ethical screens or information barriers (which can be temporary and of limited purpose) designed to separate Angel Oak investment professionals to act independently on behalf of the Company, on the one hand, and the Other Angel Oak Account, on the other hand, in each case with support of separate legal counsel and other advisers; (v) seeking to ensure that the Company and the Other Angel Oak Account own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interests; (vi) causing the Company (or an Other Angel Oak Account) to divest of an investment that it otherwise could have held on to, including causing the Company to sell its position to Angel Oak or an Other Angel Oak Account (or vice versa); and/or (vii) such other actions or measures (which could be limited to internal reviews and assessments) that it deem reasonable under the circumstances.
At all times, Angel Oak will endeavor to treat all Other Angel Oak Accounts (including the Company) fairly, equitably and in an impartial manner. However, there can be no assurance that any action or measure pursued by Angel Oak will be feasible or effective in any particular situation, or that its own interests will not influence its conduct, and it is possible that the outcome for the Company will be less favorable than otherwise would have been the case if Angel Oak did not face these conflicts of interest. In addition, the actions and measures that Angel Oak pursues are expected to vary based on the particular facts and circumstances of each situation and, as such, there will be some degree of variation and potentially inconsistency in the manner in which these situations are addressed.
Conflicts Relating to Acquisition by Brookfield Asset Management.   On October 1, 2025 (the “Transaction Closing”), Brookfield completed the acquisition of a majority ownership stake of Angel Oak Companies. It is expected that both Brookfield and Angel Oak will continue to operate their respective investment businesses largely independently, with each remaining under its current brand and led by its existing management and investment teams, and Brookfield and Angel Oak generally managing their investment operations independently of each other pursuant to an information barrier. So long as the information barrier remains in place, to the extent permitted under applicable laws and regulations, the Manager intends to cause Brookfield, the funds and accounts managed by Brookfield (collectively, “Brookfield Accounts”), and their respective portfolio companies to not be treated as “affiliates” of Angel Oak or the Company for purposes of the investment guidelines, nor for purposes of Angel Oak’s identification and management of conflicts of interest (e.g., allocation of investment opportunities, transactions or services with the Company and/or Other Angel Oak Accounts).
There is (and in the future will continue to be) overlap in investment strategies and investments pursued by Angel Oak and Brookfield. While Angel Oak does not expect to coordinate or consult with Brookfield with respect to investment activities and/or decisions, Angel Oak and Brookfield may determine to consult with each other on certain investments and opportunities on an ad hoc case-by-case basis in their discretion, which may lead each party to take different decisions than decisions made in the absence of such consultation; there can be no assurance that any such consultation will not have any adverse impacts on the Company. While this absence of coordination and consultation in general, and the information barrier described above, will in some respects serve to mitigate conflicts of interests between Angel Oak and Brookfield, these same factors also will give rise to certain conflicts and risks in connection with Brookfield’s and Angel Oak’s investment activities, and make it more difficult to mitigate, ameliorate or avoid such situations. For example because Brookfield and Angel Oak are generally not expected to coordinate or consult with the other about investment activities and/or decisions made by the other, and neither Brookfield nor Angel Oak is expected to be subject to any internal approvals over its investment activities and decisions by any person who would have knowledge and/or decision-making control of the investment decisions of the other, it is expected that Brookfield will pursue investment opportunities for Brookfield Accounts which are suitable for the Company or Other Angel Oak Accounts, but which are not made available to the Company or such Other Angel Oak Accounts. Brookfield and the Company may also compete for the same investment opportunities. Such competition may adversely impact the purchase price of investments. Brookfield will have no obligation to, and generally will not, share investment opportunities that may be suitable for the Company with Angel Oak, and Angel Oak and the Company will have no rights with respect to any such opportunities. In addition, Brookfield will not be restricted from forming or establishing new Brookfield Accounts, such as additional funds or successor funds, some of which may directly compete with the Company for investment opportunities. Any such Brookfield fund or other Brookfield Account will be permitted to make investments of the type that are suitable for the Company without the consent of the Company or Angel Oak. The Company and Brookfield Accounts may purchase investments from or sell investments to each other, as well as jointly pursue investments. In addition, from time to time Brookfield Accounts may hold interests in investments (or potential investment), or subsequently purchase (or sell) interests in investments held by the Company. In such situations, Brookfield Accounts could benefit from the Company’s activities. Conversely, the Company could be adversely impacted by Brookfield’s activities or refrain from taking certain actions as a result of such activities, which may have an adverse impact on the Company. In addition, as a result of different investment objectives, views and/or interests in investments, it is expected that Brookfield will manage certain of Brookfield Accounts’ investments in particular issuers in a way that is different from the Company’s investments in the same issuers (including, for example, by investing in different portions of the issuer’s capital structure, short selling securities, voting securities or exercising rights it holds in a different manner, and/or buying or selling its interests at different times than the Company), which could adversely impact the Company’s interests. Brookfield and its affiliates are also expected to take positions, give advice and provide recommendations that are different from, and potentially contrary to, those which are taken by, given or provided to the Company, and are expected to hold interests that potentially are adverse to those held by the

Company. The Company and any such Brookfield Account will have divergent interests, including the possibility that the interest of the Company is subordinated to or otherwise adversely affected by virtue of such Brookfield Account’s involvement and actions related to the applicable investment, which could adversely impact the Company’s interests. Brookfield will not have any obligation or other duty to make available for the benefit of the Company or any Other Angel Oak Account any information regarding its activities, strategies and/or views.
Brookfield and Angel Oak will be deemed to be affiliates of each other for purposes of certain laws and regulations, notwithstanding their operational independence and the existence of an information barrier between them, and it is anticipated that from time to time Brookfield Accounts and the Company or Other Angel Oak Accounts will have positions (which in some cases will be significant) in the same issuers. In those cases Brookfield and Angel Oak will likely need to aggregate their investment holdings, including holdings of Brookfield Accounts and the Company or such Other Angel Oak Accounts, for certain securities law purposes (including trading restrictions under Rule 144 under the Securities Act, reporting obligations under Section 13 of the Exchange Act and reporting and short-swing profit disgorgement obligations under Section 16 of the Exchange Act) and other regulatory purposes (including (i) public utility companies and public utility holding companies; (ii) bank holding companies; (iii) owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns; (iv) casinos and gaming businesses; and (v) public service companies (such as those providing gas, electric or telephone services)). Consequently, Brookfield’s activities could result in earlier public disclosure of investments held by the Company and restrictions on transactions by the Company (including the ability to make or dispose of investments at times that Angel Oak may otherwise have recommended), adverse effects on the prices of the Company’s investments, potential short-swing profit disgorgement, penalties and/or regulatory remedies, or otherwise create conflicts of interests for the Company. In managing its investment activities, Brookfield will act for its own account or on behalf of the Brookfield Accounts and act in its or their own interest, without regard to the interests of the Company or any Other Angel Oak Accounts.
The potential conflicts of interest described herein may be magnified as a result of the general lack of information sharing and coordination between Brookfield and Angel Oak with respect to investment activities. For example, the Company’s investment team is not expected to be aware of, and as a result will not have the ability to manage, such conflicts. This will be the case even if the Angel Oak investment teams become aware of Brookfield’s investment activities through public information.
Brookfield and Angel Oak may decide at any time, and without notice to investors and clients, to remove or modify the existing information barrier between Brookfield and Angel Oak. In the event that the information barrier is removed or modified, it is expected that Brookfield and Angel Oak will jointly evaluate, in their sole discretion, whether to adopt new or different protocols to address potential conflicts and other considerations relating to the management of their investment activities as a result of such removal or modification of the information barrier.
Breaches (including inadvertent breaches) of the information barrier and related internal controls by Brookfield and/or Angel Oak could result in significant consequences to Angel Oak (and Brookfield) as well as have a significant adverse impact on the Company, including potential regulatory investigations and claims for securities laws violations in connection with the Company’s investment activities. These events could have adverse effects on Angel Oak’s reputation, result in the imposition of regulatory or financial sanctions, negatively impact Angel Oak’s ability to provide investment management services to the Company, and result in negative financial impact to the Company’s investments.
To the extent that the information barrier is removed or otherwise ineffective and Angel Oak has the ability to access analysis, models and/or information developed by Brookfield and its personnel, Angel Oak will not be under any obligation or other duty to access such information or effect transactions on behalf of the Company or any Other Angel Oak Account in accordance with such analysis and models, and in fact may be restricted by securities laws from doing so. The Company may make investment decisions that differ from those it would have made if Angel Oak or the Manager had pursued such information, which may be disadvantageous to the Company.
Brookfield may from time to time engage Angel Oak, the Company, Other Angel Oak Accounts and/or their respective portfolio companies to provide certain services to Brookfield Accounts and their portfolio companies, including non-investment management related services and other services that would otherwise be provided by third-party service providers or Brookfield affiliates, as the case may be. Such persons may provide such services at different rates than those charged to the Company or its affiliates than it will charge to the Brookfield funds. While Angel Oak will determine in good faith what rates and expenses it believes are acceptable for the services being provided to the Company, there can be no assurances that the rates and expenses charged to the Company will not be greater than those that would be charged in alternative circumstances. In addition, Angel Oak may from time to time engage Brookfield, Brookfield Accounts or their portfolio companies to provide services to the Company and/or its portfolio companies, and the conflicts (and potential conflicts) of interest described above will apply equally for each such engagement. The rates charged by Angel Oak for such services to Brookfield are expected to be different than those charged to the Company, and the rates charged to Brookfield may be less than the rates charged to the Company.
Brookfield may in the future also make an investment in the Company, and the Manager may organize one or more alternative investment vehicles to facilitate participation in certain investments by the Company. All or a substantial portion of Brookfield’s investment may be satisfied by, or transferred to, (a) any Brookfield affiliate, including publicly traded or privately-owned affiliates of Brookfield (potentially including Brookfield Annuity Company), (b) employees of Brookfield and their estate planning vehicles and charitable foundations, (c) certain public and private funds and accounts managed by Brookfield or its affiliates and/or (d) one or more other investment structures, instruments or transactions (including a vehicle, account, account segregation, portfolio, cell, participation, derivative or other contractual or legal arrangement) in which Brookfield (or an entity with securities convertible into Brookfield) has, directly or indirectly, economic exposure to the performance of the investments (a “Brookfield Structuring Entity”). Such Brookfield investors may not have a complete alignment of interest with other investors. For example, Brookfield Structuring Entities are not responsible for the management of the Company, may be substantially beneficially owned by third parties who are not affiliated with Brookfield and may have different objectives than the Company.
Brookfield may restructure its investment in the Company at any point, including on a periodic basis and including as part of any overall multi-fund adjustment. Such restructuring may entail reallocating among different Brookfield investors. The Manager expects to grant its consent to any such restructuring. The potential transactions described in this paragraph, or similar type of transactions, if effectuated, could, depending on the manner in which such transactions are structured, alter the alignment of interest between Brookfield and the investors. Investors should be aware that conflicts not yet known by Brookfield or Angel Oak may arise in the future as a result of Brookfield’s investment in the Company and such conflicts will not necessarily be resolved in favor of the Company’s interests. Indeed, if any conflict were to arise, Angel Oak will be permitted to take certain actions with respect to the Company or its investments that, in the absence of such conflict, it might not take. There can be no assurance that such conflicts will not have a material adverse effect on the Company or the investors. In addition, and for the avoidance of doubt, Brookfield’s investment in the Company shall not in any manner restrict the independent activities of Brookfield and its affiliates as further disclosed above. Any information sharing from a reporting perspective to a Brookfield investor in respect of Brookfield’s investment in the Company shall not be deemed to mean that the information barrier is not in place.
There may be situations in which a Brookfield Account will offer and/or commit to provide financing to one or more third parties that are expected to bid for and/or acquire an interest in an investment or asset of the Company. This type of financing could be provided through pre-arranged financing packages arranged and offered by a Brookfield Account to potential bidders in the relevant sales process or otherwise pursuant to bilateral negotiations between one or more bidders and such account. For example, where the Company seeks to sell an investment or asset (in whole or in part) to a third party in the normal course, a Brookfield Account may offer the third-party debt financing to facilitate its bid and potential purchase of the investment.
Acquisition financing arranged and offered by Brookfield Accounts creates potential conflicts of interest. In particular, where Angel Oak has control or influence in selecting a third-party bidder, such account’s participation as a potential lender in the sales process could create an incentive to select a third-party bidder that uses financing arranged by Brookfield Accounts to the potential detriment of the Company.
In addition, in such situations where Angel Oak has control or influence over selecting a third-party bidder, Angel Oak may accept a bid for an investment from a bidder that received acquisition financing from a Brookfield Account that is at a lower price than an offer that it received from a party that has independent financing sources. For example, although price is often the deciding factor in selecting whom to sell an investment to, other factors frequently influence the seller, including, among other things, closing conditions, lack of committed financing sources, regulatory or other consent requirements, and such other factors that increase the risk of the higher-priced bidder being able to complete or close the transaction under the circumstances. Angel Oak could therefore cause the Company to sell a company to a third party that has received financing from a Brookfield Account, even when such third party has not offered the most attractive price.
This does not purport to be a complete list or explanation of all actual or potential conflicts that may arise as a result of Brookfield’s majority ownership interest in Angel Oak, and additional conflicts not yet known by Brookfield or Angel Oak may arise in the future and such conflicts will not necessarily be resolved in favor of the Company’s interests. Because of the extensive scope of both Brookfield’s and Angel Oak’s activities and the complexities involved in combining certain aspects of existing businesses, the policies and procedures to identify and resolve such conflicts of interest will continue to be developed over time.
Management Fee
The Company is required to pay the management fee to the Manager or its affiliates. There is a potential conflict of interest between the responsibility of the Manager to maximize profits from investment and the possible desire of the Manager to avoid taking risks which might reduce net asset value and, consequently, reduce the management fee that may be payable to the Manager or its affiliates.
Structuring of Investments and Subsidiaries
Certain investments may be structured in a manner that benefits particular investors or groups of investors, including Angel Oak. From time to time, the Manager may implement bespoke structures for one or a group of investors, including Angel Oak, to facilitate their participation in particular investments in a manner that addresses tax, regulatory or other concerns (such as forming another investment vehicle for an individual investor). These structures will generally require additional expenses to be borne by the Company, and such expenses are generally shared among all Partners in accordance with the Company Agreement. In light of the time and expense required in connection with bespoke structures, in some cases the Manager may make such structures available only to certain investors even when other similarly-situated investors may also benefit from them. The Manager will decide in its discretion which investors will benefit from such bespoke structuring based on factors such as the amount of an investor’s investment, contractual agreements with such investor and the particular tax, regulatory or other circumstances applicable to an investor. Investors for whom the Manager engages in such bespoke structuring are expected to benefit from more favorable tax or other outcomes than other similarly-situated investors who do not benefit from such structuring.
Financing to Company Counterparties
In order to mitigate potential conflicts of interest in situations where Angel Oak has control or influence in selecting a third-party bidder, Angel Oak generally will seek to take one or more of the following actions (as it determines in its sole discretion) in satisfaction of its duties to the Company: (a) offer investments for sale in the normal course via competitive and blind bidding processes designed to maximize the sales value for the Company, (b) engage one or more independent advisers, such as sell-side bankers or traders, on behalf of the Company to administer and facilitate a commercially fair and equitable sales process, and/or (c) such other actions that Angel Oak deems necessary or appropriate taking into account the relevant facts-and-circumstances. However, there can be no assurance that any particular action will be feasible or effective in any particular situation, or that Brookfield’s interest in Angel Oak will not influence Angel Oak’s conduct, and it is possible that the outcome for the Company will be less favorable than otherwise would have been the case if Angel Oak did not face these conflicts of interest. In addition, the actions that Angel Oak pursues are expected to vary based on the particular facts and circumstances of each situation and, as such, there will be some degree of variation and potential inconsistency in the manner in which these situations are addressed.
In exercising its discretion hereunder, Angel Oak will seek to ensure that the Company obtains the most favorable sale package (including sales price and other factors, including certainty and speed of closing) on the basis of a commercially fair and equitable sales process.

Investments by Angel Oak Personnel
The partners, members, shareholders, directors, officers and employees of the Manager and its affiliates (“Angel Oak Personnel”) are permitted to buy and sell securities or other investments for their own accounts (including through the Company or Other Angel Oak Accounts) or accounts of their family members, including trusts and other controlled entities. Positions may be taken by such Angel Oak Personnel that are the same, different from, or made at different times than positions taken for the Company. To reduce the possibility of (a) potential conflicts between the investment activities of the Company and those of Angel Oak Personnel, and (b) the Company being materially adversely affected by personal trading activities described above, Angel Oak has established policies and procedures relating to personal securities trading that aim to minimize the potential conflicts of interest. In addition, Angel Oak’s policies include prohibitions on insider trading, front running, trading in securities that are on Angel Oak’s restricted trading list, trading in securities that are subject to a black-out period and other restrictions.
Certain Angel Oak Personnel are expected to be offered the opportunity to invest in the Company. While such investments are otherwise expected to be made on the terms available to third-party investors, Angel Oak Personnel may not pay any management fees or allocations of Performance Participation Interest. Angel Oak Personnel, including the persons who are primarily responsible for the management of the Company, are not required to make investments in the Company. Financing or other funding arrangements will be made available to certain Angel Oak Personnel to assist them in funding all or a portion of their investment in the Company. Such arrangements may include debt financing that is recourse to Angel Oak and/or Angel Oak Personnel. It is expected that some of the Angel Oak Personnel utilizing these arrangements will be individuals who are involved in managing the Company and its investments. The use of such financing arrangements may influence Angel Oak Personnel responsible for the provision of investment advice to recommend investments with different risk profiles than they otherwise would have. In addition, if the Company experiences losses, the use of such financing would be expected to magnify the losses realized by Angel Oak Personnel who utilized such financing for their investment in the Company.
Cross Trades and Principal Trades
When permitted by applicable law and subject to and in accordance with our investment guidelines, the Manager may (but is under no obligation to) cause the Company to acquire or dispose of investments in cross trades between the Company and Other Angel Oak Accounts or effect principal transactions where the Manager causes the Company to purchase investments from or sell investments to Angel Oak or certain Other Angel Oak Accounts, provided that any such transaction be approved to the extent required by the investment guidelines and applicable law. Whether a transaction is a “principal trade” under the Advisers Act, and therefore requires certain requisite approval, depends on the precise structure of such transaction. Any “principal trade” shall be approved by the majority of the trustees (including a majority of the independent trustees) not otherwise interested in the transaction. In certain circumstances, the Manager may structure a transaction in a manner so that such transaction is not considered a “principal trade”. There may be potential conflicts of interest or regulatory issues relating to these transactions which could limit the Manager’s decision to engage in these transactions for the Company. In connection with a cross trade or a principal transaction, the Manager and/or its respective affiliates may have a potentially conflicting division of loyalties and responsibilities regarding the Company and the other parties to trade and have developed policies and procedures in relation to such transactions and conflicts. However, there can be no assurance that such transactions will be effected, or that such transactions will be effected in the manner that is most favorable to the Company as a party to any such transaction. By virtue of entering into a subscription agreement, an investor consents to the Company entering into cross trades and, as otherwise permitted by the investment guidelines, principal transactions to the fullest extent permitted under applicable law.
Decisions Made and Actions Taken That May Raise Potential Conflicts Of Interest
Reputational Considerations.   Given the nature of its broader platform, Angel Oak has an interest in preserving its reputation, including with respect to certain of its affiliates’ statuses as publicly traded vehicles, and in certain circumstances, such reputational considerations may conflict with the interests of the Company. The Manager will likely make decisions on behalf of the Company for reputational reasons that may not be directly aligned with the interests of investors or consistent with the determination the Manager otherwise would have made absent its interest in Angel Oak’s broader reputation. For example, the Manager may limit transactions and activities on behalf of the Company for reputational or other reasons, including where Angel Oak is providing (or may provide) advice or services to an entity involved in such activity or transaction, where an Other Angel Oak Account is or may be engaged in the same or a related activity or transaction to that being considered on behalf of the Company, where an Other Angel Oak Account has an interest in an entity involved in such activity or transaction, or where such activity or transaction on behalf of or in respect of the Company could affect the Manager, Other Angel Oak Accounts or their activities.
Management Fees and Performance Participation Interest.   The Management Fee payable by the Company to the Manager (or an affiliate thereof) and the Performance Participation Interest that the Special Limited Partner (or an affiliate thereof) will be eligible to receive will not be used solely to compensate Angel Oak employees. Additionally, Angel Oak may pledge, make a collateral assignment of, or otherwise use as credit support all or any portion of its right to receive Management Fees and/or the Performance Participation Interest. The payment of Management Fees and Performance Participation Interest to persons other than the team responsible for managing the Company reduces the alignment of interest between the Manager, Angel Oak and the investor.
Material, Non-Public Information; Trading Restrictions; Information Not Made Available.   The ability of the Company to buy or sell certain securities or take other actions is expected to be restricted in certain circumstances, including by applicable securities laws, regulatory requirements, contractual obligations and/or reputational risk considerations applicable to Angel Oak (and/or its internal policies designed to comply with these and similar requirements). For example, Angel Oak may possess material, non-public information about issuers that would limit the ability of the Company to buy and sell securities related to those issuers.
Furthermore, Angel Oak, Other Angel Oak Accounts, Brookfield and the Company are deemed to be affiliates for purposes of certain laws and regulations (notwithstanding that Brookfield will not be treated as affiliates under the investment guidelines) and it is anticipated that, from time to time, the Company, Brookfield and Other Angel Oak Accounts may each have positions (which in some cases could be significant) in one or more of the same issuers that Angel Oak needs to aggregate for certain securities laws and other regulatory purposes (including for purposes of certain trading restrictions and/or reporting obligations in various jurisdictions). Consequently, activities by Angel Oak and/or Other Angel Oak Accounts could result in earlier public disclosure of investments by the Company and/or Other Angel Oak Accounts that the Company is invested in, restrictions on transactions by the Company and/or Other Angel Oak Accounts that the Company is invested in (including the ability to make or dispose of certain investments at certain times), adverse effects on the prices of investments made by the Company and/or Other Angel Oak Accounts that the Company is invested in, potential short- swing profit disgorgement, penalties and/or regulatory remedies, or otherwise create conflicts of interests for the Company and/or Other Angel Oak Accounts that the Company is invested in.
As a result of the foregoing, the Manager may restrict, limit or reduce the amount of the Company’s investment. In addition, certain of the investments may become subject to legal or other restrictions on transfer following their acquisition. When faced with the foregoing limitations, Angel Oak will generally avoid exceeding the threshold because exceeding the threshold could have an adverse impact on the ability of the Manager or Angel Oak to conduct its business activities. The Manager may also reduce the Company’s interest in, or restrict the Company from participating in, an investment opportunity that has limited availability or where Angel Oak has determined to cap its aggregate investment in consideration of certain regulatory or other requirements so that Other Angel Oak Accounts that pursue similar investment strategies may be able to acquire an interest in the investment opportunity. The Manager may determine not to engage in certain transactions or activities which may be beneficial to the Company because engaging in such transactions or activities in compliance with applicable law would result in significant cost to, or administrative burden on, the Manager or create the potential risk of trade or other errors.
Angel Oak may become subject to additional restrictions on its business activities that could have an impact on the Company’s activities. In addition, the Manager may restrict their investment decisions and activities on behalf of the Company and not Other Angel Oak Accounts, including Other Angel Oak Accounts sponsored, managed or advised by the Manager.

Allocation of Costs and Expenses.   In the ordinary course, Angel Oak is required to decide whether costs and expenses are to be borne by the Company, its investments or potential investments, and/or Other Angel Oak Accounts (including Angel Oak), and to allocate such costs and expenses among the Company, its investments or potential investments, and/or Other Angel Oak Accounts (including Angel Oak) as appropriate. These costs and expenses include Organizational Expenses, Operating Expenses and expenses charged to investments, including (among others) fees, costs and expenses payable to service providers, including related parties, affiliates of Angel Oak and/or third-party service providers. Angel Oak expects to allocate costs and expenses to or among the Other Angel Oak Accounts (including the Company and/or Angel Oak) that benefit from such costs and expenses in a fair and reasonable manner using its good faith judgment, which is inherently subjective.
Angel Oak generally will utilize one or more methodologies (that it determines, in its sole discretion, to be fair and reasonable) to determine (a) the costs and expenses relating to a particular service (that are not otherwise provided pursuant to a fixed rate) and (b) the allocation of costs and expenses among the Company and/or Other Angel Oak Accounts (including Angel Oak). These methodologies are expected to include one or more of the following: (i) quarterly, semi-annual, annual or other periodic estimates (including budgetary estimates) of (A) the amount and/or range of time spent by or to be spent by employees on provision of a service to the Company and/or one or more Other Angel Oak Accounts (including Angel Oak), and/or (B) the estimated level of effort required to provide a particular service relative to other services provided by the same employees (for instance, costs and expenses relating to financial reporting services could be allocated based on the estimated level of effort required for audited versus unaudited financial statements), and the Manager is not required to subject such estimates to true-up once the relevant service has been completed; (ii) the relative size (e.g., value or invested equity), number, output, complexity and/or other characteristic relating to the Company and/or Other Angel Oak Accounts (including Angel Oak), investments and/or potential investments to which the services relate; (iii) where services are provided by groups of employees, utilization of blended compensation rates across groups of such employees (which rates may blend together the compensation of employees with different seniority, regions, functions and individual compensation, such that the particular employees who provide services to the Company and/or a particular Other Angel Oak Accounts (including Angel Oak) may actually be compensated at higher or lower rates than the blended rate that is charged to the Company or such Other Angel Oak Account); and/or (iv) any other methodology deemed fair and reasonable by Angel Oak in determining (and/or estimating) the cost and expenses relating to the provision of a particular service.
The methodologies that Angel Oak utilizes to determine the costs and expenses relating to a particular service and the allocation of costs and expenses among Other Angel Oak Accounts (including Angel Oak) are expected to vary based on the particular facts and circumstances of each situation (including potentially analogous situations) and over time, and as such there will be some degree of variation in the manner in which situations are addressed (including similar situations over time). There can be no assurance that any such determination will accurately reflect the actual cost of a service in any particular situation, that Angel Oak’s own interests won’t influence its determination, and/or that a different methodology would not have also been fair, reasonable and/or yield a different (including more accurate) result. Moreover, it is possible that the Company and/or its investments or potential investments could be allocated a larger portion of costs and expenses relating to one or more services, including services provided by Other Angel Oak Accounts (including Angel Oak) and/or services that are provided to the Company and Other Angel Oak Account(s), than they otherwise would have if Angel Oak did not face the conflicts of interest considerations discussed herein. Among other things, the determination of cost and expenses generally will be based on estimates (which are inherently subjective) and/or blended rates determined by blending and averaging employee costs. As a result, there can be no assurances that the amounts charged by Angel Oak to the Company and/or its investments for any service will not be greater (or lower) than the amount that would be charged had Angel Oak determined the costs and expenses relating to the service(s) and/or the allocation of such costs and expenses among Other Angel Oak Accounts (including Angel Oak) via a different methodology or engaged a similarly-situated third party-service provider to provide the services.
Costs and expenses that are suitable for only the Company (and/or its investments or potential investments) or an Other Angel Oak Account (and/or its investments) are expected to be allocated only to the Company or such Other Angel Oak Account, as applicable. Notwithstanding anything in the foregoing to the contrary, in certain situations costs and expenses are expected to be allocated only to the Company (and/or its investments) despite the fact that the incurrence of such costs and expenses did not or will not directly relate solely to the Company and could, in fact, also benefit Other Angel Oak Accounts or not ultimately benefit the Company (and/or its investments or potential investments) at all. For example, costs and expenses could be allocated to the Company in respect of a specific legal, regulatory, tax, commercial and/or other matter, structure and/or negotiation that does not relate solely to the Company and/or was addressed prior to the launch of the Company, and Angel Oak could determine to allocate all or a significant portion of such costs and expenses to the Company based on factors that it deems reasonable in its sole discretion, regardless of the amount of capital raised for and/or number of investors (if any) who ultimately invest in, the Company in connection with such matter, structure and/or negotiation, and regardless of the extent to which Other Angel Oak Accounts (including Angel Oak) ultimately benefit from such matter, structure and/or negotiation. Costs and expenses incurred in connection with a matter, structure and/or negotiation unrelated to the Company could therefore be allocated to the Company even if such costs and expenses were incurred prior to the existence of the Company. Similarly, costs and expenses that are expected to be borne by a particular investor or a third party could be allocated to the Company to the extent such costs and expenses are not ultimately charged to or paid by such investor or third party, including, for example, costs and expenses related to a transfer of an investment in the Company, bespoke reporting and/or other arrangements.
Where a potential investment is pursued on behalf of the Company and one or more Other Angel Oak Accounts (including Angel Oak, the Company or the Other Angel Oak Account(s) that ultimately make(s) the investment will generally be allocated the costs and expenses related to such investment on a pro rata basis based on their proportionate interests in the investment. In the case of a potential investment that is not consummated, Angel Oak expects to allocate the broken deal costs and expenses relating to such potential investment among the Company and the Other Angel Oak Account(s) that Angel Oak expected to participate in such investment on a pro rata basis based on their expected proportionate interests in the investment, provided that pro rata interests that were expected to be allocated to (x) Other Angel Oak Accounts (including Angel Oak) so as to facilitate a closing of the investment (i.e., with the expectation that such interests would be further syndicated to third-party investors post-closing) and (y) potential third-party co-investors that did not agree to bear broken deal costs and expenses, will be allocated to the Company for purposes of allocating such broken deal costs and expenses. In any event, Angel Oak’s allocation of costs and expenses relating to a consummated or unconsummated investment may result in the Company reimbursing Other Angel Oak Accounts (including Angel Oak) for costs and expenses, or vice versa, so as to achieve an allocation of such costs and expenses that Angel Oak determines, in its discretion, to be fair and reasonable, as described above.
Angel Oak will make allocation determinations in its discretion, and it will modify or change its allocation methodologies from time to time to the extent it determines such modifications or changes are necessary or advisable to achieve a fair and reasonable allocation, and such modifications or changes could result in the Company and/or Other Angel Oak Accounts bearing less (or more) costs and expenses than it otherwise would have borne without such modifications and/or pursuant to a different allocation methodology.
Affiliated Service Providers, Counterparties and Issuers.   The Company may engage service providers that are affiliates of the Manager and/or Brookfield. In particular, the Manager anticipates that, in connection with certain of the RMBS securitization transactions sponsored by Angel Oak or its affiliates, a broker-dealer affiliate of Brookfield registered with the SEC and admitted to membership in FINRA (the “Brookfield Broker-Dealer”) will be engaged to act as underwriter. In connection with such services, the Brookfield Broker-Dealer will receive customary underwriting and related fees from the Company or one or more affiliates of the Manager, which will not reduce or offset the management fee or other fees payable by the Company. In addition, the Company may engage the Brookfield Broker-Dealer or one or more of its affiliates to provide other instrument fundraising, leverage or other financial services to the Company, and the Manager and its affiliates may engage their respective affiliates as providers of financial services (including acting as servicer of loans held by the Company). The use of affiliated service providers creates certain conflicts of interest, including between the duties of the Manager to the Company and its incentive to direct business to such affiliates (including by causing the Company to purchase Affiliate Originated Loans). The use of the Brookfield Broker-Dealer’s services in connection with an RMBS securitization may also give rise to conflicts including incentives to influence the timing, structure, pricing, allocation, enhancement levels and distribution of securities, as well as the imposition of lock-ups or stabilization activities, in ways that benefit the Brookfield Broker-Dealer’s underwriting business or other Brookfield-affiliated accounts and clients, and which may not align with the interests of the Company. The Brookfield Broker-Dealer or its affiliates may also acquire, hold, trade, distribute or make markets in securities for their own accounts issued in such transactions, potentially giving rise to additional conflicts and restrictions, including those arising from possession of material non-public information and the operation of information barriers, which may limit the Manager’s trading or disclosure activities. The Company’s affiliates receive benefits, including compensation, for their activities, although the Manager believes that the use of affiliates is in the best interests of the Company. Additionally, affiliated service providers will not have the same independence with respect to the performance of their duties to the Company as an unaffiliated service provider. The use of affiliated service providers may impair the ability of the Company to obtain best execution in all cases or to obtain the most favorable terms with respect to such services and transactions in all cases. See “Item 1 Business — Compensation of the Manager — Expense Reimbursement” above for additional information regarding fees and expenses that we will pay to the Affiliate Originators.
Terms of Transactions Relating to Loans Purchased from Affiliates of the Manager.   The Company will purchase loans from Affiliate Originators, and the Company’s portfolio may consist of a significant amount of such Affiliate Originated Loans. As the affiliate originators are affiliates of the Manager, each of the Manager, and the Affiliate Originators will receive benefits, including compensation, payable by the Company, for their activities related to the origination, issuance and sale of the Affiliate Originated Loans. As the Manager directs the investment activities of the Company, there are conflicts of interest as the affiliate originators are also affiliates of the Manager.
In addition, the Company may purchase RMBS or CMBS that are collateralized by Affiliate Originated Loans, including from an affiliated securitization vehicle, and the Company’s portfolio may consist of a significant amount of such securities. The Manager and certain affiliates thereof may receive benefits, including compensation, for their activities related to the creation of the securitization and the issuance and sale of such securities. The Company will also bear all or a significant portion of the expense incurred in connection with the securitization vehicle to which the Company sells the loans it has acquired. Such expenses include, but are not limited to, the costs and expenses related to structuring the securitization vehicle and the transactions related to the purchase and sale of the loans by the Company to the securitization vehicle.
The Manager has in place policies and procedures that it believes are reasonably designed to facilitate arms’ length transactions between the Company and the Affiliate Originators with respect to such Affiliate Originated Loans; however, there can be no assurance that such policies and procedures will be successful.
Management of Other Client Accounts by the Manager.   The Manager and its principals and affiliates (collectively, the “Manager Group”) manage the accounts of clients other than the Company, including real estate investment funds with investment objectives and strategy similar to the Company. The investment methods and strategies that Manager Group may utilize in managing the accounts of the Company may be utilized in managing investments for other client accounts. Members of the Manager Group have established, and may in the future establish, sponsor, or be affiliated with, other investment pools which may engage in the same or similar businesses as the Company, using the same or similar investment strategies. Members of the Manager Group reserve the right to establish, sponsor, or be affiliated with, other investment pools which may engage in the same or similar businesses as the Company, using the same or similar investment strategies. Furthermore, members of the Manager Group have participated or will participate in the origination of certain of the loans to be acquired by the Company. Such members of the Manager Group that create, or are otherwise involved in the origination of, these loans are likely to or could otherwise be characterized as receiving financial benefits from those transactions which would represent a conflict of interest.
Although members of the Manager Group may manage investments on behalf of a number of other client accounts, investment decisions and allocations will not necessarily be made in parallel among the Company’s accounts and the other client accounts. Investments made by the Company may not, and are not intended in all cases to, replicate the investments, or the investment methods and strategies, of other accounts managed by members of the Manager Group. Nevertheless, members of the Manager Group from time to time may elect to apportion major or minor portions of the investments to be made by the Company among other accounts they manage; however, that apportionment may not be made in parallel and may not be based on the capital in each account. Rather, such investments may be allocated among accounts based on the Manager’s perception of the appropriate risk and reward ratio for each account, the intended sector strategy of each account, the liquidity of the account at the time of the investment and on a going-forward basis, and the overall portfolio composition and performance of the account. Moreover, other accounts managed by members of the Manager Group may make investments and utilize investment strategies that may not be made or utilized by the Company, and may take positions that are opposite those of the Company. Accordingly, the other accounts managed by members of the Manager Group may produce results that are materially different from those experienced by the Company.
The records of any investment management activities that the member of the Manager Group may engage in on behalf of the accounts of clients other than the Company will not be available for inspection by the investors.
Investment Allocation Policy with Respect to Whole Loans.   Because the Manager has more than one client pursuing substantially similar investment strategies, conflicts of interest exist with respect to various investment opportunities that arise, including the acquisition of whole loans. The Manager has policies and procedures designed to ensure and test equitable allocation practices amongst clients over time; however, there can be no assurance that such policies and procedures will be successful.
Intangible Benefits and Discounts.   Angel Oak, the Manager and their personnel can be expected to receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of the Company which will not reduce management fees or otherwise be shared with the Company, its investors and/or its investments. Such benefits will inure exclusively to Angel Oak and/or its personnel receiving them, even if they are significant or difficult to value and even though the cost of the underlying service is borne by the Company (as a Company expense) and/or its investments. In addition, airline travel or hotel stays incurred as Company expenses typically result in “miles” or “points” or credit in loyalty/status programs and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to Angel Oak, the Manager and/or such personnel (and not the Company, its investors and/or the investments) even though the cost of the underlying service is borne by the Company and/or the investments, as applicable. Similarly, the volume of work that service providers receive from Angel Oak, which include those from the Company and its investments, results in discounts for such services that Angel Oak will benefit from, while the Company and/or the investments will not be able to benefit from certain discounts that apply to Angel Oak. Angel Oak and/or its employees will, from time to time, make or receive employment referrals for certain contacts and/or their family members, including those contacts that relate to the investments, Company and/or Angel Oak affiliates. Such referrals may result in employment that benefits the contacts and/or their family members, and the financial benefit of that employment will not be individually disclosed to the Company and/or shared with the Company, its investors and/or the investments. The potential to receive such discounts could provide an incentive for Angel Oak to cause the Company to enter into transactions that may or may not have otherwise been entered into in the absence of these arrangements and benefits. Financial benefits that Angel Oak and its personnel derive from such transactions will generally not be shared with the Company, its investors and/or the investments. In certain cases, Angel Oak may be engaged by purchasers of investments to provide various services with respect to such investment for interim periods after the Company’s disposition of such investments until such functions are fully transitioned to the purchaser’s service providers. Any such services will be provided at rates agreed with the purchasers (which may be different from the rates charged for other affiliates of Angel Oak) and payment will not be shared with the Company or reduce management fees. For a discussion regarding the resolution of the conflicts of interest noted above (and throughout the Memorandum), see “Resolution of Conflicts — Resolution of Conflicts Generally” below.
Possible Future Activities.   Angel Oak expects to expand the range of services that it provides over time. Except as provided herein, Angel Oak will not be restricted in the scope of its business or in the performance of any services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Angel Oak has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with companies that hold or may have held investments similar to those intended to be made by the Company as well as companies that compete with the Company. These companies may themselves represent or make available appropriate investment opportunities for the Company or may compete with the Company for investment opportunities and other business activities.
Travel Expenses.   The Company will reimburse the Manager and its affiliates for out-of-pocket travel expenses, including air travel (generally business class, car services, meals and hotels (generally business or luxury class accommodations)), incurred in identifying, evaluating, sourcing, researching, structuring, negotiating, acquiring, making, holding, developing, operating, managing, selling or potentially selling, restructuring or otherwise disposing of the Company’s proposed or actual investments (including fees for attendance of industry conferences, the primary purpose of which is sourcing investments), in connection with the formation, marketing and offering of the Company and otherwise in connection with the business of the Company. In addition, travel expenses incurred in the formation, marketing and offering of the Company will be considered organizational and offering expenses, including where such travel expenses relate to an existing or potential arrangement with any placement agent regarding the offering of shares in the Company or OP Units in the Operating Partnership.
Service Providers.   In managing business activities, Angel Oak and Other Angel Oak Accounts utilize and rely on various independent service providers, including attorneys, accountants, fund administrators, consultants, financial and other advisors, deal sources, lenders, brokers and outside directors. Angel Oak relies on these service providers’ independence from Angel Oak for various purposes, including (among other things) audits of Other Angel Oak Accounts and/or their respective investments, transaction related services, benchmarking analyses, fairness and similar opinions of value, and/or verification of arm’s length terms, in each case designed to facilitate resolution of conflicts of interest considerations relating to transactions between Other Angel Oak Accounts and/or their respective investments with Angel Oak and/or Other Angel Oak Accounts and/or investments.
Angel Oak and Other Angel Oak Accounts have various business relationships and engage in various activities with these service providers and/or their affiliates, which give rise to conflicts of interest considerations relating to the selection of the service providers. For example, service providers and/or their personnel could: (a) be investors in Angel Oak, Other Angel Oak Accounts and/or their respective investments, (b) provide services to multiple Angel Oak business lines, Other Angel Oak Accounts and/or investments, (c) be engaged to provide various different types of services to Angel Oak, Other Angel Oak Accounts and portfolio companies or other investments, (d) provide certain services, such as introductions to prospective investors and/or counterparties, to Angel Oak, Other Angel Oak Accounts and portfolio companies or other investments at favorable rates or no additional cost, (e) be counterparties to transactions with Angel Oak, Other Angel Oak Accounts and/or their respective investments. In addition, certain service providers (particularly large global service providers, such as law firms, accounting firms and financial institutions) employ family members of personnel of Angel Oak and/or Other Angel Oak Accounts. Moreover, in the regular course of business, personnel of Angel Oak and/or Other Angel Oak Accounts give (or receive) gifts and entertainment to (or from) personnel of service providers.
Notwithstanding these relationships and/or activities with service providers, Angel Oak has policies and procedures designed to address these conflicts of interest considerations and to ensure that its personnel select service providers for Angel Oak, Other Angel Oak Accounts and their respective investments that they believe are appropriate for and in the best interests of Angel Oak, Other Angel Oak Accounts and/or such investments (as the case may be) in accordance with Angel Oak’s legal and regulatory obligations, provided that (for the avoidance of doubt) Angel Oak often will not seek out the lowest-cost option when engaging such service providers as other factors or considerations typically prevail over cost.
Other Angel Oak Accounts (including the Company, Other Angel Oak -managed investment vehicles and Angel Oak for its own account) and their portfolio companies often engage common providers of goods and/or services. These common providers sometimes provide bulk discounts or other fee discount arrangements, which could be based on an expectation of a certain amount of aggregate engagements by Other Angel Oak Accounts and portfolio companies over a period of time. Angel Oak generally extends these fee discount arrangements to Angel Oak, Other Angel Oak Accounts and/or their respective investments in a fair and equitable manner.
In certain cases, a service provider (e.g., a law firm) will provide all Other Angel Oak Accounts a bulk discount on fees that is applicable only prospectively (within an annual period) once a certain aggregate spending threshold has been met by the group during the relevant annual period. As a result, Other Angel Oak Accounts that engage the service provider after the aggregate spending threshold has been met will get the benefit of the discount and, as a result, pay lower rates than the rates paid by Other Angel Oak Accounts that engaged the same provider prior to the discount being triggered.
The engagement of common providers for Other Angel Oak Accounts and the related fee discount arrangements give rise to conflicts of interest considerations. For example, as a result of these arrangements,

Angel Oak will face conflicts of interest in determining which providers to engage on behalf of the Company and when to engage such providers, including an incentive to engage certain providers for the Company because it will result in the maintenance or enhancement of a discounted fee arrangement that benefits Angel Oak, Other Angel Oak Accounts and their respective investments. Notwithstanding these conflicts considerations, Angel Oak makes these determinations in a manner that it believes is appropriate for and in the best interests of the Company and its investments taking into account all applicable facts-and- circumstances.
In the normal course, common providers (e.g., law firms) will staff engagements based on the particular needs of the engagement and charge such staff’s then-applicable rates, subject to any negotiated discounts. While these rates will be the same as the rates such providers would charge Angel Oak for the same engagement, Angel Oak generally engages providers for different needs than the Company and/or its investments, and the total fees charged for different engagements are expected to vary.
In addition, as a result of the foregoing, the overall rates paid by the Company over a period of time to a common provider could be higher (or lower) than the overall rates paid to the same provider by Angel Oak, Other Angel Oak Accounts and their respective investments, as applicable.
These relationships, activities and discounts described herein are part of normal course business operations and are not considered additional fees received by Angel Oak that would offset or otherwise reduce the fees (including management fees) owed by Other Angel Oak Accounts and/or their respective investments to Angel Oak.
Valuation of the Company.   The Manager is responsible for valuation of the Company’s assets and liabilities and may have an inherent conflict of interest in performing this function. It will be in the interest of the Manager to value the assets of the Company at as high a level as possible, as the management fee payable to the Manager is calculated based on the Company’s NAV. In addition, the Manager’s performance records used in marketing its services to actual and prospective clients and investors will be in part dependent on the performance of the Company. The Manager generally will calculate the NAV of the Company as of the last day of each calendar quarter or such other day or days as the Manager determines. The Manager’s NAV valuation process must comply with pre-determined valuation policies and procedures.
Third Party Involvement.   The Company may co-invest through or invest in partnerships, joint ventures or other entities with third parties that may have economic or business interests or objectives, including exit strategies, that are different than or conflict with those of the Company or that may be in a position to take action contrary to the Company’s objectives, which may result in negative consequences, including loss of capital.
Transactions with Potential and Actual Investors.   Prospective investors should note that the Manager and its affiliates (including the Company) from time to time engage in transactions with prospective and actual investors and prospective and actual limited partners of Other Angel Oak Accounts that entail business benefits to such investors. Such transactions may be entered into prior to or coincident with an investor’s admission to the Company or during the term of their investment. The nature of such transactions can be diverse and may include benefits relating to the Company and its investments or Other Angel Oak Accounts and their respective issuers or investments.
Insurance.   The Manager will cause the Company to purchase, and/or bear premiums, fees, costs and expenses (including the premiums, costs, expenses and/or fees of affiliates and non-affiliates for insurance coverage and for placement and administration of insurance coverage) with respect to, insurance for the benefit of the Company, the Manager and their employees, affiliates, agents and representatives as well as other indemnified parties with respect to Company-related matters (including directors and officers liability insurance, errors and omissions insurance, and any other insurance which the Manager determines to be required or market standard), or for the benefit of the Company or any of its investments, with respect to investment-related matters (including but not limited to terrorism, property, title, liability, marine, environmental, professional, cyber, transactional, fire insurance and/or other extended or specialized coverage).
Other Angel Oak Accounts (including the Company) and their respective investments may utilize Brookfield affiliates for placement, administration and provision of insurance coverage in connection with all or part of their insurance coverage and the Company may leverage the scale of Brookfield by participating in shared, blanket or umbrella insurance policies as part of a broader group of entities affiliated with Angel Oak (including Angel Oak and Other Angel Oak Accounts). Nonetheless, the Company’s share of the premiums, costs, fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations. Any insurance policy purchased by or on behalf of the Company (including policies covering the Company, the Manager and Other Angel Oak Accounts) may provide coverage for situations where the Company would not provide indemnification, including situations involving culpable conduct by the Manager.
To the extent an insurance policy provides coverage with respect to Company-related or investment-related matters, all or a portion of the fees and expenses (including premiums) of such insurance policy and its placement will be allocated to the Company or its investments. The amount of any such insurance-related fees and expenses allocated to the Company or its investments will be determined by Angel Oak in its discretion taking into consideration facts and circumstances deemed relevant, including in umbrella policies the value of each covered fund’s and account’s investments and capital commitments (if applicable) and/or the risk that the fund’s and/or its investments and account pose to the insurance provider. While Angel Oak expects to consider certain objective criteria when determining how to allocate the cost of insurance coverage that applies to multiple funds and accounts (including Angel Oak and Other Angel Oak Accounts), because of the uncertainty of whether claims will arise in the future and the timing and the amount that may be involved in any such claim, the determination of how to allocate such fees and expenses also requires Angel Oak to take into consideration other facts and circumstances that are more subjective in nature. In addition, because Angel Oak will bear a portion of such fees and expenses and has differing investment interests in the Other Angel Oak Accounts it manages, conflicts exist in the determination of the proper allocation of such fees and expenses among Angel Oak and such funds and accounts. It is unlikely that Angel Oak will be able to accurately allocate the fees and expenses of any such insurance based on the actual claims of a particular fund or account, including the Company. Angel Oak may, if it determines it to be necessary, consult with one or more third parties such as actuaries, to ensure that the allocation of such fees and expenses is done in a fair and reasonable manner and consistent with industry standards.
While shared insurance policies may be cost effective, claims made by any entities affiliated with Angel Oak could result in increased costs to the Company and such policies will have an overall cap on coverage. To the extent insurable event(s) result in claims in excess of such cap, the Company may not receive as much in insurance proceeds as it would have received if separate insurance policies had been purchased for each party and Angel Oak could face a conflict of interest in properly allocating insurance proceeds across all claimants, which could result in the Company receiving less in insurance proceeds than if separate insurance policies had been purchased for each insured party individually. In these cases, Angel Oak will seek to allocate the proceeds from claims in respect of insurance policies and resolve any conflicts of interests, as applicable, in a manner it determines to be fair and reasonable. In that regard, Angel Oak may, if it determines it to be necessary, consult with one or more third parties to ensure that the allocation of such proceeds is done in a fair and reasonable manner. Similarly, insurable events may occur sequentially in time while subject to a single overall cap. In this case, Angel Oak expects to process claims on a first-come first-serve basis or in any other manner deemed appropriate by Angel Oak. To the extent insurance proceeds for one such event are applied towards a cap and the Company experiences an insurable loss after such event, the Company’s receipts from such insurance policy could be diminished and/or the Company may not receive any insurance proceeds. A shared insurance policy could also make it less likely that Angel Oak will make a claim against such policy on behalf of the Company.
In addition, the Manager on behalf of the Company may need to determine whether or not to initiate litigation (including potentially litigation adverse to Brookfield where they are the broker or provider of such insurance) in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The potential for Brookfield to be a counterparty in any litigation or other proceedings regarding insurance claims creates a further potential conflict of interest. Angel Oak will seek to allocate the costs of such insurance and proceeds from claims in respect of such insurance policies and resolve any conflicts of interest, as applicable, in a manner it determines to be fair. In that regard, Angel Oak may, if it determines it to be necessary, consult with one or more third parties in allocating such costs and proceeds and resolving such conflicts.
Diverse Interests and Tax Withholding.   In certain circumstances, investors generally will have conflicting investment, tax and other interests with respect to their investments in the Company and with respect to the interests of investors in Other Angel Oak Accounts that may participate in the same investments as the Company. The conflicting interests of particular investors may relate to or arise from, among other things, the nature of the investments made by the Company, the residency or domicile of the investors, the entity into which such particular investor invests and the structuring of the acquisition of investments by such entity, the timing of disposition of investments, the transfer or disposition by an investor of its shares and specific tax considerations, including the manner in which current earnings and disposition transactions in connection with one or more investments are reported for tax purposes and the timing of distributions or deemed distributions thereof. Conflicts may also arise if certain Partners have objectives that conflict with those of the Company. In selecting and structuring potential investments appropriate for the Company, the Manager will consider the investment and tax objectives of the Company (and those of investors in Other Angel Oak Accounts that participate in the same investments as the Company), not the investment, tax or other objectives of any investor individually. For example, for legal, tax or regulatory reasons, Angel Oak may require certain investors to participate in a particular investment directly or indirectly through a TRS or a vehicle that is treated as opaque for non-U.S., U.S. federal, state and/or local income tax purposes while other investors participate in such investment, directly or indirectly, without such entity. Investors holding an investment indirectly through such entity may bear economically their pro rata shares of any taxes paid by any such entity (including any corporate alternative minimum tax), and distributions to such investments in respect of such investment may be net of such taxes. However, conflicts may arise if certain investors have objectives that conflict with those of the Company. In addition, Angel Oak may face certain tax risks based on positions taken by the Company, including as a withholding agent. In connection therewith, Angel Oak may take certain actions, including withholding amounts to cover actual or potential tax liabilities, or refrain from taking certain actions, including not claiming refunds of certain withholding or other taxes paid, due to such tax risks. Further, in connection with the Company’s investment activities, the Company or certain investments may make political donations or other contributions to support ballot initiatives, lobbyist efforts, membership in certain political organizations referendums or other legal, regulatory, tax or policy changes that the Manager believes will ultimately benefit the Company. However, there is no guarantee that a particular investor will agree with any such action or would independently choose to financially support such an endeavor. Further, any such changes may have long-term benefits to Other Angel Oak Accounts (in some cases, such benefits may be greater than the benefits to the Company), even though such Other Angel Oak Accounts did not contribute to such initiative or reimburse the Company or the investments for their contributions.
Other Conflicts
Performance Participation Interest.   The existence of the Special Limited Partner’s Performance Participation Interest may create an incentive for the Manager (which is an affiliate of the Special Limited Partner) to cause the Company to make investments that are riskier or more speculative than it would otherwise make in the absence of such performance-based compensation. For example, the Manager could be incentivized to continue to hold investments that have poor prospects for improvement in order for the Special Limited Partner to receive a more likely or larger distribution on its Performance Participation Interest if such investment’s value appreciates in the future.
Calculation Errors, True-Ups and/or Repayments.   The calculation of amounts due to Angel Oak in connection with the Company and its investments (including amounts owed in respect of allocations of Performance Participation Interest, cost allocations, and other matters) is complex and at times based on estimates and/or subject to periodic (post-transaction) reconciliations. Angel Oak may make errors in calculating such amounts, and/or recognize over- or under-estimates of such amounts in performing routine reconciliations and/or other internal reviews. When such an error or under- or over-estimate that disadvantaged the Company is discovered, Angel Oak will make the Company whole for such amount based on the particular situation, which may involve a return of distributions or fees or a waiver of future distributions or fees, in each case in an amount necessary to reimburse the Company for such over-payment. As a general matter, Angel Oak does not expect to pay interest on such amounts. Likewise, when an error or under- or over-estimate that advantaged the Company is discovered, Angel Oak will make itself whole for such amount, as applicable, and generally will not charge interest in connection with any such make-whole payment.
Additional Information.   The Manager will make available to each prospective investor the opportunity to ask questions of, and receive responses from, a representative of the Manager concerning the terms and conditions of our private offering and to obtain any additional information, if the Manager possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth herein. Due to the fact that different potential investors may ask different questions and request different information, the Manager may provide certain information to one or more prospective investors that it does not provide to all of the prospective investors. None of the responses or additional information provided is or will be integrated into this Registration Statement, and no prospective investor may rely on any such responses or information in making its decision to subscribe for shares or OP Units.
Investment Banking and Other Activities.   Angel Oak or Brookfield and their respective affiliates may provide investment banking, advisory, consulting, restructuring, broker-dealer and other services to third parties, including issuers in which the Company may desire to invest or with which the Company may desire to transact. In such circumstances, the Company may be restricted from pursuing such investment or transaction as a result of limitations imposed by, among other things, applicable law or Angel Oak’s internal conflicts or compliance policies.
Resolution Of Conflicts
Resolution of Conflicts Generally.   In the event that any matter arises that the Manager determines in its good faith judgment to constitute an actual conflict of interest between the Company, on the one hand, and Angel Oak, Brookfield or any existing or future Other Angel Oak Account or account managed by Brookfield, on the other hand, the Manager may, subject to internal Angel Oak policies, take such actions as it deems necessary or appropriate, including such actions as described elsewhere herein, taking into consideration the interests of the relevant parties, the circumstances giving rise to the conflict and applicable law. Angel Oak’s internal policies and protocols may be amended from time to time by Angel Oak in its discretion without notice to or the consent of investors or any other person. Any such resolutions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflict.
The foregoing list of potential and actual conflicts of interest does not purport to be a complete enumeration or explanation of the conflicts attendant to an investment in the Company. Additional conflicts may exist that are not presently known to us, the Manager, Angel Oak or their respective affiliates or are deemed immaterial. In addition, as the Angel Oak activities and the investment program of the Company develop and change over time, an investment in the Company may be subject to additional and different actual and potential conflicts of interest. Prospective investors should consult with their own advisers regarding the possible implications on their investment in the Company or the Operating Partnership of the conflicts of interest described herein.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by Angel Oak and are not the result of arm’s length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Our current non-independent trustee is a director, officer or employee of Angel Oak Capital, an affiliate of Angel Oak. Our Chief Financial Officer is an officer of Angel Oak Mortgage REIT, Inc., an affiliate of Angel Oak.
(b)
[Reserved]

(c)
Promoters and Certain Control Persons

The Manager may be deemed a promoter of the Company. We expect to enter into the Management Agreement with the Manager. The Manager, for its services to us, will be entitled to receive the management fee in addition to the reimbursement of certain expenses. We also expect to enter into the Operating Partnership Agreement, pursuant to which the Special Limited Partner will be entitled to receive a performance participation distribution. Further, under the Management Agreement and Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Manager and certain of its affiliates. See “Item 1 Business.”
(d)
Smaller Reporting Company

See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8
LEGAL PROCEEDINGS

Neither we nor the Manager are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Manager. From time to time, we or the Manager may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS
Market Information
Our common shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10 Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.
Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
As of the date of this Registration Statement, there were no holders of record of our common shares.
Net Asset Value Calculation and Valuation Guidelines
After the Initial Closing, following the end of our first full calendar month or as otherwise determined by the Manager, our NAV for each series of shares will be determined by the Manager pursuant to the valuation guidelines adopted by the Company’s board of trustees and based on the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any liabilities (including any allocated/accrued management fees, performance distributions and the deduction of any annual shareholder servicing fees or intermediary manager fees allocable to such series of shares), in all cases as described below.
Our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Manager in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are intended to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Upon our request, the Manager will select one or more qualified appraisal firms to conduct appraisals of our assets in accordance with our valuation guidelines. Any appraisal firm will review our valuation guidelines and methodologies related to investments in real property and real estate debt with the Manager and our board of trustees. We do not anticipate any future engagement with an appraisal firm will include a review or issuance of opinions as to the reasonableness of any valuations by the Manager of other securities for which market quotations are not readily available. In the event we invest in any such securities, we may engage an external valuation firm to review the Manager’s valuations thereof. From time to time, our board of trustees, including a majority of our independent trustees and at the recommendation of our valuation committee, may adopt changes to the valuation guidelines if it (a) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (b) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. We intend to issue audited financial statements based on historical cost in accordance with GAAP within 90 calendar days of the end of each fiscal year. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Manager will calculate the fair value of our real estate properties based on factors it considers relevant, such as data obtained from the Manager’s experience in the market, the most recent values provided by the appraisal firm, and input from brokerage firms and/or real estate consulting professionals. The Manager may retain additional third parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Additional Valuation Information
Our board of trustees will not be involved in the monthly valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each series of shares will be calculated monthly by the Manager or an affiliate thereof. Based in part on these valuations, the Manager will calculate and make a final determination of our NAV. Any appraisal firms used by the Manager and its affiliates may receive fees in connection with such services.
Valuation of Investments
Our investments will be valued at their fair value and the NAV of the Company will be calculated, in accordance with GAAP, as defined in ASC 820-10, Fair Value Measurement. GAAP defines fair value as the market price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at a valuation date (the “exit” price in the marketplace and not the entry price to the valuing entity) and ASC 820-10 establishes a 3-level fair value hierarchy based on observability of valuation inputs. Level 1 fair value measurements are based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access on a Valuation Date. Level 2 fair value measurements are based on other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 fair value measurements are based on unobservable inputs for the asset or liability.
Using GAAP as a guideline, in order to determine the fair value of all the investments and other assets of the Company, the following guidelines will be applied: (i) The titling trusts will be valued at the value reported by the Manager; (ii) Investments listed or traded on a national securities exchange will be valued by an independent pricing vendor designated by the Manager (each, an “Approved Third-Party Pricing Service”); (iii) Any non-listed investment (other than whole loans) will be valued at the mean price of available broker quotes for such investment; provided that the Manager may, in its sole discretion, supplement or substitute any valuations obtained from brokers with information and/or valuations made available by an Approved Third-Party Pricing Service, all as more fully described in the Manager’s internal valuation policies and procedures as approved by its valuation committee. Whole loans will be valued by an Approved Third-Party Pricing Service. Further, in any valuation of a non-listed investment, the Manager may, in its sole discretion, utilize internal models to supplement or substitute such valuation in accordance with its valuation policies and procedures as approved by the internal valuation committee; (iv) Over-the-counter derivatives will be valued by an independent broker or the counterparty to the relevant transaction; provided that the Manager may, in its sole discretion, supplement or substitute any valuations obtained from brokers with information and/or valuations made available by an Approved Third-Party Pricing Service, all as more fully described in the Manager’s internal valuation policies and procedures as approved by the internal valuation committee. Further, in any valuation of a derivative, the Manager may, in its sole discretion, utilize internal models to supplement or substitute such valuation in accordance with its valuation policies and procedures as approved by the internal valuation committee; (v) Repurchase agreements will be valued at cost and accrued interest related thereto will be separately accounted for; (vi) Cash, deposits and similar investments together with all accrued interest thereon to the end of the relevant valuation date will be valued at face value; (vii) Other investments and assets and liabilities for which inputs derived from observable market data are not readily available will be valued in good faith based upon unobservable data that reflect the Manager’s own assumptions about the factors that a market participant would use in pricing the asset or liability.
The Manager has formed an internal valuation committee. The committee will oversee the Company’s pricing and valuation processes. Valuations of investments may be adjusted, or another method of valuation utilized, if the valuation committee considers that such adjustment or method is required to reflect more fairly the value of such investment, keeping in mind the guidelines of GAAP.
The accounts of the Company are maintained in U.S. Dollars. Assets and liabilities denominated in other currencies are translated at the rates of exchange in effect at the relevant valuation date and translation adjustments are reflected in the results of operations. Portfolio transactions and income and expenses are translated at the rates of exchange in effect at the time of each transaction. Certain amounts accrued under the various agreements with service providers are deducted from the NAV of the shares or the Company to which such amounts are attributable.
In connection with the determination of the value of the assets of the Company, the Manager may consult with and is entitled to rely upon the advice of the Company’s brokers, custodians or other advisers, and in calculating the NAV of the Company, the Manager is entitled to rely on the advice of the Manager, the Company’s brokers, custodians or other advisers. In determining the NAV, the Company may, in its discretion, consult with and rely upon, without independent investigation, the advice of the Manager, the Manager, the Company’s brokers or investment or trading advisers or any custodian and any other persons the Manager may think, in their discretion, appropriate.
The calculation of the NAV is a determination made by the Manager acting reasonably and in good faith and shall be conclusive and binding on the Company and, consequently, all shareholders of the Company. Provided that the Manager acts in good faith, it shall not be responsible for errors in determinations as a result of incorrect information provided by any third party or for any other reason.
Prospective investors should understand that these and other special situations involving uncertainties as to the valuation of portfolio positions could have an impact on the NAV of the Company if the judgments regarding the appropriate valuation should prove to be incorrect. All valuations are final, binding and conclusive on the Company and the shareholders.
Liabilities
We will include the fair value of our liabilities as part of our NAV calculation. We expect that our liabilities will include the fees payable to the Manager and the intermediary manager (if any), any accounts payable, accrued operating expenses, portfolio-level credit facilities and other liabilities. Liabilities related to series-specific annual shareholder servicing fees and, when and as applicable, any series-specific management fees and series specific performance interest distributions will be allocable to a specific series of shares and will only be included in the NAV calculation for that series, as described below.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each share series by the Manager or an affiliate thereof. The Manager is ultimately and solely responsible for the determination of our NAV. We may transition the Manager’s or its applicable affiliate’s role to a third-party firm that is not affiliated with the Manager at a later time, but there can be no guarantee when this transition will occur, if at all.
Each share series will have an undivided interest in our assets and liabilities, other than series-specific annual shareholder servicing fees and, when and as applicable, any series-specific management fees and intermediary manager fees and series-specific accruals/allocations of the Manager’s performance participation interest. In accordance with the valuation guidelines, the Manager calculates our NAV per share for each share series as of the last calendar day of each month, including the estimated fair value of investments and other assets less our outstanding liabilities using a process that reflects several components (each as described above). Because series-specific annual shareholder servicing fees, and, when and as applicable, any series-specific management fees, intermediary manager fees and series-specific accruals/allocations of the Special Limited Partner’s performance participation interest, that are allocable to a specific series of shares will only be included in the NAV calculation for that series, the NAV per share for each of our share series may differ. OP Units will be valued in substantially the same manner.
Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the units. Our Operating Partnership has series of units that are each economically equivalent to our corresponding series of shares. Accordingly, on the last day of each month, the NAV per series of OP Units shall equal the NAV per share of the corresponding series of shares. To the extent our Operating Partnership has series of units that do not correspond to a series of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last calendar day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit series NAV on such day.
Following the Initial Closing and the end of our first full calendar month or as otherwise determined by the Manager, our NAV for each series of shares will be based on the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation interest to the Special Limited Partner and the deduction of any annual shareholder servicing fees, intermediary manager fees and management fees specifically applicable to such series of shares). Beginning with the first full calendar month after the Initial Closing or as otherwise determined by the Manager, at the end of each month, before taking into consideration repurchases or series-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each series of shares based on each series’ relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first business day of such month. The NAV calculation is available generally within 30 to 45 calendar days after the end of the applicable month. However, in certain circumstances, the transaction price will not be made available until a later time.
Changes in our monthly NAV before series-specific items include, without limitation, accruals of our net portfolio income, interest expense, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV before series-specific items also include material non-recurring events, such as capital expenditures occurring during the month. Notwithstanding anything herein to the contrary, the Manager may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Manager will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, the Manager or an affiliate thereof, incorporates any series-specific adjustments to our NAV, including additional issuances and repurchases of our common shares, accruals of series-specific annual shareholder servicing fees and, as applicable, any accruals of any series-specific management fees, intermediary manager fees and accruals/allocations of the Special Limited Partner’s performance participation interest. For each applicable series of shares, the annual shareholder servicing fee is calculated as a percentage of the aggregate NAV for such series of shares. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each series will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each series as of the record date. NAV per share for each series is calculated by dividing such series’ NAV at the end of each month by the number of shares outstanding for that series at the end of such month.
The combination of the NAV of each series of our common shares equals the aggregate NAV of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to series-specific annual shareholder servicing fees, management fees, intermediary manager fees and performance participation accruals/allocations. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any series specific fees and expenses, any accrued performance participation interest and the expenses attributable to its operations). The Manager calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the different share series according to the NAV of the series at the beginning of the month.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our most recently determined monthly NAV. The transaction price will generally be based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) prior to any subscription or repurchase date. For example, if (1) the subscription date is November 1, the transaction price generally will be based on our NAV as of August 31 and (2) the Repurchase Date is December 31, the transaction price generally will be based on our NAV as of October 31.
The transaction price will be the price at which we repurchase shares (subject to a potential early redemption discount) and the price at which we offer shares (subject to any applicable upfront selling commission and intermediary manager fees (if any)). Although the transaction price will generally be based on our most recently determined monthly NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable series of common shares as of the date on which your purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the most recently determined monthly NAV per share (including by updating a previously available offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the month of such most recently determined monthly NAV. In cases where our transaction price is not based on the most recently determined monthly NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Manager may determine whether a material change has occurred to our NAV per share since the end of the month of the most recently determined monthly NAV and whether to set a transaction price that differs from the most recently determined monthly NAV per share, and in such cases, has discretion over what such transaction price will be.
To obtain information regarding our transaction price, shareholders should contact their financial advisors.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets are expected to consist of commercial real estate debt and residential loans and assets and, as with any valuation protocol and as described above, the valuation of our investments (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our investments (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor or to the detriment of existing shareholders whose shares are repurchased, or existing shareholders or new purchasers of the shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).
Additionally, while the methodologies and procedures contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Manager’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied; provided that the Manager must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of trustees may suspend the private offering and distribution reinvestment plan or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•
a shareholder would be able to realize the NAV per share for the series of shares a shareholder owns if the shareholder attempts to sell its shares;

•
a shareholder would ultimately realize distributions per share equal to the NAV per share for the series of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•
our common shares would trade at their NAV per share on a national securities exchange;

•
a third party would offer the NAV per share for each series of shares in an arm’s-length transaction to purchase all or substantially all of our shares;

•
the NAV per share would equate to a market price of an open-ended real estate debt fund; and/or

•
NAV would represent the fair value of our assets less liabilities under GAAP.

ITEM 10
RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced operations.
We are engaging in a continuous private placement offering of any combination of Series A shares and Series B shares. Certain investors will invest in OP Units instead of shares of the Company. Such OP Units will have substantially the same terms as the corresponding Series A shares and Series B shares to which such OP Units correspond. The Series A shares, Series B shares and OP Units will be offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and other exemptions of similar import in the laws of the states and other jurisdictions where the private offering will be made.

ITEM 11   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of Shares of Beneficial Interest
General
We are a statutory trust formed under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our board of trustees. The following summary of the terms of our shares of beneficial interest is a summary of the material provisions concerning our shares of beneficial interest and you should refer to the MSTA and our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our board of trustees for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our board of trustees.
Under our Declaration of Trust, we have authority to issue an unlimited number of common shares of beneficial interest, par value of $0.01 per share, including (i) unlimited common shares designated as Series A shares and (ii) unlimited common shares designated as Series B shares.
Common Shares
Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees (or a committee of the board of trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that holders will not have an automatic option to purchase any new common shares that we issue.
Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares from time to time into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of beneficial interest.
We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Broadridge Corporate Issuer Solutions, LLC acts as our registrar and as the transfer agent for our shares.
Each share held in a shareholder’s account also will automatically and without any action on the part of the holder convert into a number of shares (including any fractional shares) of one class or series with an equivalent NAV as such share on the earliest of (a) a listing of such share class or series, or (b) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity) or a Conversion Event (as defined above)).
Management Fee
As compensation for its services provided pursuant to the Management Agreement, we will pay the Manager an annual management fee (payable monthly in arrears) of (i) 0.75% of the aggregate NAV per annum, payable monthly in arrears for Series A shares, subject to waiver or reduction as agreed by us, the

Manager and the Corbin Sub-Advisor by an amount agreed by us, the Manager and the Corbin Sub-Advisor in respect of Series A shares of the Corbin Investors, subject to waiver or reduction on the same basis as the Series A shares; and (ii) 1.25% of the aggregate NAV per annum, payable monthly in arrears for Series B shares. Any management fee will be calculated and paid to the Manager on a series-by-series basis, based on the NAV, which will be provided monthly by the Manager, of each applicable series of our shares. Additionally, to the extent that our Operating Partnership issues OP Units to parties other than us, our Manager or its affiliates, our Operating Partnership will pay our Manager an annual management fee (payable monthly in arrears) of 0.75% of the aggregate NAV represented by Series A units and 1.25% of the aggregate NAV represented by Series B units. In calculating the Manager’s management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation interest, any annual shareholder servicing fees or distributions payable on our shares.
The management fee will be paid, at the Manager’s election, in cash, shares of the Company and/or OP Units.
Upfront Sales Load
The Company is not currently obligated to pay upfront selling commissions (the “Upfront Sales Load”) with respect to shares sold in the private offering. In addition, no Upfront Sales Load are paid in connection with shares issued pursuant to our distribution reinvestment plan.
If we were to engage an intermediary manager in the future, we may or may not pay such intermediary manager or participating broker-dealers Upfront Sales Load. Any such Upfront Sales Load will be paid only to eligible broker-dealers. If we determine to engage an intermediary manager in the future, we anticipate that all or a portion of the Upfront Sales Load will be retained by, or reallowed (paid) to, participating broker-dealers. If investors purchase shares through certain financial intermediaries, those financial intermediaries may directly charge investors transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine.
Annual Shareholder Servicing Fees
There are currently no annual shareholder servicing fees payable with respect to our shares. We may or may not pay an intermediary manager, if any, or participating broker-dealers annual shareholder servicing fees for ongoing services rendered to shareholders by such broker-dealers or broker-dealers.
Investors should also inquire with their broker-dealer or financial representative about what additional fees may be charged with respect to the share series under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share series.
If we were to engage an intermediary manager in the future, such intermediary manager may reallow (pay) all or a portion of the ongoing servicing fees to certain participating broker-dealers for ongoing shareholder services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive such fees for failure to provide such services, any such intermediary manager will retain or refrain from reallowing (paying) the same.
Intermediary Manager Fees
We have not engaged an intermediary manager. If we do so in the future, we or the Manager may or may not determine to pay fees to the intermediary manager with respect to existing share classes or series or new share classes or series, which may vary among different classes or series.
Other Compensation
From time to time, we or the Manager may enter into agreements with placement agents or broker-dealers to offer our common shares. The Manager may pay certain placement or “finder’s” fees in connection with our offering of common shares. In addition, investors who purchase shares through a placement agent may be required to pay a fee or commission directly to the placement agent. In addition, we, the Manager and an intermediary manager, if any, may pay certain fees to participating broker-dealers that sponsor feeder vehicles primarily created to hold our shares.

Share Distribution Channels
If we engage an intermediary manager in the future, the intermediary manager may use multiple distribution channels to sell our shares. Such channels may have different brokerage fees for purchases of our shares. Any such intermediary manager may engage participating broker-dealers in connection with the sale of the shares of our private offering in accordance with participating broker agreements.
Performance Participation
So long as our Management Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a Performance Participation Interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5.0% (8.0% in the case of the Series A units) Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined under “Item 1 Business — Operating Partnership Agreement”). Such allocation will be measured on a calendar year basis, made annually and accrued monthly. Distributions on the Special Limited Partner’s performance participation interest may be payable in cash or OP Units at the election of the Special Limited Partner. See “Item 1 Business — Compensation of the Manager — Performance Participation” above.
Preferred Shares
Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any class or series of preferred share preferences, powers and rights senior to the rights of holders of common shares.
If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only upon the request of our board of trustees, a majority of our independent trustees or our chief executive officer, president or chairman of the board of trustees. Special meetings of shareholders may also be called by our secretary, upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, only for the purpose of removing one or more trustees for “cause” (as defined in the Declaration of Trust) and filling any resulting vacancy, provided such request contains the information required in our bylaws and the shareholders comply with the procedures contained in our bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless the board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present on (a) amendments to our Declaration of Trust on which shareholders are entitled to vote as provided in our Declaration of Trust, (b) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust, (c) removal of a trustee for “cause” and the election of a successor trustee to the extent provided in our Declaration of Trust, (d) in the event that there are no trustees, the election of trustees, and (e) such other matters that our board of trustees have submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the total votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee (as discussed below)). Shareholders have the power, without the concurrence of the trustees, to remove a trustee from our board of trustees for “cause”, and then only by the affirmative vote of two-thirds of the votes entitled to be cast on such matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through bad faith or active and deliberate dishonesty.
Under our Declaration of Trust, our board of trustees may determine, in its sole discretion and without any action by our shareholders, that we will (a) conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time, or (b) undertake a listing of any or all of the common shares on a national securities exchange registered with the SEC under the Exchange Act. In connection with such determination and the conduct of such public offering or listing, as applicable, our board of trustees may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more entities into a new entity, (iii) transfer all or substantially all of our assets to another entity or (iv) amend our Declaration of Trust and our bylaws (in each case, a “Conversion Event”), in each case without any action by our shareholders.
Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder unless our board of trustees determines that such rights apply, with respect to all or any classes or series of shares of beneficial interests, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the trust and any voting trust agreements on file at our principal office, if, and only if, approved by our board of trustees.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless the board otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of trustees.
Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, the board of trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our board of trustees has granted limited exemptions to certain persons who directly or indirectly own our shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares that are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be null and void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded up to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (a) the price paid by the proposed transferee for the shares or, if the event causing the shares to be held in the trust did not involve a purchase of such shares at market price, as defined in our Declaration of Trust, the market price of the shares on the day of the event causing the shares to be held in the trust, and (b) the price per share received by the trustee (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee and any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer to the trust, or, if the event that resulted in the transfer did not involve a purchase of such shares at market price, the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust, and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any other amounts held by the trustee with respect to such shares to the charitable beneficiary. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be null and void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom an investor transfers any such investor’s shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
Distribution Policy
We intend to declare distributions based on quarterly record dates established by our board of trustees and to pay such distributions on a quarterly basis. Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our shareholders, our board of trustees approves a quarterly distribution for a certain dollar amount per share for each series of our shares. We then calculate each shareholder’s specific distribution amount for the quarter using applicable record and declaration dates, and your distributions begin to accrue on the date an investor is admitted as a shareholder.
Distributions will generally be made on all series of our common shares at the same time. The per share amount of distributions on Series A shares and Series B shares will likely differ because of adjustment for series-specific items such as ongoing servicing fees, management fees and accruals/allocations of the performance participation interest. We expect to use the “record share” method of determining the per share amount of distributions on Series A shares and Series B shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all series-specific ongoing servicing fees, and as applicable, any series-specific management fees and accruals/allocations of the performance participation interest, for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each series of common shares by the per share amount of any series-specific ongoing servicing fees, and as applicable, any series-specific management fees and accruals/allocations of performance participation interest allocable to such series, if applicable.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See the “Material U.S. Federal Income Tax Considerations — REITs in General — Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax

Considerations — Annual Distribution Requirements Applicable to REITs” sections of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares or OP Units to the Special Limited Partner, an affiliate of the Manager), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. Funding distributions from borrowings, offering proceeds, the sale of our assets, and repayments of our real estate debt investments will result in us having less funds available to acquire investments. As a result, the return an investor realizes on such investor’s investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price paid for such investor’s shares.
Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our Declaration of Trust or distributions in which (a) our board of trustees advises each shareholder of the risks associated with direct ownership of the property, (b) our board of trustees offers each shareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those shareholders that accept such offer. Our shareholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to each series of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Material U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The purchase price for shares purchased under our distribution reinvestment plan is equal to the transaction price at the time the distribution is payable (calculated using the most recently determined monthly NAV). The most recently determined monthly NAV is generally based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) prior to the distribution. Shareholders do not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan. Any annual shareholder servicing fees with respect to our shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of such series, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, any series specific management fees, intermediary manager fees or accruals/allocations of the performance participation interest may also reduce the NAV, or alternatively, the distributions payable with respect to shares of a series, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that series purchased in our private offering. In addition, as agent for the holders of OP Units other than the Company or its affiliates and who opt in to participating in the plan, the Operating Partnership will apply all distributions declared and paid in respect of the OP Units held by each participant, to the purchase of shares for such participant having the same series designation as the applicable series of OP Units to which such distributions are attributable.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders; provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (a) the distributions reinvested during the quarter, (b) the number of shares purchased during the quarter, (c) the per share purchase price for such shares and (d) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Share Repurchases
General
We have adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their shares. We expect to begin the share repurchase plan on the last calendar day of the first full calendar quarter following the date of the Initial Closing. We may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “— Repurchase Limitations” below.
An investor may request that we repurchase our common shares through your financial advisor or financial intermediary or directly with our transfer agent. The procedures relating to the repurchase of our common shares are as follows:
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Certain financial intermediaries require that their clients process repurchases through their financial intermediary, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your financial advisor or financial intermediary first if you want to request the repurchase of your shares.

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Under our share repurchase plan, to the extent we choose to repurchase shares in any particular quarter we will only repurchase shares as of the Repurchase Date. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be the most recently determined monthly NAV per share), subject to any Early Repurchase Deduction. The repurchase price will generally be based on our NAV as of the last calendar day of the month that is 2 months (approximately 60 days) prior to the Repurchase Date. For example, if the Repurchase Date is December 31, the transaction price generally will be based on our NAV as of October 31.
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A shareholder may withdraw his or her repurchase request by notifying the shareholder’s financial intermediary or by notifying our transfer agent. Repurchase requests must be canceled before 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter.

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If a repurchase request is received after 4:00 p.m. (Eastern time) on the second-to-last business day of the applicable quarter, the repurchase request will be executed, if at all, on the next quarter’s Repurchase Date at the transaction price applicable to that quarter (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

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Repurchase requests may be made by contacting your financial intermediary, subject to certain conditions described in this Registration Statement. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan. Written requests should be sent to the transfer agent at the following address:

Broadridge Corporate Issuer Solutions, LLC
51 Mercedes Way
Edgewood, NY 11717
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Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

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For processed repurchases, repurchase proceeds are to be paid either via check or wire, based upon the instruction indicated at the time of the repurchase request. To the extent a shareholder requests payment via wire, the shareholder will provide the transfer agent with the appropriate wire instructions for the specific repurchase.

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects shareholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (a) the amount of the repurchase request is over $500,000; (b) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (c) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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If a shareholder has made multiple purchases of our common shares, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases
In the event that any shareholder fails to maintain the minimum balance of $500 of shares, we may seek to repurchase all of the shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction.
Minimum account repurchases will apply even if the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to the Early Repurchase Deduction.
Sources of Funds for Repurchases
Unless our board of trustees determines otherwise, we may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.
In an effort to have adequate cash available to support our share repurchase, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.
We may repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of aggregate repurchases of all classes or series of shares and OP units in the Operating Partnership held by holders other than us or our affiliates is limited to no more 5% of our aggregate NAV attributable to shareholders per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding calendar quarter).
If we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares submitted for repurchase during such quarter are repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased, or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders. Material modifications to the share repurchase plan, including any amendment to the 5% quarterly limitations on repurchases, and suspensions of the share repurchase plan will be promptly disclosed to shareholders’ financial advisors. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, board of trustees must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again. Upon a suspension of our share repurchase plan, our board of trustees will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our shareholders. However, our board of trustees is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of trustees may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their common shares, such as a sale or merger of our company or listing of our shares on a national securities exchange.

Series A shares and Series B shares will not be subject to any minimum holding period prior to being eligible for repurchase under the share repurchase plan.
Shareholders who are exchanging a series of our shares for an equivalent aggregate NAV of another series of our shares will not be subject to, and such exchanges will not be treated as repurchases for the calculation of, the 5% quarterly limitation on repurchases and will not be subject to the Early Repurchase Deduction.
Shares or OP Units issued to the Manager and its affiliates under our management fee or as reimbursements of expenses or for the Special Limited Partner’s performance participation interest are not subject to the Early Repurchase Deduction and are not subject to the 5% quarterly repurchase limitation to the extent of the cash value of such shares or OP Units as of the date of issuance.
Early Repurchase Deduction
There is no minimum holding period for shares of our common shares and shareholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The one-year holding period is measured as of first calendar day immediately following the prospective repurchase date. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining shareholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common shares. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
•
repurchases resulting from death or qualifying disability; or

•
in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death of a shareholder who is a natural person, subject to the conditions and limitations described below, including shares held by such shareholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the shareholder in order for the requesting party to rely on the special treatment described above that may be afforded in the event of the death of a shareholder. Such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of waiver of the Early Repurchase Deduction does not apply.
Furthermore, as set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares held by a shareholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described below, including shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months of the initial determination of the shareholder’s disability in order for the shareholder to rely on waiver of the Early Repurchase Deduction that may be granted in the event of the disability of a shareholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of waiver of the Early Repurchase Deduction does not apply.

ITEM 12   INDEMNIFICATION OF TRUSTEES AND OFFICERS
The Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Manager, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as Manager of the Company.
Declaration of Trust
Our Declaration of Trust provides to the maximum extent permitted by Maryland law that we shall indemnify each covered person, including any individual or entity who, while serving as the covered person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the covered person may become subject by reason of such status, except for liability for the covered person’s gross negligence or intentional misconduct. In addition, we shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former covered person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a covered person, we shall have received (a) a written affirmation by the covered person of the covered person’s good faith belief that the covered person has met the applicable standard of conduct necessary for indemnification and (b) a written undertaking by or on behalf of the covered person to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (i) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (A) approved or authorized by our board of trustees or (B) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust or (ii) in connection with any claim with respect to which such person is found to be liable to us. As a result, an investor and we may have more limited rights against covered persons than might otherwise exist under common law, which could reduce an investor’s and our recovery from these persons if they act in a manner that causes us to incur losses.
We may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of us as a covered person or any employee or agent of us or any predecessor of us. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General.
Indemnification Agreements
We intend to enter into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also intend to maintain a trustees and officers insurance policy.
Management Agreement
The Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Manager, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as our manager.
The Company will indemnify the Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Manager, including without limitation its manager or managing member (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Manager’s duties or obligations under the Management Agreement or otherwise as an advisor of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Manager’s duties or by reason of the reckless disregard of the Manager’s duties and obligations under the Management Agreement.

ITEM 13   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our financial statements attached to this Registration Statement.

*
Filed herewith

ITEM 14
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15   FINANCIAL STATEMENTS AND EXHIBITS
(a)
List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13 Financial Statements and Supplementary Data.”
(b)
Exhibits

3.1#	Certificate of Trust of the Company
3.2#	Form of Amended and Restated Declaration of Trust of the Company
3.3#	Form of Bylaws of the Company
4.1#	Form of Distribution Reinvestment Plan of the Company
4.2#	Form of Share Repurchase Plan of the Company
10.1#	Form of Management Agreement
10.2#	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.3#	Form of Subscription Agreement
10.4#	Form of Amended and Restated Limited Partnership Agreement of Angel Oak Residential Evergreen Operating Partnership L.P.
21.1#	Subsidiaries of the Company

*
Filed herewith.

#
To be filed by amendment

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Trustees of Angel Oak Residential Evergreen Trust
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Angel Oak Residential Evergreen Trust and subsidiaries (the “Company”) as of August 7, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 7, 2026, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
August 21, 2026
We have served as the Company’s auditor since 2026.

Angel Oak Residential Evergreen Trust
Consolidated Balance Sheet
August 7, 2026
Assets
Total assets	$—
Liabilities and Equity
Total liabilities	$—
Commitments and contingencies (see Note 6)
Shareholders’ equity
Total shareholders’ equity	—
Total liabilities and shareholders’ equity	$—

Angel Oak Residential Evergreen Trust
Notes to Consolidated Balance Sheet
1.   Organization and Business Purpose
Angel Oak Residential Evergreen Trust (the “Company”) was formed on August 7, 2026 as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with the Company’s taxable year ending December 31, 2026. Our wholly-owned subsidiary, AO Residential Evergreen OP GP, LLC, is the sole general partner of Angel Oak Residential Evergreen Operating Partnership L.P. (the “OP” or “Operating Partnership”). Substantially all of our assets are held by, and our operations are conducted through, our operating partnership. The Company was organized to invest in US residential mortgage loans and residential mortgage-backed securities (“RMBS”). The strategy will target investments in sectors of the mortgage market including, but not limited to, non-qualified mortgages, investor property mortgages, agency eligible mortgages, prime jumbo, home equity lines of credit (“HELOCs”), home equity sharing contracts, manufactured housing loans, non-performing loans, and residential transitional loans (“RTLs”). Mortgage loans may be purchased from loan originators affiliated with Angel Oak, including, but not limited to, Angel Oak Mortgage Solutions LLC and its affiliates and their respective subsidiaries, and other unaffiliated mortgage companies and similar operating entities. The Company intends to be externally managed by Angel Oak Capital Advisors, LLC, a Delaware limited liability company (the “Manager”).
As of August 7, 2026, the Company has neither purchased nor contracted to purchase any investments. The Manager has not identified any residential mortgage loans, residential mortgage-backed securities, or other mortgage-related assets in which it is probable that the Company will invest. We have not commenced operations and have not made any investments. Subject to and in connection with the initial closing of our ongoing private offering (the “Initial Closing”), we intend to commence operations and acquire initial assets that are in the process of being determined.
2.   Capitalization
As of August 7, 2026, the Company has been authorized but has yet to issue an unlimited number or shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”). The Company intends to undertake a continuous private offering, pursuant to which it will offer and sell its common shares to investors, including common shares designated as Series A common shares and Series B common shares (the “Offering”). The initial per share purchase price for shares of the Company’s common shares in the Offering will be $20.00 per share. Thereafter, the purchase price per share of each series will be equal to the then-current transaction price, which is generally based on the Company’s net asset value (“NAV”) as of the last calendar day of the month that is two months (approximately 60 days) prior to the subscription date, plus upfront selling commissions, if any, applicable to the series of common shares.
3.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated balance sheet has been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances have been eliminated in consolidation. Separate consolidated statements of operations, shareholders’ equity, and cash flows have not been presented because principal operations have not commenced.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Income Taxes
The Company intends to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2026. If

Angel Oak Residential Evergreen Trust
Notes to Consolidated Balance Sheet (continued)
the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its REIT taxable income that it distributes currently to shareholders if it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company is also subject to a number of other organizational and operational requirements.
The Company has not yet filed its initial tax return.
Organization and Offering Expenses
We expect the Manager to agree to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, intermediary manager fees, and ongoing shareholder servicing fees) through the first anniversary of the date of the Initial Closing of the Company’s Offering. The Company will reimburse the Manager for all such advanced expenses ratably over a 60-month period following the first anniversary of the date of the Initial Closing of our Offering.
After the first anniversary of the Initial Closing of the Company’s Offering, the Company will reimburse the Manager for any organization and offering expenses associated with the Company’s Offering that the Manager incurs as and when incurred.
As of August 7, 2026, the Manager and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $0.8 million. When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be capitalized to the shareholders’ equity. Any amount due to the Manager but not paid will be recognized as a liability on the consolidated balance sheet.
4.   Related Party Transactions
The Company intends to enter into a management agreement with the Manager or its affiliate (the “Management Agreement”). Pursuant to the Management Agreement, the Manager will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.
The Manager will receive fees and compensation in connection with the offering and ongoing management of the Company. The Manager will be paid a management fee of (i) 0.75% of the aggregate NAV per annum, payable monthly in arrears for Series A shares, subject to waiver or reduction as agreed by the Company, the Manager and Corbin Capital Partners, L.P. (“Corbin”) in its capacity as a sub-advisor (in such capacity, the “Corbin Sub-Advisor”) by an amount agreed by the Company, the Manager and the Corbin Sub-Advisor in respect of Series A shares of the funds and accounts managed or advised by Corbin (the “Corbin Investors”); and (ii) 1.25% of the aggregate NAV per annum, payable monthly in arrears for Series B shares. Any management fee will be calculated and paid to the Manager on a series-by-series basis, based on the NAV, which will be provided monthly by the Manager, of each applicable series of shares. Additionally, to the extent that the Operating Partnership issues units in the Operating Partnership (“OP Units”) to parties other than the Company, the Manager or its affiliates, the Operating Partnership will pay the Manager an annual management fee (payable monthly in arrears) of 0.75% of the aggregate NAV represented by Series A units, subject to waiver or reduction on the same basis as the Series A shares, and 1.25% of the aggregate NAV represented by Series B units. In calculating the Manager’s management fee, the Company will use the Company’s NAV before giving effect to accruals for the management fee, performance participation interest, any annual shareholder servicing fees or distributions payable on the Company’s shares.
The management fee will be paid, at the Manager’s election, in cash, shares of the Company and/or OP Units. Any repurchase requests by the Manager will be consistent with the Manager’s fiduciary duties to the Company and its shareholders. Any such repurchases will not be subject to any limitations under the share repurchase plan.

Angel Oak Residential Evergreen Trust
Notes to Consolidated Balance Sheet (continued)
In addition, an affiliate of the Manager (the “Special Limited Partner”) will hold a performance participation interest in the Operating Partnership. The Special Limited Partner will be entitled to receive an allocation from the Operating Partnership with regard to OP Units equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amounts (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount paid to the Manager to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end the of the prior calendar year shall equal the sum of:
•
All distributions accrued or paid (without duplication) on all of the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year (the “Performance Participation Units”); and

•
The change in aggregate NAV of the Performance Participation Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances Performance Participation Units, (y) any Performance Participation Interest accrual and (z) applicable shareholder servicing fee expenses (including any payments to the Company for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5.0% (8.0% in the case of the Series A units) annualized internal rate of return on the NAV of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Interest and applicable shareholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units redeemed during such period, which units will be subject to the performance participation allocation upon redemption as described below.
Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” will initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units redeemed during such year, which units will be subject to the performance participation allocation upon redemption as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation allocation. This is referred to as a “High Water Mark.”
The Company may retain certain of the Manager’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative, accounting, asset management, legal, insurance, compliance, and other operational functions. Any fees paid to the Manager’s affiliates for any such services will not reduce the management or other fees payable by us. As of August 7, 2026, the Company has not retained any affiliate of the Manager for any such services.

Angel Oak Residential Evergreen Trust
Notes to Consolidated Balance Sheet (continued)
5.   Economic Dependency
The Company will depend on the Manager and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, acquisition, development, and financing decisions, and certain other responsibilities. In the event that the Manager and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.
6.   Commitments and Contingencies
As of August 7, 2026, the Company is not subject to any material litigation or guarantees. Additionally, the Company is not aware of any material litigation threatened against it.
7.   Subsequent Events
The Company evaluated events subsequent to August 7, 2026 through August 21, 2026, the date on which the financial statement was available to be issued and has determined that there were no subsequent events requiring adjustment to or disclosure in the accompanying financial statement.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Angel Oak Residential Evergreen Trust
By:
/s/ Chris Price

Name: Chris Price
Title: Chief Financial Officer
Date: August 21, 2026